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As filed with the Securities Exchange Commission on April 22, 2005

File No. 333-107750

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
FORM S-11
REGISTRATION STATEMENT
Under The Securities Act of 1933

CORNERSTONE REALTY FUND, LLC
(Exact name of registrant as specified in its governing instruments)

4590 MacArthur Blvd., Suite 610
Newport Beach, CA 92660
(949) 852-1007
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Terry G. Roussel
4590 MacArthur Blvd., Suite 610
Newport Beach, CA 92660
(949) 852-1007
(Name, address, including zip code, and telephone number, including area code, of registrant's agent for service of process)

Copies to:
 Karen Nicolai Winnett, Esq.
Preston Gates & Ellis LLP
1900 Main Street, Suite 600
Irvine, CA 92614
(949) 253-0900

Approximate date of commencement of the proposed sale of the securities to the public:
 As soon as practicable after this Registration Statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[THE FOLLOWING IS TEXT TO A STICKER TO BE ATTACHED TO THE FRONT COVER OF THE PROSPECTUS IN A MANNER THAT WILL NOT OBSCURE THE RISK FACTORS:]

SUPPLEMENTAL INFORMATION—The Prospectus of Cornerstone Realty Fund, LLC consists of this sticker, the Prospectus dated November 1, 2004, Supplement No. 1 dated January 28, 2005, Supplement No. 2 dated February 11, 2005 and Supplement No. 3 dated April 22, 2005. Supplement Nos. 1 and 2 contain descriptions of the status of the offering, a property which the fund has purchased, revisions to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and financial statements and pro forma financial information. Supplement No. 3 contains an updated "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and updated financial statements.

CORNERSTONE REALTY FUND, LLC

UNITS OF LIMITED LIABILITY COMPANY INTERESTS
74,000 UNITS ($37,000,000)

        Cornerstone Realty Fund, LLC is a California limited liability company which will invest in multi-tenant industrial business parks catering to small business tenants. We will purchase properties on an all cash basis. We will not use debt financing. Our managing member is Cornerstone Industrial Properties, LLC, a California limited liability company.

        See "Risk Factors" beginning on page 7 for a discussion of the material risks of purchasing units including:

  •
  Our units will not be traded on any exchange or NASDAQ.

  •
  We own three properties and have not identified additional properties to purchase. If we sell less than all the units, we may lack asset diversification.

  •
  You will rely completely on the managing member in managing the fund.

  •
  We have authorized the payment of substantial fees to the managing member and its affiliates.

  •
  We will pay substantial fees to the dealer manager for selling the units. The majority shareholder of the dealer manager is also the majority shareholder of the managing member of our managing member.

  •
  You may be unable to resell or dispose of units and there are limitations on transfer.

        The dealer manager is required to use only its best efforts to sell the maximum number of securities offered (74,000 units). The offering will end on September 23, 2005. Funds received will be placed in escrow at U.S. Bank, National Association, Los Angeles, California until the minimum offering amount has been raised. There is a minimum investment of $2,500 for 5 units or $1,000 for 2 units for IRAs and tax-qualified retirement plans.

	Price to Public	Selling Commissions	Proceeds to Fund
Per Limited Liability Company Unit	$500	$35	$465
Total Maximum	$37,000,000	$2,590,000	$34,410,000

        Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2004

        This prospectus is not an offer to sell nor a solicitation of an offer to buy the units in any state where the offer or sale is not permitted.

Page
PROSPECTUS SUMMARY	1
ABOUT FORWARD-LOOKING STATEMENTS	6
RISK FACTORS	7
We will not be able to diversify our investments if we raise only the minimum offering	7
You are relying entirely on the managing member to manage the fund	7
There will not be a public market for the units	7
There are limitations on your transfer of units	7
We may not generate sufficient cash for distributions	7
You may have adverse tax consequences if you sell your units	7
Cornerstone Ventures, Inc. and its officers also have management responsibilities to other entities	7
We have not identified any additional properties we plan to purchase	8
Residents of certain states must meet higher suitability standards	8
Plan fiduciaries of ERISA plans investing in units could be responsible for fund losses	8
A delay in our purchase of additional properties may negatively affect distributions to you	8
We cannot assure you that desirable income-producing properties will be available for us to purchase or that the purchase terms will be economically attractive	8
Multi-tenant industrial properties accommodating small business tenants have a substantial on-going risk of tenant lease defaults	8
Risks we do not control will affect the value of our properties	8
We may experience uninsured losses on our properties	9
We may be subject to environmental liabilities	9
If we lose our "partnership" status we would be taxed as a corporation	9
The IRS may challenge our allocations of income, gain, loss, and deduction	9
The IRS may disallow deduction of fees and expenses or reallocate basis	10
You may be taxed on income that exceeds the cash distributions made to you	10
Our federal income tax returns may be audited by the IRS	10
The state or locality in which you are a resident or in which we own properties may impose income or other taxes on us or on your share of our taxable income	10
Future events may result in federal income tax treatment of us and you that is materially and adversely different from the treatment we have described in this prospectus	10
WHO MAY INVEST	11
For California Residents	11
For California, Indiana and Virginia Residents	11
For Maine and Washington Residents	12
For North Carolina Residents	12
For Oregon Residents	12
ESTIMATED USE OF PROCEEDS	13
SELECTED FINANCIAL DATA	14
MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	15
MANAGEMENT COMPENSATION	19
FIDUCIARY RESPONSIBILITIES OF THE MANAGING MEMBER	22
MANAGEMENT	23
Management of the Managing Member	26
Compensation	27
Services Performed by Others	27

i

Dealer Manager Management	27
PRIOR PERFORMANCE	28
CONFLICTS OF INTEREST	29
INVESTMENT OBJECTIVES AND POLICIES	32
General	32
Types of Investments	32
Investment Restrictions	32
Borrowing Policies	33
Distributions	33
Managing Cash Distributions	34
Sale of Fund Properties	34
Authority of the Managing Member	34
BUSINESS	35
General	35
Multi-Tenant Industrial Business Parks	35
The Small Business Opportunity	36
Higher Construction Costs	36
Acquisition Strategies	37
Property Features	38
Property Selection	38
The Asset Management Function	39
Property Management Services	40
Real Property Investments	40
SUMMARY OF THE OPERATING AGREEMENT	44
General	44
Capital Contributions and Members	44
Capital Accounts	44
Control of Our Operations	44
Compensation of the Managing Member and Affiliates	44
Allocations and Distributions	45
Meetings of Members	45
Voting	45
Payments to Managing Member upon Removal	45
No Certificates for Units will be Issued	46
Transfer of Units	46
Allocations and Distributions on Transfer of Units	46
Other Activities	46
Dissolution	46
Repurchase of Units	47
Books and Records	47
Reports	47
Power of Attorney	48
FEDERAL INCOME TAX CONSIDERATIONS	49
General	49
Legal Opinion	49
Partnership Status	50
General Classification Rules	50
Publicly Traded Partnership Rules	51
Taxation of the Unitholders	52
Qualified Plan Investors	52

Basis of Units	53
Allocations of Net Income and Net Loss	53
Allocations to Newly Admitted Unitholders or Transferees of Units	54
Basis, At Risk, and Passive Activity Limitations on Deduction of Losses	54
Passive Activity Income	55
Cash Distributions to Unitholders	55
Alternative Minimum Tax	55
Syndication and Organizational Expenses	56
Tax Treatment of Certain Fees	56
Sale of Units	56
Dissolution of the Fund	57
Allocation of Fund's Purchase Price in Properties	57
Property Held Primarily For Sale	57
Capital Gains and Losses	58
Audit of Income Tax Returns	58
Election for Basis Adjustments	58
Interest on Underpayment of Taxes	59
Accuracy-Related Penalties	59
State and Local Taxes	60
Foreign Investors as Unitholders	60
Tax Shelter Registration	60
Importance of Obtaining Professional Tax Advice	61
ERISA CONSIDERATIONS	62
ERISA Fiduciary Duties	62
Prohibited Transactions	62
Plan Asset Regulations	62
Publicly Offered Securities	62
Registered	62
Widely-Held	62
Freely-Transferable	63
Real Estate Operating Company	63
Non-ERISA Plans	64
THE OFFERING	64
Offering Amounts and Length of Offering	64
How the Units are Being Offered	64
Compensation to the Dealer Manager for Selling the Units	65
How to Purchase Units	65
Determination of Investor Suitability	65
HOW TO SUBSCRIBE	68
YOUR REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT	69
SUPPLEMENTAL SALES MATERIAL	69
LEGAL MATTERS	70
EXPERTS	70
AVAILABLE INFORMATION	70
ADDITIONAL INFORMATION	71
INDEX TO FINANCIAL STATEMENTS	F-1
PRIOR PERFORMANCE TABLES	P-1
TABLE I—EXPERIENCE IN RAISING AND INVESTING FUNDS	P-3
TABLE II—COMPENSATION TO SPONSOR AND AFFILIATES	P-4
TABLE III—OPERATING RESULTS FROM PRIOR PROGRAMS	P-5

TABLE IV—RESULTS OF COMPLETE PROGRAMS	P-7
TABLE V—SALE OR DISPOSAL OF PROPERTY	P-10
TABLE VI—GENERAL INFORMATION OF PROJECTS	P-12
EXHIBITS:
Exhibit "A"—Operating Agreement (Amended and Restated)
Exhibit "B"—Opinion of Tax Counsel
Exhibit "C"—Subscription Agreement

PROSPECTUS SUMMARY

        This summary highlights selected information from the prospectus and may not contain all of the information that is important to you.

The Fund:	We are a California limited liability company which will invest in multi-tenant industrial business parks catering to small business tenants. We will purchase properties on an all cash basis. We will not use any debt financing. We will purchase existing, leased properties located in major metropolitan areas in the United States.
Term of Investment:
We expect to own our properties for 5 years, but we may hold our properties for a longer period of time. We are required by the operating agreement to sell our properties and dissolve in the year 2010.
Investment Objectives and Policies:	Our primary investment objectives are to:
• Reduce risk by acquiring properties on an all cash basis;
• Provide periodic cash distributions from rental operations;
• Increase income by reducing operating costs and entering into leases with scheduled rent increases; and
• Generate additional income on sale of our properties by using asset management strategies to increase property values.
Depreciation Method:	We intend to use the straight-line method of depreciation for real property and accelerated methods of depreciation for personal property.
Fund Members:	By purchasing units, you will become a member of the fund. You will not participate in our management.
Management:
Our managing member is Cornerstone Industrial Properties, LLC, a California limited liability company. Our managing member is managed by Cornerstone Ventures, Inc. Cornerstone Ventures, Inc. is an experienced real estate operating company specializing in the acquisition, operation and repositioning of multi-tenant industrial business parks catering to small business tenants.

Our managing member will:
• Identify properties to be acquired;
• Create a business plan for enhancing the income and values of our properties;
• Supervise property management, leasing, refurbishment, and operations of our properties;
• Supervise our operations and our communications with you; and
• Supervise the sale of our properties.

The historical performance of other programs managed by Cornerstone Ventures, Inc. and its affiliates is disclosed in the "Prior Performance" section of this prospectus beginning at page P-1. The address and telephone number of the managing member is:
4590 MacArthur Boulevard Suite 610 Newport Beach, California 92660 Telephone: (949) 852-1007
Plan and Status of Fund Raising:
On August 6, 2001, the fund commenced the offering and sale of its units in a public offering registered with the Securities and Exchange Commission. The fund's operating agreement permits the fund to issue and sell up to $50,000,000 in units. The fund raised $12,865,000 in gross proceeds through the sale of 25,730 units in the first phase of our fund raising. Accordingly, the fund registered for sale up to an additional $37,000,000 in units. As of August 31, 2004, the fund had raised an additional $10,687,500. The fund will continue its fund raising pursuant to this prospectus.

We are offering a maximum of 74,000 units at $500 per unit pursuant to this prospectus. We will raise up to $37,000,000 in this second phase of our fund raising, which is in addition to the $12,865,000 previously raised in the first phase. This second phase of our fund raising will end on September 23, 2005.

The units offered in this phase of our fund raising are identical as to price and terms to the units previously sold in the first phase of our fund raising, except that purchasers of the first 6,000 units in the first phase were eligible to receive an early investors' 12% non-cumulative simple return for the first twelve months following the date of their investment, instead of the regular 8% return for such twelve-month period. There is no preferred return for early investors in this second phase. Purchasers of units will be admitted as members of the fund and will become subject to the same operating agreement as purchasers of units in the first phase of our fund raising.

Estimated Use of Proceeds:
The maximum amount we expect to raise in this offering is $37,000,000. The managing member and its affiliates may purchase units in this offering. We will use the money raised to purchase properties and for working capital. The managing member estimates that we will pay an average purchase price of $5,000,000 for each property we purchase.
Property Descriptions:
As of the date of this prospectus, we have purchased three properties with the proceeds from our fund raising. See "BUSINESS—Real Property Investments" beginning on page 40. Additional properties we purchase will be described in supplements to this prospectus.
Compensation to the Managing Member and Dealer Manager:	We will pay the managing member and the dealer manager significant compensation for services in the offering of units and the management, leasing and sale of properties as follows:
We have authorized the payment of substantial fees to the managing member and its affiliates:
	•	Property management fee of 6% of rents;
	•	Property refurbishment supervision fee of 10% of property improvements;
	•	Leasing commissions of up to 6% of scheduled rents;
	•	Sales commissions of up to 6% on properties sold;
	•	10% of cash from operations each year until investors receive an 8% per year return, then 50% of cash from operations; and
•
After investors receive the return of their investment, 10% of net proceeds from property sales until investors receive an overall 8% per year return taking into account all prior distributions, and thereafter 50% of net proceeds from property sales.

The managing member will not charge us for property acquisition fees which are typically paid in cash to the manager at the time a property is first acquired. The managing member will not charge us a fixed asset management fee or fund administration supervisory fees which are generally charged on a quarterly basis throughout the life of a fund. In other programs, these fees are charged even when the program is not profitable. The managing member believes that allocations and distributions and managing member compensation have been structured to align the interests of the managing member with your interests. The compensation structure motivates the managing member to maximize income at the properties and minimize operating costs in order to generate the highest possible cash flow. The compensation structure also motivates the managing member to maximize the value of the properties as quickly as possible and sell the properties.

We will also pay fees to the dealer manager for selling the offering:
• Commissions of 7% of all funds raised;
• Marketing fees of 2% of funds raised; and
• Expense allowances of 1 1/2% of funds raised.
The dealer manager is an affiliate of the managing member.
Operating Agreement:	The operating agreement governs the manner in which we operate. The operating agreement is included as Exhibit "A" to this prospectus.
Distributions of Net Cash Flow from Operations:

Unitholders will receive 90% of net cash flow from operations each year until unitholders have received distributions equal to an 8% per annum cumulative return, and early investors in the first phase of our fund raising have received the early investors' 12% incentive return for the first twelve months and then an 8% per annum cumulative return, and thereafter unitholders will receive 50% of net cash flow from operations.
Distributions of Net Proceeds from Property Sales:

Unitholders will receive 100% of net proceeds from property sales until unitholders have received distributions equal to their original investment, then unitholders will receive 90% of net proceeds from property sales until unitholders have received an 8% per annum return since the date of their investment and early investors in the first phase of our fund raising have received the early investors' 12% incentive return taking into account all prior distributions, and thereafter unitholders will receive 50% of net proceeds from property sales.
Amount and Timing of Distributions:
The amount and timing of distributions we make will vary. While we are selling units in this offering, we expect distributions to be erratic or non-existent due to few completed property acquisitions, higher uncertainty of cash flow from rental operations and our higher administrative costs relative to the revenues we are generating from rental operations. The amount of distributions will also depend on the overall size of our fund. If we sell less than all of the units we are offering, our fixed operating costs will be higher per unit and will reduce the amount available for distributions per unit.
Allocations:
The allocation provisions of the operating agreement are designed to allocate net income and net loss to the managing member and the unitholders in a similar manner as cash distributions are made. The allocations include balancing or "chargeback" provisions to even out net income and net loss allocations from year to year.
Allocations of Net Income:	Net income is allocated (1) in an amount equal to the prior allocation of net loss to unitholders; (2) in an amount equal to prior cash distributions to unitholders; and then (3) 50% to unitholders.

Allocations of Net Loss:	Net loss is allocated (1) in an amount equal to the prior allocation of net income; and then (2) 90% to unitholders.
Who May Invest:	You must meet one of two financial tests to invest in the units. You must either:
• have a net worth of at least $150,000 excluding your home, home furnishings and automobiles or
• have a net worth of at least $45,000 excluding your home, home furnishings and automobiles and have gross income in excess of $45,000 per year.
Higher financial tests apply to residents of the States of California, Indiana, Maine, North Carolina, Oregon, Virginia and Washington.

You should purchase the units only as a long-term investment. You should not invest money that you may need to use for emergencies. You may not be able to sell your units in the event of a financial emergency because there will not be a public trading market for the units.
Risk Factors:	Before purchasing units, you should carefully review the "Risk Factors" section of the prospectus that follows this summary.

ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Statements containing the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimates," "projects," "believes," "expects," "anticipates," "intends," "target," "goal," "plans," "objective," "should" or similar expressions generally identify forward-looking statements. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Actual results may differ materially due to a number of factors. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in the section entitled "Risk Factors" beginning on the following page. Some of these risks and other factors include, but are not limited to: (i) no assurance that fund properties will continue to experience minimal or no vacancy; (ii) tenants may not be able to meet their financial obligations; (iii) rental revenues from the properties may not be sufficient to meet the fund's cash requirements for operations, capital requirements and distributions; (iv) suitable investment properties may not continue to be available; and (v) adverse changes to the general economy may disrupt operations.

        These factors are not intended to represent a complete list of the general or specific factors that may affect us. Other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth above and under "Risk Factors" may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

        You should carefully consider the following risk factors and the other information in this prospectus before purchasing units.

        We will not be able to diversify our investments if we raise only the minimum offering.    We have purchased three properties. Our ability to reduce risk by purchasing multiple properties in different geographic areas will be limited by the amount of funds we raise. We will consider the purchase of properties with prices ranging between $2.5 million and $15 million. We may not sell all of the units we are offering.

        You are relying entirely on the managing member to manage the fund.    You will have no right or power to take part in the management of the fund, except through the exercise of your limited voting rights described in the operating agreement. You should not purchase units unless you are willing to trust the managing member to manage the fund. See "Summary of the Operating Agreement—Voting."

        There will not be a public market for the units.    You may not be able to sell your units promptly or at the price you want. You may not be able to use your units as collateral for a loan. You may not be able to sell your units in the event of a financial emergency. You should purchase units only as a long-term investment.

        There are limitations on your transfer of units.    Transfer of the units is restricted by the operating agreement. You may not:

  •
  Transfer units to persons who do not meet the suitability requirements is described under "Who May Invest" at page 11 of this prospectus;

  •
  Transfer partial units;

  •
  Transfer less than the minimum investment of 5 units or 2 units for tax qualified retirement plans; or

  •
  Retain less than the minimum investment of 5 units or 2 units for tax qualified retirement plan following a transfer.

See "Summary of the Operating Agreement—Transfer of Units."

        We may not generate sufficient cash for distributions.    If the rental revenues from the properties we acquire do not exceed our operating expenses, we will not be able to make cash distributions until such time as we sell a property.

        You may have adverse tax consequences if you sell your units.    If your original basis in your units is reduced by losses, the sale of your units may force you to recapture the prior losses even if the sale price was the same as the amount you originally invested. See "Federal Income Tax Consequences—Sale of Units."

        Cornerstone Ventures, Inc. and its officers also have management responsibilities to other entities.    Cornerstone Ventures, Inc. may have conflicts of interests in allocating management time between us and other entities. These other entities purchase, operate and sell the same type of properties which we will be purchasing. Our managing member, which is operated by Cornerstone Ventures, Inc., may have conflicts of interest in determining which entity will acquire a particular property. A conflict could also arise in deciding whether or not to sell a property since the interest of the managing member and your interests may differ as a result of their financial and tax position and the compensation to which our managing member or affiliates may be entitled to receive upon the sale of a property. See "Conflicts of Interest."

        We have purchased three properties and we have not identified any additional properties which we plan to purchase.    Our ability to achieve our investment objectives and to make cash distributions to you depends upon the properties we purchase. You will not have a chance to evaluate the purchase terms or financial data concerning properties before we purchase them.

        Residents of certain states must meet higher suitability standards.    The fund did not comply with all merit offering requirements in these states and/or qualified the units for sale based on a limited offering qualification or exemption. Residents of the states of California, Indiana, Maine, North Carolina, Oregon, Virginia and Washington must meet the higher suitability standards set forth under "Who May Invest."

        Plan fiduciaries of ERISA plans investing in units could be responsible for fund losses.    If our assets are "plan assets" under ERISA (1) the exemptions from the "prohibited transaction" rules under ERISA might not be available for our transactions, and (2) the prudence, trust and other fiduciary standards of ERISA would apply to investments made by us. We believe that our assets will not be ERISA "plan assets" of any qualified pension, profit-sharing and stock bonus plans, including Keogh plans and IRAs that invest in the units. We have not obtained a legal opinion on this issue. ERISA makes plan fiduciaries personally responsible for any losses resulting to any such plan from any breach of fiduciary duty and the IRS imposes nondeductible excise taxes on prohibited transactions. See "ERISA Considerations."

        A delay in our purchase of additional properties may negatively affect distributions to you.    Our ability to accomplish our investment objectives and the timing of distributions of cash to you will depend upon the success and timing of our purchase of properties. There may be a substantial period of time before we purchase additional properties, which could delay or affect the amount of distributions to you.

        We cannot assure you that desirable income-producing properties will be available for us to purchase or that the purchase terms will be economically attractive.    We cannot assure you that we will be successful in purchasing properties on financially attractive terms or that, if we purchase properties, the properties we purchase will be desirable properties or will increase in value.

        Multi-tenant industrial properties accommodating small business tenants have a substantial on-going risk of tenant lease defaults.    If a tenant defaults on a lease, we will generally lose rental income and have to pay legal costs, repair costs and re-leasing commissions. We may be unable to re-lease the property for as much rent as we previously received. We may incur additional expenditures in re-leasing the property. We could experience delays in enforcing our rights and collecting rents due from a defaulting tenant.

        Risks we do not control will affect the value of our properties.    The values of the properties we purchase will be affected by:

  •
  changes in the general economic climate;

  •
  oversupply of space or reduced demand for real estate in local area;

  •
  competition from other available space;

  •
  governmental regulations;

  •
  changes in zoning or tax laws;

  •
  interest rate levels;

  •
  availability of financing; and

  •
  potential liability under environmental laws.

        These factors may cause our rental income and the value of our properties to decrease and may make it difficult for us to sell properties.

        We may experience uninsured losses on our properties.    We intend to obtain commercial general liability insurance and property damage insurance on our properties. We believe this insurance will be adequate to cover most risks. We may not obtain earthquake insurance on our properties due to the lack of available and affordable earthquake insurance. If one of our properties sustains damage as a result of an earthquake, we may incur substantial losses and lose our investment in the property. If we, as a property owner, incur any liability which is not fully covered by insurance, we would be liable for such amounts, and the return you receive on your investment could be reduced.

        We may be subject to environmental liabilities.    An owner or operator of real estate may be required by various federal and state environmental laws and regulations to investigate and clean up hazardous or toxic substances, asbestos containing materials, or petroleum product releases at the property. The presence of contamination or the failure to remedy contamination will adversely affect the owner's ability to sell or lease real estate. The owner or operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination.

        We will obtain satisfactory Phase I environmental assessments on each property we purchase. A Phase I assessment is an inspection and review of the property, its existing and prior uses, aerial maps and records of government agencies for the purpose of determining the likelihood of environmental contamination. A Phase I assessment includes only non-invasive testing. Where indicated, we may also obtain a Phase II assessment of the property. A Phase II assessment involves further exploration and may include soils testing, lead paint testing or asbestos testing. The managing member may determine that a Phase I or Phase II environmental assessment is satisfactory even if an environmental problem exists and has not been resolved at the time we purchase the property. This could happen if the seller has agreed in writing to pay for any costs we incur or if the managing member determines that the problem is minor or can be easily remediated by us at a reasonable cost. It is possible that a seller will not be able to pay the costs we incur or that the managing member may underestimate the cost of remediation. It is also possible that all environmental liabilities will not be identified or that a prior owner, operator or current occupant has created an environmental condition which we do not know about. We are unable to assure you that future laws, ordinances or regulations will not impose material environmental liability on us or that the current environmental condition of our properties will not be affected by our tenants, or by the condition of land or operations in the vicinity of our properties such as the presence of underground storage tanks or groundwater contamination.

        If we lose our "partnership" status we would be taxed as a corporation.    Our tax counsel has given the opinion included as Exhibit "B" to the prospectus that we will be treated as a "partnership" for federal income tax purposes and that we will not be treated as an association taxable as a corporation, subject to the publicly-traded partnership rules. The application of "publicly traded partnership" rules to us will be based upon future facts. The IRS may determine that we will be treated as a "publicly-traded partnership" if our units are publicly traded or frequently transferred. We have included provisions in the operating agreement designed to avoid this result. If we were to be reclassified as an association taxable as a corporation or classified as a publicly traded partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes. All items of our income, gain, loss, deduction, and credit would be reflected only on our tax returns and would not be passed through to you. If we were treated as a corporation, distributions to you would be ordinary dividend income to you to the extent of our earnings and profits, and the payment of such dividends would not be deductible by us. See "Federal Income Tax Consequences—Partnership Status."

        The IRS may challenge our allocations of income, gain, loss, and deduction.    The operating agreement provides for the allocation of income, gain, loss and deduction among the unitholders. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss or deduction in a manner which reduces benefits or increases income allocable to you. See "Federal Income Tax Consequences—Allocation of Net Income and Net Loss."

        The IRS may disallow deduction of fees and expenses or reallocate basis.    The IRS may challenge or disallow our deduction of some or all fees and expenses. The IRS could seek to reallocate our basis in properties among land, improvements and personal property. This could result in reduced tax losses or increased income without a corresponding increase in net cash flow to you.

        You may be taxed on income that exceeds the cash distributions made to you.    In any year in which we report income or gain in excess of expenses, you will be required to report your share of such net income on your personal income tax returns even though you may have received total cash distributions that are less than the amount of net income you must report.

        Our federal income tax returns may be audited by the IRS.    This could result in an audit by the IRS of your federal income tax returns. An audit of your returns could result in adjustments to items on your returns that are related or unrelated to us. There are special procedures pertaining to audits of partnership tax returns which may reduce the control that you would otherwise have over proceedings concerning any proposed adjustment of our tax items by the IRS. If the IRS determines that you have underpaid tax, you would be required to pay the amount of the underpayment plus interest on the underpayment. You may also be liable for penalties from the date the tax originally was due. See "Federal Income Tax Considerations—Audit of Income Tax Returns,—Interest on Underpayment of Taxes, and—Accuracy-Related Penalties."

        The state or locality in which you are a resident or in which we own properties may impose income or other taxes on us or on your share of our taxable income.    Many states have implemented or are implementing programs to require entities taxed as partnerships to withhold and pay state income taxes owed by nonresident members on the income from income-producing properties located in their states. We may be required to withhold state taxes from cash distributions otherwise payable to you. These collection and filing requirements at the state or local level, and the possible imposition of state or local income, franchise or other taxes on the fund, may result in increases in our administrative expenses which would reduce cash available for distribution to you. Your tax return filing obligations and expenses may also be increased as a result of expanded state and local filing obligations. We encourage you to consult with your own tax advisor on the impact of applicable state and local taxes and state tax withholding requirements.

        Future events may result in federal income tax treatment of us and you that is materially and adversely different from the treatment we have described in this prospectus.    The discussion in this prospectus of the federal income tax aspects of the offering is based on current law, including the internal revenue code, the treasury regulations, administrative interpretations, and court decisions. Changes could affect taxable years arising before and after such events. We cannot assure you that future legislation and administrative interpretations will not be applied retroactively.

WHO MAY INVEST

        This offering is directed only to persons of legal age in the state of his or her residence who have substantial net worth or substantial recurring income or both. Units will be sold only to persons representing that they have either

          (1)   a net worth of at least $150,000 exclusive of their home, home furnishings and personal automobiles, or

          (2)   a net worth of at least $45,000 exclusive of their home, home furnishings and personal automobiles, and annual gross income in excess of $45,000.

        The suitability standards referred to above represent minimum suitability requirements for prospective investors and do not necessarily mean that the units are a suitable investment for such investors.

        An investment in the units may also be suitable for tax-exempt entities, including tax qualified retirement plans including IRAs and Keogh plans. See "Federal Income Tax Considerations—Qualified Plan Investors" and "ERISA Considerations."

        In the case of the purchase of units by fiduciary accounts, one of the foregoing conditions must be met by the fiduciary or by the fiduciary account or by the donor who directly or indirectly supplies the funds for the purchase of the units. In the case of gifts to minors, one of the foregoing conditions must be met either by the custodian or by the person who directly or indirectly supplies the funds for such purchase.

        We anticipate that comparable suitability standards will be imposed by us in connection with any resale of units. See "Summary of the Operating Agreement" and "Federal Income Tax Considerations."

For California Residents

        This offering was approved in California on the basis of a limited offering qualification where offers and sales may be made to prospective investors based on their meeting the suitability standards set forth below. The fund was not required to demonstrate compliance with some or all of the merit regulations of the Department of Corporations as found in Title 10, CA Code of Regulations, Rule 260.140 et seq.

        The exceptions for secondary trading available under Corporations Code § 25104(h) have been withheld, but there may be other exceptions to cover private sales of the units by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.

For California, Indiana and Virginia Residents

        Units will be sold only to residents of the States of California, Indiana and Virginia representing that they meet one of the following suitability standards.

          (1)   a net worth of at least $500,000 exclusive of their home, home furnishings and personal automobiles; or

          (2)   a net worth of at least $250,000, exclusive of their home, home furnishings and personal automobiles, and annual gross income of $65,000 or more; or

          (3)   a net worth of at least $1,000,000; or

          (4)   annual gross income of $200,000 or more.

For Maine and Washington Residents

        Units will be sold only to residents of the States of Maine and Washington representing that they meet one of the following suitability standards:

          (1)   a net worth of at least $225,000, exclusive of their home, home furnishings and personal automobiles; or

          (2)   a net worth of at least $70,000, exclusive of their home, home furnishings and personal automobiles, and annual gross income of $50,000 or more.

For North Carolina Residents

        Units will be sold only to residents of the State of North Carolina representing that they meet one of the following suitability standards:

          (1)   a net worth of at least $250,000, exclusive of their home, home furnishing and personal automobiles; or

          (2)   a net worth of at least $60,000, exclusive of their home, home furnishings and personal automobiles, and had annual taxable income of $60,000 or more during the last tax year or estimates having annual taxable income of $60,000 or more during the current tax year without regard to the investment in the units.

For Oregon Residents

        Units will be sold only to residents of the State of Oregon representing that they meet one of the following suitability standards:

          (1)   a net worth of at least $250,000, exclusive of their home, home furnishings and automobiles; or

          (2)   a net worth of at least $60,000, exclusive of their home, home furnishings and automobiles, and annual income of $60,000 or more during the past tax year.

The fund has also registered or qualified the units for sale in other states.

ESTIMATED USE OF PROCEEDS

        The following table shows how we expect to use the funds we raise, assuming we sell the mid-point and maximum number of units we are offering in this second phase of our fund raising. Many of the numbers in the table are estimates because we cannot determine all expenses precisely at this time.

	Mid-Point Offering 37,000 Units		Maximum Offering 74,000 Units
	Dollar Amount Raised	Percent of Gross Offering Proceeds	Dollar Amount Raised	Percent of Gross Offering Proceeds
Gross offering proceeds	$18,500,000	100.0%	$37,000,000	100.0%
Offering expenses:
Selling commissions(1)	1,295,000	7.0%	2,590,000	7.0%
Marketing support fee	370,000	2.0%	740,000	2.0%
Expenses reimbursed to dealer manager	185,000	1.0%	370,000	1.0%
Due diligence expense allowance fee	92,500	0.5%	185,000	0.5%
Other organization and offering expenses	740,000	4.0%	1,480,000	4.0%

Amount available for investment	$15,817,500	85.5%	$31,635,000	85.5%

Prepaid terms and fees related to purchase of property	Not determinable at this time.
Cash purchase price	Not determinable at this time.
Real estate or other commissions, finder's fees, selection fees or non-recurring management fees, payable to the managing member	0.0%	0.0%	0.0%	0.0%
Reserves	$370,000	2.0%	$740,000	2.0%

Proceeds invested including reserves for operating and capitalized tenant improvements and leasing concessions	$15,817,500	85.5%	$31,635,000	85.5%
Public offering expenses	$2,682,500	14.5%	$5,365,000	14.5%

Total application of proceeds	$18,500,000	100.0%	$37,000,000	100.0%

(1)
Total commissions may be reduced. Please see page 68 for "Volume and Other Discounts"

        Public offering expenses which are also referred to as organizational and offering expenses are those expenses incurred by the fund in preparing the fund for registration and offering the fund units including sales commissions and other amounts paid to broker-dealers in connection with sale of the units. The estimated organizational and offering expenses shown above may include expenses that we incurred in connection with the first phase of our fund raising. We will not pay organizational and offering expenses including underwriting compensation in excess of 14.5% of gross offering proceeds.

SELECTED FINANCIAL DATA

        The following table presents the fund's selected financial data. Certain of this financial data has been derived from the fund's unaudited financial statements for the second quarter ended June 30, 2004 and the fund's audited financial statements for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 and should be read in conjunction with the financial statements and notes thereto and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" that follow.

Operating Data

	Years Ended December 31,
	2003	2002	2001	2000	1999
		(restated)	(restated)	(restated)	(restated)
Revenues	$913,232	$183,112	$8,319	—	—
Net Income (Loss)	$321,218	$(93,796)	$(144,985)	$(135,227)	$(155,731)
Net Income (Loss) allocable to Unitholders	$289,096	$(84,416)	$(130,486)	N/A	N/A
Net Income (Loss) per Unit allocable to Unitholders	$11.92	$(7.27)	$(21,.32)	N/A	N/A
Cash distributions per unit	$14.58	—	$0.80	N/A	N/A

	Six Months Ended June 30,		Three Months Ended June 30,
	2004	2003	2004	2003
	(uanudited)	(uanudited) (restated)	(uanudited)	(uanudited) (restated)
Revenues	$642,253	$474,082	$340,408	$246,987
Net Income (Loss)	$149,764	$211,047	$62,919	$125,085
Net Income (Loss) allocable to Unitholders	$134,788	$189,942	$56,627	$112,577
Net Income (Loss) per Unit Allocable to Unitholders	$3.58	$9.09	$1.40	$4.97
Cash distributions per unit	$10.77	$2.84	$5.38	$2.84

Balance Sheet Data

	As of December 31,
	2003	2002	2001	2000	1999
		(restated)	(restated)
Total Assets	$13,870,190	$7,567,741	$2,497,368	$6,033	$2,103
Total Liabilities (all current)	$350,127	$408,376	$320,665	$343,221	$228,873

As of June 30, 2004
(uanudited)
Total Assets	$17,932,743
Total Liabilities (all current)	$342,659

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with the fund's financial statements and notes thereto contained elsewhere in this report. Certain statements in this section and elsewhere contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to risks and other factors that may cause the fund's future results of operations to be materially different than those expressed or implied herein. Some of these risks and other factors include, but are not limited to: (i) no assurance that fund properties will continue to experience minimal or no vacancy; (ii) tenants may not be able to meet their financial obligations; (iii) rental revenues from the properties may not be sufficient to meet the fund's cash requirements for operations, capital requirements and distributions; (iv) suitable investment properties may not continue to be available; and (v) adverse changes to the general economy may disrupt operations.

Critical Accounting Policies

        The fund's financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

Revenue Recognition

        Rental revenues are recorded on an accrual basis as they are earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectibility.

Investments in Real Estate

        The fund evaluates the carrying value for investments in real estate in accordance with Financial Accounting Standards Board ("FASB") Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"). FAS 144 requires that when events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable, companies should evaluate the need for an impairment write-down. When an impairment write-down is required, the related assets are adjusted to their estimated fair value.

        In June 2001 the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 and No. 142 require the fund to record at acquisition an intangible asset or liability for the value attributable to in-place leases. The requirements are applicable to all acquisitions subsequent to July 1, 2001. As of June 30, 2004, the fund has recorded $97,010 net of $70,404 of amortization as an intangible asset attributable to the value of the leases in place as of the date of acquisition.

Off-balance Sheet Financings and Liabilities

        Other than lease commitments and legal contingencies incurred in the normal course of business, the fund does not have any off-balance sheet financing arrangements or liabilities. The fund does not have any majority-owned subsidiaries or any interests in, or relationships with, any special-purpose entities.

Impact of New Accounting Pronouncements

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, as amended in December 2003 ("Interpretation No. 46R"), which applies immediately to arrangements created after January 31, 2003. Interpretation No. 46R applies to arrangements created before February 1, 2003 beginning no later than March 31, 2004. The initial adoption of Interpretation No. 46R did not have a material impact on the fund's financial position or results of operations.

        In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("FAS 150"). FAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of FAS No. 150 did not have a material impact on our financial statements.

Results of Operations

        As of June 30, 2004, the fund has purchased three multi-tenant industrial business park properties in two different major metropolitan areas. The properties were purchased from the proceeds from the sale of membership units, without debt financing. The properties were purchased in the latter parts of September 2002, December 2002 and December 2003, respectively. As a result of the dates of purchase, fund operations for 2003 reflect the net income from only two properties. For the three months and six months ended June 30, 2004, fund operations reflect operations for the three properties purchased.

Three months ended June 30, 2004 and 2003

        The fund's net income for the three months ended June 30, 2004 and 2003 was $62,919 and $125,085, respectively. Revenue increased from $246,987 to $340,408. This increase primarily reflects the addition of Arrow Business Center, partially offset by a reduction in occupancy at Sky Harbor Business Park in July of 2003. Property operating and maintenance expenses, and property taxes increased from $69,353 in 2003 to $141,888 in 2004 due to the addition of Arrow Business Center, additional HVAC repair costs and legal expenses regarding tenant rent collection matters at Normandie Business Center. The rent receivable relating to these two tenants is fully reserved at June 30, 2004. Depreciation and amortization increased from $27,617 to $51,389 due to the addition of Arrow Business Center. General and administrative costs increased from $23,462 to $84,212. The majority of this increase is attributable to the additional legal and accounting effort related to the restatement of the fund's financial statements included the December 31, 2003 10-K. Most of these costs are not considered recurring.

Six months ended June 30, 2004 and 2003

        The fund's net income for the six months ended June 30, 2004 and 2003 was $149,764 and $211,047, respectively. Revenue increased from $474,082 to $642,253. This increase primarily reflects the addition of Arrow Business Center, partially offset by a reduction in occupancy at Sky Harbor Business Park in July of 2003. Property operating and maintenance expenses, and property taxes increased from $136,019 in 2003 to $271,838 in 2004 due to the addition of Arrow Business Center, additional HVAC repair costs and legal expenses regarding tenant rent collection matters at Normandie Business Center incurred in the second quarter. Depreciation and amortization increased from $55,316 to $102,900 due to the addition of Arrow Business Center. General and administrative costs increased from $68,789 to $117,751. The majority of this increase, incurred in the second quarter, is attributable to the additional legal and accounting effort related to the restatement of the fund's financial statements included the December 31, 2003 10-K. Most of these costs are not considered recurring.

Years ended December 31, 2003 and 2002

        As of December 31, 2003, the fund has purchased three multi-tenant industrial business park properties in two different major metropolitan areas. The properties were purchased from the proceeds from the sale of membership units, without debt financing. The properties were purchased in the latter parts of September 2002, December 2002 and December 2003, respectively. As a result of the dates of purchase, fund operations for 2002 reflect the net income from only one property for the last quarter of 2002. For 2003, fund operations reflect a full year of operation for the two properties purchased in 2002 and a partial month of operations for the property purchased in December 2003.

        The fund's net income for 2003 was $321,218 compared to a net loss of $(93,796) for 2002. The primary reason for this $415,014 difference is the investment of the fund's assets at the end of 2002 in two existing multi-tenant industrial properties generating a full year of rental revenue from these properties in the 2003 results. In 2002, only a quarter of operations from the Sky Harbor Business Park was reflected in the operating results.

        With greater deployments of the fund's assets in real estate, rental revenues and tenant reimbursements increased from a combined $131,335 in 2002 to $887,690 in 2003. Correspondingly, interest income from money market investments declined from $51,777 in 2002 to $25,542 in 2003.

        With the significantly greater level of real estate operations in 2003, related property operating expenses, including property taxes and depreciation, increased from $46,567 in 2002 to $413,146 in 2003.

        The fund's general and administrative expenses declined from $221,983 in 2002 to $174,875 in 2003, primarily due to lower legal and accounting fees as operations moved further from the initial organization and start-up phase. Additional general and administrative expenses are expected to continue until the capitalization and organization of the fund is complete. Interest expense on costs incurred by the Managing Member reflect the reduction of the amount the fund owed to the Managing Member in 2003.

Liquidity and Capital Resources

        As of June 30, 2004, the fund had received $21,659,500 ($23,552,500 as of August 31, 2004) of gross proceeds from the sale of membership units, and $109,979 as a capital contribution from the Managing Member. As of June 30, 2004, the fund had $5,514,351 in cash and cash equivalents ($7,120,933 as of August 31, 2004).

        The fund intends to continue offering membership units for sale and use the existing cash balance and net proceeds from the sale of units for the acquisition of additional multi-tenant industrial business park properties, capital improvements to the properties, and for operating expenses and reserves.

        The fund expects to meet its short-term liquidity requirements from net cash generated by operations, which we believe will be adequate to meet operating costs of the properties and the fund, and allow for cash distributions to the unitholders.

        The fund's offering and organizational activities have been financed by the Managing Member. A portion of those costs have been reimbursed to the Managing Member at the rate of 4% of gross proceeds of the fund's unit sales pursuant to the prospectus for the offering. The fund will continue to incur organizational and offering expenses and the Managing Member, although not obligated, intends to continue providing advances for offering and organizational expenses until the sale of membership units is completed. The Managing Member must raise funds through the sale of its own debt or equity securities to obtain the cash necessary to provide these advances. There can be no assurance as to the amount or timing of the Managing Member's receipt of funds. The fund will not reimburse the Managing Member for any amounts advanced by it for offering and organizational expenses which exceed the amounts and percentages set forth in the prospectus for the offering. Any such expenses incurred by the Managing Member on behalf of the fund that are not reimbursed by the fund will be reflected as a capital contribution to the fund by the Managing Member with an offsetting expense recognized in the fund's statement of operations.

        In addition, the Managing Member has funded $174,103 and $200,357 for the years ended December 31, 2003 and 2002, respectively, to the fund's unitholders related to a 5% annual return on their capital contribution. Such amounts will not be reimbursed to the Managing Member by the fund.

Contractual Obligations

        As of June 30, 2004 and December 31, 2003 the fund had no significant contractual obligations or commercial commitments.

Market Risks

        The fund invests its cash and cash equivalents in FDIC insured savings accounts which, by their nature, are not subject to interest rate fluctuations. These amounts may, however, exceed federally insured limits from time to time.

MANAGEMENT COMPENSATION

        Our management compensation differs significantly from management compensation in typical public real estate programs. The managing member is not charging a property acquisition fee or a fixed asset management fee. Instead of these fixed fees, we have allocated a greater share of net proceeds from the sale and operating cash flow of properties to the managing member. Our managing member's compensation is dependent to a larger degree on the success of the fund. We believe that your financial interests and the financial interests of our managing member are more closely aligned than in other similar real estate programs.

        The following table summarizes the compensation, reimbursements and distributions that we will pay directly or indirectly to the managing member or its affiliates. The actual amounts received will depend on the number of units sold and the values of our properties. The table does not include distributions to the managing member or its affiliates based on their purchase and ownership of units. Where there are maximum amounts or ceilings on the compensation that the managing member or its affiliates may receive for services rendered to us, the managing member and its affiliates may not charge us more by reclassifying their services under a different compensation or fee category. The compensation arrangements between us, the managing member and its affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest."

Type of Compensation and Recipient	Method of Compensation	Estimated Amount
ORGANIZATION AND OFFERING STAGE
Selling commissions payable to the dealer manager and participating brokers.	Up to 7% of all offering proceeds. (Commissions were 9% on the first $3,000,000 raised in the first phase of our fund raising).	$2,590,000 if 74,000 units are sold.
Marketing support fee payable to the dealer manager and participating brokers.	Up to 2.0% of offering proceeds.	$740,000 if 74,000 units are sold.
Reimbursement of non-accountable expenses payable to the dealer manager and participating brokers.	Up to 1% of offering proceeds.	$370,000 if 74,000 units are sold.
Due diligence expense allowance fee payable to the dealer manager and participating brokers.	Up to 0.5% of offering proceeds.	$185,000 if 74,000 units are sold.
Reimbursement to managing member and its affiliates for organizational and offering expenses.	Reimbursement of actual expenses and costs.	$1,480,000 if 74,000 units are sold, but not determinable at this time. Includes expenses from the first phase of our fund raising.

ACQUISITION STAGE
Acquisition fees payable to the managing member and its affiliates.	None	None

Reimbursement to the managing member and its affiliates for acquisition expenses incurred in the acquisition of properties including non-refundable option payments on property not acquired, surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and other related expenses.	Reimbursement of actual expenses and costs.	Not determinable at this time.
OPERATIONAL STAGE
Fund administration supervisory fee payable to the managing member.	None	None
Fixed asset management fee payable to the managing member.	None	None
Property management fees payable to the managing member and/or its affiliates some or all of which may be paid to unaffiliated third parties.	Property management fees equal to 6% of the gross rental income generated by each property will be paid monthly.	Not determinable at this time.
Property refurbishment supervision fee payable to the managing member and/or its affiliates some or all of which may be paid to unaffiliated third parties.	Property refurbishment supervision fee equal to 10% of the cost of tenant improvements or capital improvements made to our properties.	Not determinable at this time.

Leasing commissions payable to the managing member and/or its affiliates some or all of which may be paid to unaffiliated third parties.
	Leasing commissions paid upon execution of each lease equal to 6% of rent scheduled to be paid during the first and second year of the lease, 5% during the third and fourth years and 4% during the fifth and later years.	Not determinable at this time.
Incentive share of net cash flow from operations payable to the managing member.
	10% of net cash flow from operations each year until unitholders have received distributions equal to an 8% per annum, simple return for the year or the first phase early investors 12% incentive return, then 50% of net cash flow from operations.	Not determinable at this time.
Reimbursement of actual cost of goods, materials and other services supplied to the fund by the managing member.	Reimbursement of actual expenses and costs.	Not determinable at this time.
LIQUIDATION STAGE

Property disposition fees payable to the managing member and/or its affiliates some or all of which may be paid to unaffiliated third parties. The managing member will not be given an exclusive right to sell our properties.	Property disposition fees in an amount equal to 6% of the contract sales price of the property.	Not determinable at this time.
Incentive share of net sales proceeds payable to the managing member.
	After the unitholders have received an amount equal to their aggregate capital contributions, 10% of proceeds from property sales until the unitholders have received an amount equal to an aggregate 8% per annum, cumulative, non-compounded return taking into account all prior distributions and thereafter 50% of proceeds from property sales.	Not determinable at this time.

FIDUCIARY RESPONSIBILITIES OF THE MANAGING MEMBER

        The managing member is accountable to us as a fiduciary. This requires the managing member to exercise good faith and integrity in handling our affairs. The managing member has fiduciary responsibility for the safekeeping and use of our money and properties. The managing member may not use or permit anyone else to use our assets except for our exclusive benefit.

        The operating agreement requires us to indemnify the managing member and its affiliates from any damage, liability, legal fees and expenses arising from participation in our operations. We will only indemnify persons who have acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. We will not indemnify persons for acts that are a breach of fiduciary duty, fraud, gross negligence or willful misconduct. Indemnity payments will be made only from our assets. You are not required to make payments from your separate assets.

        The operating agreement provides that the managing member is not liable to us or you for errors in judgment or other acts or omissions that are not a breach of fiduciary duty, fraud, willful misconduct or gross negligence. The operating agreement may limit your rights to bring an action against the managing member for simple negligence. Further, if we are required to indemnify the managing member, any damages would be paid by us and adequate legal remedies may not be available to you or affordable in the event the managing member breaches its fiduciary obligations to us or you. The damage from the breach of fiduciary duty could exceed the available assets of the managing member. You may not be able to afford the legal fees and costs of bringing a legal action against the managing member.

        The managing member will not be indemnified against liabilities arising under the Securities Act of 1933, unless it succeeds in defending against the claims or the indemnification is approved by the court. The court will be advised that the Securities and Exchange Commission believes that indemnification for violations of securities law violates the Securities Act of 1933. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable.

MANAGEMENT

        Cornerstone Industrial Properties, LLC is a California limited liability company which was organized solely for the purpose of being our managing member and the managing member of funds to be offered in the future. The manager of the managing member is Cornerstone Ventures, Inc. Cornerstone Ventures, Inc. oversees the activities of the managing member and provides many of the services necessary for the managing member to fulfill its responsibilities to the fund. The Cornerstone Ventures, Inc. team of professionals brings together a unique blend of talent and experience. As of August 16, 2004, Cornerstone Ventures, Inc. was the owner of 26.4% of the equity profits interests in our managing member and has sole voting control with respect to operations of the fund. Terry G. Roussel is the majority shareholder of Cornerstone Ventures, Inc.

        Terry G. Roussel, age 51, is one of the founding shareholders of the Cornerstone-related entities that commenced operations in 1989. Mr. Roussel is President, Chief Executive Officer, a Director and the majority shareholder of Cornerstone Ventures, Inc., the manager of the managing member of the fund. Mr. Roussel is also the majority shareholder of Pacific Cornerstone Capital, Inc. Under Mr. Roussel's direction, Cornerstone formed nine separate real estate investment funds and joint ventures. In 1993 Cornerstone became managing joint venture partner with Koll Capital Markets Group, Inc., a wholly owned subsidiary of Koll Management Services, Inc. (now CB Richard Ellis).

        As managing partner of the above-described funds and joint ventures, Cornerstone Ventures, Inc. and its affiliates were responsible for the acquisition, operation, leasing, and disposition of all jointly owned properties. In connection with acquiring properties for the account of these joint ventures, Mr. Roussel personally supervised the acquisition of each property, initiated and directed the business plan for each property, and arranged debt and equity financing the acquisition of each property.

        Prior to founding Cornerstone, Mr. Roussel joined Bank of America in 1985 as Vice President and Manager of the Special Investments Group, a division of Bank of America's Capital Markets Group. In this role, Mr. Roussel started up this new division for the Bank of America and provided real estate investment opportunities to their wealthiest Private Banking clients.

        Between 1980 and 1985, Mr. Roussel was employed with Bateman Eichler, Hill Richards, Inc., a regional securities firm headquartered in Los Angeles, California. Mr. Roussel was quickly promoted to First Vice President and Manager of the partnership finance department where he was responsible for the due diligence and marketing of all publicly registered real estate funds sponsored by the firm.

        Mr. Roussel graduated with honors from California State University at Fullerton in 1976 with a B.A. in Business Administration with a concentration in Accounting. Subsequent to graduation, Mr. Roussel joined the accounting firm of Arthur Andersen & Co. as an auditor and later transferred to the tax department of Arthur Young & Co., the predecessor firm to Ernst & Young. Mr. Roussel became a Certified Public Accountant in 1979.

        Alfred J. Pizzurro, age 48, is a Director and Senior Vice President and a shareholder of Cornerstone Ventures, Inc. as well as a shareholder and a principal of Pacific Cornerstone Capital, Inc., the dealer manager for the Cornerstone Realty Fund, LLC offering. Mr. Pizzurro joined Cornerstone Ventures, Inc. in April 1998 and has been the individual primarily responsible for Cornerstone's marketing and new business development activities since that time.

        Mr. Pizzurro served as a pilot in the United States Marine Corps between 1979 and 1986 where he attained the rank of Captain. From 1986 to 1992, he was the Director of Marketing for a regional real estate company. Between 1993 and 1998, he was responsible for business development both domestically and internationally for The Joseph Company, a research and development company.

        Mr. Pizzurro received his Bachelor of Science Degree in Communications from Clarion University in 1978.

        Timothy C. Collins, age 56, is a Director of Cornerstone Ventures, Inc., and has been a consultant to Cornerstone during the formation of the Cornerstone Realty Fund, LLC. Mr. Collins has been Founder and Principal of T.C. Collins & Associates since 1987. T.C. Collins & Associates is involved in the areas of real estate consulting and management in California, Hawaii and Nevada, principally in project entitlement, project and corporate finance, construction management and property management.

        Since 1987, T.C. Collins & Associates has managed the construction of 1.7 million square feet of industrial property and has negotiated the disposition of over 2,000 acres of land for both residential and commercial /industrial use.

        Between 1981 and 1985, Mr. Collins was one of the founders and served as Executive Vice President and Chief Financial Officer of Jet America Airlines. Further, Mr. Collins was President and Chief Operating Officer of MGM Grand Air, Inc. between 1986 and 1987. Prior positions include Vice President of Finance for The Biddle Group, a real estate development company as well as Controller for Air California, Inc. and Senior Auditor for Arthur Andersen & Company.

        Mr. Collins is a graduate of the University of Santa Clara and is a licensed Certified Public Accountant (inactive). He currently serves as a Director or Advisory Board Member for Clougherty Packing Company (dba Farmer John Meats) and the Pacific Coast Sailing Foundation.

        Joseph H. Holland, age 47, is a Director of Cornerstone Ventures, Inc. Mr. Holland is the former Commissioner of the New York State Division of Housing and Community Renewal. In this capacity, Mr. Holland headed the New York State Agency with more than two thousand employees. Mr. Holland was responsible for administering programs in the areas of community development, supervision of State-assisted housing developments and rent regulation in New York City and other municipalities. Mr. Holland held this position between 1995 and 1996. Between 1985 and 1987, Mr. Holland was Chief Counsel for the New York Standing Committee on Housing and Community Development. Mr. Holland is the 1991 recipient of the Volunteer Action Award, presented by President George Bush and the 1991 Entrepreneur of the Year Award, presented by New York Mayor David Dinkins.

        Mr. Holland is currently the managing member of Uptown Partners, LLC, a real estate group developing market-rate, multi-family housing in New York City. He is also of counsel with the law firm of Van Lierop, Burns & Bassett, where he handles a wide-ranging real estate law practice focused on the development of affordable housing projects in the New York City metropolitan area.

        Mr. Holland is Director, New York State Urban Development Corporation, gubernatorial appointee since 2000, Director, Municipal Assistance Corporation of the City of New York, gubernatorial appointee since 1998 and a Member, Board of Trustees, Cornell University since 1998.

        Mr. Holland is a 1982 Graduate of Harvard Law School. Mr. Holland received his Bachelor of Arts Degree from Cornell University in 1978 and his Master of Arts Degree from Cornell University in 1979 where his Fields of Concentration were U.S. Diplomatic History and African-American History.

        William H. McFarland, age 64, is a Director of Cornerstone Ventures, Inc., and also a director of William Lyon Homes. Between 1997 and 1999, Mr. McFarland was Chief Executive Officer of Irvine Apartment Communities, the dominant owner and operator of apartment properties in the nation's largest master-planned community, Orange County's Irvine Ranch.

        Between 1993 and 1997, Mr. McFarland was President and Chief Executive Officer of Irvine Community Development, the land development arm of the Irvine Company.

        In 1996 Mr. McFarland was elected to the California Building Industry Foundation Hall of Fame, recognizing his housing industry leadership and his influence in the construction of more than 40,000 homes and apartments in California during his 32-year career.

        Robert C. Peterson, age 44, is a Director of Cornerstone Ventures, Inc. Mr. Peterson is currently a principal of RCP Realty Advisors, a firm focused on commercial real estate acquisition and development. Prior to RCP Realty Advisors, he was an officer of Koll Management Services, Inc. ("Koll"), one of the largest managers and operators of commercial real estate in the United States, Mr. Peterson was instrumental in the formation of both the first joint venture between Koll and Cornerstone Ventures, Inc. in 1993 and the second joint venture between Koll and Cornerstone Ventures, Inc. in 1995.

        Most recently, Mr. Peterson was an Executive Vice President of Acquisitions and Dispositions for Koll Bren Schreiber Realty Advisors ("KBS"). KBS is one of the largest institutional real estate fund managers in the United States. KBS has acquired over $4.5 billion of commercial real estate on behalf of many of the largest private and public pension funds in the United States. In his capacity, Mr. Peterson is the individual responsible for identifying, underwriting, acquiring and disposing of real estate opportunities in the central region of the United States for KBS. Mr. Peterson has been with KBS since its inception in 1992.

        Mr. Peterson has 22 years of real estate investment experience, including a diverse background in acquisitions, financing, and leasing through previous affiliations with Koll Management Services, Meyer Real Estate Advisors, VMS Realty, Inc. and Peat Marwick in Chicago.

        Mr. Peterson is a Certified Public Accountant (CPA), Certified Commercial Investment Member (CCIM), Certified Property Manager (CPM) and a licensed Real Estate Broker in the state of California. Mr. Peterson also holds a Bachelor's Degree in Accounting from the University of Illinois.

        Robert E. Witt, age 71, is a Director of Cornerstone Ventures, Inc. Mr. Witt is Managing Director, Foreign Investments of Roth Capital Partners, LLC, a noted investment banking firm located in Newport Beach, California. Prior to joining Roth Capital Partners, Mr. Witt was Chairman & CEO of South Coast Financial Securities, a full service investment firm that he founded in 1992.

        Prior to founding South Coast Financial Securities, Mr. Witt was President and CEO of American Capital, a nationally recognized leader in asset management with over $15 billion in mutual funds.

        Previously, Mr. Witt enjoyed a distinguished, twenty-seven year career with E.F. Hutton Group, Inc., where he was Executive Vice President and also served on the Board of Directors. As the senior officer in charge of E.F. Hutton's Global Retail Group, Mr. Witt was responsible for all sales and training, product development and marketing for the firm. In addition, he supervised the firm's 440 offices worldwide, nine regions and 6,200 registered representatives.

        Mr. Witt is a former Chairman of District 11 of the National Association of Securities Dealers. He is a former Director of Walwyn Stodgell and E.F. Hutton Group. Mr. Witt has served on the Arbitration Committee of both the New York Stock Exchange and the NASD. He has also served on the Board of Governors of the Boston Stock Exchange and the Board of Trustees of Ripon College.

        Mr. Witt obtained his Bachelor's degree in Economics from Ripon College in Wisconsin. He has completed graduate work at the Wharton School of Business and UCLA.

Management of the Managing Member

        The managing member is managed by Cornerstone Ventures, Inc. The managing member is owned by Cornerstone Ventures, Inc. and various investors none of whom have any voting rights or control with respect to the operations of the managing member. The management of the managing member is vested solely in Cornerstone Ventures, Inc.

        Mr. Roussel is the Chief Executive Officer and Mr. Pizzurro is a Senior Vice President of Cornerstone Ventures, Inc. Additional officers of Cornerstone Ventures, Inc. are:

        Dominic J. Petrucci, age 40, is a Senior Vice President with Cornerstone Ventures, Inc. Mr. Petrucci oversees Cornerstone's real estate operations which include acquisitions, asset management, and dispositions. In this capacity Mr. Petrucci is responsible for national business development and oversight of due diligence investigation, property leasing, property management, capital improvements and entitlement processing.

        Prior to joining Cornerstone, Mr. Petrucci served since 1998 as President of Koll Development Company's Intermountain Division. In this capacity he managed the commercial real estate development activities for a 2.8 million square foot portfolio. Mr. Petrucci's responsibilities included business development, divisional oversight of operations and administration, and he sat on Koll Development Company's Executive Committee and Investment Committee.

        Mr. Petrucci rejoined Koll Development Company after working for Kitchell Development Company and Kitchell Corporation from 1996-1998. As Vice President for Kitchell Development Company, he oversaw Kitchell's real estate development operations throughout the western United States. As Vice President—Finance for Kitchell Corporation, Mr. Petrucci provided total financial oversight of their domestic and international construction activities and managed the property management, financial services, human resources, and risk management departments for Kitchell ($300 million annual revenues).

        From 1990 until early 1996 Mr. Petrucci worked with the Koll companies in various capacities. He was Chief Financial Officer and Corporate Secretary for Koll Construction, Vice President—Finance for Koll International, and Group Controller for Koll Development. In his capacities with Kitchell and Koll, Mr. Petrucci originated or restructured nearly $1 billion in debt and equity investments in addition to marketing and selling $300 million of property. Prior to joining Koll, Mr. Petrucci worked as a Supervising Senior Auditor in the real estate group at KPMG Peat Marwick in Los Angeles. Mr. Petrucci earned his Bachelor of Science degree in Commerce, with an accounting major from Rider University in Lawrenceville, New Jersey. Additionally, he is a Certified Public Accountant (inactive status) in the State of California. Mr. Petrucci has been active in a number of civic, charitable and real estate industry organizations.

        Gary W. Nielson, age 54, is Chief Financial Officer. He was previously the Senior Managing Director of Finance and Administration for CB Richard Ellis, a real estate services company based in Los Angeles. His operational responsibilities included the Information Technology, Corporate Accounting and Reporting, and Human Resources Groups. Mr. Nielson was also actively involved in the planning and execution of their strategic acquisitions.

        Mr. Nielson previously served as the Executive Vice President and Chief Financial Officer of Price Enterprises, Inc., a San Diego based publicly traded retail REIT. He was responsible for institutional investor and analyst relations as well as corporate reporting and banking relations.

        Before joining Price Enterprises, Mr. Nielson spent six years at Newport Beach based Koll Management Services. He served in various senior positions at Koll which included Senior Vice President of Financial Services, Managing Director of the Strategic Acquisition and Planning Group, and Chief Financial Officer.

        Mr. Nielson has served as Chief Financial Officer and member of the Board of Directors of Carver Development and Carver Savings and Loan. He also spent six years in various senior financial positions at The Hahn Company, a regional shopping center developer, after beginning his career in the Los Angeles office of Deloitte & Touche.

        Mr. Nielson holds at Bachelor of Science degree in Accounting and a Master of Business Administration in Finance, both from the University of Southern California. He became a Certified Public Accountant in 1975.

Compensation

        We will reimburse the managing member for its direct expenses in administering the fund and pay the managing member compensation for its services as provided in the operating agreement. The managing member will also receive a percentage of net cash flow from operations and net sales proceeds. We will not pay the managing member any other compensation for its services as managing member. See "Management Compensation."

Services Performed by Others

        The managing member and its affiliates intend to hire independent persons and companies to provide services to us as called for by the operating agreement or, which in the opinion of the managing member, would be in our best interests. We will pay the cost of all such services unless those services are to be provided by the managing member.

Dealer Manager Management

        The dealer manager of the fund is Pacific Cornerstone Capital, Inc., an affiliate of the managing member and a member of the National Association of Securities Dealers, Inc. The officers of the dealer manager are responsible for marketing of the fund to the broker dealers.

        Alfred J. Pizzurro joined Cornerstone in April 1998 and is a Senior Vice President and a shareholder of the dealer manager. Mr. Pizzurro focuses on new business development and institutional investors. Mr. Pizzurro holds Series 7, 24 and 63 licenses.

PRIOR PERFORMANCE

        This section provides you with information about the historical experience of real estate programs organized and sponsored by Cornerstone Ventures, Inc. and its affiliates, the manager of our managing member. Between February 1993 and December 2002, the Cornerstone entities were responsible for the identification, acquisition and operation of multi-tenant industrial properties being acquired by two real estate operating joint ventures formed between Cornerstone and Koll Capital Markets Group, Inc. The two joint ventures have historically operated under the name of Koll Cornerstone. Between February 1993 and August 1997, Koll Capital Markets Group, Inc., was owned by Koll Management Services, Inc. In August 1997, Koll Capital Markets Group, Inc. was acquired by CB Richard Ellis. Cornerstone Ventures, Inc. and its affiliates have also acquired properties in partnership with one of the largest financial institutions in the United States. As of December 31, 2002, all operating properties of the above-described joint ventures have been sold. The above-described joint ventures are unrelated to the fund. Neither Koll Capital Markets Group, Inc., Koll Management Services, Inc. nor CB Richard Ellis has any involvement with the fund.

        Cornerstone Ventures, Inc. intends to bring the same level of managerial expertise to us as it has brought to the unrelated joint ventures between Koll Capital Markets Group, Inc. and CB Richard Ellis, Inc.

        A tabular presentation of information about these programs is presented under "Prior Performance Tables" beginning at page P-1 of this prospectus. All of these programs used debt financing to acquire properties and had different investment policies and objectives than we have.

        You will not receive any interest in these programs or properties, and you should not assume that you will experience investment returns comparable to the investors in these other programs.

        During the last eleven years, Cornerstone Ventures, Inc. and its affiliates have sponsored 8 real estate limited partnerships which raised a total of $18,315,699 from 52 investors. These programs acquired a total of 11 properties, all of which were existing multi-tenant industrial business parks located in Southern California. The total purchase price of these properties was $61,476,000, a significant portion of which was represented by borrowed funds. All of these properties have been sold in their entirety as of December 31, 2002.

        Because all of these prior private programs acquired their properties with substantial amounts of borrowed money and most had different investment objectives, their investment objectives are not believed to be similar to our investment objectives.

        As of the date of this prospectus, the managing member believes that there have been no major adverse business developments or conditions experienced by any prior program that would be material to you. Operating results of these prior programs may be found in Table III of the Prior Performance Tables.

        During the most recent three years, these programs have not acquired any properties.

        Cornerstone Ventures, Inc. and its affiliates have not sponsored any prior public programs.

CONFLICTS OF INTEREST

        We are subject to various conflicts of interest arising out of our relationship with the managing member and its affiliates. Following is a discussion of all of the material conflicts of interest. The managing member and its affiliates will try to balance our interests with their own interests. The managing member has a fiduciary duty to conduct our affairs in your best interests and to act with integrity and in good faith in all matters involving our business. See "Fiduciary Responsibilities of the Managing Member."

        The managing member and its affiliates also expect to form, sell interests in and manage other public and private real estate entities and to continue to make real estate investments.    The managing member was formed for the purpose of being the managing member of the fund and other funds to be offered in the future. Cornerstone Ventures, Inc. invests for itself and through joint ventures in multi-tenant industrial properties. See "Prior Performance Tables." The managing member and its affiliates may own, operate, lease, and manage multi-tenant industrial business parks that may be suitable investments for us.

        Affiliates of the managing member may purchase multi-tenant industrial properties at the same time that we are purchasing properties.    If these properties are located near our properties, the value of our investments and our lease income from our properties and our cash flow could be affected. The managing member believes that it is unlikely that its ownership or operation of any other properties would have a material adverse effect on the value or business of our properties.

        Affiliates of the managing member may have conflicts of interest in allocating management time, services and functions between us and other existing and future real estate joint ventures and programs and other business ventures.    We rely on the managing member and its affiliates to manage and oversee our daily operations and our assets. The amount of time Cornerstone Ventures, Inc. will spend on fund affairs will depend on the amount we raise and the number of properties we purchase. There is no minimum amount of time which Cornerstone Ventures, Inc. has committed to allocate to fund management. The fund will use outside agents for investor relations and reporting, accounting, on-site property management, construction of tenant improvements, leasing, environmental assessments and appraisals. The managing member and its affiliates believe they have access to sufficient staff, including outsourcing to outside independent agents, to be fully capable of performing their responsibilities for the fund.

        As a result of their existing relationships and past experience, the managing member and its affiliates regularly will have opportunities to purchase properties that are suitable for us to purchase.    The managing member or its affiliates also may be subject to potential conflicts of interest in determining which entity will acquire a particular property. In an effort to establish standards for resolving these potential conflicts, the managing member and its affiliates have agreed to the guidelines set forth below and in Section 9.5 of the operating agreement. The managing member has a fiduciary obligation to act in your best interests and will use its best efforts to assure that we will be treated as favorably as any joint venture or other program with investment objectives that are similar to or the same as ours. See "Fiduciary Responsibilities of the Managing Member."

        A conflict could arise in the decision of the managing member or its affiliates whether or not to sell a property, since the interests of the managing member and its affiliates and your interests may differ as a result of their financial and tax positions and the compensation to which they may be entitled upon the sale of a property.    The managing member would have an incentive to retain a property if the property management fees, leasing commissions and construction supervision fees it was receiving exceeded the sales commission and percentage of cash from net sales it would receive on sale of the property. See "Management Compensation" for a description of these compensation arrangements.

        If we and another investment program managed by the managing member or its affiliates attempted to sell similar properties at the same time, a conflict could arise since the two investment programs potentially could compete with each other for a suitable purchaser.    In order to resolve this potential conflict, the managing member and its affiliates have agreed not to attempt to sell any of our properties at the same time as property owned by another investment program managed by the managing member or its affiliates if the two properties are within a five-mile radius of each other, unless the managing member believes that a suitable purchaser can be located for each property.

        None of the agreements for services performed by the managing member is the result of arm's-length negotiations.    The managing member and its affiliates will be engaged to perform various services for us and will receive fees and compensation for such services. It is possible that the fund will pay the managing member more than it would pay a third party for comparable services. See "Management Compensation."

        The dealer manager, Pacific Cornerstone Capital, Inc., is an affiliate of the managing member. The majority shareholder of the dealer manager is also the majority shareholder of the managing member of our managing member. This relationship may create conflicts for the dealer manager in fulfilling its due diligence obligations.    The participating brokers are expected to make their own due diligence investigations. The dealer manager can participate in the offer and sale of securities offered by other programs that may have investment objectives similar to ours.

        Preston Gates & Ellis LLP, which serves as our securities counsel in this offering, may also serve as securities counsel for the managing member and its affiliates in connection with other matters.    We and you will not have separate counsel. Pursuant to Section 12.1 of the operating agreement, each unitholder:

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  Acknowledges that counsel did not represent the interests of the unitholders;

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  Waives any conflict of interest with respect to counsel's representation of the fund; and

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  Acknowledges that in the event any controversy arises following the termination of this offering in which our interests appear to be in conflict with the interests of the managing member or its affiliates, other legal counsel may be retained for one or more of the parties.

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  The operating agreement contains provisions designed to minimize conflicts of interest.

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  The operating agreement prohibits us from purchasing any real estate investments from, or selling any real estate investment to, the managing member or its affiliates or any entity affiliated with or managed by any of them. We do not intend to enter into a lease for any property with such persons or to make loans to any persons.

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  The operating agreement prohibits the commingling of our funds with the funds of any other person or entity.

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  The operating agreement prohibits the managing member and its affiliates from receiving rebates or give-ups or participating in reciprocal business arrangements which would have the effect of increasing the compensation of the managing member or its affiliates or circumventing the restrictions against the fund dealing with the managing member or its affiliates.

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  The operating agreement prohibits the managing member and its affiliates directly or indirectly from paying or awarding commissions to any person engaged by a potential investor for investment advice to induce such person to advise the purchase of the units. This does not prohibit the payment of normal sales commissions to registered broker-dealers for selling the units.

        In order to reduce or eliminate potential conflicts of interest, the operating agreement contains a number of restrictions on transactions between us and the managing member or its affiliates, future offerings, and allocation of properties among affiliated ventures.    These restrictions include the following:

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  All transactions where the managing member or its affiliates provide goods or services to us, other than those specifically provided for in the operating agreement, must be pursuant to written agreements which may be terminated without penalty, upon 60 days' prior written notice, by a vote of members holding a majority of the outstanding units. The terms must be comparable to the terms available from unrelated parties. The compensation payable must be competitive with the amount charged by independent parties for comparable goods or services.

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  Reimbursement to the managing member or its affiliates for goods, materials and services other than as provided in the operating agreement is limited to the cost we would pay an unaffiliated party for goods, materials, and services which the managing member believes are reasonably necessary for our prudent operation.

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  The managing member and its affiliates have agreed that, in the event an investment opportunity becomes available that is suitable for us and another entity with the same investment objectives and structure, and for which we and the other entity have sufficient funds available to invest, then the investment opportunity will be first offered to the entity that has waited the longest period of time since it was last offered an investment opportunity. In determining whether or not an investment opportunity is suitable for more than one investment program, the managing member and its affiliates will examine such factors as the cash requirements of each investment program, the effect of the acquisition on diversification of each investment program's investments by geographic area, the anticipated cash flow of each investment program, the size of the investment, the amount of funds available to each investment program, and the length of time such funds have been available for investment.

INVESTMENT OBJECTIVES AND POLICIES

General

        Our primary investment objectives are to:

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  reduce risk by acquiring properties on an all cash basis;

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  provide periodic cash distributions from rental operations;

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  increase income by reducing operating expenses and entering into leases with scheduled rent escalations; and

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  generate additional income on sale of our properties by using asset management strategies to increase property values.

Types of Investments

        We will try to acquire a diversified portfolio of multi-tenant industrial business parks. Each property we purchase will have five or more business tenants and some properties may have more than 100 business tenants. Having multiple and diverse tenants is intended to mitigate the impact that may be experienced from losing a single tenant. We will purchase properties located in major metropolitan areas throughout the United States. Geographic diversification of our properties is also intended to mitigate the impact that may be experienced from an economic downturn in any one geographic location. We will acquire properties on an all cash basis using no debt financing.

        We will acquire properties that are currently existing and generating income from rental operations. We will not develop new properties or acquire raw land.

        We will attempt to acquire multi-tenant industrial business parks at prices below what the managing member estimates the new development cost of a similar property located within a competitive geographic area to be. Our ability to acquire properties at prices below new development cost is subject to market conditions and there is no assurance that we will be able to do so.

        Although we are permitted to invest in multi-tenant industrial properties through partnerships or joint ventures with non-affiliates of the managing member that own or operate one or more properties, provided we acquire a controlling interest in the general partnerships or joint ventures, we do not expect that we will do this. If we do this, (1) the fund and the other entity must have similar investment objectives, (2) there will be identical sponsor compensation and no duplicate fees payable to the managing member and its affiliates, (3) our investment and the investment of the other entity will be on substantially the same terms and conditions, and (4) we will have the right of first refusal to buy the property if the joint venture decides to sell the property.

Investment Restrictions

        We have not engaged in the following types of activities and it is our policy not to engage in any of the following types of activities:

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  issue securities which are senior to or have priority over the units;

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  make loans to any persons;

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  invest in the securities of other issuers for the purpose of exercising control;

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  underwrite securities of other issuers;

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  engage in the rapid purchase and sale (churning) of investments;

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  offer securities in exchange for property; or

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  repurchase or otherwise reacquire our units or other securities.

        These policies cannot be changed by our managing member without a vote of unitholders.

        We will not:

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  issue units other than for cash;

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  make loans or investments in real property mortgages;

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  make loans to any persons;

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  operate in such a manner as to be classified as an investment company for purposes of the Investment Company Act of 1940;

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  invest more than $10,000,000 in any single property;

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  engage in roll up transactions; or

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  invest in trust deeds, mortgage or other similar obligations.

Borrowing Policies

        We intend to acquire properties for all cash and without debt financing. We are authorized to borrow the greater of $100,000 or five percent of the invested capital contributions of all unitholders on an unsecured basis in order to meet our operating expenses. If we borrow money from the managing member or its affiliates, the managing member or affiliate will loan the money to us at its cost of borrowing but not in excess of that charged by unrelated lending institutions on comparable loans for the same purpose.

Distributions

        We will distribute net cash flow from operations to unitholders periodically. The investors have received $1,389,847 in aggregate cash distributions as of the date of this prospectus, and we anticipate that we will continue making periodic distributions of net cash flow from operations. Distributions made to unitholders to date were funded in part by our managing member, but the managing member is not required to fund distributions and may not do so again in the future. Distributions will be made to the unitholders as of the record dates selected by the managing member.

        The amount and timing of distributions we make will vary. While we are selling units in this offering, we expect distributions to be erratic or non-existent due to the uncertainty of cash flow and our higher administrative costs relative to revenues being generated by leasing of properties. The amount of distributions will also depend on the overall size of our fund. If we sell less than all of the units we are offering, our fixed operating costs will be higher per unit and will reduce the amount available for distributions per unit.

        The frequency of the distributions we make will depend on the cost of making the distributions and the dates on which properties are acquired. We will not make distributions more frequently than quarterly and may make distributions much less frequently to minimize our operating cost and maximize your return on investment.

        Our distributions will be made at the discretion of the managing member depending primarily on net cash flow from operations and our general financial condition. We intend to increase distributions based on increases in net cash flow from operations.

Managing Cash Distributions

        We expect distributions to fluctuate until the offering is terminated and the funds we raise are used to purchase properties. After that, to the extent possible, we will attempt to avoid the fluctuations in distributions that might result if distributions were based strictly on cash received during the distribution period. We may use net cash flow from operations received during prior periods or during subsequent periods, but prior to the date of the distribution, in order to pay annualized distributions consistent with the distribution level we establish from time to time. Our ability to maintain this policy is dependent upon our net cash flow from operations. We cannot assure you that we will have net cash flow from operations available to pay distributions, or that the amount we distribute will not fluctuate.

Sale of Fund Properties

        We expect to own our properties for approximately five years, but we may hold our properties for a longer period of time. The actual time we sell a property will depend upon factors that we cannot predict today. In deciding whether or not to sell a property, the managing member will consider factors, such as:

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  the value of the property;

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  the availability of buyers;

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  our investment objectives;

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  the current real estate and money market conditions; and

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  operating results of the property.

        Net cash flow from operations and net sale proceeds will be distributed to unitholders in accordance with the operating agreement and will not be reinvested in additional properties. The managing member will decide whether net sales proceeds from the sale of properties will be applied to working capital reserves for our contingent or future liabilities, for repair or improvement of properties or to distributions.

Authority of the Managing Member

        The managing member is vested with full authority as to our general management and supervision of our business and affairs. You will have no right to participate in management. All our policies other than those specified in or limited by the operating agreement may be changed by the managing member without a vote of the members. The managing member will determine how our business will be conducted. You should not purchase units unless you are willing to trust the managing member with all aspects of our management.

BUSINESS

General

        We are a real estate fund that seeks positive return on investment through the acquisition, management and sale of multi-tenant industrial business parks. We intend to acquire and operate a diversified portfolio of existing, leased multi-tenant industrial business parks catering to the small business tenant. The managing member believes that investment opportunities in multi-tenant industrial business parks are ordinarily not readily available to investors other than large institutional investors and experienced real estate operators with specialized knowledge and experience in a specific geographic area. We believe we are offering a unique opportunity for you to participate in an asset class overlooked by most investors, with a sharing arrangement which aligns closely with yours. We are committed to creating investor opportunity with the highest level of integrity and ethics, through excellence in the acquisition, operations and sales of multi-tenant industrial business parks.

        The properties we acquire will cater to the small business tenant and have lease terms averaging two to three years. During economic conditions when rental rates are rising rapidly, these relatively short-term leases should allow us to increase rental income at a faster rate than on properties with longer-term leases. This occurs at times when the annual rental rate increases provided for in existing leases are less than the actual level of growth in market rents.

        We will purchase properties located in major metropolitan areas in the United States. We will emphasize the acquisition of properties in geographic areas nationwide that have historically demonstrated strong levels of demand for rental space by tenants requiring small industrial buildings. We will attempt to acquire the highest quality properties available in the highest demand locations. Our first two property acquisitions, in September and December of 2002, are located in the Los Angeles and Chicago metropolitan areas.

        We will acquire properties that are currently existing and generating income from rental operations. We will not develop new properties or acquire raw land.

        We will attempt to acquire properties at prices below what the managing member estimates the new development cost of a similar property located within the same competitive geographic area to be. In stabilized market areas where tenant demand for space is high, when a tenant's lease expires, the tenant may not be able to find a competitive space to rent. In high tenant demand locations, rental rates and property values should eventually increase to the levels necessary to justify the construction of competitive properties. The increase in rental rates and property values is expected to occur to balance out the high levels of tenant demand for space as compared to the restricted amounts of available space for a tenant to choose from. If this occurs, we could experience financial gain as a result of having acquired properties at prices below their new development cost.

Multi-Tenant Industrial Business Parks

        Multi-tenant industrial business parks comprise one of the major segments of the commercial real estate market on a nationwide basis. These properties contain a large number of diversified tenants and differ from large warehouse and manufacturing buildings that rely on a single tenant. Multi-tenant industrial business parks are ideal for small businesses that require both office and warehouse space. This combination of office and warehouse space cannot generally be met in other commercial property types. Multi-tenant industrial business park tenants come from a broad spectrum of industries including light manufacturing, assembly, distribution, import/export, general contractors, telecommunications, computer technology, general office/warehouse, wholesale, service, high-tech and other fields. These properties diversify revenue by generating rental income from multiple businesses instead of relying on one or two large tenants.

        Of all businesses in the United States, approximately 80% are classified as "small business." Office parks serve businesses that are generally service oriented. Industrial parks accommodate businesses that need both office and warehouse space. The primary difference between these two types of buildings is the percentage of office space within a given unit. We will acquire multi-tenant industrial business parks with varying percentages of interior office improvements. We may acquire properties with interior office improvements approaching 100% which will have limited or no warehouse or assembly space.

        The typical multi-tenant industrial business park includes 100,000 square feet of rentable space with rental unit sizes ranging from 500 square feet to 30,000 square feet. This type of property accommodates tenant's growth patterns. For example, a 1,200 square foot tenant may grow to 2,400 square feet by leasing the adjacent unit. This flexibility diversifies the owner's risk of losing a tenant as the tenant's business grows. A single-tenant industrial building cannot accommodate a tenant's growth.

        One of the most attractive features of multi-tenant industrial business parks is the ability to adapt to changing market conditions and to meet the diversification needs of small business tenants. A multi-tenant industrial business park is the first home for many small businesses. In good economic times, new businesses are forming and existing businesses are growing. Multi-tenant industrial business parks can accommodate this growth via a tenant's expansion into multiple units. It is not uncommon to see a tenant occupy two to four units as its business expands. In difficult economic times, a tenant's space requirements often contract. Many tenants who previously outgrew their space in a multi-tenant industrial business park, move back during periods of contraction since they can no longer afford the larger facility they leased. Tenants move through this type of property in growing and declining economies.

        These factors contribute to the advantage of shorter lease terms inherent in multi-tenant industrial business parks. Lease terms generally range from month-to-month to five years. The average lease term is two to three years. Leasing activity is typically more diversified with smaller-size tenants. The managing member views regularly expiring leases with varying lease terms as an attractive diversification feature of multi-tenant industrial business parks. The most significant benefit of shorter term leases is that we can adjust the rents upward to market more rapidly in an upward trending market. In a downward trending rental rate market, tenants tend to renegotiate lease terms downward whether or not they have entered into long-term leases. Leasing for properties that we purchase will contain stipulated rent escalation provisions when market conditions allow. After rental adjustment, a property's income and the resulting cash flow will adjust accordingly.

        The managing member believes that multi-tenant industrial business parks offer specific characteristics that may support an investor's portfolio diversification strategy.

The Small Business Opportunity

        For the last eleven years, Cornerstone Ventures, Inc. and its affiliates have achieved success by focusing on the needs of small business tenants. Cornerstone Ventures, Inc. focuses on what the small business tenant wants in terms of functional, well-designed space in which to operate its business. Cornerstone Ventures, Inc. believes that it knows how to differentiate between tenant spaces and projects that should maintain their demand over the long term versus those that might ultimately lag in performance.

Higher Construction Costs

        Compared to industrial buildings that serve the large or single user tenant, costs to construct multi-tenant buildings serving the small business tenant can be 50% to 60% higher due to the following differences:

  •
  Two restrooms generally required for each individual tenant space;

  •
  Numerous walls to separate individual tenant spaces;

  •
  Multiple entrances for each tenant space;

  •
  Utility connections for each tenant space;

  •
  Separate office build-out in each tenant space;

  •
  Separate HVAC installations;

  •
  Individual truck roll-up doors for each tenant space; and

  •
  Construction interest expense significantly higher due to longer initial lease-up with numerous tenants.

        These additional features drive up the cost of multi-tenant industrial business parks as compared to other industrial properties.

Acquisition Strategies

        Cornerstone Ventures, Inc. specializes in the multi-tenant industrial segment of the commercial real estate market. As managing partner in a joint venture with a nationally prominent real estate company, Cornerstone Ventures, Inc. has substantial operating experience investing in and operating multi-tenant industrial business parks. Cornerstone Ventures, Inc. offers in-depth real estate expertise through an experienced team of industry professionals with extensive understanding of industrial real estate.

        The fund will pursue a strategy of purchasing properties in major industrial markets with considerable tenant demand. The fund intends to acquire properties in areas with strong tenant demand and a large base of existing industrial properties, a high population of small business tenants and substantial competitive barriers to entry.

        Among Cornerstone Ventures, Inc.'s acquisition strategies, one is the recognition of opportunities to purchase multi-tenant industrial business parks at prices below replacement cost. Cornerstone Ventures, Inc. has observed that such opportunities exist because rental rates at projects configured for the small business tenant are at times below the levels necessary to justify the development of new projects. With market rents at such levels, the managing member may be able to identify an opportunity to purchase a property at a price below the levels needed to justify development of competitive properties.

        Because projects serving the needs of the small industrial business tenant may be currently operating at or near capacity in many sub-markets, rental rates are expected to continue to rise to the point where development of new space is justified. Compared to single-user industrial properties that typically have longer lease terms, the shorter-term multi-tenant industrial business park leases allow for greater opportunities to increase rents and maximize revenue growth in upward trending markets. The managing member's acquisition strategy, therefore, will be to purchase and reposition properties and capitalize on shorter lease terms, rising rents, increasing cash flow and increasing market value.

        We expect to achieve diversification by purchasing multi-tenant industrial business parks serving the small business tenant in high tenant demand markets nationwide. The number of properties that we will purchase will depend on the amount of funds we raise in this offering and upon the size and location of the properties we purchase. The maximum dollar amount of net proceeds that we will invest in any single property is $10,000,000. As of the date of this prospectus, we have acquired three properties, two in the Los Angeles area and one in the Chicago area, with the proceeds from our previous offering. If we sell only the minimum number of units, the managing member estimates that we will acquire only one property. If we sell the maximum number of units, we may acquire up to 10 or more properties. These estimates are subject to significant variations based on the individual purchase price of each property.

Property Features

        Land:    Lot sizes for the properties we purchase will generally range from approximately 4 to 25 acres depending upon the number of buildings and building sizes. Individual buildings contained in any specific property may be located on a single parcel of land or on multiple parcels of land depending upon the configuration and layout of the entire project. Sites will be zoned for industrial, commercial and/or office uses depending on local governmental regulations. The location of each property to be acquired will be considered carefully and we will focus on purchasing what we consider to be prime properties in prime locations.

        Buildings:    The actual buildings contained in any project will generally be rectangular in shape and constructed utilizing concrete tilt up construction methods and in some cases brick and mortar methods. Building sizes will generally range from 5,000 to 200,000 square feet divided into leasable unit sizes ranging from 500 square feet to 30,000 square feet. We will generally look for the following building features:

  •
  Functional site plan offering ample tenant parking and good truck and car circulation;

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  Multiple truck doors with ground level and dock high loading;

  •
  Ceiling clear heights in each tenant space from 14 feet to 24 feet;

  •
  Attractive front entry and visibility with a location for tenant's address and sign;

  •
  Quality office improvements including private offices, restrooms and reception area;

  •
  Minimum of 100 amps of electrical service;

  •
  Heating, ventilating and air conditioning systems for the office area; and

  •
  Fire sprinklers where required by local governmental agencies.

        We will evaluate a property's physical condition and, if capital improvements are necessary, we will incorporate this into the acquisition analysis for the property.

Property Selection

        The managing member will have experienced staff engaged in the selection and evaluation of properties that we may acquire. The acquisition process will be performed by the managing member with no acquisition fees payable to the managing member by us. All property acquisitions will be approved by the managing member through Cornerstone Ventures, Inc. based upon its experience in the area of multi-tenant industrial business parks and our investment objectives and supported by an appraisal prepared by a competent independent appraiser.

        We will purchase properties based on the independent decision of the managing member after an examination and evaluation of some or all of the following:

  •
  Functionality of the physical improvements at the property;

  •
  Historical financial performance of the property;

  •
  Current market conditions for leasing space at the property;

  •
  Proposed purchase price, terms, and conditions;

  •
  Potential cash flow and profitability of the property;

  •
  Estimated cost to develop a new competitive property within the immediate market area;

  •
  Demographics of the area in which the property is located;

  •
  Demand for space by small business tenants in the immediate market area;

  •
  Rental rates and occupancy levels at competing business parks in the immediate area;

  •
  Historical tenant demand for space at the property;

  •
  Current market versus actual rental rates at the property and in the immediate area;

  •
  Operating expenses being incurred and expected to be incurred at the property;

  •
  Potential capital improvements and leasing commissions reasonably expected to be expended;

  •
  A review of the terms of each tenant lease in effect at the property;

  •
  An evaluation of title and the obtaining of satisfactory title insurance;

  •
  An evaluation of a current appraisal conducted by a qualified independent appraiser; and

  •
  An evaluation of any reasonably ascertainable risks such as environmental contamination.

        The managing member intends to bring us the same expertise Cornerstone Ventures, Inc. has exercised in the accumulation and operation of its joint venture properties. See "Management" and "Prior Performance."

The Asset Management Function

        Asset management includes preparation, implementation, supervision and monitoring of a business plan specifically designed for each property. The managing member will perform the asset management function for us at no additional charge. The managing member through Cornerstone Ventures, Inc. will perform the following asset management services for us:

  •
  Create and implement an individualized plan for enhancing the profitability and value of each property;

  •
  Supervise the day-to-day operations of property managers assigned to each property;

  •
  Select and supervise the on-going marketing efforts of leasing agents responsible for marketing the property to prospective tenants;

  •
  Coordinate semi-annual rental surveys of competitive projects in the local geographic area—this function is designed to maintain the property at the highest possible rental rates allowable in the market where the property is located;

  •
  Approve lease terms negotiated by leasing agents with new tenants and tenants renewing their leases—this includes making sure that lease rates being attained are in line with market conditions as well as in line with the then current operating plan for the property;

  •
  Review and approve any capital improvements necessary at the property, including tenant improvements necessary to lease space;

  •
  Supervise the collection of rent and resolution of tenant lease defaults;

  •
  Review monthly financial reports prepared by property managers with a focus on improving the cost efficiency of operating the property;

  •
  Prepare annual property operating budgets for review and approval by senior management; and

  •
  Prepare regular updates regarding operations of the property as compared to budget estimates.

        Although most real estate operating companies charge a separate fee for asset management services, the managing member will not charge us a separate fee for such services.

Property Management Services

        The managing member is responsible for providing property management services for our properties. The managing member through Cornerstone Ventures, Inc. will be responsible for overseeing all day-to-day operations for each property, including the following:

  •
  Invoice tenants for monthly rent;

  •
  Collect rents;

  •
  Pay property level operating expenses;

  •
  Solicit bids from vendors for monthly contract services;

  •
  Provide property level financial reports on a monthly basis;

  •
  Review and comment on annual property operating budgets;

  •
  On-going assessment of potential risks or hazards at the property;

  •
  Clean up and prepare vacant units to be leased;

  •
  Supervise tenant improvement construction;

  •
  Supervise tenant and owner compliance with lease terms;

  •
  Supervise tenant compliance with insurance requirements;

  •
  Periodically inspect tenant spaces for lease compliance; and

  •
  Respond to tenant inquiries.

        Due to the short-term nature of the tenant leases, as well as the large number of small business tenants at each property, multi-tenant industrial business parks are highly management intensive. The type of properties we will acquire are generally considered to be more management intensive than other types of commercial real estate used by larger business tenants with longer term leases. For this reason, property management fees for multi-tenant industrial properties are generally higher than property management fees for other types of commercial real estate. The managing member believes in providing a very high level of property management service and in ensuring strict property maintenance standards in order to maximize the value of each property. The managing member may subcontract for such services with either an affiliate or third party property management organization. The managing member presently subcontracts with CB Richard Ellis, Inc. for property management services.

Real Property Investments

Normandie Business Center, Torrance, CA

        On September 27, 2002, we acquired an existing multi-tenant industrial park known as Normandie Business Center. Normandie Business Center is located on approximately 2.45 acres and is comprised of two single-story buildings containing an adjusted total of 48,711 leasable square feet. Our total acquisition cost was $3,901,696, which equates to approximately $80 per square foot of leasable space. We purchased this property with our own funds, without debt financing.

        The property is located in Torrance, California, and is in the South Bay submarket of Los Angeles. We believe that the South Bay is one of the largest and most active industrial submarkets in Los Angeles County and enjoys a vacancy rate less than 4%. Normandie Business Center was 96.3% leased on the acquisition date. The property has exhibited high historical occupancy rates and above-average rental rate growth as shown below.

Year Ending December 31	Average Annual Occupancy (%)	Average Annual Rent Per Sq. Foot ($)
1999(1)	90.78%	7.39
2000	90.07%	7.79
2001	89.41%	8.07
2002	93.50%	8.72
2003	94.90%	10.10
Current (As of August 31, 2004)	97.5%	9.85

(1)
reflects partial year data

        In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, physical condition, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and analyzed how the property compares to comparable properties in its market. We believe that this property is well located, has good roadway access and will attract quality tenants. This property will be subject to competition from similar multi-tenant industrial parks within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

        The property was built in 1989 and based upon our building inspection, the property is in good physical condition. We intend to make modest repairs and improvements to this property over the next few years. In addition to standard industry reserves for repairs and maintenance, we have budgeted approximately $150,000 for short- and long-term capital improvements.

        No single tenant leases more than 7% of the total leasable area of the property, nor does any tenant have rights to acquire the property or portions thereof.

        The following table sets forth lease expiration information for the next five years. Assuming the one tenant with a renewal option does not exercise its right to renew, there are no leases that expire after 2007.

Year Ending Dec. 31	No. of Leases Expiring	Approx. Amount of Expiring Leases (Sq. Feet)	Base Rent of Expiring Leases (Annual $)	Percent of Total Leasable Area Expiring	Percent of Total Annual Base Rent Expiring
2004	6	11,078	93,667	22.74%	20.00%
2005	15	22,730	223,374	46.67%	47.72%
2006	4	7,863	78,524	16.14%	16.77%
2007	4	7,040	72,574	14.45%	15.51%
2008	—	—	—	—	—

        We received an appraisal which states that it was prepared in conformity with the Uniform Standards of Professional Practice and the Code of Ethics of the Appraisal Institute by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a prospective market value for Normandie Business Center as of August 13, 2002, of $3,900,000.

        For federal income tax purposes, the depreciable basis of the property on the date of acquisition was $2,118,621. The depreciation expense will be calculated using the straight-line method, based upon an estimated useful life of 39 years. The property tax rate for this property is approximately 1.2% of the local county's assessed value and the annual property taxes are approximately $45,950. There are no proposed improvements that we expect will materially affect property taxes.

Sky Harbor Business Park, Northbrook, Illinois

        On December 27, 2002, we acquired an existing multi-tenant industrial business park known as the Sky Harbor Business Park, a single-story building built in 1976 of approximately 41,422 square feet of leasable space on approximately 2.145 acres of land. Our total acquisition cost was $2,553,996, which equates to approximately $62 per square foot of leasable space. The property was 100% leased on the acquisition date to six tenants whose spaces range in size from approximately 5,000 square feet to over 12,000 square feet. We purchased this property for all cash, without debt financing.

        The property is located in the Chicago area, specifically in the Northern Cook County Industrial sub-market in the Village of Northbrook, Illinois.

        The property's historical occupancy rates are as follows:

Year Ending December 31	Average Annual Occupancy (%)
1999	100%
2000	100%
2001	100%
2002	100%
2003	86%
Current (As of August 31, 2004)	53%

        As of the date of this prospectus, a total of 23,608 square feet was leased to four tenants. The following table sets forth certain information with respect to those leases:

Total Square Feet Leased	Expiration Date	Renewal Options	Current Annual Rent ($)	Base rent per sq.ft. per annum ($)
5,016	Sep-07	—	41,108	8.20
5,000	May-05	—	40,365	8.07
7,347	Mar-07	—	45,327	6.17
6,245	Mar-05	—	56,734	9.08

23,608			183,534	7.77

        Each tenant occupies more than 10% of the rentable square footage of this property. These tenants operate varying businesses, including manufacturing and distribution of telecommunications equipment, office custom printing, reproduction and distribution of art products, insurance brokerage and color graphics copying.

        The following table sets forth lease expiration information for the next five years. As of the date of this prospectus, there are no leases that expire after 2007.

Year Ending Dec. 31	No. of Leases Expiring	Approx. Amount of Expiring Leases (Sq. Feet)	Base Rent Of Expiring Leases (Annual $)	Percent of Total Leasable Area Expiring	Percent of Total Annual Base Rent Expiring
2004	—	—	—	—	—
2005	2	11,245	97,089	27.15%	52.9%
2006	—	—	—	—	—
2007	2	12,363	86,345	13.15%	47.1%
2008	—	—	—	—	—

        An appraisal ordered for the purchase of this property, prepared in conformity with the Uniform Standards of Professional Practice and the Code of Ethics of the Appraisal Institute by an independent appraiser who is a member of the Appraisal Institute, reported the prospective market value for the Sky Harbor Business Park as of November 28, 2002, of $2,900,000.

        For federal income tax purposes, the depreciable basis of the property on the date of acquisition was $2,135,141. The depreciation expense will be calculated using the straight-line method, based upon an estimated useful life of 39 years. The property tax rate for this property was 6.89% of the local county's assessed value for 2001, payable in 2002, and the annual property taxes are approximately $107,796. There are no proposed improvements that we expect will materially affect property taxes.

Arrow Business Center, Irwindale, California

        On December 10, 2003, we purchased an existing multi-tenant industrial business park known as the Arrow Business Center, a single-story three building property built in 1987 of approximately 69,592 square feet of leasable space on approximately 5.04 acres of land. The acquisition price was $5,910,579 including $231,537 of closing costs, which equates to approximately $84 per square foot of leasable space. The property is currently 98.4% leased to forty tenants whose spaces range in size from approximately 800 square feet to over 4,800 square feet. Currently, there is one 1,120 square foot vacant space.

        The property's historical occupancy rates are as follows:

Year Ending December 31	Average Annual Occupancy (%)
2000(1)	91%
2001	94%
2002	95%
2003	97%
Current (As of August 31, 2004)	98%

(1)
reflects partial year data

        No tenant occupies more than 7% of the rentable square footage. These tenants operate varying business, including light manufacturing and distribution, light assembly and warehousing that encompasses a wide variety of businesses.

        The following table sets forth lease expiration information for the next six years. As of the date of this prospectus, there are no leases that expire after 2009.

Year Ending Dec. 31	No. of Leases Expiring	Approx. Amount of Expiring Leases (Sq. Feet)	Base Rent Of Expiring Leases (Annual $)	Percent of Total Leasable Area Expiring (%)	Percent of Total Annual Base Rent Expiring (%)
2004	8	16,104	180,776	23.14%	28.63%
2005	18	23,520	246,971	33.80%	39.11%
2006	6	8,960	74,772	12.88%	11.84%
2007	7	17,882	101,468	25.69%	16.07%
2008	—	—	—	—	—
2009	1	2,160	27,480	3.10%	4.35%

        For federal income tax purposes, the depreciable basis of the property on the date of acquisition was $3,405,695. The depreciation expense will be calculated using the straight-line method, based upon an estimated useful life of 39 years for the building improvement costs and the related lease term for the tenant improvements. Leasing commissions will be amortized over the initial term of the related leases.

SUMMARY OF THE OPERATING AGREEMENT

        You should read and familiarize yourself with the operating agreement that appears as Exhibit"A" to this prospectus. The following statements are brief summaries of the material provisions of the operating agreement. These summaries are not complete. These summaries do not modify or amend the operating agreement. In the event these summaries differ from the operating agreement, the provisions of the operating agreement will control.

General

        We are a California limited liability company. A limited liability company is a business organization that is generally intended to be taxed as a "partnership" for federal income taxation purposes, while providing limited liability for its members. The owners of the equity interests in a limited liability company are called "members." For federal income tax purposes, a limited liability company, like a partnership, is a pass-through entity, and generally its income and losses are taxed only at the member level. See "Federal Income Tax Considerations." The business affairs of a limited liability company are governed by an operating agreement, which is like a partnership agreement.

Capital Contributions and Members

        Our members are Cornerstone Industrial Properties, LLC, which is our managing member, Terry G. Roussel, the persons who purchased units in the first phase of our fund raising and the persons who purchase units in this second phase of our fund raising. The initial capital contributions will be the amounts contributed by the managing member and Mr. Roussel, and the proceeds from the first phase and this second phase of our fundraising. Mr. Roussel contributed the same amount for his units as other unitholders. The managing member and unitholders are referred to as the fund's "members."

Capital Accounts

        We will establish and maintain a separate capital account for each member. Except as otherwise provided in the operating agreement:

  •
  no interest will accrue on your capital contribution or on your positive capital account balance;

  •
  you will not have any right to withdraw any part of your capital account or to demand or receive the return of your capital contribution;

  •
  you will have the right to receive distributions from us only as determined by the managing member;

  •
  you will not be required to make any further contribution to our capital or make any loan to us; and

  •
  you will not have any liability for the return of any other member's capital account or capital contributions.

Control of Our Operations

        The managing member is vested with full, exclusive and complete discretion in the management and control of our business.

Compensation of the Managing Member and Affiliates

        See "Management Compensation."

Allocations and Distributions

        See "Prospectus Summary" at page 1 of this prospectus.

Meetings of Members

        There will be no regularly scheduled meetings of our members. Meetings of our members may be called by the managing member, and will be called upon the written request to the managing member of unitholders holding in the aggregate at least ten percent (10%) of the units.

Voting

        Unless a greater or lesser quorum is required by law, the members present at a meeting in person or by proxy who, as of the record date for such meeting, are holders of a majority of all the issued and outstanding units shall constitute a quorum at the meeting. When an action is to be taken by a vote of the members, it will be authorized by the affirmative vote of the unitholders holding a majority of all the issued and outstanding units. See "Management."

        Approval of the members is required to:

  •
  amend the fund's articles of organization or operating agreement, except that member approval is not required for amendments that do not adversely affect the rights of unitholders or that are required to permit the fund to be taxed as a partnership;

  •
  permit the voluntary withdrawal of the managing member;

  •
  appoint a new managing member;

  •
  sell all or substantially all of the fund's assets other than in the ordinary course of business;

  •
  adopt an agreement of merger or reorganization;

  •
  change the character of the business and affairs of the fund;

  •
  commit any act that would make it impossible for the fund to carry on its ordinary business and affairs; or

  •
  commit any act that would contravene any provision of the articles, the operating agreement, or the limited liability company law.

        The unitholders may, without the concurrence of the managing member:

  •
  amend or restate the articles of organization or the operating agreement except that amendments that modify the compensation or distributions to which the managing member is entitled, or affects its duties, requires the consent of the managing member;

  •
  remove the managing member;

  •
  elect a new managing member; or

  •
  dissolve the fund.

Payments to Managing Member upon Removal

        Upon the removal or termination of the managing member, the fund is required to pay the terminated managing member all amounts owed to the managing member. The fund may terminate the terminated managing member's interest in fund income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated managing member's interest determined by agreement of the terminated managing member and the fund, or, if they cannot agree, by arbitration in accordance with the rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated managing member and the fund.

No Certificates for Units will be Issued

        Ownership of the units will be registered on the books of the fund. No certificates evidencing ownership of the units will be issued.

Transfer of Units

        If you want to transfer your units subsequent to your initial investment, you must comply with the applicable provisions of the operating agreement, among other restrictions. The managing member may impose "suitability standards" of the type described under "Who May Invest" at page 11 of this prospectus to transfers of units by you. You may not transfer less than the minimum number of units investors are required to purchase in this offering. You may not transfer, fractionalize or subdivide units if you will retain less than this minimum number of units. You may not separate financial rights of units from the units and assign them separately from the units. You must pay a transfer fee of $250 to cover our costs.

        The managing member must consent to all transfers or dispositions of units. "Prohibited dispositions" are set forth in Section 7.2 of the operating agreement. Subject to the limitations and restrictions of the operating agreement, all transfers that comply with the operating agreement will be effective as of the last day of the month following the date in the assignment and receipt of notice of such assignment by the managing member, or such earlier date as may be required by applicable rules and regulations, except that transfers made in December will be effective on the date of the assignment. Further, you may not sell or transfer units if our legal counsel believes it would result in our termination or result in adverse tax consequences to us or our unitholders.

        Upon delivery of the completed and executed assignment to the managing member and its acceptance thereof, the assignee becomes entitled to receive the various benefits of ownership of the units, including income, distributions and losses.

Allocations and Distributions on Transfer of Units

        In the event of a transfer of units, we will make all allocations and distributions as of the last day of the calendar month for which such allocation or distribution is to be made by us. All allocations of net income and net loss to any unit that may have been transferred during a year will be allocated between the transferor and the transferee based on the number of days that each was recognized as the holder or assignee of the unit, without regard to results of our operations during the calendar year and without regard to whether cash distributions were made to the transferor or transferee during the calendar year.

Other Activities

        The managing member is generally permitted to compete with us without limitation. See "Conflicts of Interest."

Dissolution

        We will dissolve and our affairs will be wound up on the first to occur of the following events:

  •
  December 31, 2010;

  •
  the entry of a decree of judicial dissolution, as provided under California law; or

  •
  by the consent of unitholders owning a majority of all the issued and outstanding units.

Repurchase of Units

        The fund will not repurchase units. The managing member and its affiliates may, but are not required to, purchase units from unitholders who want to sell their units. The managing member and its affiliates will hold any units purchased by them for investment and will not resell the units.

Books and Records

        You have the right to inspect our records including a list of all our unitholders and their ownership interest. The fund will maintain copies of appraisals for all properties acquired by the fund for at least five years. The appraisals will be made available to you for inspection and duplication.

Reports

        We will provide you with the following reports, statements and tax information:

        Within 75 Days of the End of Our Taxable Year.    Information necessary in the preparation of the federal income tax returns and state income and other tax returns with regard to the jurisdictions where the properties are located.

        Within 120 Days of the End of Our Taxable Year.    Upon request, annual financial statements (balance sheet, statement of income or loss, statement of unitholders' and managing member's equity and a statement of cash flows) prepared in accordance with generally accepted accounting principles and accompanied by a report therein containing the opinion of an independent certified public accountant; an annual report on our business; an annual report identifying the various types of distributions to unitholders and the source of such distributions; and a detailed statement of any transactions with the managing member or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the managing member or its affiliates for the fiscal year completed, the amount paid or accrued to each recipient, the source of each distribution and the services performed.

        Within 60 Days of the End of Each of the First Three Fiscal Quarters of Our Taxable Year.    Upon request, the information specified in Form 10-Q, beginning with the fiscal quarter in which we are first required to register under Section 12(g) of the Securities Exchange Act of 1934.

        If We are Not a "Reporting Company."    If filings are not required by the Securities and Exchange Commission, a semiannual report for the first six (6) months of operations will be prepared containing at least a balance sheet, statement of income and cash flow statement and other pertinent information regarding the fund and furnished upon request within 60 days following the end of the first six (6) month period.

        Within 60 Days of the End of Each Quarterly Period of Our Taxable Year.    Upon request, a statement of compensation received by the managing member from us during the quarter, including the nature of services rendered or to be rendered by the managing member, and any other relevant information.

        Within 60 Days of the End of Each Quarterly Period in which We Acquire Properties.    Upon request, a special report setting forth details of the acquisition by us of properties. The report may be in the form of a supplement to the prospectus and may be distributed to unitholders more frequently than quarterly if deemed appropriate by the managing member.

Power of Attorney

        Each unitholder, by executing the Subscription Agreement, appoints the managing member as such unitholder's attorney in fact with authority to sign:

  •
  the operating agreement;

  •
  any certificate or other instrument, including registrations or filings concerning the use of fictitious names and necessary or appropriate filings under the federal and state securities laws;

  •
  documents required to dissolve and terminate the fund;

  •
  amendments and modifications to the articles of organization or any of the documents described above;

  •
  amendments and modifications to the operating agreement which have been approved pursuant to the terms thereof; and

  •
  all loan and security agreements, notes, instruments and other similar documents that are necessary or desirable for the fund to conduct its business as contemplated by the operating agreement.

FEDERAL INCOME TAX CONSIDERATIONS

General

        This summary discusses the material federal income tax considerations that reasonably can be anticipated to affect an investment in the fund by you. This summary assumes that you are an individual and that you intend to hold your interests in the fund as a capital asset within the meaning of Section 1221 of the Code. Other than as specifically provided, this summary does not generally discuss the federal income tax consequences of an investment in the fund peculiar to corporate taxpayers, tax-exempt pension or profit-sharing trusts or IRAs, foreign taxpayers, estates, or taxable trusts or to transferees of units.

        THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY INVESTOR. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH SPECIFIC REFERENCE TO YOUR OWN TAX AND FINANCIAL SITUATION INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND OTHER TAX LAWS AND ANY POSSIBLE CHANGES IN THE TAX LAWS AFTER THE DATE HEREOF. THIS SECTION IS NOT TO BE CONSTRUED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING.

        Except as expressly noted, the statements, conclusions, and opinions contained herein are based on existing law as contained in the Code, Treasury Regulations, administrative rulings, and court decisions as of the date of this prospectus. No rulings have been or will be requested from the IRS concerning any of the tax matters described herein. Accordingly, there can be no assurance that the IRS or a court will agree with the following discussion or with any of the positions taken by the fund for federal income tax reporting purposes.

Legal Opinion

        The U.S. Treasury Department has set forth certain guidelines that are to be followed by practitioners who provide opinions analyzing the federal tax effects of so-called "tax shelter" investments. Generally, in such an opinion, the practitioner must provide, where possible, an opinion as to whether it is "more likely than not" that you will prevail on the merits of each material tax issue presented by the offering as well as an overall evaluation of whether the material tax benefits in the aggregate more likely than not will be realized. Where the practitioner cannot give such an opinion with respect to any material tax issue, the opinion must set forth the reasons for the practitioner's inability to opine as to the likely outcome. Likewise, the opinion must explain why the practitioner is unable to give an overall evaluation. For purposes of these guidelines, a "tax shelter" is an investment which has as a significant and intended feature for federal income or excise tax purposes the generation of tax losses or credits to offset taxable income from other sources.

        Preston Gates & Ellis LLP ("counsel") does not believe that the fund constitutes a "tax shelter" because the production of losses or credits to offset income or tax liability from other sources is not a significant or specifically intended feature of an investment in the fund. Thus, counsel is not required to render an overall opinion with respect to realization of the material tax benefits from such investment. Nevertheless, counsel has rendered its opinion, which is attached hereto as Exhibit "B" with respect to all material federal income tax issues presented by an investment in the fund for which a legal opinion is possible:

        Counsel's opinion addresses the following material federal income tax issues:

  •
  Classification of the fund as a partnership for federal income tax purposes;

  •
  Exemption of the fund from publicly traded partnership status;

  •
  Treatment of your fund interest as a passive activity and characterization of your fund net income as passive income;

  •
  Allocations of fund net income or net loss by the fund comply with applicable Treasury Regulations; and

  •
  Exemption of the fund from tax shelter registration requirements.

        It is impossible at this time to opine on the application of the law to the specific facts that will exist when additional investments are made. In addition, counsel is unable to express an opinion as to certain issues because of their inherently factual nature or which will vary for each investor.

        The tax issues discussed below but for which no opinion has been given because of the lack of actual facts with respect to the issue, or the inherently factual nature of the inquiry, or the issue being dependent upon your specific situation, are as follows:

  •
  Income tax treatment of certain payments made by the fund;

  •
  Possible taxation of investments by qualified plans and other tax exempt entities;

  •
  Allocation of the fund's purchase price in properties;

  •
  Classification of the fund as a dealer in property;

  •
  Sales of fund units;

  •
  Special tax rates applicable to long-term capital gains and losses from the fund;

  •
  Tax consequences upon fund dissolution;

  •
  Special tax rules for foreign investors;

  •
  State and local tax consequences to investors;

  •
  Special fund-level audit rules; and

  •
  Federal penalties possibly applicable to tax understatements.

Partnership Status

        The fund is expected to be treated as a partnership for tax purposes with "pass-through" tax consequences to you as an investor.    Treatment of the fund as a "partnership" for federal income tax purposes is essential to your ability to derive tax benefits from your purchase of units. If, for any reason, the fund were classified as an association taxable as a corporation:

  (1)
  the fund would be subject to federal income tax on any taxable income it earned at regular federal corporate tax rates of up to 35%,

  (2)
  you would not be required or entitled to take into account your distributive share of the tax items of the fund, and

  (3)
  distributions of cash or property by the fund would be taxed to you (without a corresponding deduction to the fund), first, as dividend income to the extent of the fund's current and accumulated earnings and profits, and second, as capital gain to the extent that any remaining distributions exceed your basis in units.

        General Classification Rules.    It is the opinion of counsel that, subject to the assumptions set forth in the discussion below regarding "publicly traded partnerships," the fund will be classified as a "partnership" and not as an "association taxable as a corporation" for federal income tax purposes if such issue were challenged by the IRS, litigated and judicially decided. The fund has been formed as a "limited liability company" under California law. A California limited liability company is considered an "eligible entity" under Treasury Regulations classifying business entities. Since its formation, the fund has had at least two members. Under current Treasury Regulations, a newly formed domestic eligible entity that has two or more owners will automatically qualify for "partnership" tax classification status subject to other Code provisions that may alter such status, such as the publicly traded partnership rules, discussed below. The fund, as a California limited liability company, has been formed as a qualifying domestic eligible entity, and, accordingly, it automatically will default to "partnership" classification status subject to other Code provisions that may alter such status, such as the publicly traded partnership rules, discussed below.

        Publicly Traded Partnership Rules.    It is the opinion of counsel that, the fund will not be treated as a publicly traded partnership taxable as a corporation. Section 7704 of the Code provides that any "publicly traded partnership" will be taxed as a "corporation" for federal income tax purposes even though such partnership otherwise would be classified as a partnership for federal income tax purposes. It is important for the fund to avoid "publicly traded partnership" status due to the adverse tax consequences of such "corporate" classification status on the fund and unitholders, as described above. A partnership is considered to be a publicly traded partnership if interests in the partnership are (or become):

  (1)
  traded on established securities markets or

  (2)
  readily tradable on a secondary market (or the substantial equivalent thereof).

        The IRS has issued regulations under Section 7704 (the "Section 7704 Regulations") that set forth limited safe harbors from the definition of a publicly traded partnership, at least two of which may be applicable to the fund:

  (1)
  interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof if the partnership does not participate in the establishment of the market or the inclusion of its interests thereon and the partnership does not recognize any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner or otherwise recognizing any rights of the transferee; and

  (2)
  interests in a partnership will not be considered readily tradable if, for any taxable year of the partnership, the sum of the percentage interests in partnership capital or profits represented by partnership interests that are sold or otherwise disposed of during the taxable year does not exceed an aggregate of two percent (2%) of the total interests in partnership capital or profits.

        Since a significant portion of the fund's gross income will consist of rental income from commercial real estate, the fund may also meet an exception from publicly traded partnership status set forth in Code Section 7704(c) due to its receipt of such qualifying income in the amount of ninety percent (90%) or more of its gross income. An exception from "publicly traded partnership" status exists under Code Section 7704(c) for certain partnerships where ninety percent (90%) or more of their gross income consists of certain "qualifying" passive types of income (including interest, dividends, certain real property rents and gain from the sale or other disposition of real property and gain from the sale or disposition of capital assets). If only the qualifying income exception is relied upon to avoid publicly traded partnership status, the passive activity rules, pursuant to Code Section 469(k) and discussed below, will be applied separately with respect to the fund, thus, for example, preventing fund net income from being offset against passive activity losses of unitholders from other sources.

        The operating agreement prohibits the managing member or any other member from:

  (1)
  listing, facilitating, or recognizing the trading of units on established securities markets, or

  (2)
  creating for units or facilitating or recognizing the trading of units on a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704 and the Section 7704 Regulations promulgated thereunder. The managing member has also agreed to take all steps reasonably available (and the operating agreement grants broad powers to the managing member) to (a) prevent the trading of units by third parties on an established securities market or a secondary market (or the substantial equivalent thereof) or (b) allow any transfers of units which could cause the fund to violate the safe harbors set forth in the Section 7704 Regulations.

        Based on (1) the items set forth above, and the nature of the fund's expected gross income, (2) the fund being operated in accordance with the operating agreement, (3) the representations of the managing member that the fund units will be issued in a transaction registered under the Securities Act, (4) the representations of the managing member that the units in the fund will not be traded on an established securities market, and (5) the covenant of the managing member that it will take all actions necessary to prevent the interests in the fund from being traded on a secondary market or the substantial equivalent thereof, counsel is of the opinion that the fund will not be treated as a "publicly traded partnership" for federal income tax purposes if such issue were challenged by the IRS, litigated and judicially decided. There can be no assurance, however, that the IRS will not successfully contend that the fund should be treated as a publicly traded partnership based on, for example, the recognition of transfers in contravention of the operating agreement, the actions of third parties not within the control of the managing member or the fund, the ineffectiveness of the provisions of the operating agreement designed to avert the creation of a secondary market (or the substantial equivalent thereof), or the fund failing to generate sufficient qualifying gross income to avoid such status.

Taxation of the Unitholders

        As an investor in a partnership, you will be required to report on your federal income tax returns, and to take into account in determining your own income tax, your allocable shares of the income, gain, loss, deductions and tax preference items of the fund for the portion of any year during which you are a unitholder of the fund. The fund itself will not be subject to tax.

        You are subject to tax on your distributive shares of the fund's taxable income and items of fund income, gain, or items of tax preference required to be taken into account separately even though you may have received total cash distributions that are less than the amount of reportable income or gain to you, or less than the resultant federal income tax liability. To the extent that the resultant income tax imposed on you exceeds cash distributions to you in any year, such excess will constitute an out-of-pocket expense that must be funded by you from other sources.

Qualified Plan Investors

        Because the fund will not incur indebtedness with respect to the properties it acquires, your allocable share of the income of the fund if you are a tax-exempt entity is not expected to constitute "unrelated business taxable income" ("UBTI") unless the tax-exempt entity borrows funds to acquire its units (or otherwise incurs acquisition indebtedness within the meaning of the Code with respect to its acquisition of units), units are otherwise used in an unrelated trade or business of the tax-exempt entity, or the rental income generated by the fund is not qualified rental income for purposes of the exclusion from UBTI under Section 512(b)(3) of the Code.     Qualified plans including IRAs and SEPs generally are exempt from federal income taxation except to the extent that their UBTI from all sources exceeds $1,000 during any fiscal year. Income from partnerships will be considered UBTI unless an exemption applies. For example, dividends, interest, royalties, certain rents, and gains from non-inventory sales of property, among other items, are excluded, as well as all deductions directly connected with such UBTI; provided, however, that if such otherwise exempt income is from "debt-financed property" the exemption may not be available.

        Certain income from unrelated businesses, such as interest and dividends, is considered income from "passive activities" and is excluded from UBTI. Also excluded from UBTI is certain rental income and gain from the sale of property, but only if such property neither (i) was held primarily for sale to customers in the ordinary course of the seller's trade or business, nor (ii) was stock in trade or other property of a kind which would be properly included in the seller's inventory if on hand at the close of the taxable year. Qualified rental income for purposes of the exclusion from UBTI generally does not include rent where a significant portion of such rent is attributable to personal property, where the amount of the rent is determined based, in whole or in part, on the income or profits of the lessee, or where significant services are rendered under the lease. The fund has not been organized to engage in the purchase and sale of properties and, accordingly, it is not expected that the fund will be treated as a dealer in properties. See "Property Held Primarily For Sale," below. However, since the determination of this issue depends on the intentions of the managing member and the fund and also depends on the facts of the fund's operations from time to time (including the timing and number of purchases, the sales of properties held, the manner in which such sales are solicited, and the amount of time and effort spent in managing and attempting to sell properties), counsel is unable to render an opinion as to whether the fund will be treated as a dealer in property.

        ALTHOUGH THE FUND INCOME LIKELY WILL NOT CONSTITUTE UBTI, NO OPINION IS EXPRESSED ON THIS ISSUE. IF YOU ARE A QUALIFIED PLAN INVESTOR YOU ARE URGED TO SEEK TAX ADVICE FROM YOUR OWN COUNSEL REGARDING WHETHER OR NOT YOU SHOULD INVEST IN THE FUND AND THE TAX CONSEQUENCES TO YOU OF RECEIVING DISTRIBUTIONS AND ALLOCATIONS FROM THE FUND.

Basis of Units

        Your basis in units is relevant in determining:

  (1)
  gain or loss on the sale or other disposition of the units (see "Sale of Units" below);

  (2)
  the taxability of cash distributions to you (see "Cash Distributions to Unitholders" below); and

  (3)
  your ability to deduct losses of the fund (see "Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses" below).

        Your adjusted basis in a unit initially will equal the amount of your actual cash capital contribution to the fund (i.e., the purchase price of units) and will be increased by your allocable share of items of fund net income. Your basis in a unit will be decreased (but not below zero) by (1) cash distributions received from the fund, and (2) your distributive share of items of the fund's net loss. Your basis in units is also generally affected by the amount of fund debt allocated to you, with increases in allocable debt increasing basis and decreases reducing basis. Since the fund does not intend to incur any debt, such basis adjustments resulting from increases or decreases in fund debt are not addressed in detail herein.

Allocations of Net Income and Net Loss

        The pass-through of fund income, gain or loss to you will be respected by the Internal Revenue Service if reviewed by them.    Your distributive share of partnership income, gain, loss, or deduction for federal income tax purposes generally is determined in accordance with the provisions of the partnership agreement, or, in the case of the fund, the operating agreement. Under Section 704(b) of the Code, however, an allocation, or portion thereof, will be respected only if it either has "substantial economic effect" or is in accordance with the "partner's interest in the partnership." If the allocation or portion thereof contained in the partnership agreement does not meet either test, the IRS will make a reallocation of such items in accordance with the IRS' determination of each partner's economic interest in the partnership. Treasury Regulations under Code Section 704(b) contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement (see "Summary of the Operating Agreement—Allocations and Distributions,"

above) are intended to comply with the Treasury Regulations' test for having substantial economic effect.

        Accordingly, it is the opinion of counsel that the operating agreement will comply with the safe harbor provisions in the Treasury Regulations under Code Section 704(b) and that the allocations of net income and net loss set forth in the operating agreement will have substantial economic effect or will be otherwise treated as being in accordance with your interest in the fund, if such issue were challenged by the IRS, litigated and judicially decided.

Allocations to Newly Admitted Unitholders or Transferees of Units

        New unitholders will be allocated a proportionate share of income or loss for the year in which they became unitholders.    The operating agreement permits the managing member to select any method and convention permissible under Code Section 706(d) for the allocation of tax items during the time persons are admitted as unitholders, but requires that any method or convention first utilized be consistently applied thereafter for all subsequent admissions of unitholders, unless it is determined subsequently that such method or convention is not permissible under Section 706(d). In addition, the operating agreement provides that items of income, gain, loss, deduction or credit of the Fund will be allocated among the Unitholders by taking into account their varying interest and that: (i) upon the transfer of all or a portion of a unitholder's units, other than at the end of the fund's fiscal year, the entire year's net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee based on the number of days during the year that each is treated under the operating agreement as owning the units, and (ii) permitted transfers of units will be deemed to occur at the end of the month in which they actually occur.

Basis, At Risk, and Passive Activity Limitations on Deduction of Losses

        The managing member anticipates that the fund will produce taxable net income in each year of operations beginning in 2003 and that you generally will not be allocated net loss because of the fund's investment criteria of acquiring properties on an all-cash basis. There can, of course, be no assurance that such objective can be achieved in any fiscal year of the fund. Your ability to utilize any net loss in a year, should a net loss be allocated to you, is determined by applying the following three limitations dealing with basis, at-risk and passive losses.

        (1)    Basis.    You may not deduct an amount exceeding your adjusted basis in your units pursuant to Code Section 704(d). If your share of the fund's net loss exceeds your basis in your units at the end of any taxable year, such excess net loss may be carried over indefinitely and deducted to the extent that at the end of any succeeding year your adjusted basis in your units exceeds zero.

        (2)    At-Risk Rules.    Under the Section 465 "at-risk" provisions of the Code, if you are an individual taxpayer (including an individual partner in a partnership) or a closely-held corporation, you may deduct losses from a trade or business activity, and thereby reduce your taxable income from other sources, only to the extent you are considered "at risk" with respect to that particular activity. The amount you are considered to have at risk includes money contributed to the activity and certain amounts borrowed with respect to the activity.

        (3)    Passive Loss Rules.    Under Section 469 of the Code, deductions by you, if you are an individual (or certain closely-held corporations) of losses from all businesses in which you do not "materially participate" and from all rental activities in which you do not "actively participate" (collectively "passive activities") are allowed only to the extent of income from such passive activities. Because of this limitation, net losses from passive activities cannot be used to offset earned income, income from businesses in which you are significantly involved, or portfolio income (such as interest, dividends, royalties, and non-business capital gains). Any losses in excess of income from passive activities can be carried forward indefinitely to offset future income from passive activities, including any income or gain from the eventual complete disposition of the activity that generated the losses.

        The fund's commercial real property leasing activities are anticipated to be passive activities for you and counsel will opine that your interest in the fund will be a passive activity if you are not affiliated with or employed by the managing member.

Passive Activity Income

        Fund operating income will more likely than not be considered "passive income" and be available to offset your current or suspended passive losses from the fund or certain other investments.    If the fund is successful in achieving its investment and operating objectives, you may be allocated taxable income from the fund. To the extent that your share of the fund's net income constitutes income from a passive activity (as described above), such income may generally be offset by your net losses and credits from investments in other passive activities.

        Counsel will opine that, assuming (1) the properties are acquired and operated in the manner described in this prospectus, (2) the properties are owned for federal income tax purposes by the fund, and (3) the fund is not viewed as a "publicly traded partnership" within the meaning of Code Section 469(k), that it is more likely than not that your share of the fund net income will be net income or gain from a "passive activity," as defined in Section 469 of the Code, which passive income can generally be offset by your net losses and credits from other passive activities, if such issue were challenged by the IRS, litigated and judicially decided. This opinion will not apply to any income that is attributable to (1) the investment by the fund in liquid investments, such as certificates of deposit or money-market funds prior to the investment in properties, or to distributions of net cash flow from operations or net sales proceeds to the members, or (2) the investment, in interest bearing accounts or otherwise, of amounts held as working capital, as security deposits, or in reserve. Such income described in the preceding sentence will constitute, for purposes of Section 469, "portfolio income" which cannot be offset by losses from passive activities. If the fund is a "publicly traded partnership" within the meaning of Code Section 469(k), any income from the fund cannot offset losses from other passive activities and will be treated in a manner similar to portfolio income. The Treasury Department has been given broad authority to issue regulations defining income that does not constitute passive activity income, and no assurance can be given that future regulations promulgated under Code Section 469 will not treat fund net income as income that is not from a passive activity, thereby preventing any setoff of such income against unrelated passive losses or credits.

Cash Distributions to Unitholders

        Cash distributions that are less than your adjusted tax basis in the fund will not be taxable to you.    A cash distribution to you from the fund (other than a cash distribution made in exchange for all or part of your interest in the fund) will not be taxable to you except to the extent, if any, that the distribution exceeds the adjusted basis of your units in the fund. See "Basis of Units" above. A cash distribution in excess of your adjusted basis in a unit will be taxable to the unitholder as if it resulted from a sale or exchange of the unit. See "Sale of Units" below.

Alternative Minimum Tax

        You could be subject to the alternative minimum tax.    The Code contains an "alternative minimum tax," which may reduce the benefit to you of an investment in the fund. The individual alternative minimum tax is imposed at tax rates of from 26% to 28% of alternative minimum taxable income ("AMTI") in excess of certain exemption amounts. Capital gains, however, are taxed for alternative minimum tax purposes at the same rates as those that apply for regular income tax purposes. See "Capital Gains and Losses," below. The alternative minimum tax is payable to the extent that it exceeds the "regular" federal income tax payable for that year. No regular tax credits other than the foreign tax credit may be applied against the alternative minimum tax.

Syndication and Organizational Expenses

        The Code provides for various treatments of certain initial expenditures of the fund. Expenses incurred by the fund with respect to the offering and sale of units (i.e., syndication costs) must be capitalized and cannot be deducted or amortized. In contrast, amounts paid to organize the fund as well as other start-up expenditures, may (if so elected) be amortized ratably over 60 months. The fund intends to treat selling commissions, the due diligence and marketing support fee, and most of organizational and offering expenses as syndication expenses. The remainder of organizational and offering expenses will be treated as amortizable organizational expenses. There can be no assurance that the IRS will not challenge the treatment of such fees and expenses paid by the fund.

Tax Treatment of Certain Fees

        The fund will pay fees to the managing member and its affiliates for services rendered to the fund. For a more complete description of these fees, see "Management Compensation." The amount of the fees has not been determined by arm's-length negotiations. Instead, the amounts have been set by the managing member on the basis of its judgment as to the reasonable value of the services provided.

        The IRS could:

  (1)
  assert that the amount paid for some or all of the services should be treated as a nondeductible fund distribution;

  (2)
  assert that such amount exceeds the reasonable value of those services and is not deductible to the extent of such excess;

  (3)
  accept the reasonableness of a fee, but contend that the fee should be deducted in a later year, or be capitalized rather than deducted, or be amortized over a period longer than the period chosen by the fund; or

  (4)
  attempt to re-characterize a fee as a nondeductible, non-amortizable syndication expense or as an itemized deduction subject to the limitation on deductions of such so-called "miscellaneous itemized deductions" by unitholders on their individual income tax returns.

        Counsel is unable to render an opinion with respect to the deductibility of the foregoing fees, due to the inherently factual nature thereof.

Sale of Units

        You may have gain or loss on the sale of your units, which gain may be partially taxable as ordinary income or at special depreciation recapture rates.    Upon your sale of a unit, the excess, if any, of the amount realized on the sale over your adjusted basis in the unit will be taxable gain to you. If you are not a "dealer" with respect to such unit and you held it for more than one year, your gain will generally be treated as long-term capital gain, except for that portion of any gain attributable to your share of the fund's "unrealized receivables" and "inventory items," as defined in Section 751 of the Code, would be taxable as ordinary income. Recently finalized regulations provide that the holding period of a partnership interest will be divided if a partner acquires portions of an interest at different times. Moreover, the portion of any long-term capital gain attributable to depreciation allowances taken previously with respect to fund real property may be subject to a maximum tax rate of 25%, rather than the 15% maximum rate applicable to most long-term capital gains. See "Capital Gain and Losses," below.

Dissolution of the Fund

        A fund dissolution and liquidation may be taxable to you, unless fund properties are distributed in kind.    The dissolution of the fund will involve the distribution to you of the assets, if any, remaining after payment of all of the debts and liabilities of the dissolving fund. Upon dissolution of the fund, your unit may be liquidated by one or more distributions of cash or other property. If you receive only cash upon the dissolution, gain would be recognized by you to the extent, if any, that the amount of cash received exceeds your adjusted basis in your units. No gain or loss is recognized by a partnership upon distributions of its own assets in dissolution. The managing member does not intend to have the fund make any distributions in kind.

Allocation of Fund's Purchase Price in Properties

        The allocation of purchase price to various categories of assets purchased by the fund could be challenged by the IRS.    Following the acquisition of properties, the managing member will allocate the fund's aggregate basis in each of the properties among the various components thereof according to their relative fair market values. The fund will allocate its purchase price of each of the properties into three major categories: land, real property improvements, and personal property. Land is non-depreciable, while real property improvements and personal property will be depreciated from the dates such assets are placed in service by the fund.

        The valuation of the fund properties and the various components thereof (as well as the correct allocation of the aggregate tax basis among the various components of the fund properties) is inherently a factual question not susceptible to a legal determination because such a determination can only be made by a qualified real estate professional based on information available at the time of acquisition. In making these allocations, the managing member will review the facts and circumstances relevant to each of the properties and consider the report of the appraiser(s) of the properties. The allocations computed by the managing member can be challenged by the IRS who may assert that the aggregate bases of the properties should be allocated in a different manner that would yield less favorable tax consequences to you. For example, the IRS could attempt to allocate a greater portion of the aggregate purchase price of certain of the properties to items such as land, which is non-depreciable. Since allocation of the cost basis of the properties is not susceptible to a legal analysis because such a determination can only be made by a qualified real estate professional based on information available at the time of acquisition, counsel is unable to express any opinion, favorable or unfavorable, as to whether the fund's allocations of purchase price, when they are made, will be respected for tax purposes.

Property Held Primarily For Sale

        The fund does not expect to be considered a "dealer" in real property.    The fund has been organized for the purpose of acquiring real estate for investment and rental purposes. However, if the fund were at any time deemed for tax purposes to be a "dealer" in real property (one who holds real estate primarily for sale to customers in the ordinary course of business), any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to you if you are a tax-exempt entity. Under existing law, whether property is or was held primarily for sale to customers in the ordinary course of business must be determined from all of the facts and circumstances surrounding the particular property and sale in question. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale and due to the lack of judicial authority in this area, counsel is unable to render an opinion as to whether the fund will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business.

Capital Gains and Losses

        The characterization of income or gain recognized by you upon a sale of properties by the fund or a sale of units by you as capital or ordinary income is relevant in determining the rate at which such income is taxed and the extent to which you may deduct capital losses. See "Sale of Units." Ordinary income is taxed to you, if you are an individual, at a maximum federal marginal rate of 35% (until December 31, 2010), while long-term capital gains of individuals (on most capital assets held for more than one year) are taxed at a maximum marginal rate of 15% (until December 31, 2008). To the extent that any gain from the sale of real property by the fund represents the recapture of prior straight-line depreciation deductions by the fund, the capital gain attributable to depreciation from real estate held for more than one year will be subjected to a maximum tax rate of 25%, rather than the general 15% maximum long-term capital gain rate. These lower long-term capital gain rates also apply for purposes of computing your alternative minimum tax. Recapture of depreciation with respect to personal property is taxed at ordinary income tax rates. You are also cautioned that the sale of a unit may require you to "look through" the units sold, with a portion of such sale possibly taxable as ordinary income (see "Sale of Units"), and, under recently finalized regulations, a portion of any long-term capital gain generated on the sale of a unit subjected to the higher 25% maximum long-term capital gain rate applicable to straight-line real estate depreciation recapture. Capital losses generally may be used by you to offset capital gains and, in addition, a maximum of $3,000 of ordinary income annually. The capital losses not utilized by you in any year may be carried forward indefinitely to succeeding years.

Audit of Income Tax Returns

        The IRS may examine the returns of the fund and may disagree with the tax positions taken on such returns. If challenged by the IRS, the tax position taken on the returns may not be sustained by the courts. An audit of the return of the fund could lead to separate audits of your tax returns, which could result in adjustments attributable to non-fund items as well as the fund items.

        Generally, the tax treatment of partnership items will be determined at the fund level pursuant to administrative or judicial proceedings conducted at the fund level. You generally are required to file your tax returns in a manner consistent with the information returns filed by the fund or you are subject to possible penalties, unless you file a statement with your tax return on Form 8082 describing any inconsistency. The managing member will be the "tax matters partner" for the fund and as such will have certain responsibilities with respect to any IRS audit and any court litigation relating to the fund. You should consult your tax advisors as to the potential impact of these procedural rules upon you.

Election for Basis Adjustments

        The fund will not adjust its tax basis in properties upon a sale of units by you, so a purchaser might pay less for the units you sell.    Under Section 754 of the Code, partnerships may elect to adjust the basis of partnership property upon the transfer of an interest in the partnership so that the transferee of a partnership interest will be treated for purposes of calculating depreciation and realizing gain as though such transferee had acquired a direct interest in the partnership's assets. However, as a result of the complexities and added expense of the tax accounting required to implement such an election, the managing member does not intend to cause the fund to make any such election on behalf of the fund. As a consequence, depreciation available to a transferee of units will be limited to the transferor's share of the remaining depreciable basis of fund properties, and upon a sale of a fund property, taxable income or loss to the transferee of the units will be measured by the difference between such person's share of the amount realized upon such sale and such person's share of the fund's tax basis in the property, which may result in greater tax liability to such person than if a

Section 754 election had been made. In addition, the absence of such an election by the fund may result in unitholders having greater difficulty in selling their units.

Interest on Underpayment of Taxes

        If it is finally determined that you underpaid tax for any taxable year, you must pay the amount of underpayment plus interest on the underpayment and possibly certain penalties from the date the tax originally was due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify you of amounts owing within 18 months (12 months beginning 2004) of the date you filed your income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Accuracy-Related Penalties

        Section 6662 of the Code imposes penalties relating to the accuracy of tax returns. A 20% penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All of those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

        Substantial Understatement Penalty.    Section 6662 imposes a 20% penalty on the amount of an understatement of income tax if such understatement is "substantial." An understatement of tax liability is "substantial" if the amount of the understatement exceeds the greater of $5,000 ($10,000 for certain corporations) or 10% of the total tax required to be shown on the return for the taxable year. If the understatement is not attributable to a "tax shelter" (defined as an arrangement a significant purpose of which is the avoidance or evasion of federal income tax), there will be no substantial understatement penalty if there was "substantial authority" for the taxpayer's position or if the position had a "reasonable basis" and the relevant facts are disclosed adequately on the taxpayer's tax return. A taxpayer may use Form 8275 to ensure adequate disclosure of a non-tax shelter matter. If the understatement arises out of a tax shelter, to avoid the penalty the taxpayer must have relied upon substantial authority for such position and must also have had a reasonable belief that the position taken was more likely than not the proper treatment. The managing member expects that the fund will not be considered a "tax shelter" for this purpose; however, because the issue is dependent upon facts relating to future fund operations, the acquisition and disposition of fund properties and other factual determinations which are not known at this time, counsel is unable to render an opinion as to whether an investment in the fund will be considered a tax shelter for purposes of Section 6662 of the Code. Congress and the Treasury Department are currently considering a number of alternatives for modifying the definition of, and the tax consequences related to, "tax shelters" and there can be no assurance that any such modification will not adversely affect the fund.

        Substantial Valuation Misstatement Penalty.    A 20% substantial valuation misstatement penalty applies to the portion of any underpayment of tax attributable to a "substantial valuation misstatement." There is a substantial valuation misstatement under Section 6662 if (i) the value or adjusted basis of property claimed on a return is 200% or more of the correct value or adjusted basis, and (ii) the resulting underpayment of tax exceeds $5,000. Further, the amount of the penalty is increased to 40% of the resulting underpayment if the value or adjusted basis of property claimed on a return is 400% or more of the correct value or adjusted basis. The IRS has ruled under the predecessor provision of Section 6662 that the substantial valuation misstatement penalty applies to individual partners when the overstatement is made by a partnership on the partnership return.

        Negligence Penalty.    Section 6662 imposes a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty. In addition, a valuation misstatement that results in the underpayment of tax but does not fall within the scope of the substantial valuation misstatement provisions may still be subject to a 20% penalty if it is attributable to negligence.

State and Local Taxes

        In addition to the federal income tax consequences described above, you should consider the state and local tax consequences of an investment in the fund. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which the fund may own properties or carry on activities.

        You are urged to consult your own tax advisor on all matters relating to state and local taxation, including the following:

  (1)
  whether the state in which you reside will impose a tax upon your share of the taxable income of the fund;

  (2)
  whether an income tax or other return must also be filed by you in those states where the fund will own properties;

  (3)
  whether you will be subject to state income tax withholding in states where the fund will own properties;

  (4)
  whether a state or locality where the fund owns properties will levy an income, franchise, gross receipts or similar fund-level tax on the fund irrespective of its classification as a "partnership" for federal income tax purposes; and

  (5)
  whether your state of residence will offer a tax credit for taxes paid by you or the fund to other states or localities.

Foreign Investors as Unitholders

        As a general matter, foreign investors may purchase units in the fund. This prospectus makes no attempt to summarize the tax consequences to foreign investors and no opinion is expressed thereon. A foreign investor who purchases units and becomes a unitholder in the fund will generally be required to file a United States income tax return on which such unitholder must report such person's distributive share of the fund's items of income, gain, loss, deduction and credit, and pay United States federal income tax at regular United States tax rates on such person's share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on such person's distributive share of the fund's income and gain in such person's country of nationality or residence or elsewhere. In addition, cash distributions otherwise payable to a foreign investor from the fund, allocations of net income that are effectively connected with a United States trade or business, and amounts payable upon the sale of a foreign investor's units may be reduced by United States tax withholding made pursuant to various applicable provisions of the Code, including, but not limited, to Code Sections 1445 and 1446.

Tax Shelter Registration

        The fund more likely than not will not be considered a tax shelter since losses are not anticipated in the future.    Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Code, is required to register with the IRS. The fund is not intended to constitute a "tax shelter." Further, the managing member has represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any unitholder's investment in the fund, determined without regard to income, will not exceed twice the amount of any such unitholder's investment in the fund, as of the close of any year in the fund's first five calendar years.

        Based upon the authority of the Treasury Regulations under Section 6111 (including the exception for "projected income investments") and the representations of the managing member that, in the absence of events which are unlikely to occur, the "tax shelter ratio" with respect to an investment in the fund will not exceed 2 to 1 for any investor as of the close of any year in the fund's first five calendar years, counsel has concluded that it is more likely than not that the fund is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the units, if the issue were challenged by the IRS, litigated and judicially decided.

Importance of Obtaining Professional Tax Advice

THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND ARE COMPLEX AND CERTAIN OF THESE CONSEQUENCES COULD VARY SIGNIFICANTLY WITH YOUR PARTICULAR TAX AND FINANCIAL SITUATION. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR WITH SPECIFIC REFERENCE TO YOUR OWN TAX AND FINANCIAL SITUATIONS REGARDING THE POSSIBLE TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND.

ERISA CONSIDERATIONS

        The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Code Section 4975 that may be relevant to a prospective investor which is an employee benefit plan or holds assets of an employee benefit plan. This discussion does not address all aspects of ERISA or Code Section 4975 or, to the extent not preempted, state law that may be relevant to particular employee benefit plan unitholders in light of their particular circumstances.

ERISA Fiduciary Duties

        ERISA imposes certain duties on persons who are fiduciaries of pension, profit-sharing, retirement or other employee benefit plans subject to ERISA ("Plans"). Under ERISA, any person who exercises any authority or control in the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan and is subject to the standards of fiduciary conduct under ERISA. These standards require that the fiduciary of the Plan consider, among other things, whether the investment of Plan assets: (i) will be in accordance with the documents and instruments governing the investments by such Plan; (ii) will allow the Plan to satisfy the diversification requirements of ERISA, if applicable; (iii) will result in UBTI to the Plan (see "Federal Income Tax Considerations—Qualified Plan Investors"); (iv) will provide sufficient liquidity; (v) is prudent under the general ERISA fiduciary standards; and (vi) is being made for the exclusive benefit of the Plan's participants and beneficiaries.

Prohibited Transactions

        In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in the units should also consider whether the acquisition or the continued holding of the units might constitute or give rise to a direct or indirect prohibited transaction.

Plan Asset Regulations

        The United States Department of Labor (the "DOL") has issued final regulations (the "DOL Regulations") providing guidance on the definition of "plan assets" under ERISA. Under the DOL Regulations, if a Plan acquires an equity interest in an entity such as the fund, both the equity interest and an individual interest in the assets held by the entity may be treated as the Plan's assets, unless certain exemptions apply. These exemptions include "publicly-offered securities" and securities issued by certain operating companies, including a "real estate operating company."

Publicly Offered Securities

        Under the DOL Regulations, a publicly-offered security is a security that is "widely-held," "freely-transferable" and registered under the Securities Exchange Act of 1934, as amended. As discussed below, the units of the fund should be treated as publicly offered securities and, as such, the assets of the fund should not be considered plan assets of any unitholder which is an employee benefit plan.

        Registered.    The units are registered under the Securities Exchange Act of 1934, as amended.

        Widely-Held.    The DOL Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security may still be treated as "widely-held" if the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The fund expects the units to be "widely-held" upon completion of the offering.

        Freely-Transferable.    The DOL Regulations provide that whether a security is a "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. No assurance can be given that the DOL will conclude that the units are freely-transferable. The DOL Regulations provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are freely transferable. The DOL Regulations provide that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of any entity for federal or state income tax purposes will not affect whether securities are freely transferable. Other transfer restrictions that the DOL has found permissible include requirements that the number of units transferred be no less than the minimum number required to be purchased when investing, prohibitions on transfers to individuals or entities who are ineligible or unsuitable for investment in the fund, and charging a reasonable administrative fee for the transfer.

Real Estate Operating Company

        Even if the fund's units were not to qualify for the "publicly-offered securities" exemption, the DOL Regulations also exempt an investment entity's assets as plan assets if the entity is a "real estate operating company." An entity is a real estate operating company if at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors) valued at cost, are invested in real estate which is managed or developed and with respect to which the entity has the right to participate substantially in the management or development activities, and in the ordinary course of business the entity is engaged directly in real estate management or development activities. The fund intends to devote more than 50% of its assets to management and development of real estate and will attempt to comply with the requirements of this exemption.

        An example contained in the DOL Regulations indicates that, although some management and development activities may be performed by independent contractors rather than by the entity itself, if over 50% of the entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants thereof, the entity is not eligible for the real estate operating company exemption. In an effort to comply with the real estate operating company exemption, the managing member of the fund intends to structure its management and development activities such that at all times more than 50% of the fund's assets are invested in multi-tenant properties with individually negotiated leases pursuant to which general and common area maintenance activities will be the fund's responsibility and not that of the tenants of such properties.

        Due to the uncertainty of the application of the standards set forth in the examples in the DOL Regulations, however, there can be no assurance as to the fund's ability to qualify for the real estate operating company exemption. If the fund's units were found not to constitute "publicly offered securities" and the fund were not considered to be a real estate operating company, then the fund's assets would be considered assets of the ERISA plans that hold fund units. The fund and its managers would be ERISA fiduciaries, and would have to invest and manage the fund assets in a manner that met the ERISA prudence, diversification, loyalty and other fiduciary requirements. In addition, the fund assets would have to be placed in a trust protected from the funds creditors, a requirement that would be difficult, if not impossible, to meet. Finally, the prohibited transaction rules under ERISA and the Code might limit the ability of the fund to receive the services of related entities or to use fund assets for the benefit of fund affiliates.

        A Plan fiduciary considering the purchase of units should consult its legal advisor regarding whether the fund's assets would be considered Plan assets and, as such, whether the Plan's investment could give rise to other violations of its fiduciary standards.

Non-ERISA Plans

        The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Code Section 4975 and permitted under applicable state law.

THE OFFERING

Offering Amounts and Length of Offering

        The first phase of our capital raising commenced in August 2001, when we began offering and selling units in a public offering which was registered with the Securities and Exchange Commission and also qualified, or exempt from qualification, in 27 states. We limited the duration of the first phase of our fund raising to a two-year period, which expired in August 2003, to conform to the limitations of some of the states in which we were offering units. We raised a total of $12,865,000 in gross proceeds through the sale of units in the first phase of our fund raising. We expect to continue our fund raising efforts in a second offering phase pursuant to this prospectus. The fund's operating agreement permits the fund to sell up to $50,000,000 in units.

        In this second phase of our fund raising initiative, we are offering a maximum of 74,000 units ($37,000,000) at a purchase price of $500 per unit to persons who meet the standards set forth under "Who May Invest." Combined with the proceeds raised in the first phase, as of August 31, 2004, we have raised a total of $23,552,500.

        A minimum purchase of five units ($2,500) is required, subject to the right of the managing member in its sole discretion, to accept subscriptions for a single unit after the initial subscription has been made by a unitholder. Qualified pension, profit sharing and stock bonus plans, including Keogh plans and IRAs, must make a minimum purchase of at least two units ($1,000). There will be no sales to discretionary accounts without the prior specific written approval of the customer.

        Any units purchased by our managing member and its affiliates will be purchased for investment and will not be resold. No commissions will be paid on units purchased by the managing member and its affiliates.

        This second phase of our fund raising will terminate not later than September 23, 2005.

How the Units are Being Offered

        The units will be offered on a "best efforts" basis through Pacific Cornerstone Capital, Inc., the dealer manager, and the participating brokers who are members of the National Association of Securities Dealers, Inc. or other persons or entities exempt from broker-dealer registration. The dealer manager is an affiliate of the managing member, which owns a preferred equity interest in the managing member. "Best efforts" means that the dealer manager is not guaranteeing that any specified amount will be raised. There are no undertakings with the dealer manager with respect to volume limitations on sales. The agreement with the dealer manager may be terminated by the dealer manager prior to reaching the minimum offering if (1) the fund or managing member has become a defendant in litigation expected to have a materially adverse outcome, (2) there is a material adverse change in the financial or other condition of the fund, (3) there are changes in financial markets, national or world affairs, postal strikes, a general banking moratorium or acts of God, or (4) the managing member has breached the agreement. After reaching the minimum offering, the dealer manager may terminate the agreement at any time.

        The fund and the managing member have agreed to indemnify the dealer-manager from liabilities based on any untrue statement of a material fact or omission in this prospectus or in any supplemental sales material. Any disruption in the business activity of the dealer manager may have an adverse affect on the fund's ability to raise money in this offering. The majority shareholder of the dealer manager is also the majority shareholder of the managing member of our managing member.

Compensation to the Dealer Manager for Selling the Units

        We will pay the dealer manager:

  •
  Selling commissions equal to seven percent (7%) of the offering proceeds on all units sold for serving as the dealer manager of the offering and for the sale of units through its efforts;

  •
  Marketing support fee equal to two percent (2%) of the offering proceeds for marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation;

  •
  Reimbursement of expenses of up to one percent (1%) of the offering proceeds; and

  •
  Due diligence expense allowance fee of one half of one percent (.05%) of the offering proceeds on all units sold.

        All or a portion of these fees may be paid by the dealer manager to the participating brokers.

        The total amount of underwriting compensation, including sales commissions, due diligence fees and reimbursement of expenses paid in connection with the offering will not exceed 10% for sales commissions, expense reimbursement, wholesaling fees, marketing support fees, bonus and incentive compensation, plus a 0.5% for bona fide due diligence fee on units sold. See "Estimated Use of Proceeds" and "Management Compensation."

How to Purchase Units

        The units are being sold subject to acceptance by the managing member. The managing member has the unconditional right to accept or reject any subscription. Your subscription will be accepted or rejected by us within 10 days after our receipt of a copy of your subscription agreement, fully completed, and your payment in good funds for the number of units you have subscribed to purchase. Most of the time, we will accept or reject subscriptions within 24 hours. If your subscription is accepted, a confirmation will be mailed to you not more than ten business days after our acceptance. A sale of the units may not be completed until at least five business days after the date you receive a prospectus and, in some states, a copy of our organizational documents. If for any reason your subscription is rejected, your check and subscription agreement will be returned to you within ten days after receipt.

Determination of Investor Suitability

        The dealer manager and each participating broker will make every reasonable effort to determine that you satisfy the suitability standards set forth herein and that an investment in the units is an appropriate investment for you. See "Who May Invest." The participating brokers must ascertain that you can reasonably benefit from an investment in the units. In making the determination, the participating brokers will consider whether:

  (1)
  You have the capability of understanding our fundamental aspects based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

  (2)
  You have an apparent understanding of:

  •
  the fundamental risks and possible financial hazards of this type of investment;

    •
    the lack of liquidity of this investment;

    •
    the managing member's role in directing or managing the investment; and

    •
    the tax consequences of the investment; and

  (3)
  You have the financial capability to invest in the units.

        By executing the subscription agreement, your participating broker acknowledges its determination that the units are a suitable investment for you. Each participating broker is required to represent and warrant that it has complied with all applicable laws in determining the suitability of the units as an investment for you. The dealer manager will determine the suitability of investors purchasing through a registered investment advisor based on information about the investor provided to the dealer manager by the registered investment advisor. The dealer manager and/or the participating brokers must maintain a record of the information obtained to determine that an investor meets the suitability standards and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards for at least six years.

Volume and Other Discounts

        Certain volume discounts resulting in reductions in the selling commissions payable in connection with the sale of these units are available to investors purchasing in excess of $500,000 worth of units (1,001 units). The following table illustrates the various discount levels available:

		Re-Allowed Commission Per Unit
Amount of Purchaser's Investment	Price Per Unit	Percent	Dollar Amount
Under $500,000	$500.00	7.0%	$35.00
From $500,000 to $999,999	$495.00	6.0%	$30.00
$1,000,000 and over	$490.00	5.0%	$25.00

        Any such reduction in the selling commission for volume discounts will be credited to the "purchaser," as defined below, by reducing the total purchase price otherwise payable by the "purchaser." For example, if you purchase 2,000 units, you could pay a reduced amount of $980,000 rather than $1,000,000 for the units, in which event the selling commissions on the sale of such units would be $60,000 ($30 per unit). The net proceeds we receive will not be affected by such discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for units.

        Because all investors will receive the same distributions per unit, an investor qualifying for a volume discount will receive a higher percentage return on his investment than investors who do not qualify for such discount.

        Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such units are purchased through the same participating broker or through the dealer manager. The volume discount will be prorated among the separate subscribers considered to be a single purchaser. Further subscriptions for units will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional units subsequent to the purchaser's initial purchase of units.

        For purposes of such volume discounts, "purchaser" includes:

  (1)
  an individual, his or her spouse, and their children under the age of 21, who purchase the units for his, her or their own accounts, and all pension or trust funds established by each such individual;

  (2)
  a corporation, partnership, limited liability company association, joint stock company, trust fund, or any organized group of persons, whether incorporated or not which have been in existence for at least six months before purchasing the units and were formed for a purpose other than to purchase the units at a discount;

  (3)
  an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and

  (4)
  all pension, trust, or other funds maintained by a given bank.

        In addition, the managing member, in its sole discretion, may aggregate and combine separate subscriptions for units received during the offering period from

  (1)
  investors whose accounts are managed by a single investment advisor registered under the Investment Advisers Act of 1940;

  (2)
  investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility; and

  (3)
  a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group.

        Except as provided herein, subscriptions will not be cumulated, combined, or aggregated.

        Any request to combine more than one subscription must be made in writing in a form satisfactory to the managing member and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per unit purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for units.

        Any reduction in commissions (whether as a result of volume discounts or other instances where lesser or no commissions are paid) will reduce the effective purchase price per unit to the unitholder involved but will not alter the net proceeds payable to us as a result of such sale. All unitholders will be deemed to have contributed the same amount per unit to us whether or not the unitholder receives a discount. Accordingly, for purposes of distributions, unitholders who pay reduced commissions will receive higher returns on their investments in us as compared to unitholders who do not pay reduced commissions.

HOW TO SUBSCRIBE

        You may purchase units if you meet the suitability standards described above under "Who May Invest" at page 11 of this Prospectus by doing all of the following:

          (1)   Read the entire prospectus and any current supplement(s) and the operating agreement, set forth as Exhibit "A" to this prospectus.

          (2)   Fill out and sign a subscription agreement. A copy of the subscription agreement and power of attorney and instructions for investors is Exhibit "C."

          (3)   Make your check payable to "Cornerstone Realty Fund, LLC".

          (4)   Send your subscription agreement and check to your participating broker.

        By purchasing units, you confirm that you meet the suitability standards for purchasers of units and agree to be bound by all of the terms of the subscription agreement and the operating agreement.

        Within ten days of our receipt of your subscription agreement, we will accept or reject your subscription. If your subscription is accepted, we will mail you a confirmation within three days after it is accepted. If your subscription is rejected, your check and subscription agreement will be promptly returned to you, without interest or deduction, within ten days after receipt.

        Subscriptions made through pension, profit sharing and stock bonus plans, must be processed through and forwarded to us by an approved trustee. In the case of plan subscribers, the confirmation will be sent to the trustee.

YOUR REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

        By executing the subscription agreement, you are making representations and warranties to us that:

          (1)   You have received this prospectus;

          (2)   You meet the suitability standards for investors in this offering;

          (3)   You are aware that there are restrictions on your transfer of units;

          (4)   You are purchasing the units for your or your family's benefit or account, or in a fiduciary capacity for another person and not as an agent;

          (5)   You are aware that there is no public market for the units;

          (6)   You are purchasing the units for economic profit and not for tax benefits;

          (7)   You adopt and agree to be bound by the operating agreement; and

          (8)   You have granted the managing member the power of attorney described in "Summary of the Operating Agreement."

        These representations and warranties are being made to us to assure us that you understand the investment you are making and for us to rely on in determining that we can sell securities to you. If you act in a manner contrary to these representations and warranties, we would assert that you could not do so based upon the representations and warranties you made in the subscription agreement.

SUPPLEMENTAL SALES MATERIAL

        In addition to this prospectus, we plan to utilize other sales material in connection with the offering of the units, including an investor sales promotion brochure, an investment summary, a fact sheet to be used internally by broker/dealers, an audio tape, a video tape, form letters, and third-party articles. We also have an internet web site, http:\\www.cornerstonerealtyfund.com, which may be accessed by potential purchasers of units. This web site is not part of this prospectus.

        Other than as described herein, we have not authorized the use of other sales material including fact sheets or marketing bulletins which are expressly labeled for broker/dealer use only. The offering is made only by means of this prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this prospectus, units are being offered only through this prospectus. The sales material does not purport to be complete and should be read only in conjunction with this prospectus.

LEGAL MATTERS

        Inquiries or requests for information should be directed to the managing member at 4590 MacArthur Boulevard, Suite 610, Newport Beach, California 92660, Attention: Investor Services Department.

        The law firm of Preston Gates & Ellis LLP serves as securities counsel to the fund and the managing member and has rendered an opinion with respect to material federal income tax issues relating to this offering. See Exhibit "B"—Tax Opinion. In addition, a copy of counsel's opinion concerning the organization and existence of the fund and the valid issuance and non-accessibility of the units will be supplied to you or your representative upon written request to the managing member at 4590 MacArthur Boulevard, Suite 610, Newport Beach, California 92660, Attention: Investor Services Department.

EXPERTS

        The financial statements and schedule of Cornerstone Realty Fund, LLC at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and the statement of revenue and certain expenses of Arrow Business Center for the year ended December 31, 2002, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        On July 13, 2004, Cornerstone Realty Fund, LLC engaged BDO Seidman, LLP as its new registered public accounting firm. BDO Seidman, LLP replaced Ernst & Young LLP.

        The consolidated balance sheets of Cornerstone Industrial Properties, LLC at August 31, 2004 and December 31, 2003 appearing in this Prospectus and Registration Statement have been audited by BDO Seidman LLP, independent registered public accounting firm, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

        We have filed a registration statement on Form S-11 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, with respect to the units offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and the units we are offering, reference is made to the registration statement and such exhibits.

        We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we will file reports, proxy statements and other information with the SEC pursuant to the Exchange Act.

        The registration statement, including exhibits, and the reports, proxy statements and other information filed by us can be inspected without charge at, or copies obtained upon payment of the prescribed fees from, the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a Web site that contains registration statements, reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval System. This site can be accessed at http://www.sec.gov.

        Statements contained in this prospectus as to the contents of any contract or other document that is filed as an Exhibit to the registration statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

        In addition to applicable legal requirements, if any, we will make annual reports containing audited financial statements with a report thereon from our independent public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year available to the unitholders upon request.

ADDITIONAL INFORMATION

        The managing member will answer all inquiries from you and your representatives concerning any matters relating to the offer and sale of the units, and will give you and your representatives the opportunity to review any documents referred to in this prospectus or any other documents relating to investment in properties and the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in this prospectus. This information will be provided to the extent that the managing member possesses such information, or can acquire it without unreasonable effort or expense.

Cornerstone Realty Fund, LLC
Condensed Balance Sheet at June 30, 2004 (Unaudited)	F-2
Condensed Statements of Operations for the Three Months and Six Months ended June 30, 2004 (Unaudited) and June 30, 2003 (Unaudited)	F-3
Condensed Statements of Members' Capital for the Six Months ended June 30, 2004 (Unaudited)	F-4
Condensed Statements of Cash Flows for the Six Months ended June 30, 2004 (Unaudited) and June 30, 2003 (Unaudited)	F-5
Notes to Condensed Financial Statements (Unaudited)	F-6
Report of Independent Auditors	F-11
Balance Sheets as of December 31, 2003 and 2002	F-12
Statements of Operations for the Years Ended December 31, 2003, 2002 and 2001	F-13
Statements of Members' Capital (Deficit) for the Years Ended December 31, 2003, 2002 and 2001	F-14
Statements of Cash Flows for the Years ended December 31, 2003, 2002 and 2001	F-15
Notes to Financial Statements	F-16
Schedule III Real Estate and Accumulated Depreciation	F-23
Arrow Business Center
Report of Independent Auditors	F-24
Statement of Revenue and Certain Expenses for the Year Ended December 31, 2002	F-25
Notes to Statement of Revenue and Certain Expenses	F-26
Cornerstone Realty Fund, LLC
Summary of Pro Forma Financial Information	F-27
Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2002 (Unaudited)	F-28
Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2003 (Unaudited)	F-29
Cornerstone Industrial Properties, LLC
Report of Independent Auditors	F-30
Consolidated Balance Sheets as of August 31, 2004 and December 31, 2003	F-31
Notes to Consolidated Balance Sheets	F-32

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

CONDENSED BALANCE SHEETS

	June 30, 2004	December 31, 2003(A)
	(unaudited)
ASSETS
Assets
Cash and cash equivalents	$5,514,351	$1,464,206
Investments in real estate
Land	4,539,400	4,539,400
Buildings and improvements, less accumulated depreciation of $228,048 in 2004 and $128,674 in 2003	7,632,357	7,605,000
Intangible asset—in place leases, less accumulated amortization of $70,404 in 2004 and $0 in 2003	97,010	167,414

	12,268,767	12,311,814

Other assets
Tenant and other receivables	45,702	27,297
Receivable from managing member	59,839	59,839
Prepaid insurance	18,227	—
Leasing commissions, less accumulated amortization of $5,378 in 2004 and $1,974 in 2003	25,857	6,912
Office equipment, less accumulated depreciation of $2,854 in 2004 and $2,732 in 2003	—	122

Total assets	$17,932,743	$13,870,190

LIABILITIES AND MEMBERS' CAPITAL
Liabilities
Accounts payable and accrued liabilities	$81,679	$89,173
Real estate taxes payable	122,430	115,325
Tenant security deposits	138,550	145,629

Total liabilities	342,659	350,127
Members' capital (100,000 units authorized, 43,039 units issued and outstanding in 2004 and 33,012 units issued and outstanding in 2003)	17,590,084	13,520,063

	$17,932,743	$13,870,190

(A)
Derived from the audited financial statements as of December 31, 2003.

The accompanying notes are an integral part of these interim financial statements.

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
		(restated)		(restated)
Revenues
Rental revenues	$285,583	$201,943	$587,375	$396,310
Amortization of in-place leases	(32,852)	—	(70,404)	—
Tenant reimbursements and other income	85,814	43,701	123,076	73,505
Interest, dividends and other income	1,863	1,343	2,206	4,267

	340,408	246,987	642,253	474,082

Expenses
Property operating and maintenance	80,604	30,917	151,262	59,893
Property taxes	61,284	38,436	120,576	76,126
General and administrative	84,212	23,462	117,751	68,789
Interest on advances payable to managing member	—	1,470	—	2,911
Depreciation and amortization	51,389	27,617	102,900	55,316

	277,489	121,902	492,489	263,035

Net income	$62,919	$125,085	$149,764	$211,047

Net income allocable to managing member	$6,292	$12,508	$14,976	$21,105

Net income allocable to unitholders	$56,627	$112,577	$134,788	$189,942

Per unit amounts:
Basic and diluted income allocable to unitholders	$1.40	$4.97	$3.58	$9.09

Basic and diluted weighted average units outstanding	40,399	22,650	37,606	20,902

The accompanying notes are an integral part of these interim financial statements.

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

CONDENSED STATEMENT OF MEMBERS' CAPITAL
(Unaudited)

Balance, December 31, 2003	$13,520,063
Net proceeds from offering	4,527,670
Distributions to unitholders	(404,873)
Deferred offering costs repaid to managing member	(202,540)
Net income	149,764

Balance, June 30, 2004	$17,590,084

The accompanying notes are an integral part of these interim financial statements.

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2004	2003
		(restated)
OPERATING ACTIVITIES
Net Income	$149,764	$211,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	173,304	55,316
Changes in operating assets and liabilities:
Other assets	(58,981)	(34,122)
Accounts payable, accrued liabilities and security deposits	(14,573)	(99,333)
Real estate taxes payable	7,105	2,336

Net cash provided by operating activities	256,619	135,244

INVESTING ACTIVITIES
Additions to buildings	(126,731)	(26,987)

Net cash used in investing activities	(126,731)	(26,987)

FINANCING ACTIVITIES
Advances from managing member	—	3,056
Net proceeds from offering	4,527,670	2,834,465
Distributions to members	(404,873)	(59,302)
Deferred offering costs repaid to managing member	(202,540)	(126,680)

Net cash provided by financing activities	3,920,257	2,651,539

Net increase in cash	4,050,145	2,759,796
Cash and cash equivalents at beginning of period	1,464,206	1,062,947

Cash and cash equivalents at end of period	$5,514,351	$3,822,743

The accompanying notes are an integral part of these interim financial statements.

CORNERSTONE REALTY FUND, LLC
(a California Limited Liability Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

1. Organization and Business

        Cornerstone Realty Fund, LLC, a California limited liability company (the "Fund") (formerly Cornerstone Multi-Tenant Industrial Business Parks Fund, LLC and Cornerstone Industrial Properties Income and Growth Fund I, LLC), was formed on October 28, 1998. The members of the Fund are Cornerstone Industrial Properties, LLC, a California limited liability company, as the Managing Member ("Managing Member"), Terry G. Roussel, an individual, and other various unitholders as described below. The purpose of the Fund is to acquire, operate and sell multi-tenant industrial properties. The Fund currently is issuing and selling in a public offering equity interests ("units") in the Fund, and is admitting the new unitholders as members of the Fund. As of August 2, 2004, the Fund has issued 45,724 units to unitholders for gross offering proceeds of $22,862,000.

        The unaudited condensed financial statements of the Fund have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission. The condensed financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The condensed financial statements included herein should be read in conjunction with the Fund's Annual Report on Form 10-K for the year ended December 31, 2003.

        The interim condensed financial statements have been prepared in accordance with the Fund's customary accounting practices. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a presentation in accordance with accounting principles generally accepted in the United States have been included. Operating results for the three and six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

        Each member's liability is limited pursuant to the provisions of the Beverly-Killea Limited Liability Company Act. The term of the Fund shall continue until December 31, 2010, unless terminated sooner pursuant to the operating agreement.

        The operating agreement, as amended and restated, provides, among other things, for the following:

  The Managing Member generally has complete and exclusive discretion in the management and control of the Fund; however, unitholders holding the majority of all outstanding and issued units have certain specified voting rights which include the removal and replacement of the Managing Member.

  Net Cash Flow from Operations, as defined, will be distributed 90% to the unitholders and 10% to the Managing Member until the unitholders have received either an 8% or 12% cumulative, non-compounded annual return on their Invested Capital Contributions, as defined. The 12% return applies to specified early investors for the twelve-month period subsequent to the date of their Invested Capital Contributions and is in lieu of the 8% return during that period.

  Net Sales Proceeds, as defined, will be distributed first, 100% to the unitholders in an amount equal to their Invested Capital Contributions; then, 90% to the unitholders and 10% to the Managing Member until the unitholders have received an amount equal to the unpaid balance of their aggregate cumulative, non-compounded annual return on their Invested Capital Contributions; and thereafter, 50% to the unitholders and 50% to the Managing Member.

  Net Income, as defined, is allocated first, 10% to the Managing Member and 90% to the unitholders until Net Income allocated equals cumulative Net Losses, as defined, previously allocated in such proportions; second, in proportion to and to the extent of Net Cash Flow from Operations and Net Sales Proceeds previously distributed to the members, exclusive of distributions representing a return of Invested Capital Contributions; and then 50% to the Managing Member and 50% to the unitholders.

  Net Loss is allocated first, 50% to the Managing Member and 50% to the unitholders, until Net Loss allocated equals cumulative Net Income previously allocated in such proportions; then remaining Net Loss is allocated 10% to the Managing Member and 90% to the unitholders.

  All allocations and distributions to the unitholders are to be pro rata in proportion to their share of the allocations and distributions.

2. Restatement

        During the fourth quarter of 2003, the Managing Member reevaluated its practice of charging the Fund interest on unreimbursed offering costs. Accordingly, the Fund has restated its previously issued financial statements.

        As a result of the restatement, at June 30, 2004 and December 31, 2003, the Fund has recorded a receivable from the Managing Member of $59,839. The following summarizes the impact of this restatement on net income from amounts previously reported for the three months and six months ended June 30, 2003:

	Three Months Ended June 30, 2003	Six Months Ended June 30, 2003
Net income, as previously reported	$117,661	$195,860
Adjustment	7,424	15,187

Net income, as restated	$125,085	$211,047

3. Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amount of revenue and expenses during the reporting periods. Actual results could materially differ materially from the estimates in the near term.

Cash and Cash Equivalents

        Cash and cash equivalents consist primarily of interest-bearing investments with original maturities of 90 days or less at the date of purchase. Included in cash and cash equivalents at June 30, 2004 is $138,550 related to tenant security deposits.

Investments in Real Estate

        Investments in real estate are stated at cost and include land, buildings and building improvements. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant replacements, betterments and tenant improvements which improve or extend the useful lives of the buildings are capitalized. Depreciation of the buildings and building improvements is computed on a straight-line basis over their estimated useful lives of 39 years. Tenant improvements are depreciated over the shorter of the useful asset life or the related lease term.

        The Fund evaluates the carrying value for investments in real estate in accordance with Financial Accounting Standards Board ("FASB") Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"). FAS 144 requires that when events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable, companies should evaluate the need for an impairment write-down. When an impairment write-down is required, the related assets are adjusted to their estimated fair value.

        In June 2001 the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 and No. 142 require the Fund to record at acquisition an intangible asset or liability for the value attributable to in-place leases. The requirements are applicable to all acquisitions subsequent to July 1, 2001. As of June 30, 2004, the Fund has recorded $97,010, net of $70,404 of amortization, as an intangible asset attributable to the value of the leases in place as of the date of acquisition.

Office Equipment and Leasing Commissions

        Office equipment is stated at cost and is depreciated on a straight-line basis over the estimated useful lives of the related assets, typically five years. Leasing commissions are stated at cost and amortized on a straight-line basis over the related lease term.

Revenue Recognition

        Rental revenues are recorded on an accrual basis as they are earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectibility.

Fair Value of Financial Instruments

        The Fund believes that the recorded values of all financial instruments approximate their current values.

Income Tax Matters

        It is the intent of the Fund and its members that the Fund be treated as a partnership for income tax purposes. As a limited liability company, the Fund is subject to certain minimal taxes and fees; however, income taxes on the income or losses realized by the Fund are generally the obligation of the members.

Concentration of Credit Risk

        The Fund maintains its cash at banks with federally insured accounts and uninsured money market funds. The amounts are substantially uninsured. No losses have been experienced related to such amounts.

Impact of New Accounting Pronouncements

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, as amended in December 2003 ("Interpretation No. 46R"), which applies immediately to arrangements created after January 31, 2003. Interpretation No. 46R applies to arrangements created before February 1, 2003 beginning no later than March 31, 2004. The initial adoption of Interpretation No. 46R did not have a material impact on the Fund's financial position or results of operations.

4. Investments in Real Estate

        On September 27, 2002, the Fund acquired an existing multi-tenant industrial business park known as Normandie Business Center, located in Torrance, California for an investment of $3,901,696. Normandie Business Center consists of two single-story buildings containing a total of 48,711 leasable square feet.

        On December 27, 2002, the Fund acquired an existing multi-tenant industrial business park known as the Sky Harbor Business Park, located in Northbrook, Illinois for an investment of $2,553,996. Sky Harbor Business Park consists of a single-story building containing a total of 41,422 leasable square feet.

        On December 10, 2003, the Fund acquired an existing multi-tenant industrial park known as Arrow Business Center located in Irwindale, California for an investment of $5,910,579. The property consists of three single-story buildings containing a total of 69,592 leasable square feet.

        Industrial space in the properties is generally leased to tenants under lease terms that provide for the tenants to pay increases in operating expenses in excess of specified amounts.

5. Deferred Offering Costs Advanced by Managing Member

        Unrecovered offering costs incurred by the Managing Member for the six months ended June 30, 2004 are as follows:

Balance, December 31, 2003	$595,528
Costs incurred	184,140
Costs paid	(202,540)

Balance, June 30, 2004	$577,128

        Specific incremental costs in connection with the offering of membership units are incurred by the Managing Member. Reimbursement of such offering costs is limited to 4% of the gross proceeds of the related offerings. Offering costs incurred by the Managing Member in excess of the 4% limitation are deferred, and will be reimbursed from future offering proceeds. Any offering costs incurred by the Managing Member that are not reimbursed by the Fund will be reflected as a capital contribution to the Fund by the Managing Member, with an offsetting expense recognized in the Fund's statement of operations. Through June 30, 2004, the Managing Member has incurred $577,128 of unrecovered offering costs.

6. Related Party Transactions

        In order to fund its initial operating costs, the Fund has received, from its Managing Member, cumulative unsecured advances and related interest totaling $476,227 through December 31, 2003. Through December 31, 2003, the Fund has fully repaid this $476,227.

        During the six months ended June 30, 2003, the Managing Member funded $101,079 to the Fund's unitholders related to a 5% annual return on their Invested Capital Contributions, which will not be reimbursed to the Managing Member by the Fund.

        The Managing Member and/or its affiliates are entitled to receive various fees, compensation and reimbursements as specified in the Fund's operating agreement, including commissions of 9% of the first $3,000,000 of gross proceeds from the offering of units and 7% thereafter, marketing fees of 2% of gross proceeds from the offering of units less $60,000, and expense allowances of 1.5% of gross proceeds from the offering of units. During the six months ended June 30, 2004 and 2003, the total fees, compensation and reimbursements were $535,483 and $332,535, respectively.

        The Fund is to reimburse the Managing Member for deferred offering costs incurred by its Managing Member in the amount of 4% of the gross proceeds from the offering of units. During the six months ended June 30, 2004 and 2003, the Fund reimbursed $202,540 and $126,680, respectively, of these costs to the Managing Member.

Report of Independent Registered Public Accounting Firm

To the Members
Cornerstone Realty Fund, LLC

        We have audited the accompanying balance sheets of Cornerstone Realty Fund, LLC, a California limited liability company, as of December 31, 2003 and 2002, and the related statements of operations, members' capital (deficit) and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedule on page F-23. These financial statements and schedule are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Realty Fund, LLC as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As discussed in Note 2, the Fund has restated its previously issued financial statements to reflect a change in its practice of charging interest on unreimbursed offering costs.

                      /s/ ERNST & YOUNG LLP

Irvine, California
March 16, 2004

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

BALANCE SHEETS

	December 31,
	2003	2002
		(restated)
ASSETS
Assets
Cash and cash equivalents	$1,464,206	$1,062,947
Investments in real estate
Land	4,539,400	2,201,930
Buildings and improvements, less accumulated depreciation of $128,674 in 2003 and $15,868 in 2002	7,605,000	4,237,894
Intangible asset—in-place leases	167,414	—

	12,311,814	6,439,824
Other assets
Tenant and other receivables	27,297	11,197
Receivable from Managing Member	59,839	36,858
Prepaid insurance	—	14,877
Leasing commissions, less accumulated amortization of $1,974 in 2003 and $136 in 2002	6,912	1,497
Office equipment, less accumulated depreciation of $2,732 in 2003 and $2,313 in 2002	122	541

Total assets	$13,870,190	$7,567,741

LIABILITIES AND MEMBERS' CAPITAL
Liabilities
Accounts payable and accrued liabilities	$89,173	$101,038
Real estate taxes payable	115,325	113,657
Tenant security deposits	145,629	82,622
Advances payable to Managing Member	—	111,059

Total liabilities	350,127	408,376
Members' capital (100,000 units authorized, 33,012 units issued and outstanding in 2003 and 18,061 units issued and outstanding in 2002)	13,520,063	7,159,365

Total liabilities and members' capital	$13,870,190	$7,567,741

The accompanying notes are an integral part of these financial statements.

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2003	2002	2001
		(restated)	(restated)
Revenues
Rental revenues	$750,727	$121,492	$—
Tenant reimbursements	136,963	9,843	—
Interest, dividends and other income	25,542	51,777	8,319

	913,232	183,112	8,319

Expenses
Property operating and maintenance	135,491	16,104	—
Property taxes	162,592	14,130	—
General and administrative expenses	174,875	221,983	125,049
Interest expense on reimbursable costs incurred by Managing Member	3,993	8,358	27,592
Depreciation and amortization	115,063	16,333	663

	592,014	276,908	153,304

Net income (loss)	$321,218	$(93,796)	$(144,985)
Net income (loss) allocable to managing member	$32,122	$(9,380)	$(14,499)

Net income (loss) allocable to unitholders	$289,096	$(84,416)	$(130,486)

Per share amounts:
Basic and diluted income (loss) allocable to unitholders	$11.92	$(7.27)	$(21.32)

Basic and diluted weighted average units outstanding	24,256	11,615	6,119

The accompanying notes are an integral part of these financial statements.

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

STATEMENTS OF MEMBERS' CAPITAL (DEFICIT)

Balance, December 31, 2000	$(337,188)
Capital contributions	56,532
Capital distributions to Managing Member	(37,670)
Net proceeds from offering	2,768,602
Deferred offering costs paid to Managing Member	(123,720)
Distributions to unitholders	(4,868)
Net loss	(144,985)

Balance, December 31, 2001 (restated)	$2,176,703
Net proceeds from offering	5,313,958
Deferred offering costs paid to Managing Member	(237,500)
Net loss	(93,796)

Balance, December 31, 2002 (restated)	$7,159,365
Net proceeds from offering	6,692,090
Deferred offering costs paid to Managing Member	(299,020)
Distributions to unitholders	(353,590)
Net income	321,218

Balance, December 31, 2003	$13,520,063

The accompanying notes are an integral part of these financial statements.

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2003	2002	2001
		(restated)	(restated)
OPERATING ACTIVITIES
Net income (loss)	$321,218	$(93,796)	$(144,985)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	115,063	16,333	663
Changes in operating assets and liabilities:
Other assets	(8,476)	(27,707)	—
Accounts payable and accrued liabilities	(11,865)	45,479	(59,239)
Real estate taxes payable	1,668	113,657	—
Tenant security deposits	63,007	82,622	—

Net cash provided by (used in) operating activities	480,615	136,588	(203,561)

INVESTING ACTIVITIES
Investments in real estate	(5,984,796)	(6,455,692)	—

FINANCING ACTIVITIES
Advances from Managing Member	—	57,041	190,763
Advances to Managing Member	(22,981)	(33,433)	(3,425)
Repayment of Managing Member advances	(111,059)	(211,088)	(154,080)
Net proceeds from offering	6,692,090	5,313,958	2,768,602
Capital contributions	—	—	56,532
Capital distributions to Managing Member	—	—	(37,670)
Deferred offering costs paid to Managing Member	(299,020)	(237,500)	(123,720)
Distributions to unitholders	(353,590)	—	(4,868)

Net cash provided by financing activities	5,905,440	4,888,978	2,692,134

Net increase (decrease) in cash	401,259	(1,430,126)	2,488,573
Cash and cash equivalents—beginning of year	1,062,947	2,493,073	4,500

Cash and cash equivalents—end of year	$1,464,206	$1,062,947	$2,493,073

The accompanying notes are an integral part of these financial statements.

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business

        Cornerstone Realty Fund, LLC, a California limited liability company (the "Fund") (formerly Cornerstone Multi-Tenant Industrial Business Parks Fund, LLC and Cornerstone Industrial Properties Income and Growth Fund I, LLC), was formed on October 28, 1998. The members of the Fund are Cornerstone Industrial Properties, LLC, a California limited liability company, as the Managing Member ("Managing Member"), Terry G. Roussel, an individual, and other various unitholders as described below. The purpose of the Fund is to acquire, operate and sell multi-tenant industrial properties. The Fund currently is issuing and selling in a public offering equity interests ("units") in the Fund, and is admitting the new unitholders as members of the Fund.

        The Fund has been dependent on the Managing Member providing capital contributions and advances in order for it to meet its obligations as they have come due. The Managing Member intends to continue providing such capital contributions and advances until the proceeds from the Fund's public offering are sufficient for the Fund to meet its obligations as they come due. The Managing Member must raise funds through the sale of debt or equity securities to obtain the cash necessary to provide these advances. There can be no assurance as to the amount or timing of the Managing Member's receipt of funds. During December 2001, the Fund raised the minimum offering requirement of 6,000 units. As of March 16, 2004, the Fund has issued 36,536 units to unitholders for gross offering proceeds of $18,268,000.

        Each member's liability is limited pursuant to the provisions of the Beverly-Killea Limited Liability Company Act. The term of the Fund shall continue until December 31, 2010, unless terminated sooner pursuant to the operating agreement.

        The operating agreement, as amended and restated, provides, among other things, for the following:

        The Managing Member generally has complete and exclusive discretion in the management and control of the Fund; however, unitholders holding the majority of all outstanding and issued units have certain specified voting rights which include the removal and replacement of the Managing Member.

        Net Cash Flow from Operations, as defined, will be distributed 90% to the unitholders and 10% to the Managing Member until the unitholders have received either an 8% or 12% cumulative, non-compounded annual return on their Invested Capital Contributions, as defined. The 12% return applies to specified early investors for the twelve-month period subsequent to the date of their Invested Capital Contributions and is in lieu of the 8% return during that period.

        Net Sales Proceeds, as defined, will be distributed first, 100% to the unitholders in an amount equal to their Invested Capital Contributions; then, 90% to the unitholders and 10% to the Managing Member until the unitholders have received an amount equal to the unpaid balance of their aggregate cumulative, non-compounded annual return on their Invested Capital Contributions; and thereafter, 50% to the unitholders and 50% to the Managing Member.

        Net Income, as defined, is allocated first, 10% to the Managing Member and 90% to the unitholders until Net Income allocated equals cumulative Net Losses, as defined, previously allocated in such proportions; second, in proportion to and to the extent of Net Cash Flow from Operations and Net Sales Proceeds previously distributed to the members, exclusive of distributions representing a return of Invested Capital Contributions; and then 50% to the Managing Member and 50% to the unitholders.

        Net Loss is allocated first, 50% to the Managing Member and 50% to the unitholders, until Net Loss allocated equals cumulative Net Income previously allocated in such proportions; then remaining Net Loss is allocated 10% to the Managing Member and 90% to the unitholders.

        All allocations and distributions to the unitholders are to be pro rata in proportion to their share of the allocations and distributions.

2. Restatement

        During the fourth quarter of 2003, the Managing Member reevaluated its practice of charging the Fund interest on unreimbursed offering costs. Accordingly, the Fund has restated its previously issued financial statements. Prior to December 5, 2001, the Managing Member was the sole member of the Fund. Prior to December 5, 2001, reimbursements to the Managing Member previously reflected as interest expense related to unreimbursed offering costs have been restated in the accompanying financial statements to be reflected as capital distributions to the Managing Member. Subsequent to December 5, 2001, reimbursements to the Managing Member previously reflected as interest expense related to unreimbursed offering costs have been restated in the accompanying financial statements to be reflected as a receivable from the Managing Member.

        As a result of the restatement, at December 31, 2003 and 2002, the Fund has recorded a receivable from the Managing Member of $59,839 and $36,858, respectively. The following summarizes the impact of this restatement on net loss from amounts previously reported for the years ended December 31:

	2002	2001	2000	1999
Net loss, as previously reported	$(127,229)	$(186,080)	$(167,365)	$(166,176)
Adjustment	33,433	41,095	32,138	10,445

Net loss, as restated	$(93,796)	$(144,985)	$(135,227)	$(155,731)

3. Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amount of revenue and expenses during the reporting periods. Actual results could differ materially from the estimates in the near term.

Cash and Cash Equivalents

        Cash and cash equivalents consist primarily of interest-bearing investments with original maturities of 90 days or less at the date of purchase. Included in cash and cash equivalents at December 31, 2003 is $145,629 related to tenant security deposits.

Investments in Real Estate

        Investments in real estate are stated at cost and include land, buildings and building improvements. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant replacements, betterments and tenant improvements which improve or extend the useful lives of the buildings are capitalized. Depreciation of the buildings and building improvements is computed on a straight-line basis over their estimated useful lives of 39 years. Tenant improvements are depreciated over the related lease term.

        The Fund evaluates the carrying value for investments in real estate in accordance with Financial Accounting Standards Board ("FASB") Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"). FAS 144 requires that when events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable, companies should evaluate the need for an impairment write-down. When an impairment write-down is required, the related assets are adjusted to their estimated fair value.

        In June 2001 the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 and No. 142 require the Fund to record at acquisition an intangible asset or liability for the value attributable to in-place leases. The requirements are applicable to all acquisitions subsequent to July 1, 2001. As of December 31, 2003, the Fund has recorded $167,414 as an intangible asset attributable to the value of the leases in place as of the date of acquisition.

Office Equipment and Leasing Commissions

        Office equipment is stated at cost and is depreciated on a straight-line basis over the estimated useful lives of the related assets, typically five years. Leasing commissions are stated at cost and amortized on a straight-line basis over the related lease term.

Revenue Recognition

        Rental revenues are recorded on an accrual basis as they are earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectibility.

Fair Value of Financial Instruments

        The Fund believes that the recorded values of all financial instruments approximate their current values.

Income Tax Matters

        It is the intent of the Fund and its members that the Fund be treated as a partnership for income tax purposes. As a limited liability company, the Fund is subject to certain minimal taxes and fees; however, income taxes on the income or losses realized by the Fund are generally the obligation of the members.

Concentration of Credit Risk

        The Fund maintains some of its cash in money market accounts which, at times, exceeds federally insured limits. No losses have been experienced related to such amounts.

Impact of New Accounting Pronouncements

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, as amended in December 2003 ("Interpretation No. 46"), which applies immediately to arrangements created after January 31, 2003. Interpretation No. 46 applies to arrangements created before February 1, 2003 beginning no later than March 31, 2004. The initial adoption of Interpretation No. 46 for arrangements created after February 1, 2003 did not have a material impact on the Fund's financial position or results of operations. It is not anticipated that the impact of arrangements entered into prior to February 1, 2003 will have a material effect on the Fund's financial position or results of operations.

        In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("FAS 150"). FAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of FAS No. 150 did not have a material impact on the Fund's financial statements.

4. Investments in Real Estate

        On September 27, 2002, the Fund acquired an existing multi-tenant industrial business park known as Normandie Business Center, located in Torrance, California for an investment of $3,901,696. Normandie Business Center consists of two single-story buildings containing a total of 48,711 leasable square feet.

        On December 27, 2002, the Fund acquired an existing multi-tenant industrial business park known as the Sky Harbor Business Park, located in Northbrook, Illinois for an investment of $2,553,996. Sky Harbor Business Park consists of a single-story building containing a total of 41,422 leasable square feet.

        On December 10, 2003, the Fund acquired an existing multi-tenant industrial park known as Arrow Business Center located in Irwindale, California for an investment of $5,910,579. The property consists of three single-story buildings containing a total of 69,592 leasable square feet.

        The future minimum lease payments to be received under existing operating leases as of December 31, 2003, are as follows:

2004	$955,743
2005	429,191
2006	128,838
2007	15,164
2008	—

$1,528,936

        Industrial space in the properties is generally leased to tenants under lease terms that provide for the tenants to pay increases in operating expenses in excess of specified amounts. The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

5. Deferred Offering Costs Advanced by Managing Member

        Deferred offering costs incurred by the Managing Member for the years ended December 31, 2003 and 2002 are as follows:

Deferred Offering Costs
Balance, December 31, 2001	$501,043
Costs incurred	200,071
Costs paid	(237,500)

Balance, December 31, 2002	463,614
Costs incurred	430,934
Costs paid	(299,020)

Balance, December 31, 2003	$595,528

        Specific incremental costs in connection with the offering of membership units are incurred by the Managing Member. Reimbursement of such offering costs is limited to 4% of the gross proceeds of the related offerings. Offering costs incurred by the Managing Member in excess of the 4% limitation are deferred, and will be reimbursed from future offering proceeds. Any offering costs incurred by the Managing Member that are not reimbursed by the Fund will be reflected as a capital contribution to the Fund by the Managing Member, with an offsetting expense recognized in the Fund's statement of operations. Through December 31, 2003, the Managing Member has incurred $595,528 of unrecovered offering costs.

6. Related Party Transactions

        In order to fund its initial operating costs, the Fund has received, from its Managing Member, cumulative unsecured advances and related interest totaling $476,227 through December 31, 2003.

Through December 31, 2003, the Fund has fully repaid this $476,227. Of this amount, $111,059 was repaid in 2003.

        Through December 31, 2003, the Managing Member made capital contributions to the Fund in the amount of $109,979.

        During the years ended December 31, 2003 and 2002, the Managing Member funded $174,103 and $200,357, respectively, to the Fund's unitholders related to a 5% annual return on their Invested Capital Contributions, which will not be reimbursed to the Managing Member by the Fund.

        The Managing Member and/or its affiliates are entitled to receive various fees, compensation and reimbursements as specified in the Fund's operating agreement, including commissions of 9% of the first $3,000,000 of gross proceeds from the offering of units and 7% thereafter, marketing fees of 2% of gross proceeds from the offering of units less $60,000, and expense allowances of 1.5% of gross proceeds from the offering of units.    During the years ended December 31, 2003 and 2002, the total fees, compensation and reimbursements were $784,927 and $623,542, respectively.

        The Fund is to reimburse the Managing Member for deferred offering costs incurred by its Managing Member in the amount of 4% of the gross proceeds from the offering of units. During the years ended December 31, 2003 and 2002, the Fund reimbursed $299,020 and $237,500, respectively, of these costs to the Managing Member.

        During 2003 and 2002, the Fund paid the Managing Member $8,716 and $6,954, respectively, in property management fees.

7. Quarterly Financial Data (unaudited)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	(restated)	(restated)	(restated)
2003
Revenues	$227,095	$246,987	$211,785	$227,365
Net income allocable to unitholders	77,365	112,577	68,939	30,215
Basic and diluted income allocable to unitholders per unit	4.04	4.97	2.70	1.02
Basic and diluted weighted average units outstanding	19,135	22,650	25,521	29,717
	Three Months Ended
	March 31,	June 30, 30,	September 31,	December 31,
	(restated)	(restated)	(restated)	(restated)
2002
Revenues	$11,798	$14,622	$22,955	$133,737
Net loss allocable to unitholders	(21,141)	(51,681)	(9,172)	(2,422)
Basic and diluted loss allocable to unitholders	(2.98)	(5.20)	(0.69)	(0.15)
Basic and diluted weighted average units outstanding	7,093	9,945	13,237	16,039

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

Schedule III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

				Costs Capitalized Subsequent to Acquisition								Life on which Depreciation in Latest Income Statement is Computed
		Initial Cost to Fund				Gross Amount Invested
Description	Encumbrance	Land	Building and Improvements	Improvements	Carry Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction	Date Acquired
Normandie Business Center Torrance, CA	—	$1,783,075	$2,118,621	$44,204	—	$1,783,075	$2,162,825	$3,945,900	$70,189	1988	9/27/2002	39 years
Sky Harbor Business Park Chicago, IL	—	418,855	2,135,141	30,013	—	418,855	2,165,154	2,584,009	54,745	1976	12/27/2002	39 years
Arrow Business Center Irwindale,CA	—	2,337,470	3,405,695	—	—	2,337,470	3,405,695	5,743,165	3,740	1987	12/10/2003	39 years

Totals	—	$4,539,400	$7,659,457	$74,217	—	$4,539,400	$7,733,674	$12,273,074	$128,674

Report of Independent Registered Public Accounting Firm

To the Members
Cornerstone Realty Fund, LLC

        We have audited the accompanying statement of revenue and certain expenses of Arrow Business Center for the year ended December 31, 2002. This statement of revenue and certain expenses is the responsibility of the management of Arrow Business Center. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

        In our opinion, the statement of revenue and certain expenses of Arrow Business Center presents fairly, in all material respects, the revenue and certain expenses, as defined above, of Arrow Business Center for the year ended December 31, 2002, in conformity with U.S. generally accepted accounting principles.

                      /s/ ERNST & YOUNG LLP

Irvine, California
December 10, 2003

ARROW BUSINESS CENTER
STATEMENT OF REVENUE AND CERTAIN EXPENSES

For the Year Ended December 31, 2002

Revenue
Rental revenue	$451,600
Tenant reimbursements	122,286
Other	4,643

Total revenue	578,529

Certain Expenses
Property operating and maintenance	90,416
Property taxes	54,036
Insurance	16,391

Total certain expenses	160,843

Excess of revenue over certain expenses	$417,686

See accompanying notes to statement of revenue and certain expenses.

ARROW BUSINESS CENTER
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
DECEMBER 31, 2002

1.     Organization and Summary of Significant Accounting Policies

Organization

        The accompanying statement of revenue and certain expenses includes the operations of Arrow Business Center (the "Property") located in Irwindale, California, which was acquired by Cornerstone Realty Fund, LLC (the "Fund"), from a nonaffiliated third party. The Property was acquired on December 10, 2003 for $5,871,573 and has 69,592 leasable square feet.

Basis of Presentation

        The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

        The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Fund in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization not directly comparable to the future operation of the Property.

Revenue Recognition

        Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectibility.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

2.     Industrial Property

        The future minimum lease payments to be received under existing operating leases as of December 31, 2002, are as follows:

2003	$343,941
2004	130,573
2005	13,879
2006	—
2007	—

$488,393

        Industrial space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

CORNERSTONE REALTY FUND, LLC
UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following Pro Forma Condensed Statements of Operations of the Fund for the years ended December 31, 2002 and December 31, 2003 have been prepared as if the acquisition of Arrow Business Center had occurred as of January 1, 2002.

        Such Pro Forma Financial Information is based in part upon (i) the Financial Statements of the Fund for the year ended December 31, 2002 included in the Fund's Annual Report on Form 10-K for the year ended December 31, 2002; (ii) the Financial Statements of the Fund for the year ended December 31, 2003 included in the Fund's Annual Report on Form 10-K for the year ended December 31, 2003; and (iii) the Historical Summary of Arrow Business Center for the year ended December 31, 2002 filed with the Fund's Current Report on Form 8-K, dated December 19, 2003.

        The Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the financial position or results of operations of the Fund that would have occurred if the acquisition of Arrow Business Center had been completed on the date indicated, nor does it purport to be indicative of future financial position or results of operations. In the opinion of the Fund's managing member, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE REALTY FUND, LLC
PRO FORMA CONDENSED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2002
(Unaudited)

	Cornerstone Realty Fund, LLC Historical (A)	Recent Acquisition (B)	Cornerstone Realty Fund, LLC Pro Forma
	(restated)
Revenues
Rental revenue	$121,492	$451,600	$573,092
Amortization of in-place leases	—	(118,910)	(118,910)
Tenant reimbursements	9,843	122,286	132,129
Interest, dividends and other	51,777	4,643	56,420

	183,112	459,619	642,731

Expenses
Property operating and maintenance	16,104	106,807	122,911
Property taxes	14,130	54,036	68,166
General and administrative expenses	221,983	—	221,983
Interest expense on advances payable to managing member	8,358	—	8,358
Depreciation	16,333	89,277	105,610

	276,908	250,120	527,028

Net (loss) income	$(93,796)	$209,499	$115,703

Net (loss) income allocable to managing member	$(9,380)		$11,570

Net (loss) income allocable to unitholders	$(84,416)		$104,133

Per share amounts:
Basic and diluted (loss) income allocable to unitholders	$(7.27)		$8.97

Basic and diluted weighted average units outstanding	11,615		11,615

(A)
Represents the historical results of operations of the Fund for the year ended December 31, 2002, as restated. Certain reclassifications have been made to the historical statement of operations of the Fund to conform to the pro forma financial information presentation.

(B)
Represents adjustment for the acquisition of the Arrow Business Center, based on historical operating results. Depreciation is based on an allocation of the purchase price to land ($2,321,610), buildings ($3,382,549) and intangible in place lease value ($167,414) with buildings depreciated on a straight-line method over a 39-year period ($89,277 for 2002) and intangible in place lease value amortized over the remaining life of the applicable in place leases ($118,910) against rental revenue for 2002.

CORNERSTONE REALTY FUND, LLC
PRO FORMA CONDENSED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003
(Unaudited)

	Cornerstone Realty Fund, LLC Historical (A)	Recent Acquisition (B)	Cornerstone Realty Fund, LLC Pro Forma
Revenues
Rental revenue	$750,727	$468,115	$1,218,842
Amortization of in-place leases	—	(118,910)	(118,910)
Tenant reimbursements	136,963	153,944	290,907
Interest, dividends and other	25,542	5,847	31,389

	913,232	508,996	1,422,228

Expenses
Property operating and maintenance	135,491	96,061	231,552
Property taxes	162,592	63,284	225,876
General and administrative expenses	174,875	—	174,875
Interest expense on advances payable to managing member	3,993	—	3,993
Depreciation	115,063	84,292	199,355

	592,014	243,637	835,651

Net income	$321,218	$265,359	$586,577

Net income allocable to managing member	$32,122		$58,658

Net income allocable to unitholders	$289,096		$527,919

Per share amounts:
Basic and diluted (loss) income allocable to unitholders	$11.92		$21.76

Basic and diluted weighted average units outstanding	24,256		24,256

(A)
Represents the historical results of operations of the Fund for the year ended December 31, 2003. Certain reclassifications have been made to the historical statement of operations of the Fund to conform to the pro forma financial information presentation.

(B)
Represents adjustment for the acquisition of the Arrow Business Center, based on historical operating results. Depreciation is based on an allocation of the purchase price to land ($2,321,610), buildings ($3,382,549) and intangible in place lease value ($167,414) with buildings depreciated on a straight-line method over a 39-year period ($89,277 for 2003) and intangible in place lease value amortized over the remaining life of the applicable in place leases ($118,910) against rental revenue for 2003.

Report of Independent Auditors

To the Members
Cornerstone Industrial Properties, LLC

        We have audited the accompanying consolidated balance sheets of Cornerstone Industrial Properties, LLC, a California limited liability company, as of August 31, 2004 and December 31, 2003. These consolidated balance sheets are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated balance sheets based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the consolidated financial position of Cornerstone Industrial Properties, LLC as of August 31, 2004 and December 31, 2003, in conformity with accounting principles generally accepted in the United States.

        The Company has limited capitalization at August 31, 2004, and has incurred substantial losses since its inception. To fund its operations, the Company is dependent on its ability to raise capital through the sale of additional securities of the Company and the real estate funds sponsored by the Company. These matters are discussed further at Note 2 to the accompanying consolidated balance sheets.

/s/ BDO SEIDMAN, LLP

Costa Mesa, California
September 17, 2004, except for Note 2
as to which the date is October 14, 2004

CORNERSTONE INDUSTRIAL PROPERTIES, LLC
(a California Limited Liability Company)

CONSOLIDATED BALANCE SHEETS

	August 31, 2004	December 31, 2003
ASSETS
Current assets
Cash	$562,934	$44,207
Marketable securities	13,408	13,673
Other assets	75,901	1,303

Total current assets	652,243	59,183
Office equipment, less accumulated depreciation of $32,629 (2004) and $20,634 (2003)	26,854	33,418
Security deposit	21,207	21,207
Investment in Pacific Cornerstone Capital, Inc.	248,975	—
Investment in and advances to Cornerstone Realty Fund, LLC	245,292	393,058
Deferred offering costs for Cornerstone Realty Fund II, Inc. (in formation)	56,890	6,484

Total assets	$1,251,461	$513,350

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities
Accounts payable and accrued liabilities	$144,554	$273,685
Payable to Cornerstone Realty Fund, LLC	—	59,839
Capital lease obligation—office equipment	—	2,549

	144,554	336,073

Members' capital
Capital contributions, as increased for additional value as determined by managing member
Special members	922,341	922,341
Net worth members	1,000,000	1,000,000
Working capital members	10,842,391	7,010,803
Beneficial conversion feature	461,170	461,170
Retained deficit	(11,968,067)	(9,069,673)

	1,257,835	324,641
Note receivable from Ventures	(150,928)	(147,364)

Members' capital, net	1,106,907	177,277

Total liabilities and members' capital	$1,251,461	$513,350

The accompanying notes are an integral part of these consolidated balance sheets.

CORNERSTONE INDUSTRIAL PROPERTIES, LLC
(a California Limited Liability Company)

NOTES TO CONSOLIDATED BALANCE SHEETS

1.     Organization and Business

        Cornerstone Industrial Properties, LLC (the "Company"), a California limited liability company, was formed on February 5, 1999. The managing member is Cornerstone Ventures, Inc. ("Ventures" or "Manager"), a California corporation. The purpose of the Company is to sponsor, organize and serve as the managing member, sponsor or advisor of one or more publicly offered or private placement partnerships, limited liability companies, corporations or other entities, including real estate investment trusts (collectively, the "Funds"). The purpose of the Funds is to acquire, operate and sell commercial real estate.

        Each member's liability is limited pursuant to the provisions of the Beverly-Killea Limited Liability Company Act. The term of the Company shall continue until the earlier of (i) the dissolution and liquidation of all of the Funds sponsored by the Company, (ii) the vote of the managing member and a majority in interest of the Members or (iii) the occurrence of any event under California law that requires dissolution of the Company. The operating agreement of the Company was amended (the first amendment) and restated during December of 1999 and further amended (the second amendment) and restated effective January 1, 2001 (which was not fully executed until October 14, 2004). The Company's management believes that the Company's operations have been conducted in accordance with the operating agreements as in effect from time to time.

        Since 1999, the Company has raised capital through the sale to accredited investors of Member interests and convertible notes in reliance upon exemptions available under regulations promulgated by the Securities and Exchange Commission and state securities commissions. Although these exemptions do not require the Company to provide any specific information to investors, the Company has provided offering materials to investors and provided investors with the opportunity to ask questions and obtain additional information. Certain information reflected in the accompanying consolidated financial statements and notes related thereto was not contained in or may differ from the disclosures reflected in the offering documents provided to the investors.

2.     Summary of Significant Accounting Policies

Liquidity

        The Company has limited capitalization at August 31, 2004, and has incurred substantial losses since its inception. The Company is continuing to incur substantial operating losses. In order to sustain operations for the foreseeable future, the Company must ultimately achieve profitability and continue its raise of capital through the sale of additional securities of the Company and real estate funds it sponsors. There is an uncertainty as to the Company's ability to achieve these objectives and for the investors to ultimately realize their investment and related returns.

Investments, Advances and Consolidation

  Investment in Cornerstone Realty Fund, LLC (Fund I LLC)

        The Company retains an effective 10% Managing Member interest in Fund I LLC. The Company is not a unit holder of Fund I LLC. As of August 31, 2004, Fund I LLC had sold 47,105 member unit interests (unaudited). The Company exercises significant financial influence, but not control, over the activities of Fund I LLC. Accordingly, the Company accounts for its investment in Fund I LLC using the equity method. The accounting policies of Fund I LLC are substantially the same as those of the Company.

        Historically, the Company has provided funds to the unitholders of Fund I LLC as a supplement to the return on the portion of the offering proceeds not yet invested in real estate to provide unitholders with a 5% annual return on the unitholders' invested capital in Fund I LLC, which will not be reimbursed to the Company by Fund I LLC. The aggregate amount of such funds advanced during 2003 totaled $174,103 and no such funds were advanced during the eight months ended August 31, 2004. There is no obligation on the part of the Company to continue this practice.

        As the Managing Member of Fund I LLC, the Company has incurred various offering costs and expenses on behalf of Fund I LLC. Fund I LLC is required to reimburse the Company for such costs to the extent of 4% of the gross proceeds from the sale of member units of Fund I LLC. The aggregate offering costs and expenses incurred on behalf of Fund I LLC totaled $1,383,581 and $1,255,768 at August 31, 2004 and December 31, 2003, respectively, of which $948,200 and $660,240 had been repaid, respectively.

        Fund I LLC shall continue until December 31, 2010, unless terminated sooner. The Fund I LLC operating agreement, as amended and restated, provides, among other things, for the following:

          The Company, as Managing Member, generally has complete and exclusive discretion in the management of the Fund I LLC operations; however, unitholders holding the majority of all outstanding and issued units have certain specified voting rights which include the removal and replacement of the Company as Managing Member.

          Net Cash Flow from Operations, as defined, will be distributed 90% to the unitholders and 10% to the Company as Managing Member until the unitholders have received either an 8% or 12% cumulative, non-compounded annual return on their Invested Capital Contributions, as defined. The 12% return applies to specified early investors for the twelve-month period subsequent to the date of their Invested Capital Contributions and is in lieu of the 8% return during that period.

          Net Sales Proceeds, as defined, will be distributed first, 100% to the unitholders in an amount equal to their Invested Capital Contributions; then, 90% to the unitholders and 10% to the Company as Managing Member until the unitholders have received an amount equal to the unpaid balance of their aggregate cumulative, non-compounded annual return on their Invested Capital Contributions; and thereafter, 50% to the unitholders and 50% to the Company as Managing Member.

          Net Income, as defined, is allocated first, 10% to the Company as Managing Member and 90% to the unitholders until Net Income allocated equals cumulative Net Losses, as defined, previously allocated in such proportions; second, in proportion to and to the extent of Net Cash Flow from Operations and Net Sales Proceeds previously distributed to the unitholders, exclusive of distributions representing a return of Invested Capital Contributions; and then 50% to the Company as Managing Member and 50% to the unitholders.

          Net Loss is allocated first, 50% to the Company as Managing Member and 50% to the unitholders, until Net Loss allocated equals cumulative Net Income previously allocated in such proportions; then remaining Net Loss is allocated 10% to the Company as Managing Member and 90% to the unitholders.

  Investment in Cornerstone Realty Fund II, Inc (Fund II Inc.)

        The Company has incurred costs relating to the formation and registration of Cornerstone Realty Fund II, Inc., a Maryland corporation in formation which intends to qualify as a real estate investment trust.

  Investment in Cornerstone Realty Fund II, LLC (Fund II, LLC)

        In 2003, the Company determined that certain costs advanced to and invested in Cornerstone Realty Fund II, LLC were no longer likely to benefit future periods. As a result, $209,667 was charged to operations in 2003. The Company plans to dissolve Cornerstone Realty Fund II, LLC.

  Investment in Pacific Cornerstone Capital, Inc. (PCC)

        At December 31, 2003, Pacific Cornerstone Capital, Inc. was an affiliate of Ventures as the majority shareholder of Ventures is also the majority shareholder of PCC. During December 2003, the PCC articles of incorporation were amended to permit recapitalization of the entity, which occurred during 2004. During 2004 and through August 31, 2004, the Company invested a total of $248,975 in the Series B Preferred Stock ("Series B") of PCC. The Company is the sole shareholder of Series B. PCC acts as the sole managing broker/dealer for Fund I LLC, is the managing broker/dealer for certain unit sales of the Company and is expected to be the managing broker/dealer for Fund II Inc. and the future Funds sponsored by the Company. This investment in Series B was made to provide working capital for the sales and marketing of the securities of the Company and its related funds.

        During 2004, PCC also issued Series A Preferred Stock ("Series A") to the majority shareholder of Ventures. This individual is also the majority shareholder of the common stock of PCC. The Series A was issued in exchange for substantially all of the majority shareholder's common stock investment.

        The Series A has a liquidation preference over the Series B. In consideration of this subordination to the full repayment of the Series A, the Series B holder is to receive dividends of all of the net cash flow of PCC generated by the real estate programs, as defined, including those related to Fund I LLC and Fund II Inc., sponsored by the Company. Such distributions are to be received after the stated balance of the Series A ($1,275,000—unaudited—August 31, 2004) has been repaid in full to the Series A holder (the majority shareholder of Ventures). The Company as holder of the Series B is entitled to such dividend until the Company has directly or indirectly sponsored real estate programs that have acquired ownership interests in real properties for an aggregate purchase price of up to $742,096,000, as defined, or until PCC ceases operations.

        Additional investments or distributions may be made by either Series A or Series B as determined by the capital needs of PCC.    Management of the Company anticipates that additional investment in the Series B will be made by the Company to satisfy the capital needs of PCC. PCC has requested NASD approval of the issuance of the Series A and Series B and the issuance of common stock to an additional shareholder. NASD approval is pending. In the unlikely event that approval of the Series A and Series B is not received, PCC and the owners of the Series A, Series B and common stock of PCC intend to take steps as necessary to restructure the capitalization of PCC and enter into agreements which will result in distributions from PCC to the Company consistent with the existing rights of the Series B.

  Advances to Cornerstone Ventures, Inc. (Ventures)

        As discussed above, the Company, since its inception, has provided funds aggregating $1,348,860 to Ventures, which were distributed to Venture's majority shareholder and then substantially all of these funds were contributed by such shareholder to PCC as capital to cover certain salaries and other operational expenses of PCC which management believes were incurred for the sole benefit of the

Company's operations. Previously, the Company had accounted for these transactions as a receivable from Ventures. The Company determined that such amounts should have been accounted for as expenses. Accordingly, the Company has restated its consolidated financial statements to reflect these amounts as operating expenses of the Company. The amounts expensed totaled $68,500, for the eight months ended August 31, 2004, $722,324 for the year ended December 31, 2003, and $558,036 for the period from inception through December 31, 2002. These adjustments resulted in cumulative decreases to both the receivables and retained earnings of the Company totaling $1,348,860 and $1,280,360 at August 31, 2004 and December 31, 2003, respectively. The Company expects that it will ultimately recover substantially all of these costs through PCC's distribution of profits, if any, with respect to its $1,275,000 (unaudited—August 31, 2004) in Series A Preferred Stock. The holder of the Series A has agreed to contribute profits, if any, distributed to the holder to Ventures, which has agreed to repay the operating expenses to the Company. The obligation of the holder of Series A to make such contribution to Ventures and for Ventures to repay the Company was expressed in writing on September 29, 2004. There is uncertainty as to the ultimate recovery of such operating expenses, which cannot be assured as such recovery is dependent on PCC generating and distributing profits.

Members' Capital

        Ventures retains an effective interest in the Company, as its managing member. Ventures is not a unit holder of the Company, but exercises significant financial influence over the activities of the Company. Management believes that a substantial portion of the operating costs incurred by Ventures have been for the benefit of the Company, and, as a result, has reflected such amounts as expenses in the Company's consolidated financial statements. As discussed above, in prior years certain amounts advanced to Ventures were classified as amounts due from Ventures, but have been restated to be presented as operating expenses of the Company.

        The Company's second amended and restated operating agreement provides, among other things, for the following:

          Ventures, as the Company's managing member, has complete and exclusive discretion in the management and control of the Company; and Ventures may not be removed from or resign from its role as the Company's managing member.

          Members are designated as either Net Worth Members, Special Members or Working Capital Members. Net Worth Members, as defined, are members whose capital contributions are placed in a Special Account, as defined and discussed below. Special Members are former holders of debt who have converted such debt to Special Member interests as further discussed below. Working Capital Members are other members admitted pursuant to the terms of the Company's amended and restated operating agreement. As of August 31, 2004, the Company had sold approximately $1,000,000 of Net Worth Member interests, issued $922,341 of Special Member interests and $9,772,490 of Working Capital Member interests (before value adjustments discussed below). Commissions and expenses paid to affiliates in connections with the capital raised through August 31, 2004 totaled $588,552.

          Profits (as defined) are to be allocated first, to Members to the extent that Profits allocated equals cumulative Losses (as defined) previously allocated in such proportions; second, to Working Capital Members in proportion to and to the extent of current and prior fiscal year cumulative Priority Returns; third, to Ventures to the extent of certain specified distributions; and fourth, to the Members in proportion to their percentage interests.

          Losses are to be allocated, after giving effect to all allocations to Members, other than Net Worth Members, to the extent such allocation of Loss does not cause any Member to have an Adjusted Capital Account Deficit, as defined.

          Distributions (as defined) are to be distributed: first, to Ventures and its affiliates to reimburse for out of pocket expenses incurred by Ventures and its affiliates plus interest thereon and to pay deferred compensation of $331,250 to Ventures; second, to Special Members (as defined and discussed below) until cumulative distributions equal Special Member accrued Priority Returns and Special Member Adjusted Capital Contributions (as defined) are reduced to zero; third, to the Net Worth Members until Adjusted Capital Contributions (as defined) are reduced to zero; fourth, to Working Capital Members until Adjusted Capital Contributions (as defined) are reduced to zero; fifth to Working Capital Members until cumulative distributions equal the accrued Priority Returns; sixth, to the Members in proportion to their percentage interests.

          Working Capital Members are entitled to receive Priority Returns. The Priority Returns are cumulative returns, compounding annually, to be paid from available cash flow as discussed above. The amount of the Priority Return for an investor is determined based on the round of funding in which the investment was made and range from a low of the prevailing commercial lending rate (as defined) plus two percentage points to a high of 30%. Certain Working Capital Members in an earlier round, one of whom is a member of the board of directors of the managing member of the Company, contributed approximately $2,139,802 and were credited with 150% of their cash capital contributions as permitted by the operating agreement. The additional capital contributions attributed to these Working Capital Members have been reflected as an increase to their cash capital contributions and a corresponding deemed dividend totaling $1,069,901 in the accompanying consolidated balance sheets. The various rounds of Working Capital Members receive return of their attributed capital contributions and their cumulative Priority Returns on a pro rata basis. Cumulative Priority Returns of the Working Capital Members total $4,661,233 at August 31, 2004 and are distributable, to the extent future profits are available, on a pro rata basis to the various rounds of Working Capital Investors as discussed above.

          Net Worth Member contributions were made to maintain the Company's net worth as specified in the second amended and restated operating agreement. Such agreement requires that the securities be held in segregated accounts of the Company ("Special Accounts") apart from other assets. As permitted by the operating agreement, during 2003, substantially all of the securities held in these accounts were sold and $707,919 was distributed from these accounts and utilized for Company operating expenses. When the assets in the Special Accounts are used to pay Company expenses, the Funds withdrawn earn interest at the prevailing prime commercial lending rate plus two percentage points. The Company has entered into agreements with the Net Worth Members which require the Company to restore to the Special Accounts the amounts withdrawn by the Company from the Special Accounts with interest thereon. Restoration of the Special Accounts does not affect the distribution provisions of the operating agreement. The Funds in the Special Accounts are to be invested at the direction of the Net Worth Members or their designees. Any increase or decrease in the value of the investments of the Special Accounts is attributable only to the Net Worth Members who make the investment decisions with respect to the Special Accounts and does not affect the other Members. At August 31, 2004 and December 31, 2003, due to the decline in the fair market value of the securities totaling $255,255 and $254,990, respectively, and the use of a substantial portion of such securities to pay operating expenses of the Company, the aggregate fair market value of the securities in the Special Accounts was less than the $1,000,000 aggregate initial Capital Contribution of the Net Worth Members that contributed into the Special Accounts.

          Any Net Worth Member that contributed into a Special Account may request a distribution of all of the balance in the account upon 120 days' notice. The Company is obligated to distribute the balance if it is able to secure an equal amount of replacement capital from an existing or new member, otherwise, the Company is not obligated to distribute such balances to the requesting member.

Convertible Note Holders and Special Members

        During the year ended December 31, 2003, all of the convertible note holders of the Company elected to convert the principal and accrued interest at the date of conversion totaling $716,347 into an equivalent amount of preferred equity interests as a Special Member in the Company (as defined). One of the holders of these Special Member interests is a member of the board of directors of the managing member of the Company. At December 31, 2003, advances and accrued interest payable to the majority shareholder of Ventures in the amount of $205,994 were also converted into an equivalent amount of Special Member interests in the Company. The Special Members other than the majority shareholder of Ventures have the right to convert their Special Member interests into Working Capital Member interests at a beneficial rate of 150% of their invested capital balance. On September 29, 2004, the majority shareholder of Ventures waived his right to convert his Special Member interests into Working Capital Member interest at the beneficial rate and may now convert based on the amount of his investment in the Special Member interests. The beneficial conversion feature for this transaction was recorded as a reduction to retained earnings (a recordation to interest expense) and an increase in capital totaling $461,170 in the accompanying consolidated balance sheet. The Special Members earn a Priority Return at an 11% cumulative return, compounding annually, to be distributed from available cash flow in the priority discussed above. Cumulative Priority Returns to the Special Members which have not been distributed to such Members total $67,638 at August 31, 2004.

Note Receivable from Ventures

        The note receivable from Ventures represents a $100,000 note receivable that was due in December 2002 and remains outstanding at August 31, 2004. To date, no payments on the note have been received. On September 29, 2004, the note was amended to extend the maturity date to the earlier of (i) the repayment of the Special Member interests or (ii) December 31, 2010, to increase the rate of interest from the prevailing prime commercial lending rate plus two percentage points to ten percent (10%) per annum, compounded annually, and to collateralize the note with the Special Member interests held by the majority shareholder of Ventures who has personally guaranteed the note. Accrued interest receivable of $50,928 and $47,364 has been added to the note receivable balance at August 31, 2004 and December 31, 2003, respectively. The note receivable and related accrued interest have been reflected as a reduction to members' capital.

Marketable Securities

        Marketable securities consist of common stock investments. Marketable securities are stated at market value as determined by the most recently traded price of each security at the consolidated balance sheet dates. All marketable securities are defined as trading securities or available-for-sale securities under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities.

        As of August 31, 2004 and December 31, 2003, all marketable securities (which are invested at the direction of the Net Worth Members for the benefit of the Net Worth Members) are classified as available-for-sale securities and are carried on the consolidated balance sheets at their aggregate fair values of $13,408 and $13,673, respectively. The cost of and realized loss on these securities at August 31, 2004 were $268,663 and $255,255, respectively. The cost of and realized loss on these securities at December 31, 2003 were $268,663 and $254,990, respectively.

        The marketable equity securities were contributed to the Company by Net Worth Members as their capital contributions as discussed above.

Deferred Offering Costs

        Specific incremental costs incurred in connection with the offering of Fund I LLC membership units and Fund II Inc. stock are deferred and charged against the gross proceeds of the related offerings. Deferred costs related to terminated offerings are expensed in the period in which the offering is terminated.

Fair Value of Financial Instruments

        The Company believes all of the financial instruments' recorded values approximate current values.

Income Tax Matters

        It is the intent of the Company and its members that the Company be treated as a partnership for income tax purposes. As a limited liability company, the Company is subject to certain minimal taxes and fees; however, income taxes on income or losses realized by the Company are generally the obligation of the members.

Concentration of Credit Risk

        The Company maintains some of its cash in money market accounts which, at times, exceeds federally insured limits. No losses have been experienced related to such amounts.

Impact of New Accounting Pronouncements

        In December 2003, the FASB issued Interpretation No. 46 ("FIN 46R") (revised December 2003), "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51" ("ARB 51"), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46 ("FIN 46"), which was issued in January 2003. Before concluding that it is appropriate to apply the ARB 51 voting interest model to an entity, an enterprise must first determine that the entity is not a variable interest entity ("VIE"). As of the effective date of FIN 46R, an enterprise must evaluate its involvement with all entities or legal structures created before February 1, 2003, to determine whether consolidation requirements of FIN 46R apply to those entities. There is no grandfathering of existing entities. Public companies must apply either FIN 46 or FIN 46R immediately to entities created after December 15, 2003 and no later than the end of the first reporting period that ends after March 15, 2004 to entities considered to be special purpose entities. The adoption of FIN 46R did not have a material impact on the Company's consolidated financial position.

        In May 2003, the Financial Accounting Standards Board issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company's adoption of SFAS No. 150 did not have a material impact on the Company's consolidated financial position.

Use of Estimates

        The preparation of the consolidated balance sheets in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheets and accompanying notes. Actual results could differ materially from those estimates in the near term.

3.     Investment in and Advances to Cornerstone Realty Fund, LLC

        During the fourth quarter of 2003, the Company as Managing Member of Cornerstone Realty Fund, LLC (Fund I LLC) re-evaluated its practice of charging Fund I LLC interest on unreimbursed offering costs. Accordingly, Fund I LLC restated its previously issued financial statements. As a result of the restatement, at December 31, 2003, the Company recorded a liability to Fund I LLC of $59,839. The Company fully repaid this amount in August 2004.

        Condensed financial information for Cornerstone Realty Fund, LLC is as follows:

	June 30, 2004	December 31, 2003
	(unaudited)
Total assets, primarily investments in real estate and cash and cash equivalents	$17,932,743	$13,870,190

Total liabilities	$342,659	$350,127
The Company's deficit interest	(187,494)	(202,470)
Other members' capital	17,777,578	13,722,533

Members' capital, net	17,590,084	13,520,063

Total liabilities and members' capital	$17,932,743	$13,870,190

	Six Months Ended June 30, 2004	Year Ended December 31, 2003
	(unaudited)
Rental revenues and tenant reimbursements	$640,047	$887,690
Interest, dividends and other income	2,206	25,542

	642,253	913,232
Expenses	492,489	592,014

Net income	$149,764	$321,218

Company's net share of income	$14,976	$32,122

        The Company's investment in and advances to Cornerstone Realty Fund, LLC at August 31, 2004 and December 31, 2003 consists of:

	August 31, 2004	December 31, 2003
		(restated)
The Company's interest in the Fund I LLC deficit	$(190,089)	$(202,470)
Deferred offering costs	435,381	595,528

Investment in and advances to Cornerstone Realty Fund, LLC	$245,292	$393,058

4.     Other Transactions

Consulting Agreement

        During August 2002, the Company entered into a 12-month organizational development consulting agreement with an unrelated party for $210,000, plus a potential bonus of $37,500. The terms of the agreement include monthly payments of $5,000 for services rendered, and a provision for issuance of a Working Capital Member interest in the Company for the balance of $150,000 and the potential bonus of $37,500. In November 2003, an agreement to extend the relationship was entered into for a period of 12 months with monthly retainer payments of $2,533.

Expense Sharing Agreement

        In April 2000, Ventures and PCC entered into an agreement whereby Ventures, the Company, and another affiliate of Ventures, agreed to pay a portion of certain expenses incurred by PCC. The agreement was revised in January 2003 to indicate that Ventures, the Company, and the other affiliate would pay operating expense items on behalf of PCC without incurring a claim against PCC for payments made and without PCC incurring an obligation to repay those expenses. (See discussion regarding the Company's interest in the Series B Preferred Stock of PCC and the net cash flows of PCC (as defined) at Note 2.)

        In addition to paying expenses on behalf of the affiliated entities, Ventures employs the personnel who provide services to the Company. In 2004, employees previously working for the benefit of the Company that were employed by PCC, were transferred to the payroll maintained by Ventures. A substantial portion of the cumulative payroll and other costs reflected in the Company's consolidated financial statements since its inception represent reimbursements to PCC and Ventures for costs that management of the Company believe were incurred for the benefit of the Company.

PRIOR PERFORMANCE TABLES

        The prior performance tables that follow present information regarding private placement programs previously sponsored by affiliates of the managing member. The information presented in the tables represents unaudited historical experience of twelve private real estate programs organized and managed by affiliates of the managing member. The prior private programs utilized substantial amounts of acquisition debt and had investment policies and objectives different than ours. This information should not be considered as indicative of the results to be obtained by any investment in our fund. The information contained in these tables does not relate to any properties our fund may acquire and the purchase of the units will not create any ownership interest in the programs included in these tables.

        Our fund is designed for all cash property purchases to generate maximum cash flow from operations, with returns also anticipated from property value appreciation. Our fund does not have significant tax shelter features. The prior private placement programs of the affiliates were oriented more towards capital growth with a modest near-term emphasis on cash flow.

        The tables described below contain information on the prior programs, but none of the information in the tables is covered by the report of an independent certified public accountant. The purpose of the Tables is to provide information from the prior performance of the affiliates of the managing member. For a narrative summary of the prior performance of the affiliates of the managing member, see "Prior Performance" at page 22 in the text of the prospectus.

TABLE I—EXPERIENCE IN RAISING AND INVESTING FUNDS

        Table I summarizes information of the previous performance of the affiliates of the managing member in raising funds through programs the offering of which closed during the years 2001 through 2003. As the last offering sponsored by the affiliates of the managing member closed prior to January 1, 2001, there is no data available in this time period. The managing member and its affiliates have not previously participated in a public program.

TABLE II—COMPENSATION TO SPONSOR AND AFFILIATES

        Table II summarizes the compensation paid to affiliates of the managing member during the years 2001 through 2003 for all programs, the offering of which closed during such period. As the last offering the affiliates of the managing member sponsored closed prior to January 1, 2001, there is no data available in this time period.

TABLE III—OPERATING RESULTS FROM PRIOR PROGRAMS

        Table III summarizes the operating results for programs which were formed during the years 1999 through 2003. The basis for accounting is indicated on each program report. Generally, the information is presented on a Generally Accepted Accounting Principles (GAAP) basis.

TABLE IV—RESULTS OF COMPLETE PROGRAMS

        Table IV summarizes the operating and disposition results of programs that have completed operations (no longer hold properties) during the years 1999 through 2003.

TABLE V—SALE OR DISPOSAL OF PROPERTY

        Table V identifies the sales or disposals of properties by program and details of cash received for sales or disposals which have closed during the years 2001 through 2003.

TABLE VI—GENERAL INFORMATION OF PROJECTS

        Table VI provides general information of the nature and location of the properties of prior programs that were acquired during the years 2001 through 2003. There were no acquisitions during this time period, therefore, no data is available.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

JANUARY 1, 2001 THROUGH DECEMBER 31, 2003

        No data available.

        Affiliates of the managing member did not sponsor any programs the offering of which closed from January 1, 2001 through December 31, 2003, therefore no prior experience information is available in this time period.

TABLE II

COMPENSATION TO SPONSOR

JANUARY 1, 2001 THROUGH DECEMBER 31, 2003

        No data available.

        Affiliates of the managing member did not sponsor any programs the offering of which closed from January 1, 2001 through December 31, 2003, therefore no compensation as a sponsor from prior programs was received in this period.

TABLE III
WHITE STAR PARTNERS—PHASE I
BASIS OF ACCOUNTING—GAAP
OPERATING RESULTS OF PRIOR PROGRAMS (unaudited)

	1999[1]	2000	2001	2002	2003
Gross Revenues	1,275,332	911,649	282,198	136,924	14,131
Profit on sale of properties	515,042	784,374	1,429,302	806,227 [4]	(27,632)[4]
Less:
Operating expenses	342,508	397,807	286,299	185,996	48,081
Interest expense	569,813	407,679	100,353	0	0
Depreciation & amortization	146,695	84,344	187,151	0	0

Net Income-GAAP Basis	731,358	806,193	1,137,697	757,155	(61,582)

Taxable Income
— from operations	226,024	40,980	(276,723)	(68,973)	(51,508)
— from gain on sale (ordinary income)	515,042 [3]	776,556 [3]	1,226,525 [3]	180,510	0
— from gain on sale (capital gain)			202,777 [3]	628,940	30,856
Cash generated from operations	457,077	33,861	(105,289)	(68,807)	(49,431)
Cash generated from sales	3,711,443	2,136,975	6,321,991	3,034,177	(30,856)
Cash generated from refinancing	0	0	0	0	0

Cash generated from operations, sales and refinancing	4,168,520	2,170,836	6,216,702	2,965,370	(80,287)
Less: Cash distributions to investors
— from operating cash flow	0	0	0	0	(128,672)
— from sales and refinancing	101,925	750,000	1,868,975	809,450	(30,856)
— from return of capital	0	0	981,025	2,240,550	303,028

	101,925	750,000	2,850,000	3,050,000	143,500

Cash generated (deficiency) after cash distributions	4,066,595	1,420,836	3,366,702	(84,630)	(223,787)
Special items:
— Partners' capital contributions	3,524,603	0	0	0	0
— Borrowing secured by property	8,743,200	0	0	0	0
— Escrow deposits on future sales	0	25,000	(25,000)	(20,000)	20,000
— Capitalized loan fees & organization cost	(137,492)	(23,614)	0	0	0
— Transfers Phase I and Phase II	(32,068)[2]	0	0	0	0
— Property acquisitions and improvements	(11,827,537)	(46,954)	(2,655)	0	0
— Decrease in borrowings secured by property	(3,671,936)	(1,589,441)	(3,481,823)	0	0

Cash generated (deficiency) after cash distributions and special items	665,365	(214,173)	(142,776)	(104,630)	(203,787)

Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
— from operations	64.1	11.6	(78.5)	(19.6)	(14.6)
— from 1231 gain	146.1 [3]	220.3 [3]	348.0 [3]	51.2	0.0
Capital gain (loss)	0.0	0.0	57.5 [3]	178.4	(8.8)
Cash Distributions to Investors
Source (on GAAP basis)
— Investment income	28.9	212.8	530.3	229.7	(45.3)
— Return of capital	0.0	0.0	278.3	635.7	86.0
Source (on cash basis)
— Operations	0.0	0.0	0.0	0.0	(36.5)
— Refinancing	0.0	0.0	0.0	0.0	0.0
— Sales	28.9	212.8	808.6	865.3	77.2
Amount remaining invested at the end of the period (expressed as a percentage of the amount originally invested in the property)	100%	100%	72.17%	36.43%	0.00%

[1]
For period 02/04/99 (inception) through 12/31/99.

[2]
This program was included with another program that was reported by a single partnership entity. Both programs were financed by an umbrella loan. Upon disposition of Phase II property, the loan fees and other intangible assets were transferred to Phase I

[3]
Due to the holding period of the asset, the entire gain was recognized as ordinary income on the tax return in 1999; in 2000 the partnership reported the sale of units as inventory held for sale and reported the gain as ordinary. In 2001, there were sales of units held as inventory and reported as ordinary income and sales of units held as investment and reported as 1231 gain. In 2002, there was a sale of a unit held as inventory and reported as ordinary income and three sales of units held as inventory and reported as 1231 gain.

[4]
Final building sold in December 2002 with additional costs atrributable to escrow holdbacks resolved in 2003.

TABLE III
WHITE STAR PARTNERS—PHASE II
BASIS OF ACCOUNTING—GAAP
OPERATING RESULTS OF PRIOR PROGRAMS (unaudited)

1999[1]
Gross Revenues	343,572
Profit on sale of properties	193,729
Less:
Operating expenses	130,561
Interest expense	174,453
Depreciation & amortization	50,062

Net Income-GAAP Basis	182,225

Taxable Income
— from operations	12,707
— from gain on sale (ordinary income)	193,730 [3]
Cash generated from operations	41,785
Cash generated from sales	4,570,830
Cash generated from refinancing	0

Cash generated from operations, sales and refinancing	4,612,615
Less: Cash distributions to investors
— from operating cash flow	41,785
— from sales and refinancing	140,440
— from return of capital	1,312,897

1,495,122

Cash generated (deficiency) after cash distributions	3,117,493
Special items:
— Partners' capital contributions	1,312,897
— Borrowing secured by property	3,256,800
— Capitalized loan fees & organization cost	(51,218)
— Transfers Phase I and Phase II	32,068 [2]
— Property acquisitions and improvements	(4,411,240)
— Decrease in borrowings secured by property	(3,256,800)

Cash generated (deficiency) after cash distributions and special items	(0)

Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
— from operations	9.7
— from 1231 gain	147.6 [3]
Capital gain (loss)	0.0
Cash Distributions to Investors
Source (on GAAP basis)
— Investment income	138.8
— Return of capital	1,000.0
Source (on cash basis)
— Operations	31.8
— Refinancing	0.0
— Sales	1,107.0
Amount remaining invested at the end of the period (expressed as a percentage of the amount originally invested in the property)	0%

[1]
For period 02/04/99 (inception) through 12/31/99.

[2]
This program was included with another program that was reported by a single partnership entity. Both programs were financed by an umbrella loan. Upon disposition of this property, loan fees and other intangible assets were transferred to Phase I. Addititional partners' equity from Phase I was transferred to pay off the original investment in Phase II (See White Star Partners—Phase I).

[3]
Due to the holding period of the asset, the entire gain was recognized as ordinary income on the tax return.

TABLE IV
RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD JANUARY 1, 1999—DECEMBER 31, 2003

	White Star Phase I		Carson Industrial Partners Phase II		The Park	Tamarack Brea Park
Dollar amount raised	3,524,603		2,223,323		544,635	925,000
Number of properties purchased	Thirteen		Seven		Eighteen	One
Date of closing of offering	2/4/1999		4/14/1997		11/22/1993	6/4/1993
Date of first sale of property	9/20/1999		7/21/2000		12/30/1994	11/17/1995
Date of final sale of property	12/20/2002		4/26/2002		2/8/2001	12/13/2000
Tax and distribution data per $1,000 investment
Federal income tax results:
Ordinary income (loss):
From operations	(36.9)[4]		(128.1)		(3,315.2)	132.8
From recapture or holding period	765.7	[4]	0.0		0.0	0.0
Gross capital gain	227.2	[4]	1,796.4		6,350.8	1,150.3
Deferred gain:	0.0		0.0		0.0	0.0
Cash distributions to investors:
Source (on GAAP basis)
Investment income	956.3	[4]	1,869.8		3,035.5	n/a	[2]
Return of capital	1,000.0	[4]	1,000.0		843.8	n/a	[2]
Source (cash basis):
Sales	1,992.9	[1]	1,700.9	[1]	3,879.3	2,150.3
Refinancing	0.0		0.0		0.0	0.0
Operations	(36.5)[4]		159.9		0.0	132.6
Other	0.0		0.0		0.0	0.0

TABLE IV
RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD JANUARY 1, 1999—DECEMBER 31, 2003
(unaudited)

	Van Buren Business Park		Torrance Amapola Business Park		Westlake II	White Star Phase II
Dollar amount raised	1,572,781		1,601,046		320,821	1,312,897
Number of properties purchased	Twelve		One		Nine	One
Date of closing of offering	5/31/1995		12/13/1995		10/25/1994	2/4/1999
Date of first sale of property	7/7/1995		1/7/2000		12/27/1996	9/17/1999
Date of final sale of property	2/5/2000		1/7/2000		10/13/1999	9/17/1999
Tax and distribution data per $1,000 investment
Federal income tax results:
Ordinary income (loss):
From operations	(82.8)		54.9		(1,137.0)	9.7
From recapture or holding period	0.0		0.0		0.0	147.6
Gross capital gain	1,241.1		1,372.4		7,571.7	0.0
Deferred gain:	0.0		0.0		0.0	0.0
Cash distributions to investors:
Source (on GAAP basis)
Investment income	1,158.2		1,427.3		6,433.9	138.8
Return of capital	915.9	[3]	882.6	[3]	843.8	1,000.0	[1]
Source (cash basis):
Sales	2,074.1		1,319.8		7,277.7	1,107.0
Refinancing	0.0		935.2		0.0	0.0
Operations	0.0		54.9		0.0	31.8
Other	0.0		0.0		0.0	0.0
Receivable on net purchase money financing	0.0		0.0		0.0	0.0

TABLE IV
RESULTS OF COMPLETED PROGRAMS
FOR THE PERIOD JANUARY 1, 1999—DECEMBER 31, 2003
(unaudited)

	Baldwin Business Park		Cornerstone Walnut Phase II
Dollar amount raised	2,186,400		1,557,600
Number of properties purchased	One		Eleven
Date of closing of offering	11/8/1996		7/2/1992
Date of first sale of property	8/30/1999		3/8/1994
Date of final sale of property	8/30/1999		4/9/1999
Tax and distribution data per $1,000 investment
Federal income tax results:
Ordinary income (loss):
From operations	46.0		(367.2)
From recapture or holding period	0.0		0.0
Gross capital gain	893.2		959.3
Deferred gain:	0.0		0.0
Cash distributions to investors:
Source (on GAAP basis)
Investment income	939.2		n/a	[1]
Return of capital	969.2	[2]	n/a	[1]
Source (cash basis):
Sales	1,645.8		1,376.3
Refinancing	0.0		217.8
Operations	262.6		0.0
Other	0.0		0.0
Receivable on net purchase money financing	0.0		0.0

[1]
The program's books and records were maintained on a cash basis and therefore GAAP information is not available.

[2]
All capital was distributed net of equity placement fees.

TABLE V
SALES OR DISPOSALS OF PROPERTIES
JANUARY 1, 2001 THROUGH DECEMBER 31, 2003 (unaudited)

			Selling Price Net of Closing Costs and GAAP Adjustments					Cost of Property Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustment resulting from application of GAAP	Total	Original mortgage financing	FtNt	Total acquisition cost, capital improvements closing & soft costs	Total	Excess (Deficit) of Property Operational Cash Receipts Over Cash Expenditures
White Star I
Bldg 9	2/5/1999	1/5/2001	719,219	1,045,000	0	0	1,764,219	1,043,352	[1][3]	395,035	1,438,387	[2]
Bldg 13	2/5/1999	4/19/2001	672,286	961,400	0	0	1,633,686	960,098	[1][3]	353,132	1,313,230	[2]
Bldg 18	2/5/1999	7/2/2001	315,277	403,700	0	0	718,977	402,858	[1][3]	157,903	560,761	[2]
Bldg 15	2/5/1999	7/30/2001	297,355	403,700	0	0	701,055	402,772	[1][3]	148,150	550,922	[2]
Bldg 11	2/5/1999	10/11/2001	345,788	429,000	0	0	774,788	428,481	[1][3]	170,170	598,651	[2]
Bldg 14B	2/5/1999	10/30/2001	525,374	203,892	0	0	729,266	422,204	[1][3]	147,700	569,904	[2]
Bldg 14A	2/5/1999	3/20/2002	762,662	0	0	0	762,662	422,204	[1][3]	165,887	588,091	[2]
Bldg 10	2/5/1999	7/10/2002	954,597	0	0	0	954,597	537,358	[1][3]	179,767	717,125	[2]
Bldg 16	2/5/1999	7/30/2002	731,285	0	0	0	731,285	403,072	[1][3]	131,960	535,032	[2]
Bldg 17	2/5/1999	12/20/2002	603,633	0	0	0	603,633	317,505	[1][3]	103,915	421,420	[2]

			5,927,476	3,446,692	0	0	9,374,168	5,339,904		1,953,619	7,293,523

Carson Phase II
Bldg 3	8/15/1997	1/23/2001	328,714	305,704	0	0	634,418	278,156	[1][3]	153,344	431,500	[2]
Bldg 12	8/15/1997	5/25/2001	163,263	217,482	0	0	380,745	164,532	[1][3]	80,430	244,962	[2]
Bldg 6	8/15/1997	7/31/2001	542,782	467,035	0	0	1,009,817	424,949	[1][3]	199,145	624,094	[2]
Bldg 13	8/15/1997	8/15/2001	213,461	262,444	0	0	475,905	197,884	[1][3]	94,797	292,681	[2]
Bldg 7	8/15/1997	8/18/2001	412,937	357,789	0	0	770,726	325,547	[1][3]	160,188	485,735	[2]
Bldg 5	8/15/1997	2/15/2002	785,287	343,794	0	0	1,129,081	506,585	[1][3]	245,050	751,635	[2]
Bldg 11	8/15/1997	3/8/2002	610,308	0	0	0	610,308	238,794	[1][3]	127,445	366,239	[2]
Bldg 8	8/15/1997	4/26/2002	1,364,999	0	0	0	1,364,999	612,573	[1][3]	299,316	911,889	[2]

			4,421,751	1,954,248	0	0	6,375,999	2,749,020		1,359,715	4,108,735

The Park
Unit 1009	11/22/1993	2/8/2001	527,754	0	0	0	527,754	282,217	[1][3]	98,562	380,779	[2]

			527,754	0	0	0	527,754	282,217		98,562	380,779

[1]
Original mortgage financing allocated to unit based on square footage percentage of total project.

[2]
The sponsor did not record income and expenditures on a unit by unit basis and excess cash receipts over expenditures by unit is not available.

[3]
Debt paid down on blanket loan at time of sale that included multiple units in the same program or multiple programs. The lender determined debt paydown at each property sale and often required a paydown in a larger percentage of total debt than allocated.

RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD
JANUARY 1, 1999 THROUGH DECEMBER 31, 2003

Project Name	Date Acquired	Date of Final Sale	Average Holding Period (Years)	Total Acquisition Cost	Net Sales Price	Profit From Sales ($)	Sales Profit (%)	Annualized Sales Profit
1 White Star I	2/5/1999	12/20/2002	2.5	11,943,610	15,250,855	3,307,245	35.5%	16.69%
2 White Star Phase II	2/5/1999	9/17/1999	0.6	4,462,458	4,570,830	108,372	2.4%	3.96%
3 Carson Phase II	8/15/1997	4/26/2002	3.9	6,474,508	10,093,703	3,619,195	56.5%	14.90%
4 The Park	11/22/1993	2/8/2001	6.5	3,204,187	4,797,947	1,593,760	50.2%	7.84%
5 Tamarack	4/4/1993	12/13/2000	6.7	1,240,796	1,649,848	409,052	34.8%	5.21%
6 Van Buren	5/31/1995	2/4/2000	4.1	1,854,165	2,999,903	1,145,738	61.7%	15.36%
7 Torrance Amapola Partners	12/15/1995	1/7/2000	4.1	4,795,045	6,597,929	1,802,884	37.6%	9.25%
8 Walnut II	7/2/1992	4/9/1999	6.8	530,248	697,893	167,645	31.6%	4.67%
9 Westlake II	12/22/1993	10/13/1999	5.7	1,380,423	2,260,409	879,986	63.8%	11.15%
10 Baldwin Business Park	12/5/1996	8/30/1999	2.7	6,945,313	8,420,579	1,475,266	21.2%	7.77%

		Totals	4.4	42,830,753	57,339,896	14,509,143	33.9%	7.70%

Notes:

(1)
Data extracted from Table V of the Prospectus dated January 1, 1999 through December 31, 2002 and from Table V of Supplement No.5 dated March 24, 2003.

(2)
Average Annual Profit represents gains on sales of properties, which is in addition to cash flow from rental operations.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

FOR THE PERIOD JANUARY 1, 2001 THROUGH DECEMBER 31, 2003

        No data available.

        Affiliates of the managing member completed the last property purchase price for prior programs prior to January 1, 2001, therefore no information is available in this time period.

EXHIBIT "A"

CORNERSTONE REALTY FUND, LLC

A CALIFORNIA LIMITED LIABILITY COMPANY

OPERATING AGREEMENT
(AMENDED AND RESTATED)

A-i

6.4.	Return of Distribution	A-11
6.5.	Withholding on Distributions	A-11
7. DISPOSITION OF UNITS		A-11
7.1.	General	A-11
7.2.	Prohibited Dispositions	A-11
7.3.	Permitted Dispositions	A-12
7.4.	Admission of Assignee as a Member	A-12
8. MANAGEMENT		A-12
8.1.	Management of Business	A-12
8.2.	General Powers of the Managing Member	A-12
8.3.	Limitations; Voting Rights of Members	A-12
8.4.	Compensation and Expense Reimbursement	A-13
8.5.	Contracts with the Managing Member and its Affiliates	A-14
8.6.	Authority	A-15
8.7.	Fiduciary Duty; Standard of Care	A-15
8.8.	Liability	A-15
8.9.	Other Interests	A-15
8.10.	Prohibited Acts	A-15
9. INVESTMENT OBJECTIVES AND POLICIES		A-16
9.1.	Duties and Responsibilities; Investment Allocation	A-16
9.2.	Prohibited Investments and Activities	A-16
9.3.	Borrowing Policies	A-17
9.4.	Conflicts of Interest	A-17
9.5.	Conflict Resolution Procedures	A-17
10. INDEMNIFICATION		A-18
10.1.	Indemnification	A-18
10.2.	Certain Actions	A-18
10.3.	Expenses of Successful Defense	A-19
10.4.	Determination that Indemnification is Proper	A-19
10.5.	Indemnification for Portion of Expenses	A-19
10.6.	Expense Advances	A-20
10.7.	Indemnification of Employees and Agents of the Fund	A-20
10.8.	Former Managing Members, Officers, Employees and Agents	A-20
10.9.	Insurance	A-20
10.10.	Contract Right to Indemnity	A-20
10.11.	Exclusivity; Other Indemnification	A-20
10.12.	Amendment or Deletion	A-20
11. DISSOLUTION, WINDING UP AND REDEMPTION		A-20
11.1.	Dissolution	A-20
11.2.	Winding Up	A-21
12. MISCELLANEOUS PROVISIONS		A-21
12.1.	Counsel to the Fund	A-21
12.2.	Counterparts	A-21
12.3.	Entire Agreement	A-21
12.4.	Severability	A-21
12.5.	Pronouns; Statutory Reference	A-21
12.6.	Power of Attorney	A-21
12.7.	Notices	A-22
12.8.	Binding Effect	A-22
12.9.	Governing Law	A-22
12.10.	Attorneys' Fees	A-22
13. DEFINITIONS		A-22

A-ii

OPERATING AGREEMENT
(AMENDED and RESTATED)

FOR

CORNERSTONE REALTY FUND, LLC

A California Limited Liability Company

        THIS OPERATING AGREEMENT, made effective July 19, 2001 and amended and restated effective as of June 30, 2003, is among Cornerstone Industrial Properties, LLC, a California limited liability company, Terry G. Roussel, and the Persons executing this Agreement as members of the Fund and those Persons who will hereafter be admitted as members upon acceptance by the Managing Member of an executed Subscription Agreement pursuant to which such parties accept and adopt the provisions of this Operating Agreement (the "Members"), who agree as follows:

        1.    ORGANIZATION

        1.1.    Formation.    Cornerstone Realty Fund, LLC (the "Fund") has been organized as a California limited liability company pursuant to the laws of the State of California, including the Beverly-Killea Limited Liability Company Act, all as the same may be amended from time to time (all of such applicable laws being hereinafter referred to as the "Limited Liability Company Law"), by the filing of Articles of Organization ("Articles") with the Office of the Secretary of State of the State of California as required by the Limited Liability Company Law. The Managing Member shall cause the execution, filing, and recording of all such other certificates and documents, including amendments to the Articles of the Fund, and shall do or cause to be done such other acts as may be appropriate to comply with all requirements for the formation, continuation, and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of California and any other jurisdiction in which the Fund may own property or conduct business.

        1.2.    Name.    The name of the Fund will be Cornerstone Realty Fund, LLC. The Fund may also conduct its business under one or more assumed names.

        1.3.    Purpose.    The purpose of the Fund is to engage for a competitive profit in any activity within the purposes for which limited liability companies may be organized under the Limited Liability Company Law. Notwithstanding the foregoing, without the consent of Unitholders owning a majority of the outstanding Units and the Managing Member, the Fund shall not engage in any business other than the following:

          1.3.1. The business of acquiring, operating and selling multi-tenant industrial properties; and

          1.3.2. Such other activities directly related to the foregoing business as may be necessary, advisable, or appropriate in the reasonable discretion of the Managing Member to further the foregoing business.

        The Fund will have all the powers necessary or convenient to effect that purpose, including all powers granted by the Limited Liability Company Law.

        1.4.    Duration.    The Fund will continue in existence for the period fixed in the Articles for the duration of the Fund or until the Fund is sooner dissolved and its affairs wound up in accordance with the Limited Liability Company Law or this Agreement.

        1.5.    Principal Place of Business, Registered Office and Resident Agent.    The principal office of the Fund shall be located at 4590 MacArthur Blvd., Suite 610, Newport Beach, CA 92660, or such other address as may be designated from time to time by the Managing Member. The Fund shall have an office at such other address(es) as may be designated from time to time by the Managing Member. The name and address of the registered agent for service of process on the Fund in the State of California is Terry G. Roussel, 4590 MacArthur Blvd., Suite 610, Newport Beach, CA 92660, or such other agent and address as may be designated from time to time by the Managing Member.

        1.6.    Title to Fund Property.    All Properties owned by the Fund, whether real or personal, tangible or intangible, shall be deemed to be owned by the Fund as an entity, and no Member, individually, shall have any ownership of such Properties. The Fund may hold any of its assets in its own name or in the name of a nominee.

        1.7.    Intention for Fund.    The Members have formed the Fund as a limited liability company under the Limited Liability Company Law. The Members specifically agree that, except for purposes of federal income tax classification, the Fund will not be a partnership (including a limited partnership) or any other venture, but the Fund will be a limited liability company under the Limited Liability Company Law. Except for purposes of federal income tax classification, no Member will be construed to be a partner in the Fund or a partner of any other Member or Person; and the Articles, and this Agreement and the relationships it creates, will not be construed to suggest otherwise. Except as required under the Limited Liability Company Law or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Fund, whether that liability or obligation arises in contract, tort, or otherwise. A Member's liability shall be limited to such Member's Capital Contribution and its share of undistributed Net Income of the Fund.

        1.8.    Definitions.    Certain capitalized terms used in this Agreement are defined in Section 14.

        2.    BOOKS, RECORDS AND ACCOUNTING

        2.1.    Books and Records.    The Fund will maintain at its principal office complete and accurate books of account and records of the Fund's business and affairs as required by the Limited Liability Company Law, and showing the assets, liabilities, costs, expenditures, receipts, profits and losses of the Fund, and which books of account and records shall include provision for separate Capital Accounts for each Member, and shall provide for such other matters and information as a Member shall reasonably request, together with copies of all documents executed on behalf of the Fund. Each Member and its representatives, duly authorized in writing, shall have the right to inspect and examine, at all reasonable times, at the Fund's principal office, all such books of account, records, and documents. The Managing Member shall appoint a firm of certified public accountants to audit the Fund's annual financial statements.

        2.2.    Fiscal Year; Accounting.    The Fund's fiscal year will be the calendar year. The Fund shall follow generally accepted accounting principles and use the accrual method of accounting in preparation of its financial statements and the appropriate tax method in preparation of its tax returns.

        2.3.    Bank Accounts.    One or more accounts in the name of the Fund shall be maintained in such bank or banks as the Managing Member may from time to time select. Any checks of the Fund may be signed by any Person(s) designated, from time to time, by the Managing Member.

        2.4.    Reports to Members.    At the expense of the Fund, the Managing Member shall cause to be prepared and made available to the Members during each year the following:

          2.4.1. If and for as long as the Fund is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report for a quarter shall be sent upon request to the Members within sixty (60) days after the end of such quarter. Such reports shall contain at least an unaudited balance sheet, an unaudited statement of income for the quarter then ended, an unaudited cash flow statement for the quarter then ended (in the form set forth in quarterly reports required from time to time under the Securities Exchange Act of 1934), and other pertinent information concerning the Fund and its activities during the quarter covered by such reports. If and when such reports are not required to be filed, each Member will be furnished within sixty (60) days after the end of the first six (6) month period of Fund operations an unaudited financial report for that period containing the same information required in the quarterly reports described above.

          2.4.2. Within seventy-five (75) days after the end of the Fund's fiscal year, all information necessary for the preparation of the Members' federal income tax returns and state income and other tax returns with regard to the jurisdictions where the Properties are located shall be sent to each Member.

          2.4.3. Within one hundred twenty (120) days after the end of the Fund's fiscal year, an annual report containing (i) a balance sheet as of the end of its fiscal year and statements of income, Member's equity, and statement of cash flows, for the year then ended, shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent certified public accountant, and (ii) a report of the activities of the Fund during the period covered by the report shall be sent to each member upon request. Such report shall include a schedule of all compensation paid and distributions made to the Managing Member, including a description of the services performed and identifying the source of each distribution. Such report shall also set forth Distributions to the Members for the period covered thereby and shall separately identify Distributions from (1) Net Cash Flow from Operations during such period, (2) Net Cash Flow from Operations during a prior period which had been held as reserves, (3) Net Sales Proceeds from the disposition of Property and investments, and (4) reserves from the Gross Proceeds of the offering originally contributed by the Members. Such report shall set forth the valuation of a Unit in accordance with Section 2.8 of this Agreement.

          2.4.4. The Managing Member shall, within sixty (60) days of the end of each quarter wherein fees were received, send upon request to each Member a detailed statement setting forth the services rendered, or to be rendered, by the Managing Member and the amount of the fees received. In addition, an annual report shall be prepared summarizing such fees and other remuneration and such report shall include a breakdown of costs reimbursed to the Managing Member with verification of the allocation of costs confirmed by the Fund's certified public accountants. Such annual report shall be furnished at the same time as the report in Section 2.4.3 above.

          2.4.5. Within sixty (60) days of the end of each quarter in which the Fund acquires Properties, the Managing Member shall send quarterly reports setting forth the details of the acquisition of Properties to each Member upon request. The report may be in the form of a supplement to the Prospectus and may be prepared more frequently than quarterly. The report shall contain the following information: (a) the location and a description of the general character of all materially important real properties acquired or presently intended to be acquired by the Fund during the quarter, (b) the present or proposed use of such properties and their suitability and adequacy for such use, (c) the terms of any material lease affecting the property, (d) a statement that title insurance has been or will be obtained on all properties acquired, and (e) a statement of the amount of proceeds in the Fund which remain uncommitted or unexpended, stated as both a dollar amount and percentage of the total amount of the offering proceeds of the Fund.

        The Fund shall post all of the foregoing reports on its website.

        The Managing Member shall also make such reports available upon request of the administrator of the securities agency in any state in which Units were registered for sale.

        2.5.    Tax Returns.    As soon as practicable after the end of each fiscal year, the Fund shall cause to be prepared and transmitted to the Members federal and appropriate state and local Income Tax Schedules "K-1," or any substitute therefor, with respect to such fiscal year on appropriate forms prescribed. The Fund, in the discretion of the Managing Member, shall be entitled to utilize any special reporting opportunities available under the Code to programs with a large number of Members.

        2.6.    Appraisals.    All Property acquisitions made by the Fund shall be supported by an appraisal prepared by a competent, independent appraiser. The appraisals shall be maintained by the Managing Member for at least five years, and shall be available for inspection and duplication by any Unitholder.

        2.7.    List of Members.    An alphabetical list of names, addresses and business telephone numbers of Unitholders and the number of Units held by each of them shall be maintained as part of the books and records of the Fund and shall be made available for inspection by Unitholder or its designated agent at the principal office of the Fund upon request by a Unitholder. A copy of such list in readily readable type size shall be mailed to any Unitholder requesting the list within 10 days of the request. The Fund may make a reasonable charge for copy work.

        2.8.    Valuation of Units.    For the first two (2) full fiscal years following the termination of the offering, the value of a Unit will be deemed to be $500, and no valuations will be performed. Thereafter the estimated value of each Unit will be determined annually based upon the estimated amount a Unitholder would receive if all of the Fund's assets were sold as of the close of the Fund's fiscal year for their estimated values and if such proceeds, without reduction for selling expenses, together with the other assets of the Fund, were distributed in liquidation of the Fund. Such estimated values will be based upon annual valuations of Fund properties performed by the Managing Member, but no independent appraisals will be obtained.

        3.    MEMBERS, UNITHOLDERS AND MEETINGS OF MEMBERS

        3.1.    Units of Membership Interest.    Units shall be issued to Members pursuant to the Fund's offering of interests as described in one or more Form S-11 registration statements and prospectuses included therein (a "Prospectus") filed by the Fund under the Securities Act of 1933, as amended (the "Offering"). Except as otherwise provided in this Section 3.1, no additional Units shall thereafter be issued by the Fund. Notwithstanding any contrary provision of this Agreement, the Fund shall do or cause to be done whatever is required so that the Units shall be "Publicly-Offered Securities" within the meaning of Section 2510.3-101 of the Department of Labor Regulations, 29 CFR § 2510.3-101, as amended, or any successor provision. The Managing Member may, in its discretion, in order to comply with the foregoing requirement, issue for such consideration as it may determine (including by gift) Units to such Persons and in such Percentage Interests as it may determine. The Managing Member will receive its interest in the Fund for a contribution of $1,000, and such interest of the Managing Member will not be considered an interest in Units for purposes hereof. Notwithstanding the preceding sentence, the Managing Member may acquire Units and be treated in the same manner as other Unitholders with respect thereto.

        3.2.    Book-Entry Evidence of Ownership

          3.2.1. The Units will be issued only in fully registered book-entry form. Ownership of Units in the Fund will be shown on and transfer thereof will be effected only through book-entry in records maintained by the Fund. Certificates evidencing ownership of Units will not be issued.

          3.2.2. Units of the Fund shall be transferable in the manner prescribed by law and in this Agreement, subject to restrictions set forth in Article 7 hereof. Assuming all restrictions on transfers have been met, transfers of Units shall be made on the books of the Fund.

        3.3.    Place of Meetings.    All meetings of Members shall be held at the principal office of the Fund or at such other place as shall be determined by the Managing Member and stated in the notice of meeting.

        3.4.    Meetings of Members.    Meetings of all Members may be called by the Managing Member and shall be called upon the written request to the Managing Member of Members holding in the aggregate at least ten percent (10%) of the Percentage Interests owned by all Members. The request shall state the purpose or purposes for which the meeting is to be called.

        3.5.    Notice of Meetings.    In the case of a meeting requested by Members holding at least ten percent (10%) in the aggregate of the Percentage Interests owned by all Members, the notice shall be delivered to the Members of the Fund within 10 business days of receipt of such request. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of Members shall be given not less than 10 nor more than 60 days before the date of the meeting to each Member, either personally or by mailing such notice to its last address as it appears on the books and records of the Fund. The notice must include a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to the Agreement. The Fund will provide for proxies or written consents which specify a choice between approval and disapproval of each matter to be acted upon at the meeting. No notice need be given of an adjourned meeting provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record on the new record date entitled to notice as provided in this Agreement.

        3.6.    Record Dates.    The Managing Member may fix in advance a date as the record date for the purpose of determining Members entitled to notice of and to vote at a meeting of Members or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining Members entitled to receive payment of a Distribution or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 20 days before the date of the meeting, nor more than 60 days before any other action. In such case only such Members as shall be Members of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such Distribution or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any Units on the books of the Fund, or otherwise, after any such record date. Nothing in this Agreement shall affect the rights of a Member and its transferee or transferor as between themselves.

        3.7.    List of Members.    The agent of the Fund having charge of the transfer records for Units of the Fund shall make and certify a complete list of the Members entitled to vote at a Members' meeting or any adjournment thereof. The list (i) shall be arranged alphabetically, with the address of, and the Percentage Interest of, each Member; (ii) shall be produced at the time and place of the meeting; (iii) shall be subject to inspection by any Member during the whole time of the meeting; and (iv) shall be prima facie evidence as to who are the Members entitled to examine the list or vote at the meeting.

        3.8.    Quorum.    Unless a greater or lesser quorum is required in the Articles or by the Limited Liability Company Law, the Members present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the Percentage Interests held by all Members shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of Members may be adjourned by a vote of the Members present in person or by proxy.

        3.9.    Proxies.    A Member entitled to vote at a meeting of Members or to express consent or dissent without a meeting may authorize other Persons to act for such Member by proxy. A proxy shall be signed by the Member or its authorized agent or representative and shall not be valid after the expiration of one year from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the Member executing it except as otherwise provided by the Limited Liability Company Law.

        3.10.    Inspectors of Election.    The Managing Member, in advance of a Members' meeting, may, and on request of a Member entitled to vote thereat shall, appoint one or more inspectors. In case a Person appointed fails to appear or act, the vacancy may be filled by appointment made by the Managing Member in advance of the meeting or at the meeting by the Person presiding thereat. If appointed, the inspectors shall determine the Percentage Interests of all Members represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members. On request of the person presiding at the meeting or a Member entitled to vote thereat, the inspectors shall make and execute a written report to the Person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

        3.11.    Manner of Voting.    Votes shall be cast in writing, signed by the Member or its proxy. When an action is to be taken by a vote of the Members, and a quorum is present, it shall be authorized by the affirmative vote of the holders of a majority of the Percentage Interests owned by all of the Members, unless a greater plurality is required by the Articles, this Agreement or by the Limited Liability Company Law.

        3.12.    Actions Without a Meeting.    Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the number of Members required to approve such action, but in no event less than a majority in Percentage Interest of the Members. Each written consent will bear the date and signature of each Member who signs the consent.

        4.    CAPITAL CONTRIBUTIONS

        4.1.    Contributions, Members and Unitholders.

          4.1.1. The Fund intends to issue and sell in public offerings pursuant to one or more Form S-11 registration statements under the Securities Act of 1933 as amended, not less than $3,000,000 nor more than $50,000,000 in Units, in the aggregate, and to admit as Members the Unitholders who contribute cash to the capital of the Fund for such Units. Each purchaser of Units must purchase a minimum of five (5) Units, except that for Qualified Plans the minimum purchase shall be two (2) Units. Units shall be issued in Units of $500 each. A minimum of 6,000 Units and a maximum of 100,000 Units shall be issued pursuant to said registration statement.

          4.1.2. Upon receipt by the Escrow Agent of Three Million Dollars ($3,000,000) in cash, representing the subscription payments for 6,000 Units, the Fund will direct the Escrow Agent to transfer such funds to the Fund's general account and will commence admitting the purchasers of the Units to the Fund as Members and Unitholders not later than fifteen (15) days after escrow funds are released. Interest from the date funds were deposited in escrow until the release from escrow (net of escrow expenses) will be distributed to purchasers pro rata based on the number of days such purchaser's funds were held in escrow as soon as practicable after the date the minimum number of Units is sold. No interest in an amount less than $25.00 will be paid to purchasers. The Managing Member or its Affiliates may purchase up to $450,000 of Units to permit the release of funds from escrow. Units so purchased will be acquired for investment and on the same terms as offered to other purchasers. If subscriptions for at least 6,000 Units have not been received by one year following the effective date of the Offering, all funds received from purchasers as of such time will be promptly refunded to each purchaser along with any interest earned thereon (after escrow expenses) on a pro rata basis, based on the number of days such purchaser's funds were held in escrow. Following release of funds from escrow, Unitholders will be admitted not later than the last day of the calendar month following the date their subscription is accepted by the Fund.

        4.2.    Capital Accounts.    The Fund shall establish and maintain a separate capital account for each Member ("Capital Account"). The Fund shall determine and maintain each Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv). Each Capital Account shall reflect, among other items (i) all Capital Contributions made to the Fund, (ii) all allocations of Net Income and Net Loss, and (iii) all Distributions made by the Fund. Any and all amounts distributed by the Fund to a Member as a fee and/or as compensation or reimbursement for services shall not reduce such Member's Capital Account.

          4.2.1. The Capital Accounts and the other provisions in this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with those Regulations and in the event of any conflict, those Regulations shall prevail.

        4.3.    Capital Accounts and Capital Contributions in General.

          4.3.1. In the event that a Member's Units or a portion thereof are transferred in accordance with the provisions of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Units or portion thereof so transferred.

          4.3.2. Except as otherwise provided in this Agreement (i) no interest will accrue on any Capital Contribution or on the positive balance, if any, in any Capital Account, (ii) no Member will have any right to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contribution, or to receive any Distributions from the Fund, (iii) no Member shall be required to make any additional contribution to the capital of, or any loan to, the Fund, and (iv) no Member shall have any liability for the return of any other Member's Capital Account or Capital Contributions.

        5.    ALLOCATIONS OF NET INCOME AND NET LOSS

        5.1.    Timing and Effect.    Except as otherwise provided in this Article 5, Net Income and Net Loss shall be allocated to the Members for any fiscal year in a manner so as to comply with the requirements of Regulation Section 1.704-1(b)(2)(iv).

        5.2.    Allocation of Net Income and Net Loss.

          5.2.1. Subject to Sections 5.3 and 5.7, Net Income shall be allocated to the Members as follows:

            (a)   First, ten percent (10%) to the Managing Member and ninety percent (90%) to the Unitholders, until the Net Income allocated pursuant to this Section 5.2.1(a) for the current year and all prior fiscal years equals the cumulative Net Loss allocated to the Members pursuant to Section 5.2.2(b) for all prior fiscal years (pro rata among the Members in proportion to their share of the Net Loss being offset); and

            (b)   Next, to the Members in the same proportion as Net Cash Flow from Operations or Net Sales Proceeds were distributed to the Members pursuant to Sections 6.1.1 and 6.1.2 for the current year and all prior fiscal years, exclusive of any Distributions representing a return of Invested Capital Contributions pursuant to Section 6.1.2(i), until such time as the allocations of Net Income pursuant to this Section 5.2.1(b) for the current year and all prior fiscal years equal such Distributions for the current year and all prior fiscal years (pro rata among the Members in proportion to their share of such Distributions); and

            (c)   The balance, if any, fifty percent (50%) to the Managing Member and fifty percent (50%) to the Unitholders.

          5.2.2. Subject to Sections 5.3 and 5.7, Net Loss shall be allocated as follows:

            (a)   First, fifty percent (50%) to Managing Member and fifty percent (50%) to the Unitholders until the Net Loss allocated pursuant to this Section 5.2.2(a) for the current year and all prior fiscal years equals the cumulative Net Income allocated to the Members pursuant to Section 5.2.1(c) for all prior fiscal years (pro rata among the Members in proportion to their share of the Net Income being offset); and

            (b)   The balance, if any, ten percent (10%) to the Managing Member and ninety percent (90%) to the Unitholders.

        5.3.    Reallocations to Avoid Excess Deficit Balances.    Notwithstanding any other provisions of this Agreement to the contrary, no Net Loss shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit. Such Net Loss or deduction shall be reallocated away from such Member and to the other Members, on a pro rata basis, but only to the extent that such reallocation would not cause or increase any such other Member's Adjusted Capital Account Deficit. Any Net Loss reallocated hereunder shall be subject to an immediate chargeback of Net Income prior to any other allocations of Net Income pursuant to Section 5.2.1 in any subsequent period.

        5.4.    Allocations Among Unitholders.    Except as otherwise provided in this Article V, including, without limitation, Section 5.7.7 with respect to transferred Units, allocations of Net Income or Net Loss to Unitholders as a class shall be allocated among the Unitholders in accordance with their respective Percentage Interests, including, without limitation, Section 5.7.7 with respect to transferred Units.

        5.5.    Allocation in the Event of Section 754 Election.    To the extent an adjustment to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of that adjustment to the Capital Accounts shall be treated as an item of Net Income (if the adjustment increases the basis of the asset) or Net Loss (if the adjustment decreases the basis of the asset), and that Net Income or Net Loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Regulation.

        5.6.    Recapture of Deductions and Credits.    If any "recapture" of deductions or credits previously claimed by the Fund is required under the Code upon the sale or other taxable disposition of any Property, those recaptured deductions or credits shall, to the extent possible, be allocated to the Members pro rata in the same manner that the deductions and credits giving rise to the recapture items were originally allocated, using the "first-in, first-out" method of accounting; provided, however, that this Section 5.6 shall only affect the characterization, but not amount of Net Income allocated among the Members for tax purposes.

        5.7.    Regulatory and Curative Allocations.

          5.7.1.    Qualified Income Offset.    In the event that any Member unexpectedly receives any adjustment, allocation or distribution described in Regulation Sections 1.704-1(b)(2)(ii)(d) (4), (5) or (6), items of Net Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of that Member as quickly as possible.

          5.7.2.    Gross Income Allocation.    In the event that, despite Section 5.3, any Member has an Adjusted Capital Account Deficit at the end of any fiscal year, that Member shall be specially allocated items of Net Income (or gross income) to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 5.7.2 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been made as if Section 5.7.1 and this Section 5.7.2 were not in the Agreement.

          5.7.3.    Minimum Gain Chargeback.    To the extent required under Regulation Section 1.704-2(f), if there is a net decrease in Fund Minimum Gain during any fiscal year, each Member shall be allocated, before any other allocation of Fund items for such taxable year, items of Net Income for such year (and, if necessary, subsequent years), in proportion to, and to the extent of, an amount equal to the portion of such Member's share of such net decrease in Minimum Gain as determined under Regulation Section 1.704-2(g). The items so allocated shall be determined in accordance with Regulation Section 1.704-2(j)(2)(i). This Section 5.7.3 is intended to comply with the "minimum gain chargeback" requirements of the Regulations and shall be interpreted consistently therewith.

          5.7.4.    Member Minimum Gain Chargeback.    To the extent required under Regulation Section 1.704-2(i), if there is a net decrease in minimum gain attributable to Member non-recourse debt during a Fund taxable year, any Member with a share of that Member non-recourse debt minimum gain (determined under Regulation Section 1.704-2(i)(5)) as of the beginning of the year must be allocated items of Net Income for such year (and if necessary, subsequent years) equal to that Member's share of the net decrease in the Member non-recourse debt minimum gain. A Member's share of the net decrease in Member non-recourse debt minimum gain is determined in a manner consistent with the provisions of Regulation Section 1.704-2(i)(5). The items so allocated shall be determined in accordance with Regulation Section 1.704-2(j)(2)(ii). This Section 5.7.4 is intended to comply with the "partner minimum gain chargeback" requirements of the Regulations and shall be interpreted consistently therewith.

          5.7.5.    Curative Allocations.    The allocations set forth in Sections 5.3, 5.5, 5.7.1, 5.7.2, 5.7.3 and 5.7.4 (the "Regulatory Allocations") are intended to comply with certain requirements of Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

          5.7.6.    Adjustment to Allocations.    It is the intention of the Members that the Net Income and Net Loss for each fiscal year will be allocated to the Members in such a manner that would cause each Member's Adjusted Capital Account Balance to equal the amount that would be distributed to such Member pursuant to Section 11.2 upon a hypothetical liquidation of the Fund if distributions were not limited to Capital Accounts. For purposes of this Section 5.7.6, the "Adjusted Capital Account Balance" of a Member equals the balance of such Member's Capital Account at the end of the fiscal year increased by any amount which the Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and (i)(5). In determining the amounts distributable to the Members under Section 11.2 upon a hypothetical liquidation, it shall be presumed that (i) all of the Fund's assets would be sold for an amount equal to the values used in calculating the Capital Accounts of the Members, (ii) payments to any holder of a non-recourse debt would be limited to the fair market value of the assets secured by repayment of such debt, and (iii) the proceeds of such hypothetical sale would be applied and distributed in accordance with Section 11.2. If, upon the advice of the public accounting firm retained to prepare the income tax returns of the Fund, it is determined that the intentions set forth in this Section 5.7.6 are not being met by the allocations in Article V, the Managing Member shall make such allocations of Net Income or Net Loss, or items of income, gain, loss, or deduction comprising such Net Income or Net Loss as necessary to achieve the intentions set forth in this Agreement.

          5.7.7.    Allocation of Net Income and Net Loss and Distributions in Respect of Transferred Interest and Newly Issued Units.    To the extent allowed by Section 706(d) of the Code, and except as otherwise expressly provided in this Article V, if any Units are transferred or newly issued during any tax year of the Fund, each item of income, gain, loss, deduction, or credit of the Fund for such tax year shall be divided and allocated among the Unitholders by taking into account their varying interests during such tax year by assigning each such item pro rata to each day in the tax year to which such item is attributable and allocating the amount of each such item so assigned to any such day to the Unitholder based upon its respective Percentage Interest at the close of such day; provided, however, that with respect to items of income, gain, loss, deduction or credit attributable to any extraordinary nonrecurring items of the Fund, the Managing Member shall have the discretion to allocate each such item among the Unitholders so as to properly take into account the varying interests of the Unitholders; further provided, that for the purpose of accounting convenience and simplicity, the Fund shall treat a transfer of, or an increase or decrease in, Units which occurs at any time during a month as having been consummated on the last day of such month, regardless of when during such month such transfer, increase, or decrease actually occurs except that in the case of transfers or new issuances in the month of December, the actual date the transfer or issuance occurred shall be used.

        6.    DISTRIBUTIONS

        6.1.    Distributions To Members.

          6.1.1.    Net Cash Flow from Operations.    Subject to Section 6.3, distributions of Net Cash Flow from Operations of the Fund for any fiscal year will be made ninety percent (90%) to the Unitholders and ten percent (10%) to the Managing Member until the "Unitholders' 8% Preferred Return" is attained (pro rata among the Unitholders in proportion to their share of the Unitholders' 8% Preferred Return). Thereafter, distributions of Net Cash Flow from Operations shall be made one hundred percent (100%) to the Early Investors until the Early Investors' 12% Incentive Return is attained (pro rata among the Early Investors in proportion to their Early Investors' Units). Thereafter, Distributions of Net Cash Flow from Operations shall be made fifty percent (50%) to the Unitholders (pro rata among the Unitholders in proportion to their Percentage Interests) and fifty percent (50%) to the Managing Member.

          6.1.2.    Net Sales Proceeds.    Subject to Section 6.3, Net Sales Proceeds, after replenishment of any reserves, will be distributed in the following order of priority: (i) first, one hundred percent (100%) to the Unitholders in an amount equal to their Invested Capital Contributions, calculated at the time of such Distribution (pro rata among the Unitholders in proportion to their Invested Capital Contributions); (ii) ninety percent (90%) to the Unitholders and ten percent (10%) to the Managing Member until the Unitholders have received distributions in an amount equal to the unpaid balance of their aggregate Unitholders' 8% Preferred Return (pro rata among the Unitholders in proportion to their share of the Unitholders' 8% Preferred Return); and (iii) thereafter, fifty percent (50%) to the Unitholders (pro rata among the Unitholders in proportion to their Percentage Interests) and fifty percent (50%) to the Managing Member.

        6.2.    Distributions of Uninvested Assets.    Subject to the provisions of Section 6.4, all cash or cash equivalents which constitute part of the assets of the Fund which have not been invested in Properties within one year following the termination of the Offering shall be distributed pursuant to Section 6.1.2(i) to the Unitholders promptly after and as of the end of such year.

        6.3.    Limitations on Distributions.    The Distributions to be made pursuant to this Article 6 are subject to the limitations of this Section 6.3. Distributions may be made only if the Managing Member determines in its reasonable judgment that the Fund has sufficient cash on hand exceeding the current and the anticipated needs of the Fund to fulfill its business purposes (including its needs for operating expenses, acquisitions and reserves). Distributions will be made in cash. No Distribution will be declared or made if, after giving it effect, the Fund would not be able to pay its debts as they become due in the usual course of business or the fair market value of the Fund's assets would be less than the sum of its liabilities. All such Distributions to Unitholders shall be made only to the Persons who, according to the books and records of the Fund, are the holders of record of the Units in respect of which such Distributions are made on the actual date of Distribution. Neither the Fund nor the Managing Member shall incur any liability for making Distributions in accordance with this Article 6.

        6.4.    Return of Distribution.    Except for Distributions made in violation of the Limited Liability Company Law or this Agreement, no Unitholder shall be obligated to return any Distribution to the Fund or pay the amount of any Distribution for the account of the Fund or to any creditor of the Fund. The amount of any Distribution returned to the Fund by a Unitholder or paid by a Unitholder for the account of the Fund or to a creditor of the Fund shall be added to the account or accounts from which it was subtracted when it was distributed to the Unitholder.

        6.5.    Withholding on Distributions.    To the extent that any Distribution is subject to Federal or state withholding, the portion of any such Distribution withheld and paid over to Federal or state authorities shall be treated for all purposes hereunder as if such amount was actually distributed to the particular Member otherwise entitled to receive such amount.

        7.    DISPOSITION OF UNITS

        7.1.    General.    Every sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other disposition of any Units will be made only in compliance with this Article 7. No Units will be disposed of unless and until:

          7.1.1. such instruments as may be required by the Limited Liability Company Law or other applicable law or to effect the continuation of the Fund and the Fund's ownership of its Properties are executed and delivered and/or filed;

          7.1.2. the instrument of assignment binds the assignee to all of the terms and conditions of this Agreement, and all amendments thereto, as if the assignee were a signatory party hereto; and

          7.1.3. the instrument of assignment is manually signed by the assignee and assignor and transfer fee of $250 is paid and the proposed disposition is consented to by the Managing Member, in its reasonable discretion, after determining that such disposition will not be a prohibited disposition pursuant to Section 7.2.

        7.2.    Prohibited Dispositions.    Any attempted sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other disposition of any Units will be null and void if it is not made in compliance with this Article 7 or:

          7.2.1. subject to waiver by the Managing Member upon advice of counsel, if the disposition (in conjunction with prior dispositions) would cause a termination of the Fund under the Code;

          7.2.2. if the disposition would, in the opinion of tax counsel to the Fund, jeopardize the status of the Fund as a partnership for federal income tax purposes or cause the Fund to be treated as a publicly-traded partnership;

          7.2.3. if the disposition would not be in compliance with any and all state and federal securities laws and regulations; or

          7.2.4. if the disposition would cause the assets of the Fund to be characterized as "plan assets" under ERISA.

        7.3.    Permitted Dispositions.

        Subject to applicable law, and the provisions of this Article 7, a Member may assign all or part of its Units in the Fund. Unless authorized by the Managing Member, a Member may not assign fractional Units or less than the minimum number of Units purchasers were initially required to purchase pursuant to the Form S-11 registration statement. No partial interest (i.e., an interest in only Distributions and allocations of the Fund) in any Unit or Units may be assigned by a Unitholder. Only an entire interest in any Unit or Units may be assigned pursuant to this Article 7.

        7.4.    Admission of Assignee as a Member.

          7.4.1. An assignee of a Unit pursuant to an assignment permitted in this Agreement shall, subject to the provisions of this Article 7, and with the consent of the Managing Member pursuant to Section 7.1.3, be admitted as a Member and Unitholder in the Fund in the place and stead of the assignor Unitholder in respect of the Units acquired from the assignor Unitholder and shall have all of the rights, powers, obligations, and liabilities, and be subject to all of the restrictions, of the assignor Unitholder, including, without limitation, but without release of the assignor Unitholder, the liability of the assignor for any existing unperformed obligations of the assignor Unitholder. The Fund shall admit substitute members on the first day of each fiscal quarter or more frequently in the discretion of the Managing Member.

          7.4.2. The substitute Unitholder will be considered a Member of the Fund, will have all of the rights and powers and is subject to all of the restrictions and liabilities of an initial Unitholder.

        8.    MANAGEMENT

        8.1.    Management of Business.    The business and affairs of the Fund shall be managed by its Managing Member. The initial Managing Member of the Fund shall be Cornerstone Industrial Properties, LLC, a California limited liability company. No Member, in its individual capacity, shall have the power or authority to legally bind the Fund, except as otherwise provided herein.

        8.2.    General Powers of the Managing Member.    Except as may otherwise be provided in this Agreement, the ordinary and usual decisions concerning the business and affairs of the Fund will be made by the Managing Member. The Managing Member has the power, on behalf of the Fund, to do all things necessary or convenient to carry out the business and affairs of the Fund, including, without limitation, the power to: (a) purchase, lease or otherwise acquire any real or personal property; (b) sell, convey, lease, exchange, or otherwise dispose any real or personal property; (c) open one or more depository accounts and make deposits into and checks and withdrawals against such accounts; (d) incur liabilities, and other obligations; (e) enter into agreements and execute contracts, documents, and instruments; (f) engage employees and agents, define their duties, and establish their compensation or remuneration; (g) obtain insurance covering the business and affairs of the Fund and its property and its employees and agents; (h) prosecute or defend any proceeding in the Fund's name; and (i) take all steps reasonably available to prevent the trading of Units by third parties on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704 or to allow any transfers of Units which could cause the Fund to violate the safe harbors set forth in the Regulations promulgated under Section 7704 of the Code.

        8.3.    Limitations; Voting Rights of Members.    Notwithstanding the foregoing Section 8.2, or any other provision contained in this Agreement to the contrary, no act will be taken, sum expended, decision made, obligation incurred, or power exercised by the Managing Member or any officer on behalf of the Fund except by the affirmative vote of the Managing Member and Unitholders holding a majority of the Percentage Interests with respect to (a) amendment of the Articles or this Agreement except amendments which do not adversely affect the right of Unitholders, (b) voluntarily withdraw as the Managing Member, (c) appointment of a new managing member, (d) sale of all or substantially all of the Fund's assets other than in the ordinary course of business, (e) causing the merger or other reorganization of the Fund; (f) any change in the character of the business and affairs of the Fund; (g) the commission of any act that would make it impossible for the Fund to carry on its ordinary business and affairs; (h) any act that would contravene any provision of the Articles, this Agreement, or the Limited Liability Company Law; or (i) dissolving the Fund. Unitholders holding a majority of the Percentage Interests may, without the concurrence of the Managing Member: (i) amend or restate the Articles or this Agreement provided an amendment which modifies the compensation or Distributions to which the Managing Member is entitled, or affects its duties, requires the consent of the Managing Member and provided that an amendment is required, in the opinion of tax counsel to the Fund, to permit the Fund to be taxed as a partnership for federal income tax purposes, shall not require the approval of the Unitholders; (ii) remove the Managing Member (including, without limitation, upon the Managing Member's bankruptcy); (iii) elect a new Managing Member; (iv) approve or disapprove the Sale of all or substantially all of the assets of the Fund other than in the ordinary course of its business; or (v) dissolve the Fund. In any such vote, the Managing Member may not vote any Units owned by it.

        Upon the removal or termination of the Managing Member, the Fund is required to pay the terminated Managing Member all amounts then accrued and owing to the Managing Member. The Fund may terminate the terminated Managing Member's interest in Fund income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Managing Member's interest determined by agreement of the terminated Managing Member and the Fund, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated Managing Member and the Fund. The fair market value of the terminated Managing Member's interest shall be the amount of the terminated Managing Member would receive upon dissolution and termination of the Fund assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Fund were sold for their then fair market value without any compulsion on the part of the Fund to sell such assets. Where the termination is voluntary, the payment to the terminated Managing Member will be made by a non-interest bearing unsecured promissory note with principal payments payable, if at all, from distributions which the terminated Managing Member would have received under this Agreement had the Managing Member not terminated. Where the termination is involuntary, the payment will be made by an interest bearing promissory note coming due in no less than 5 years with equal installments each year.

        Without the concurrence of Unitholders owning a majority of the Percentage Interests, the Managing Member may not voluntarily withdraw as the Managing Member unless such withdrawal would not affect the tax status of the Fund and would not materially adversely affect the Unitholders.

        8.4.    Compensation and Expense Reimbursement.    The Managing Member and/or its Affiliates which may include the Dealer Manager shall be entitled to receive the following compensation and expense reimbursements:

          8.4.1. Selling commissions of nine percent (9%) per Unit on the first $3,000,000 of Units issued by the Fund and seven percent (7%) per Unit on all Units issued by the Fund thereafter, payable to the Dealer Manager;

          8.4.2. Marketing Support Fee of two percent (2%) per Unit on all Units issued by the Fund less $60,000 payable to the Dealer Manager;

          8.4.3. Non-Accountable Expense Allowance of one percent (1%) per Unit on all Units issued by the Fund payable to the Dealer Manager;

          8.4.4. Due Diligence Expense Allowance Fee of up to one-half percent (0.5%) per Unit on all Units issued by the Fund, payable to the Dealer Manager;

          8.4.5. Reimbursement of actual expenses incurred in connection with the offer and sale of the Units by the Fund including but not limited to legal and accounting fees, registration and filing fees, printing costs, travel, escrow and other expenses in connection with Fund formation, qualification and registration and in marketing and distributing the Units under applicable federal and state law. This includes any expenses directly related to the offering and sale of Units including the salary and benefits of two employees of Cornerstone Ventures, Inc. who were solely dedicated to working with members of the National Association of Securities Dealers, Inc. to evaluate products available and attractive to their customers and to structure the Fund and in developing advertising materials for the Fund;

          8.4.6. Reimbursement of actual expenses incurred in connection with the acquisition of Properties whether or not acquired, including non-refundable option payments on property not acquired, surveys, appraisals, title insurance and escrow fees, legal and accounting fees, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and other related expenses;

          8.4.7. Reimbursement of actual cost of goods and materials and services necessary to the prudent operation of the Fund which are supplied to the Fund by the Managing Member but not in excess of the cost that the Fund would pay an unaffiliated third party for such goods, materials or services, provided, however, that the Fund will not reimburse the Managing Member or its Affiliates for the general overhead of the Managing Member or its Affiliates;

          8.4.8. Property management fees of no more than six percent (6%) of the gross income generated by the Fund from gross rental income generated by each Property;

          8.4.9. Leasing commissions paid upon execution of new and renewal leases equal to six percent (6%) of rent scheduled to be paid during the first and second year of the lease, five percent (5%) during the third and fourth years and four percent (4%) during the fifth and later years;

          8.4.10. Construction supervision fee equal to ten percent (10%) of the cost of tenant improvements and capital improvements to the Properties;

          8.4.11. Distribution of ten percent (10%) of Net Cash Flow from Operations until Unitholders have received Distributions equal to the Unitholders' 8% Preferred Return (and Early Investors' 12% Incentive Return, as applicable) and thereafter fifty percent (50%) of Net Cash Flow from Operations;

          8.4.12. Property disposition fees equal to six percent (6%) of the contract sales price of the Properties sold by the Managing Member and/or its Affiliates pursuant to a non-exclusive arrangement; and

          8.4.13. Ten percent (10%) of the Net Sales Proceeds after Unitholders have received an amount equal to one hundred percent (100%) of their Invested Capital Contributions and their Unitholders' 8% Preferred Return and thereafter, fifty percent (50%) of Net Sales Proceeds after Unitholders have received an amount equal to their Unitholders' 8% Preferred Return.

        8.5.    Contracts with the Managing Member and its Affiliates.    Any agreements, contracts and arrangements with the Managing Member or its Affiliates permitted hereunder shall be subject to the following conditions: (i) any such agreements, contracts or arrangements, other than for Property leasing services, Property management services, construction supervision services or Property disposition services provided for in Sections 8.4.8, 8.4.9, 8.4.10 and 8.4.12 of this Agreement, shall be embodied in a written contract which describes the services to be rendered and all compensation to be paid; (ii) the compensation, price or fee must be competitive with the compensation price or fee of any non-affiliate which could render comparable services or sell or lease comparable goods on competitive terms to the Fund; (iii) any such agreements, contracts or arrangements shall be fully and promptly disclosed to all

Members in the reports made available pursuant to Section 2.4; (iv) any such agreements, contracts or arrangements other than for Property leasing services, Property management services, construction supervision services or Property disposition services provided for in Sections 8.4.8, 8.4.9, 8.4.10 and 8.4.12 of this Agreement shall be terminable by a majority in Percentage Interest of the Unitholders, without penalty, upon not more than sixty (60) days' prior written notice; (v) the Managing Member or its Affiliate must be previously and independently engaged in the business of rendering the services or selling or leasing the goods to be provided, as an ordinary and ongoing business; and (vi) goods or services other than for Property leasing services, Property management services, construction supervision services or Property disposition services provided for in Sections 8.4.8, 8.4.9, 8.4.10 and 8.4.12 of this Agreement shall be provided by the Managing Member only in extraordinary circumstances.

        8.6.    Authority.    All employees and agents of the Fund shall have such authority and perform such duties in the conduct and management of the business and affairs of the Fund as may be designated by the Managing Member and this Agreement.

        8.7.    Fiduciary Duty; Standard of Care.    The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in the Managing Member's possession or control. The Managing Member shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Fund. Each person appointed by the Managing Member to perform duties for the Fund will discharge his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the Fund.

        8.8.    Liability.    To the extent that, at law or in equity, a Member or other Person has duties (including fiduciary duties) and liabilities thereto to the Fund or to another Member or the Managing Member, any such Member or other Person acting under this Agreement shall not be liable to the Fund or to any such other Member for the Member's or other Person's good faith reliance on the provisions of this Agreement. No Member or any other Person shall be liable for any monetary damages to the Fund for any breach of such duties except for receipt of a financial benefit to which the Member or other Person is not entitled, voting for or assenting to a Distribution to Members in violation of this Agreement or the Limited Liability Company Law, a knowing violation of law, participation in tortious conduct or pursuant to a written agreement or contractual obligation other than this Agreement entered into by the Member.

        8.9.    Other Interests.    Subject to Sections 9.4 and 9.5 and applicable law, each of the Members may engage in or possess an interest in other business ventures (unconnected with the Fund) of every kind and description, independently or with others including, but not limited to, participation in other limited liability companies and partnerships engaged in the same line of business as the Fund. Neither the Fund nor the Members shall have any rights in and to such independent ventures or the income or profits therefrom by reason of any position in the Fund.

        8.10.    Prohibited Acts.

          8.10.1.    Tax Election.    The Managing Member is prohibited from electing corporate tax classification status.

          8.10.2.    No Trading Market for Units.    The Members are prohibited from (i) listing, facilitating, or recognizing the trading of Units on an established securities market or (ii) creating for Units or facilitating or recognizing the trading of Units on a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704 and the Regulations promulgated thereunder.

          8.10.3    Rebates, Kickbacks and Reciprocal Arrangements.    No rebates or give-ups may be received by the Managing Member or its Affiliates nor may the Managing Member or its Affiliates

  participate in any reciprocal business arrangements which would circumvent the restrictions on Managing Member imposed by this Agreement.

          8.10.4    No Payment for Investment Advice for Sale of Units.    The Managing Member and its Affiliates shall not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of the Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units.

          8.10.5    Contracting Away Fiduciary Duty.    The Managing Member shall not permit the Fund or its Unitholders to contract away the fiduciary duty owed to the Unitholders by the Managing Member under common law.

        9.    INVESTMENT OBJECTIVES AND POLICIES

        9.1.    Duties and Responsibilities; Investment Allocation.    It shall be the duty of the Managing Member to ensure that the purchase, sale, retention and disposal of the Fund's Properties, and the investment policies of the Fund and the limitations thereon or amendment thereof are at all times consistent with such policies, limitations and restrictions as are contained in this Article 9. Except as specifically restricted in this Agreement, the investment objectives and policies of the Fund shall be controlled by the Managing Member, which has the power to modify or alter such policies without the consent of the Members.

        9.2.    Prohibited Investments and Activities.    Unless approved by the Members of the Fund in the manner provided in Section 3.11, the Fund shall commit funds to investment in Properties and shall further be subject to the following restrictions:

          9.2.1. Prior to acquisition of Properties, and with respect to reserves and any other uninvested funds of the Fund, the Fund may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as (i) government obligations, (ii) bank accounts or certificates of deposit, (iii) short-term debt obligations and interest-bearing accounts all of which are insured, guaranteed, or issued by the United States Government and (iv) money market funds investing solely in government-backed securities. No funds shall be commingled with those of other Persons.

          9.2.2. No investment shall be made in mortgages, trust deeds and other similar obligations.

          9.2.3. The Fund shall not reinvest Net Cash Flow from Operations or Net Sale Proceeds.

          9.2.4. Investments by the Fund in Properties other than multi-tenant industrial properties shall be prohibited. The Fund may invest in properties through general partnerships, limited liability companies or joint ventures with non-Affiliates that own or operate one or more properties if the Fund (i) acquires a controlling interest in the general partnerships, limited liability companies or joint ventures, (ii) such entities have similar investment objectives, (iii) the entities have identical sponsor compensation and no duplication of fees, (iv) the investment of the Fund and other entity will be on substantially the same terms and conditions, and (v) the Fund has the right of first refusal to buy the property if the other entity decides to sell the property.

          9.2.5. All Property purchases by the Fund will be supported by an appraisal.

          9.2.6. The Fund will not invest more than $10,000,000 in any one Property.

          9.2.7. The Fund shall not purchase or lease any properties from, or sell or lease properties to the Managing Member or its Affiliates or any entity affiliated with or managed by any of them.

          9.2.8. The Fund shall not make loans to the Managing Member or its Affiliates or to any other person or entity.

          9.2.9. The Fund shall not repurchase Units.

          9.2.10. The Fund shall not pay Acquisition Fees for any Property which exceed 18% of the Gross Proceeds applicable to such Property or such lesser amount customarily charged in arms' length transactions by persons rendering similar services as an ongoing public activity in the same geographic location and for comparable property.

          9.2.11 The Fund will not engage in any roll-up transaction.

        9.3.    Borrowing Policies.    The Members acknowledge that funds may be required in addition to the Capital Contributions made pursuant to Section 4.1 hereof in order to meet the operating expenses of the Fund. All additional funds required for such purpose will be obtained from the proceeds of unsecured loans pursuant to such terms, provisions and conditions and in such manner as the Managing Member shall determine. The Fund will not borrow funds for any other purpose, including, without limitation, for the purpose of acquiring or holding any Properties. Following completion of the Fund's public offering, the aggregate borrowings of the Fund for operating expenses will not exceed the greater of $100,000 or five percent of the Capital Contributions of all Members and will be reviewed by the Managing Member at least quarterly. In the event the Fund borrows money from the Managing Member or an Affiliate of the Managing Member, the Managing Member or Affiliate shall make such loan to the Fund at the Managing Member's or Affiliate's cost of borrowing but not in excess of the cost charged by unrelated lending institutions on comparable loans for the same purpose.

        9.4.    Conflicts of Interest.    Any Member may engage independently or with others, in other business ventures of any nature and description, whether or not in competition, including, without limitation, the rendering of advice or services of any kind to other investors and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the Managing Member or any of its Affiliates from dealing, or otherwise engaging in business, with Persons transacting business with the Fund or from providing services relating to the purchase, sale, management, development or operation of real property and receiving compensation therefor; provided that such dealings, business, or provisions of services shall not involve any rebate or reciprocal arrangement that has the effect of circumventing any restriction set forth herein upon dealing with Affiliates of the Managing Member. Neither the Fund nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such ventures, even if such ventures compete with the business of the Fund.

        9.5.    Conflict Resolution Procedures.    In order to reduce or eliminate certain potential conflicts of interest, the Managing Member hereby agrees to the following restrictions relating to (i) transactions between the Fund and the Managing Member or any of its Affiliates, (ii) certain future offerings, and (iii) allocation of Properties among certain affiliated ventures:

          9.5.1. All transactions between the Fund and the Managing Member or any of its Affiliates for the provision of goods or services to the Fund, other than those specifically provided for in the Operating Agreement, must be evidenced by written agreements which may be terminated without penalty, upon 60 days' prior written notice, by vote of the Members as provided in Section 3.11. The terms of such agreements must be comparable to the terms available from unrelated parties, and the compensation payable thereunder shall be competitive with the amount charged by independent parties for comparable goods or services.

          9.5.2. In the event that the Fund and a public or private entity with which the Managing Member or any of its Affiliates are affiliated have the same investment objectives and structure, and an investment opportunity becomes available which is suitable for both entities and for which both entities have sufficient funds available to invest, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. In determining whether or not an investment opportunity is suitable for more than one investment program, the Managing Member and its Affiliates will examine such factors, among others, as the cash requirements of each investment program, the effect of the acquisition both on diversification of each investment program's investments by geographic area, the size of the investment, the amount of funds available to each investment program, and the length of time such funds have been available for investment.

          9.5.3. The Managing Member and its Affiliates have agreed not to attempt to sell any Property or any interest therein contemporaneously with a property owned by another investment program managed by the Managing Member or any of its Affiliates if the two properties are within a five-mile radius of each other, unless it is believed that a suitable purchaser for each facility can be located.

        10.    INDEMNIFICATION

        10.1.    Indemnification.    Subject to all of the other provisions of this Article 10, the Fund shall indemnify a Person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Fund, by reason of the fact that he, she or it is or was a Managing Member of the Fund, or is or was serving at the request of the Fund as a director, officer, partner, trustee, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with the action, suit or proceeding, if the Person acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Fund or its Members, did not breach such Person's fiduciary duties to the Fund and whose actions did not constitute fraud, willful misconduct or gross negligence, and with respect to a criminal action or proceeding, if the Person had no reasonable cause to believe his, her or its conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, itself, create a presumption that the Person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Fund or its Members, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was not unlawful.

        10.2.    Certain Actions.    Subject to all of the provisions of this Article, the Fund shall indemnify a Person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Fund to procure a judgment in its favor by reason of the fact that he, she or it is or was a Managing Member or officer of the Fund, or is or was serving at the request of the Fund as a director, officer, partner, trustee, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the Person in connection with the action or suit, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Fund or its Members, did not breach such Person's fiduciary duties to the Fund and whose actions did not constitute fraud, willful misconduct or gross negligence. However, indemnification shall not be made for a claim, issue, or matter in which the Person has been found liable to the Fund unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

        10.3.    Expenses of Successful Defense.    To the extent that a Person has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 10.1 or 10.2 of this Agreement, or in defense of a claim, issue or matter in the action, suit, or proceeding, he, she or it shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him, her or it in connection with the action, suit or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Article 10.

        10.4.    Determination that Indemnification is Proper.    An indemnification under Section 10.1 or 10.2 of this Agreement, unless ordered by a court, shall be made by the Fund only as authorized in the specific case upon a determination that indemnification of the Person is proper in the circumstances because he, she or it has met the applicable standard of conduct set forth in Section 10.1 or 10.2, whichever is applicable. Determination that indemnification is proper shall be made as follows:

          10.4.1.    Managing Member.    For the indemnification of the Managing Member of the Fund, such determination shall be made only if all of the following conditions shall be satisfied:

            10.4.1.1. The Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund.

            10.4.1.2. Such liability or loss was not the result of fraud, gross negligence or willful misconduct by the Managing Member.

            10.4.1.3. Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the Members.

            10.4.1.4. Such determination shall be made in either of the following ways: (A) by independent legal counsel in a written opinion; or (B) by the Members pursuant to Section 3.11.

          If and only to the extent prohibited by applicable law, indemnification will not be allowed on any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws associated with the offer and sale of the Fund's Units. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits if (1) there has been a successful adjudication of the merits of each count involving alleged securities law violations as to the indemnitee or (2) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnitee or (3) a court of competent jurisdiction approves the settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made and prior to seeking such approval, the court has been apprised that the California Commissioner of Corporations and the Securities and Exchange Commission believes that indemnification for violations of securities law violates the California Corporate Securities Law of 1968 and the Securities Act of 1933 and is against public policy and therefore unenforceable.

          10.4.2.    Others.    For the indemnification of all Persons other than the Managing Member of the Fund, such determination shall be made in any of the following ways: (A) by the Managing Member provided the Managing Member was not a party to the action, suit or proceeding; (B) by independent legal counsel in a written opinion; or (C) by the Members pursuant to Section 3.11.

        10.5.    Indemnification for Portion of Expenses.    If a Person is entitled to indemnification under Section 10.1 or Section 10.2 of this Agreement for a portion of expenses including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof, the Fund may indemnify the Person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the Person is entitled to be indemnified.

        10.6.    Expense Advances.    Expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 10.1 or 10.2 of this Agreement may be paid by the Fund in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Person involved to repay the expenses if it is ultimately determined that the Person is not entitled to be indemnified by the Fund and, in the event of an action initiated by a Unitholder or a third party, provided a court of competent jurisdiction specifically approves such advance. The undertaking shall be by unlimited general obligation of the Person on whose behalf advances are made but need not be secured.

        10.7.    Indemnification of Employees and Agents of the Fund.    The Fund may, to the extent authorized from time to time by the Managing Member, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Fund to the fullest extent of the provisions of this Article 10 with respect to the indemnification and advancement of expenses of the Managing Member and officers of the Fund.

        10.8.    Former Managing Members, Officers, Employees and Agents.    The indemnification provided in the foregoing sections of this Article 10 continues as to a Person who has ceased to be a Managing Member, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person.

        10.9.    Insurance.    The Fund may purchase and maintain insurance on behalf of any Person who is or was a Managing Member, officer, employee or agent of the Fund, or who is or was serving at the request of the Fund as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity or arising out of such Person's status as such, whether or not the Fund would have power to indemnify such Person against such liability under this Agreement or the laws of the State of California. The Fund will not incur the cost of that portion of liability insurance which insures the Managing Member for any liability for which the Fund is prohibited from indemnifying the Managing Member.

        10.10.    Contract Right to Indemnity.    The right to indemnification conferred in this Article 10 shall be a contract right, and shall apply to services of a Managing Member or officer as an employee or agent of the Fund as well as in such Person's capacity as a Managing Member or officer. Except as provided in Section 10.4 of this Agreement, the Fund shall have no obligations under this Article 10 to indemnify any Person in connection with any proceeding, or part thereof, initiated by such Person without authorization by the Managing Member.

        10.11.    Exclusivity; Other Indemnification.    The indemnification or advancement of expenses provided under this Article 10 is not exclusive of other rights to which a Person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Fund. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the Person seeking indemnification or advancement of expenses.

        10.12.    Amendment or Deletion.    No amendment or deletion of this Article 10 shall apply to or have any effect on any Managing Member or officer of the Fund for or with respect to any acts or omissions of any such Person occurring prior to such amendment or repeal.

        11.    DISSOLUTION, WINDING UP AND REDEMPTION

        11.1.    Dissolution.    The Fund will dissolve and its affairs will be wound up on the first to occur of the following events: (a) December 31, 2010; (b) the entry of a decree of judicial dissolution, as provided under the Limited Liability Fund Law; or (c) by the consent of a majority of the Unitholders by Percentage Interest. None of the events set forth in Section 17350(d) of the Limited Liability Company Law will cause or result in a dissolution of the Fund, and the occurrence of any such events will have no effect on the Fund or its continuing existence. All of the Members are hereby deemed to consent to continue the Fund without interruption upon the occurrence of any such events to the extent that this Agreement is determined not to control whether a dissolution has occurred upon the occurrence of any such events.

        11.2.    Winding Up.    Upon dissolution, the Fund will cease carrying on its business and affairs, will commence the winding up of the Fund's business and affairs, and will complete the winding up as soon as practicable. The Managing Member will control such winding-up process. Upon the winding up of the Fund, the assets of the Fund will be distributed first to creditors to the extent permitted by law in satisfaction of the Fund's debts, liabilities, and obligations, including contingent liabilities for which reserves may be established in the discretion of the Managing Member, and then to the Members in accordance with Article 6 provided that no Member may receive a distribution in excess of its positive Adjusted Capital Account Balances. Such proceeds will be distributed to such Members as soon as practicable after the date of winding up.

        12.    MISCELLANEOUS PROVISIONS

        12.1.    Counsel to the Fund.    Counsel to the Fund may also be counsel to the Managing Member or any Affiliate of the Managing Member. The Managing Member may execute on behalf of the Company and the Unitholders any consent to the representation of the Fund that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction ("Rules"). Oppenheimer Wolff & Donnelly LLP previously served, and Preston Gates & Ellis LLP presently serves, as legal counsel to the Fund ("Counsel"). Each Unitholder acknowledges that Counsel does not represent any Unitholder in the absence of a clear and explicit agreement to such effect between the Unitholder and Counsel, and that in the absence of any such agreement, Counsel will owe no duties directly to a Unitholder. In the event any dispute or controversy arises between any Members and the Fund, or between any Unitholders or the Fund, on the one hand, and the Managing Member (or Affiliate of the Managing Member) that Counsel represents, on the other hand, then each Member agrees that Counsel may represent either the Fund or such Managing Member (or its Affiliate), in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation. Each Unitholder further acknowledges that Counsel has not represented the interests of any Unitholder and hereby waives any conflict of interest with respect to Counsel's representation of the Fund.

        12.2.    Counterparts.    This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which will constitute one and the same.

        12.3.    Entire Agreement.    This Agreement constitutes the entire agreement among the parties and contains all of the agreements among the parties with respect to its subject matter. This Agreement supersedes all other agreements, either oral or written, among the parties with respect to its subject matter.

        12.4.    Severability.    The invalidity or unenforceability of any particular provision of this Agreement will not affect its other provisions, and this Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted.

        12.5.    Pronouns; Statutory Reference.    All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Limited Liability Company Law or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

        12.6.    Power of Attorney.    Each Member constitutes and appoints the Managing Member of the Fund with full power of substitution, its true and lawful attorney to make, execute, and acknowledge and file in its name, place and stead:

          12.6.1. This Agreement;

          12.6.2. Any certificate or other instrument, including registrations or filings concerning the use of fictitious names and necessary or appropriate filings under the federal and state securities laws;

          12.6.3. Documents required to dissolve and terminate the Fund;

          12.6.4. Amendments and modifications to the Articles or any of the instruments described above;

          12.6.5. Amendments and modifications to this Agreement which have been approved pursuant to the terms hereof; and

          12.6.6. All loan and security agreements, notes, instruments and other similar documents which are necessary or desirable for the Fund to conduct its business as contemplated by this Agreement.

        This power of attorney is coupled with an interest and is irrevocable.

        12.7.    Notices.    Any notice permitted or required under this Agreement will be conveyed to the party at the address set forth in the books and records of the Fund and will be deemed to have been given when deposited in the United States mail, postage paid, or when delivered in person, by courier, or by facsimile transmission. In the event all notices and distributions sent to a Unitholder have been returned for two consecutive years, the Fund may cease sending notices and distributions to said Unitholder.

        12.8.    Binding Effect.    Subject to the provisions of this Agreement relating to disposition of Units, this Agreement will be binding upon and will inure to the benefit of the parties and their distributees, heirs, successors, and assigns.

        12.9.    Governing Law.    This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of California.

        12.10.    Attorneys' Fees.    If any party commences an action, either arbitration or court proceedings, against any other party arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to receive from the losing party or parties, both attorney's fees and costs of the arbitration and/or suit as part of the judgment rendered.

        13.    DEFINITIONS    The following terms used in this Agreement shall have the meanings described below:

          "Acquisition Fees" shall mean the total of all fees and commissions paid by any person or entity to any other person or entity in connection with the selection or acquisition of any property, including, without limitation, real estate or other commissions, acquisition fees, finder's fees, selection fees, non-recurring management fees, consulting fees, or any other fees or commissions of a similar nature.

          "Adjusted Capital Account Balance" shall have the meaning given such term in Section 5.7.6.

          "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in that Person's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (a) credit to that Capital Account the amount by which that Person is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and (i)(5) and (b) debit to that Capital Account the items described in paragraphs (4), (5) and (6) in Section 1.704-1(b)(2)(ii)(d) of the

  Regulations. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          "Affiliate" of another Person shall mean (i) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with another Person or entity, (ii) any Person or entity owning or controlling ten percent (10%) or more of the outstanding voting securities of another Person or entity, (iii) any officer, director, partner or trustee of such Person or entity, and (iv) if such other Person is an officer, director, partner or trustee of a Person or entity, the Person or entity for which such other Person or entity acts in any such capacity.

          "Agreement" shall mean this Operating Agreement, as the same may be amended from time to time.

          "Articles" shall have the meaning given such term in Section 1.1.

          "Bankruptcy" shall mean, with respect to the Managing Member, the happening of any of the following:

            (a)   the making of a general assignment for the benefit of creditors;

            (b)   the filing of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing an inability to pay debts as they become due;

            (c)   the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Person to be bankrupt or insolvent;

            (d)   the filing of a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

            (e)   the filing of an answer or other pleading admitting the material allegations of, or consenting to, or defaulting in answering, a bankruptcy petition filed against the Person in any bankruptcy proceeding;

            (f)    the filing of an application or other pleading or any action otherwise seeking, consenting to or acquiescing in the appointment of a liquidating trustee, receiver or other liquidator of all or any substantial part of the Person's properties;

            (g)   the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation which has not been quashed or dismissed within 180 days; or

            (h)   the appointment without consent of such Person or acquiescence of a liquidating trustee, receiver or other liquidator of all or any substantial part of such person's properties without such appointment being vacated or stayed within 90 days and, if stayed, without such appointment being vacated within 90 days after the expiration of any such stay.

          "Capital Account" shall have the meaning given such term in Section 4.2.1.

          "Capital Contribution" as to any Unitholder shall mean $500 multiplied by the number of Units subscribed for by the Unitholder and, as to the Managing Member and Terry G. Roussel, shall mean the $1,000 contributed to the Fund by the Managing Member on or before a specified date. The Capital Contribution of a substituted Unitholder shall be that attributable to the interest in the Fund assigned to such substituted Unitholder.

          "Cash Flow" shall mean for each fiscal year, cash proceeds from operations of the Fund, including without limitation, interest and other investment income but excluding Capital Contributions, and after deducting funds used to pay or provide for the payment of all operating expenses of the Fund and each Fund property, and debt service, if any, capital improvements and replacements unless otherwise reserved, without deduction for depreciation, amortization or other noncash expenditures.

          "Closing" shall mean the date or dates on which purchasers of Units are admitted to the Fund as Members.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Dealer Manager" shall mean Pacific Cornerstone Capital, Incorporated, or such other Person or entity selected by the Managing Member to act as the dealer manager for the Offering, which Person may be an Affiliate of the Managing Member.

          "Distributions" shall mean cash or property distributed to the Members arising from their respective interests in the Fund.

          "Due Diligence Expense Allowance Fee" shall mean a fee equal to one-half percent (0.5%) of the Gross Proceeds which is payable to the Dealer Manager to cover its due diligence expenses. Such fee may be reallowed in whole or in part to Participating Brokers which sell Units.

          "Early Investors' 12% Incentive Return" shall mean distributions of Net Cash Flow from Operations in an amount equal to a 12% non-cumulative, non-compounded annual return on a Unitholders' Invested Capital Contribution with respect to the Early Investor Units, calculated from the date the purchase price for the Units is deposited in escrow, and for twelve (12) months thereafter, to the extent that sufficient cash is available to make such distributions, in each case reduced by all prior Distributions of Net Cash Flow from Operations (including distributions of the Unitholders' 8% Preferred Return) for the current fiscal year and all prior fiscal years. For purposes of determining the Unitholders' 8% Preferred Return pursuant to clause (ii) of Section 6.1.2, the Unitholders' 8% Preferred Return shall include the Early Investors' 12% Incentive Return.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" shall mean a Southern California bank in Newport Beach, California, which will hold subscribers' funds until the minimum number of Units is sold.

          "Fund" shall mean Cornerstone Realty Fund, LLC, a California limited liability company.

          "Gross Proceeds" shall mean $500 multiplied by the number of Units of the Fund sold through the Offering.

          "Invested Capital Contribution", as of any date, shall mean the Capital Contribution to the Fund of a Unitholder, reduced by all prior Distributions to such Unitholder pursuant to Section 6.1.2(i). Invested Capital Contributions may differ from Capital Accounts, but may not be less than zero. The Capital Contributions of Unitholders will be deemed to be $500 per unit whether or not the Unitholder receives a volume discount or reduction in commission.

          "Limited Liability Company Law" shall have the meaning given such term in Section 1.1.

          "Managing Member" shall have the meaning given such term in Section 8.1.

          "Marketing Support Fee" shall mean a fee equal to two percent (2%) of the Gross Proceeds less $60,000 which is payable to the Dealer Manager in consideration for assisting Participating Brokers in marketing the Units. Such fee may be reallowed in whole or in part to Participating Brokers who sell Units.

          "Member" shall mean the Managing Member and any Unitholder admitted to the Fund as a Member, including any Person admitted to the Fund as a substituted Member in accordance with the Operating Agreement. "Members" shall mean all Members of the Fund, including the Managing Member and all Unitholders.

          "Minimum Gain" shall have the meaning set forth in Regulation Section 1.704-2(d)(1).

          "Net Cash Flow From Operations" shall mean for each fiscal year, Cash Flow, less Net Sales Proceeds, less cash reserves established by the Managing Member, in its sole discretion, for other obligations of the Fund for which there is no provision, less Distributions made to the Members prior to the end of such fiscal year.

          "Net Income" shall mean the taxable income of the Fund for federal income tax purposes for each taxable year, if any, determined using the accrual method of accounting.

          "Net Loss" shall mean the taxable loss of the Fund for federal income tax purposes for each taxable year, if any, determined using the accrual method of accounting.

          "Net Sales Proceeds" shall mean, in the case of a transaction described in the definition of Sale, the proceeds of any such transaction less the amount of all real estate and other brokerage commissions and closing costs paid by the Fund. In any case in which a Property is sold and the Fund receives a payment as a result thereof, such payment also shall constitute Net Sales Proceeds. Net Sales Proceeds shall not include any reserves established by the Managing Member in its sole discretion.

          "Non-Accountable Expense Allowance" shall mean a fee equal to one percent (1%) of the Gross Proceeds which is payable to the Dealer Manager as reimbursement of its costs incurred in selling the Units. Such fee may be reallowed in whole or in part to Participating Brokers which sell Units.

          "Offering" shall have the meaning given such term in Section 3.1.

          "Organizational and Offering Expenses" shall mean any and all costs and, expenses, exclusive of Selling Commissions and the Due Diligence and Marketing Support Fee payable to the Dealer Manager, incurred by the Fund, the Managing Member, or its Affiliates in connection with the formation, qualification, organization, and registration of the Fund and the marketing and distribution of Units, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; facsimile and telephone costs; and all advertising and marketing expenses including the costs related to broker-dealer sales meetings, including the salary and benefits of one employee of Cornerstone Ventures, Inc. solely dedicated to identifying and communicating with the Participating Brokers.

          "Participating Brokers" shall mean those broker-dealers that are members of the National Association of Securities Dealers, Inc., and that enter into participating broker agreements with the Dealer Manager to sell Units. The Dealer Manager will be considered a Participating Broker to the extent it sells Units directly to investors.

          "Percentage Interest" shall mean the percentage set forth in the books and records of the Fund, and identified as such Member's Percentage Interest, as the same may be increased or decreased from time to time pursuant to the provisions of this Agreement. Such Percentage Interest is calculated with respect to any Member by dividing the Units held by such Member by the total Units issued and outstanding and held by all the Members. The total Percentage Interest held by the Members shall always equal 100%. The Managing Member shall have no Percentage Interest with respect to its interest as Managing Member, but it may own Units and hold a Percentage Interest in the Fund with respect thereto.

          "Person" shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

          "Property" or "Properties" shall mean the land, buildings and improvements, and related personal property, if any, which the Fund acquires.

          "Prospectus" shall have the meaning given such term in Section 3.1.

          "Public Offering Expenses" shall mean all expenses incurred by the Fund in connection with the preparation and filing of the Form S-11 registration statement by the Fund under the Securities Act of 1933, as amended, and the sale of Units pursuant to said registration statement.

          "Qualified Plans" shall mean qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and individual retirement accounts.

          "Regulatory Allocations" shall have the meaning given such term in Section 5.7.5.

          "Sale" shall mean any transaction or series of transactions whereby the Fund sells, grants, transfers, conveys, or relinquishes its ownership and/or interest in any Property or any portion thereof, including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards.

          "Selling Commissions" shall mean the sales commissions payable to the Dealer Manager in connection with the sale of Units as described in the Prospectus equal to nine percent (9%) of the first $3,000,000 of Gross Proceeds and seven percent (7%) of Gross Proceeds thereafter, subject to reduction under certain circumstances.

          "Treasury Regulations" or "Regulations" shall mean those final, temporary and proposed regulations promulgated by the United States Treasury Department interpreting and implementing various provisions of the Code, as amended.

          "Unit" shall mean the membership interest of a Unitholder in the Fund which is represented by a Capital Contribution of $500. Where applicable, "Units" shall mean multiple or fractional Units held by a Unitholder.

          "Unitholder" shall mean any Person that owns Units, including the Managing Member with respect to Units, if any, owned by it.

          "Unitholders' 8% Preferred Return" shall mean (i) in the case of distributions of Net Cash Flow from Operations, an amount equal to an 8% non-cumulative, non-compounded annual return on a Unitholder's Invested Capital Contribution, and (ii) in all other cases, an amount equal to an 8% cumulative, non-compounded annual return on a Unitholder's Invested Capital Contribution reduced by all prior Distributions of Net Cash Flow from Operations and of Net Sales Proceeds for the current fiscal year and all prior fiscal years other than those prior Distributions made as a return of a Unitholder's Invested Capital Contribution pursuant to Section 6.1.2(i). In each case, the amount of the Unitholder's 8% Preferred Return shall be calculated from the date a Unitholder acquires the Units and the Capital Account attributable to such Unitholder is established, and Distributions for the Unitholders' 8% Preferred Return shall be limited to the extent that sufficient cash is available to make such Distributions. For purposes of determining the Unitholders' 8% Preferred Return pursuant to clause (ii) of Section 6.1.2, the Unitholders' 8% Preferred Return shall include the Early Investors' 12% Incentive Return.

        IN WITNESS WHEREOF, the parties have executed this Agreement, to be effective on the date first above written.

"MANAGING MEMBER"
CORNERSTONE INDUSTRIAL PROPERTIES, LLC, a California limited liability company
By:	Cornerstone Ventures, Inc., a California corporation Its Manager
	By:	/s/ TERRY G. ROUSSEL Terry G. Roussel, President
"UNITHOLDERS"
By:
Cornerstone Industrial Properties, LLC, a California limited company, the Managing Member, as attorney-in-fact for the Unitholders set forth in the books and records of the Fund, pursuant to Section 12.6 and each such Unitholder's Subscription Agreement
By:	Cornerstone Ventures, Inc., a California corporation, Its Manager
	By:	/s/ TERRY G. ROUSSEL Terry G. Roussel, President

EXHIBIT "B"

OPINION OF
COUNSEL WITH RESPECT TO
MATERIAL FEDERAL INCOME TAX MATTERS

August 6, 2003

Cornerstone Realty Fund, LLC
4590 MacArthur Blvd., Suite 610
Newport Beach, CA 92660

Re:	Cornerstone Realty Fund, LLC

Ladies and Gentlemen:

        You have requested our opinion concerning the material federal income tax aspects of the offering and sale of Units of limited liability company interest in Cornerstone Realty Fund, LLC, a California limited liability company (hereinafter referred to as the "Fund"), which has Cornerstone Industrial Properties, LLC, a California limited liability company, as managing member (the "Managing Member"), all as described in the Registration Statement on Form S-11 filed with the Securities and Exchange Commission on or about August 6, 2003, as amended (as amended, the "Registration Statement"), and the Prospectus included therein (as amended, the "Prospectus"). Capitalized terms used herein shall have the meaning ascribed to them in the "Glossary" section of the Prospectus or as set forth in Article 13 of the Operating Agreement of the Fund included as Exhibit A to the Prospectus. Any reference to a "partnership" or to a "partner" in the discussion which follows includes a limited liability company, such as the Fund, classified as a partnership for federal income tax purposes and the members, such as the Managing Member and Unitholders, thereof.

        In order to render our opinion, we have reviewed and relied upon (a) an executed copy of the Articles of Organization of the Fund dated October 28, 1998, as amended; (b) the Prospectus; and (c) representations of the Managing Member provided herein and as disclosed in the Prospectus, including, inter alia, that: (i) all statements and information in the Prospectus are accurate and complete; and (ii) the Fund will be operated in a business-like manner and substantially in accordance with the Operating Agreement and Prospectus. We have assumed the accuracy of the representations contained in the Prospectus, that the Operating Agreement will be executed substantially in the form included as Exhibit "A" to the Prospectus and that the Fund will be operated in accordance with the provisions of the Operating Agreement. We have also relied upon, and based our interpretation of, pertinent provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including Temporary and Proposed Regulations) promulgated thereunder ("Regulations"), existing judicial decisions, and current administrative rulings and procedures issued by the Internal Revenue Service ("IRS"), all of which are subject to change, with or without retroactive application, by legislation, administrative action and judicial decision. Any changes in the facts assumed hereunder or in the Code or Regulations made subsequent to the date of this opinion could materially affect the statements made herein and have adverse effects on the income tax consequences of investing in the Fund.

        This opinion is strictly subject to all of the terms, conditions and limitations set forth herein, and all references to this opinion contained in the Prospectus are expressly qualified by reference to the entirety of this opinion. Further, this opinion is directed primarily to individual taxpayers who are citizens of the United States who intend to hold their Units in the Fund as capital assets within the meaning of Section 1221 of the Code. No opinion is given with respect to federal income tax aspects of the offering which depend upon a Unitholder's particular financial or tax circumstances, and no opinion is given with respect to the federal income tax consequences to any new Unitholder substituted for a Unitholder. Foreign, state or local tax consequences are not generally addressed herein. The opinions expressed herein also do not extend to a continuation of operations following the resignation or removal of the Managing Member.

        Even though we do not believe that the Fund is a tax shelter for this purpose, in giving this opinion, we have considered and attempted to follow the guidelines of Formal Opinion 346 (revised) of the American Bar Association Standing Committee on Ethics and Professional Responsibility issued January 29, 1982, which requires that with respect to an opinion analyzing the tax effects of a tax shelter investment an attorney should, if possible, state his or her opinion as to the probable outcome on the merits of each material tax issue, i.e., each issue that would have a significant effect in sheltering income from sources other than the Fund from federal income taxes by providing deductions to investors in excess of the income of the Fund. In this regard, it should be noted that Section 9.3 of the Operating Agreement prohibits the Fund from borrowing funds for the purpose of acquiring or holding any Properties. Further, it is not the intention of the Managing Member that an investment in the Fund to be treated as a tax shelter, and the Managing Member has represented that the production of losses, deductions and credits to offset income or tax liability from other sources is not a significant or specifically intended feature of an investment in the Fund. The prohibition in Section 9.3 of the Operating Agreement is consistent with this intention.

        Our opinion addresses each material tax issue that involves a reasonable possibility of challenge by the IRS for which a legal opinion can be given at this time; however, it should be noted that this opinion is not a representation or a guarantee that the tax results opined to herein or described in the Prospectus will be achieved. This opinion has no binding effect or official status of any kind, and no assurance can be given that the conclusions reached in this opinion would be sustained by a court if contested by the IRS. For purposes of our opinion, any statement that it is "more likely than not" that any tax position will be sustained means that in our judgment at least a 51% chance of prevailing exists if the IRS were to challenge the allowability of such tax position and that challenge were to be litigated and judicially decided.

SUMMARY OF OPINIONS

        In reliance on the representations and assumptions described herein and in the Prospectus, and subject to the qualifications set forth herein and in the Prospectus, we are of the opinion that the following material tax issues are all of the material tax issues relevant to an investor for which an opinion can be given and such material tax issues are more likely than not (except for item (1) below as to which we express an unqualified opinion) to have a favorable outcome on the merits for federal income tax purposes if challenged by the IRS, litigated and judicially decided:

          (1)   The Fund will be classified as a "partnership" for federal income tax purposes and not as an "association taxable as a corporation";

          (2)   The Fund will not be classified as a "publicly traded partnership" taxable as a corporation under Section 7704 of the Code since the Operating Agreement limits transfers of Units, and the Fund is expected to satisfy certain trading safe harbors from "publicly traded partnership" status as adopted by the IRS;

          (3)   A Unitholder's interest in the Fund will be treated as a passive activity, and Net Income will be considered income from a passive activity subject to the potential issuance of Regulations that could classify Fund income as non-passive income;

          (4)   Fund items of income, gain, loss, deduction and credit will, pursuant to Section 704(b) of the Code and the related Regulations, be properly allocated among the Managing Member and the

  Unitholders, assuming such allocations are made substantially in accordance with the allocation provisions of the Operating Agreement; and

          (5)   The Fund is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the Units based upon the Managing Member's representation that the "tax shelter ratio" with respect to an investment in the Fund, as defined in the Code and Regulations, will not exceed 2 to 1 for any investor as of the close of any year in the Fund's first five calendar years.

        In summary, we are of the opinion that, in the aggregate, substantially more than one-half of the material federal income tax benefits contemplated by the Prospectus, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in the Fund.

        We are unable to express opinions as to the probable outcome of the following potentially material tax aspects of the transactions described in the Prospectus if challenged by the IRS, litigated and judicially decided, because of the lack of any actual facts on which to base such opinion or such issues requiring a factual determination that is not susceptible to a legal analysis:

            (i)  The amount and timing of any depreciation or cost recovery deductions available to the Fund;

           (ii)  The deductibility of and timing of deductions for certain payments made by the Fund, including, but not limited to, fees paid to the Managing Member and its affiliates;

          (iii)  The tax consequences of an investment in the Fund by qualified plans and other tax-exempt entities;

          (iv)  The tax consequences of a sale of Fund Properties;

           (v)  Whether the Fund might be considered a "dealer" in Fund properties or whether such properties should be treated as held for investment;

          (vi)  The tax consequences of a sale of Fund Units;

         (vii)  Capital gain or loss characterization and applicable tax rates;

        (viii)  Applicability of disclosure rules of Section 6011 of the Code for "reportable transactions";

          (ix)  The tax consequences upon dissolution of the Fund;

           (x)  The tax consequences to foreign investors;

          (xi)  The state or local tax consequences to investors;

         (xii)  Applicability of Fund-level audit rules;

        (xiii)  Whether the Fund is a "tax-shelter" for purposes of investors seeking to avoid application of the accuracy-related penalty provisions of the Code; and

        (xiv)  Federal penalties potentially applicable to understatements of tax liability by investors.

        The IRS may also attempt to disallow or limit some of the tax benefits derived from an investment in the Fund by applying certain provisions of the Code at the individual or Unitholder level rather than at the Fund level. No opinion is given herein as to the tax consequences to Unitholders with regard to any material tax issue which is determined at the individual or Unitholder level and which is dependent upon an individual Unitholder's tax circumstances, including but not limited to, issues relating to the alternative minimum tax, investment interest limitations or the application of Section 183 of the Code.

DISCUSSION

        1.    Fund Classification (Generally).

        The availability of the income tax attributes of the Fund's activities to the Unitholders depends upon the classification of the Fund as a "partnership" for federal income tax purposes and not as an "association taxable as a corporation." In the event that the Fund, for any reason, were to be treated for federal income tax purposes as an association taxable as a corporation, the Unitholders of the Fund would be treated as shareholders of a corporation with the following results, among others: (a) the Fund would become a taxable entity subject to the federal income tax imposed on corporations; (b) items of income, gain, loss, deduction and credit would be accounted for by the Fund on its own federal income tax return and would not flow through to the Unitholders; and (c) distributions of cash would generally be treated as dividends taxable to the Unitholders at ordinary income rates, to the extent of current or accumulated earnings and profits of the Fund, and would not be deductible by the Fund in computing its income tax.

        The Fund has been formed as a "limited liability company" under California law. A California limited liability company is considered an "eligible entity" under Treasury Regulations classifying business entities. Since its formation, the Fund has had at least two members. Under current Treasury Regulations, a newly formed domestic eligible entity that has two or more owners will automatically qualify for "partnership" tax classification status, subject to other Code provisions that could alter such "default" classification, such as the publicly traded partnership rules described below. Treas. Regs. § 301.7701-3(b)(1)(i). If this default classification as a partnership is not acceptable, or the entity desires to change its classification, a domestic eligible entity may elect to be classified as a corporation for federal income tax purposes. See Treas. Regs. § 301.7701-3(c)(1)(i). The Fund, as a California limited liability company, has been formed as a qualifying domestic eligible entity, and, accordingly, it automatically will default to "partnership" classification status, subject to other Code provisions that could alter such "default" classification, such as the publicly traded partnership rules described below. Moreover, the Operating Agreement of the Fund prohibits the Managing Member from electing corporate classification status. Accordingly, it is our opinion that, subject to the assumptions set forth below in the discussion regarding "publicly traded partnerships," the Fund will be classified as a "partnership" and not as an "association taxable as a corporation" for federal income tax purposes if such issue were challenged by the IRS, litigated and judicially decided. The Fund will not seek a ruling from the IRS that it will be treated as a partnership for federal income tax purposes.

        In rendering this opinion, we have relied specifically upon the fact that the Fund is duly organized and in good standing as a limited liability company under the laws of the State of California. This opinion is also premised expressly on the representation by the Managing Member that the Fund will be organized and operated strictly in accordance with the provisions of the Operating Agreement.

        2.    Fund Classification (Status as a Publicly Traded Partnership).

        Section 7704 of the Code provides that even though an entity may generally be treated as a "partnership" under Section 7701(a) of the Code, entities which are deemed to be "publicly traded partnerships" will nonetheless be treated as corporations, rather than as partnerships, for federal income tax purposes, with the adverse income tax consequences to the Unitholders as described above. Under Section 7704(b), a publicly traded partnership is defined as any partnership (or entity otherwise taxable as a partnership) whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof).

        The IRS has issued Regulations under Section 7704 (the "Section 7704 Regulations") that set forth limited safe harbors from the definition of a publicly traded partnership, at least two of which may be applicable to the Fund. First, interests in a partnership (or entity otherwise taxable as a partnership) will not be considered readily tradable on a secondary market or the substantial equivalent thereof if the partnership does not participate in the establishment of the market or the inclusion of its interests thereon and the partnership does not recognize any transfers made on the market by (i) redeeming the transferor partner (in the case of a redemption or repurchase by the partnership), or (ii) admitting the transferee as a partner or otherwise recognizing any rights of the transferee, such as a right of the transferee to receive partnership distributions (directly or indirectly) or to acquire an interest in the capital or profits of the partnership. Second, interests in a partnership (or entity otherwise taxable as a partnership) will not be considered readily tradable if, for any taxable year of the partnership, the sum of the percentage interests in partnership capital or profits represented by partnership interests that are sold or otherwise disposed of during the taxable year, other than "disregarded transfers," does not exceed two percent (2%) of the total interests in partnership capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan, block transfers (which are defined as transfers by a partner and any persons related to such partner during any 30 calendar day period of partnership interests representing in aggregate more than two percent (2%) of the total interests in a partnership's capital or profits), and transfers not recognized by the partnership. The Section 7704 Regulations further provide that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all of the facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

        An exception from "publicly traded partnership" status also exists under Code Section 7704(c) for certain partnerships where ninety percent (90%) or more of their gross income consists of certain "qualifying" passive types of income (including interest, dividends, certain real property rents and gain from the sale or other disposition of real property (including property described in Section 1221(1) of the Code), and gain from the sale or disposition of capital assets (or property described in Code Section 1231(b))) held for the production of any such qualifying income, among other items. The term "real property rent" for these purposes means amounts which would qualify as rent from real property under Section 856(d) of the real estate investment trust rules, as modified. In addition, "qualifying" income includes any income that would qualify as appropriate real estate investment trust income under Code Section 856(c)(2). Such income generally includes interest, dividends, rents, gains from the sale of securities or real estate assets, property tax refunds and foreclosure property income. According to the legislative history of Section 7704, qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property. H.R. Rep. No. 495, 100th Cong., 1st Sess. 947, reprinted in 1987 U.S. Code Cong. & Ad. News 2313-1693. Since a significant portion of the Fund's gross income will consist of rental income from commercial real estate, the Fund may also meet the exception from publicly traded partnership status set forth in Code Section 7704(c) due to its receipt of such qualifying income in the amount of ninety percent (90%) or more of its gross income. Nevertheless, the Fund intends to restrict trading in Units in such a manner as to qualify for the various regulatory trading safe harbors from "publicly traded partnership" status irrespective of the amount and/or nature of its gross income. It should also be noted that if only the qualifying income exception is relied upon by the Fund to avoid publicly traded partnership status, the passive activity rules, pursuant to Code Section 469(k), will be applied separately with respect to the Fund, thus, for example, preventing Fund passive income, if any, from being offset against passive activity losses from other sources.

        The Managing Member has represented that Units in the Fund, when issued, will not be traded on an established securities market or a secondary market or the substantial equivalent thereof. Further, the Managing Member has represented that it does not intend to cause the Units to be traded on an established securities market or a secondary market (or the substantial equivalent thereof) in the future. Moreover, the Operating Agreement limits Unit transfers of all types to transfers of Units which satisfy an applicable secondary market safe harbor contained in the Section 7704 Regulations (or which satisfy any other applicable safe harbor from "publicly traded partnership" status adopted by the IRS). The Managing Member has represented that the Fund will be operated strictly in accordance with the Operating Agreement and that it will void any transfers or assignments of Units if it believes that such transfers or assignments will cause the Fund to be treated as a publicly traded partnership under the Section 7704 Regulations or any Regulations adopted by the IRS in the future.

        Based on (i) the items set forth above, (ii) the Fund being operated in accordance with the Operating Agreement, (iii) the representations of the Managing Member that the Fund Units will be issued in a transaction registered under the Securities Act, (iv) the representations of the Managing Member that the Units in the Fund will not be traded on an established securities market, and (v) the covenant of the Managing Member that it will take all actions necessary to prevent the interests in the Fund from being traded on a secondary market or the substantial equivalent thereof, we are of the opinion that the Fund will not be treated as a "publicly traded partnership" for federal income tax purposes if such issue were challenged by the IRS, litigated and judicially decided. There can be no assurance, however, that the IRS will not successfully contend that the Fund should be treated as a publicly traded partnership based on, for example, the recognition of transfers in contravention of the Operating Agreement, the actions of third parties not within the control of the Managing Member or the Fund, the ineffectiveness of the provisions of the Operating Agreement designed to avert the creation of a secondary market (or the substantial equivalent thereof), or the Fund failing to generate sufficient qualifying gross income to avoid such status.

        The Managing Member has also represented that it intends to operate the Fund such that at all times more than 90% of the gross income of the Fund will be derived from interest, real property rents (excluding rents which are contingent on the profits of the lessees and rents from rental of personal property) and gains from the sale of real property in an attempt to qualify for the 90% qualifying income exception. Hence, even if the Fund were deemed to be a publicly traded partnership due to excessive trading outside of the available safe harbors, assuming the Fund is operated in accordance with its stated investment objectives, the qualifying income exception should be satisfied by the Fund and, therefore, the Fund should not be treated as a corporation for federal income tax purposes by reason of the exemption for such qualifying income.

        The remaining summary of federal income tax consequences in this Opinion assumes that the Fund will be classified as a "partnership" for federal income tax purposes. Accordingly, if, as anticipated, the Fund is treated as a partnership for federal income tax purposes, the Fund will not be treated as a separate taxable entity subject to federal income tax, but instead each Unitholder will be required to report on such Unitholder's federal income tax return for each year a distributive share of the Fund's items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to the Unitholder.

        3.    Limitations on Deduction of Fund Loss.

        The Managing Member anticipates that the Fund will produce taxable income in each year of operations and that Unitholders generally will not be allocated losses. There can, of course, be no assurance that such objective can be achieved in any fiscal year of the Fund. Anticipated operating income may not materialize due to reduced rental income with respect to the Properties or increased or unanticipated expenses. Moreover, losses could arise upon the disposition of any Properties at a loss that is in excess of taxable income from operations in the year of such loss. The ability of a Unitholder to utilize any losses in a year, should a loss be allocated to a Unitholder, is determined by applying the following three limitations dealing with basis, at-risk and passive losses. Because of the Fund's investment criteria of acquiring Properties on an all-cash basis, without so-called "leverage," it is not expected that the Fund will generate significant losses in excess of a Unitholder's basis or amount at risk in the Fund (i.e., its Capital Contribution). Even where the basis and at-risk rules do not limit losses allocated to the Unitholders, it is anticipated, however, that the passive loss rules will apply to limit the deductibility of any allocated loss.

        (a)    Basis Limitations.

        A Unitholder may not deduct his share of Fund losses and deductions in excess of the adjusted basis of his Fund interest determined as of the end of the taxable year. I.R.C. § 704(d). Losses which exceed a Unitholder's basis will not be allowed but may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such Unitholder's adjusted basis in his Units has increased above zero. Id. A Unitholder's adjusted basis in his Units will include his cash investment in the Fund along with his pro-rata share of any Fund liabilities. I.R.C. §§ 722 and 752(a). A Unitholder's basis in his Units will be increased by his distributive share of the Fund's Net Income and decreased (but not below zero) by his distributive share of the Fund's Net Loss and by the amount of any cash Distributions which are made to him. I.R.C. § 705. A cash distribution to a Unitholder will constitute a return of capital to the extent of the basis of his Units and, in the event that a Unitholder has no remaining basis in his Units, will generally be taxable to him as gain from the sale of his Units.

        (b)    At-Risk Limitations.

        The deductibility of Fund Net Loss is limited further by the "at risk" limitations in the Code. I.R.C. § 465(a). Unitholders who are individuals, estates, trusts and certain closely-held corporations are not allowed to deduct Fund losses in excess of the amounts which such Unitholders are considered to have "at risk" at the close of the Fund's year. Id. A Unitholder's amount "at risk" will include the amount of his cash Capital Contribution to the Fund plus his pro-rata share of "qualified nonrecourse financing" of the Fund, if any. I.R.C. § 465(b). Qualified nonrecourse financing is defined to mean nonrecourse financing provided by a person unrelated to the taxpayer which is actively and regularly engaged in the business of lending money (other than a person from whom the property was purchased). I.R.C. § 465(b)(6). Unless and until the Fund incurs any such financing, which is not expected, only the cash Capital Contribution of a Unitholder will be taken into account when determining such Unitholder's amount "at risk." A Unitholder's amount "at risk" is reduced by his allocable share of Fund Net Loss and by Fund Distributions and increased by his allocable share of Fund Net Income. Any deductions disallowed to a Unitholder under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that the Unitholder's amount "at risk" is increased in those years.

        (c)    Passive Loss Limitations; Passive Income.

        The Code substantially restricts the ability of many taxpayers (including individuals, estates, trusts, certain closely-held corporations and certain personal service corporations) to deduct losses derived from so-called "passive activities." I.R.C. § 469(a). Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate (including the activity of a limited liability company in which the taxpayer is a member) and certain rental activities (including the rental of real estate). I.R.C. § 469(c). Based on the above-cited authority, we are of the opinion that a Unitholder's interest in the Fund will be treated as a passive activity, for those Unitholders not affiliated with or employed by the Managing Member, if such issue were challenged by the IRS, litigated and judicially decided. Such determination may limit a Unitholder's ability to claim a current deduction for losses, if any, of the Fund. In addition, the ability of Unitholders to treat income of the Fund as passive income is discussed below and subject to a separate opinion described below.

        Generally, losses from passive activities are deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income and "portfolio income," which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. I.R.C. § 469(e)(1). Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years. I.R.C. § 469(b). Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended passive losses with respect to that activity will then be allowed as a deduction against: (i) first, any remaining income or gain from that activity including gain recognized on such disposition; (ii) then, net income or gain for the taxable year from other passive activities; and (iii) finally, any other non-passive income or gain. I.R.C. § 469(g). Under the Regulations, suspended losses derived from a specific Fund Property would generally not be available to offset non-passive income or gain following the sale of such Property (other than in liquidation of the Fund) because similar real estate undertakings under common control and ownership of a pass-through entity such as the Fund are generally aggregated into a single "activity" for purposes of these rules; hence, the sale of a single Fund Property not in liquidation of the Fund would not be treated as a disposition of the entire interest of a Unitholder in the passive activity.

        In the case of entities which are deemed to be publicly traded partnerships, the Code provides that the passive activity loss rules are applied separately with respect to items attributable to each publicly traded partnership. I.R.C. § 469(k). Accordingly, if the Fund were deemed to be a publicly traded partnership, Fund Loss, if any, would be available only to offset future non-portfolio income of the Fund. H.R. Rep. No. 495, 100th Cong., 1st Sess. 951, reprinted in 1987 U.S. Code Cong. & Ad. News 2313-1697.

        If the Fund is successful in achieving its investment and operating objectives, the Unitholders are likely to be allocated Net Income from the Fund. To the extent that a Unitholder's share of the Fund's Net Income constitutes income from a passive activity (as described above), such income may generally be offset by the Unitholder's net losses and credits from investments in other passive activities unrelated to the Fund.

        Assuming (i) the Properties are acquired and operated in the manner described in the Prospectus, (ii) the Properties are owned for federal income tax purposes by the Fund, and (iii) the Fund is not viewed as a "publicly traded partnership" within the meaning of Code Section 469(k), we are of the opinion that it is more likely than not that an individual Unitholder's share of the Fund's Net Income will be net income or gain from a "passive activity," as defined in Section 469 of the Code, which passive income can generally be offset by a Unitholder's net losses and credits from other passive activities, if such issue were challenged by the IRS, litigated and judicially decided. Our opinion is issued on a "more likely than not" basis due to the implicit threat issued by the Treasury to promulgate regulations that would treat certain passive income streams as "portfolio" income, rather than "passive" income, as referenced in the last sentence of this paragraph, and the possibility that the Service could adopt such a position even if such Regulations are never promulgated. This opinion does not apply to income that is attributable to (i) the investment by the Fund in liquid investments, such as certificates of deposit or money-market funds prior to an investment in Properties, or to Distributions of Net Cash Flow from Operations or Net Sales Proceeds to the Unitholders, or (ii) the investment, in interest bearing accounts or otherwise, of amounts held as working capital, as security deposits, or in reserve. Such income described in the preceding sentence constitutes, for purposes of Section 469, "portfolio income" which cannot be offset by losses from passive activities. Moreover, if the Fund is a "publicly traded partnership" within the meaning of Code Section 469(k), any income from the Fund cannot offset losses from other passive activities and will be treated in a manner similar to portfolio income. You should also be aware that the Treasury Department has been given broad authority to issue Regulations defining income that does not constitute passive activity income, and no assurance can be given that future Regulations promulgated under Code Section 469 (even if the exception for qualifying income applies), which could be applied to the Fund, will not treat Fund Net Income as income that is not from a passive activity, thereby preventing any setoff of such income against unrelated passive losses or credits. See, e.g., Treasury Decision 8175, 53 Federal Register 5686, 5695 (February 25, 1988) (discussing the possibility of issuing prospective Regulations that could characterize certain preferential income rights to partners of a partnership as "portfolio," rather than "passive," income).

        4.    Allocation of Net Income and Net Loss.

        Generally, partnership items of income, gain, loss, deduction and credit are allocated among partners as set forth in the relevant partnership agreement pursuant to Section 704(a) of the Code. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit (or items thereof) does not have "substantial economic effect," such allocation will instead be made in accordance with the partner's interest in the partnership (determined by taking into account all facts and circumstances).

        The Fund has not received an advance ruling with respect to whether its allocations of Net Income or Net Loss will be recognized for federal income tax purposes, and the IRS may attempt to challenge the allocations of Net Income or Net Loss made by the Fund, which challenge, if successful, could adversely affect the Unitholders by changing their respective shares of taxable income or loss.

        The Regulations under Section 704(b) (the "Section 704(b) Regulations") provide that in order to have "economic effect": (i) partners' capital accounts must be determined and maintained in accordance with the Section 704(b) Regulations; (ii) upon the liquidation of the partnership, liquidating distributions must be made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the partnership's taxable year during which such liquidation occurs; and (iii) if a partner has a deficit balance in his capital account following the liquidation of his interest in the partnership after taking into account all capital account adjustments for the partnership taxable year during which such liquidation occurs, he must be unconditionally obligated to restore the amount of such deficit balance to the partnership. Treas. Reg. § 1.704-1(b)(2)(ii)(b).

        The Section 704(b) Regulations contain an alternate test for economic effect, however, which sets forth circumstances under which allocations will be deemed to have economic effect without the requirement to restore capital account deficits upon liquidation. Such alternative test provides that an allocation will be considered to have economic effect if the partnership agreement contains provisions satisfying clauses (i) and (ii) above, the partnership agreement contains a "qualified income offset" provision and the allocation in question does not cause or increase a deficit balance in a partner's capital account as of the end of the partnership's taxable year to which such allocation relates. Treas. Reg. § 1.704-1(b)(2)(ii)(d). In determining whether an allocation causes or increases a deficit balance in a partner's capital account, such partner's capital account must be reduced for distributions that are reasonably expected to be made to such partner to the extent they exceed offsetting increases to such partner's capital account that are reasonably expected to occur during or prior to the partnership taxable years in which distributions reasonably are expected to be made. Id. A partnership agreement contains a qualified income offset provision if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution which causes a deficit capital account balance will be allocated items of income and gain (consisting of a pro-rata portion of each item of partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

        The Operating Agreement (which is the Fund's equivalent of a partnership agreement) provides for the determination and maintenance of Capital Accounts pursuant to the Section 704(b) Regulations and provides that liquidation proceeds should to be distributed in accordance with Capital Accounts; however, the Operating Agreement does not contain any provision requiring Unitholders having deficit Capital Accounts to restore the amount of such Capital Account deficits upon liquidation. The Operating Agreement does, however, contain a qualified income offset provision and a provision that prevents the allocation of Net Loss to a Unitholder where such an allocation would cause or increase a deficit Capital Account. The qualified income offset provision in the Operating Agreement provides that in the event that any Unitholder receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such

Unitholder's Capital Account, such Unitholder will be allocated items of Net Income (consisting of a pro-rata portion of each item of Fund Net Income, including gross income) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. Accordingly, no Unitholder will be allocated items of Net Loss which would cause his Capital Account to be reduced below zero in any year. In addition, the Managing Member has represented that Fund allocations are not anticipated to reduce any Unitholder's Capital Account balance below zero and that it is not anticipated that Distributions of Net Cash Flow from Operations and Net Sales Proceeds (except to the extent such Distributions represent a return of capital) will have a material effect on a Unitholder's Capital Account since such Distributions of profits or gain are anticipated to be matched by corresponding allocations of Net Income to such Unitholder.

        Even if the allocations of profits and losses of a partnership are deemed to have "economic effect" under the Section 704(b) Regulations, an allocation will not be upheld unless the economic effect of such allocation is "substantial." The Section 704(b) Regulations generally provide that the economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by partners from a partnership, independent of tax consequences. Treas. Reg. § 1.704-1(b)(2)(iii). The economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner's capital account for any taxable year will not differ substantially from the net adjustments which would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. Id. The economic effect will also be presumed not to be substantial where: (i) the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations; (ii) the net adjustments to the partners' capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments which would have been recorded in such partners' respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and (iii) the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. With respect to the foregoing provision, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be insubstantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property (such as depreciation or cost recovery deductions) will be presumed to be matched by corresponding changes in the property's fair market value.

        The allocations contained in the Operating Agreement are intended to comply with the Treasury Regulations' test for having economic effect. The Operating Agreement requires Capital Accounts to be properly maintained, requires Distributions of proceeds from the liquidation of a Unitholder's or Managing Member's interest in the Fund (whether or not in connection with the liquidation of the Fund) to be made in accordance with the Unitholder's or Managing Member's positive Capital Account balance, and contains a qualified income offset provision (as well as a provision that prohibits Net Loss allocations that would cause or increase a deficit Capital Account). Moreover, the economic effect of the allocations should be substantial because the economic and tax consequences of deductions representing paid or incurred expenses will move in tandem.

        Because of the lack of any significant borrowings by the Fund, it is not anticipated that a Unitholder's Capital Account will be reduced below zero by any Distributions of Net Cash Flow from Operations or Net Sales Proceeds, any allocations of Net Loss, or any excess expected Distributions. Consequently, the Unitholders should not be required by operation of the qualified income offset provision to recognize gross income or Net Income in any year in excess of their pro-rata share of Net

Income. The Operating Agreement, in addition to meeting the Treasury Regulations' test for allocations to have economic effect, contains "minimum gain chargeback" provisions, although, due to the anticipated lack of Fund-level indebtedness, it is not likely that any such chargebacks will arise.

        Accordingly, it is our opinion that the Operating Agreement will comply with the safe harbor provisions in the Treasury Regulations under Code Section 704(b) and that the allocations of Net Income and Net Loss set forth in the Operating Agreement will have substantial economic effect or will be otherwise treated as being in accordance with the interests of the Unitholders and Managing Member in the Fund, if such issue were challenged by the IRS, litigated and judicially decided. Further, the allocations of deductions and losses set forth in the Operating Agreement will be treated as having substantial economic effect or as being otherwise in accordance with the interests of the Unitholders and Managing Member in the Fund to the extent that such allocations do not create a deficit in any Unitholder's or the Managing Member's Capital Account balance, taking into account all reasonably expected increases and decreases in such balance. The Section 704(b) Regulations are extremely complex, however, and in many respects subject to varying interpretations. There can be no assurance that the IRS will not challenge the allocations provided in the Operating Agreement and, if successful, reduce the anticipated tax benefits to the Unitholders and Managing Member.

        If the allocations of profits and losses in a partnership agreement are deemed not to have substantial economic effect, then as stated above, the allocations will be made in accordance with partners' interests in the partnership as determined by taking into account all of the facts and the circumstances. Treas. Reg. § 1.704-1(b)(3)(i). In this regard, the Section 704(b) Regulations provide that a partner's interest in a partnership will be determined by taking into account all facts and circumstances relating to the economic arrangement of the partners, including: (i) the partners' relative contributions to the partnership; (ii) the interests of the partners in economic profits and losses (if different from that in taxable income or loss); (iii) the interests of the partners in cash flow and other nonliquidating distributions; and (iv) the rights of the partners to distributions of capital upon liquidation. Id. § 1.704-1(b)(3)(ii).

        5.    Tax Shelter Registration.

        Under Section 6111 of the Code, any entity deemed to be a "tax shelter" as defined in Section 6111(c) is required to register with the IRS. For these purposes, a "tax shelter" is defined as any investment with respect to which (i) a person can reasonably infer from the representations made that the "tax shelter ratio" for any investor may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale; and (ii) is either registered under federal or state securities laws, sold pursuant to an exemption from such registration which requires the filing of a notice with a federal or state securities agency or is a substantial investment. The "tax shelter ratio" is determined by dividing the investor's share of the aggregate deductions and 350% of the investor's share of credits derived from the investment, determined without regard to income or any limitations on the deductibility of passive losses, by the amount of an investor's contributions.

        The aggregate amount of the deductions potentially allowable to any of the Unitholders, including the Managing Member, in the offering of Units in the Fund is not expected, and has not been represented in the Prospectus or any other writing connected with the offering approved by the Managing Member, to exceed an amount equal to twice any such Unitholder's investment in the Fund in any of the Fund's first five calendar years ending after the date of this offering. In addition, the Managing Member has represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any Unitholder's investment in the Fund, determined without regard to income, will not exceed twice the amount of any such Unitholder's investment in the Fund as of the close of any year in the Fund's first five calendar years ending after the date of this offering. Further, even if the Fund were deemed to constitute a tax shelter under Section 6111, the

Regulations provide that the registration requirements are suspended with respect to a tax shelter that qualifies as a "projected income investment." Temp. Treas. Reg. § 301.6111-1T, Q&A 57A. The Regulations define a "projected income investment" as a tax shelter that is not expected to reduce the cumulative tax liability of any investor for any year during the first five years ending after the date in which the investment is offered for sale. A tax shelter is not expected to reduce the cumulative tax liability of an investor for any year during the five year period only if (a) a written financial projection or other written representation that is provided the investor prior to sale of interests in the investment states (or leads a reasonable investor to believe) that the investment will not reduce the investor's tax liability with respect to any year in the five year period, and (b) no written or oral projections or representations, other than those related to circumstances that are highly unlikely to occur, state (or lead a reasonable investor to believe) that the investment may reduce the cumulative tax liability of any investor with respect to such years. No opinion is expressed regarding the qualification of the Fund as a "projected income investment" because such opinion is dependant on facts that do not currently exist.

        Based upon the authority of the Regulations and the representations of the Managing Member that, in the absence of events which are unlikely to occur, the "tax shelter ratio" with respect to an investment in the Fund should not exceed 2 to 1 for any investor as of the close of any year in the Fund's first five calendar years ending after the date of this offering, we are of the opinion that it is more likely than not the Fund is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the Units, if the issue were challenged by the IRS, litigated and judicially decided. Our opinion is limited to a "more likely than not" basis due to the lack of clarity in the statute and regulations, or any administrative guidance or judicial authority, as to the computation of the "tax shelter ratio" and the possibility that, in a single taxable period, the ratio could be exceeded in such period for unanticipated reasons.

        6.    Other Potentially Material Tax Issues.

        The following tax issues could be considered to be material to potential investors in the Fund but we are unable to express any opinion with respect thereto for the reasons stated. In general, such issues are not susceptible to an opinion because the resolution of such issues (i) is an inherently factual matter on which no legal opinion can be made, (ii) is dependent upon facts that do not currently exist, or (iii) is dependent upon certain financial or other characteristics of the individual investor.

        A.    Depreciation and Cost Recovery.    Section 167(a) of the Code provides that the real property improvements acquired by the Fund and the personal property acquired by the Fund shall generally be entitled to a reasonable allowance for exhaustion, wear and tear or obsolescence. No opinion on this issue is expressed, however, because the amount of depreciation or cost recovery deductions available to offset taxable income of the Fund is dependent upon the type of properties acquired and the allocation of the acquisition cost to various components of the properties, including land, buildings, other improvements and personal property. It should be noted that the Fund has acquired two (2) Properties on which depreciation or cost recovery deductions may be available; however, we have not reviewed the facts and circumstances surrounding such acquisitions and thus, are not opining on the amount of depreciation or cost recovery deductions that may be available. The amount of the allowable deduction is generally determined under Section 168 of the Code.

        In this regard, Sections 168(g)(1)(B) and (g)(2) of the Code provide that to the extent real property constitutes "tax-exempt use property," the cost recovery period will be 40 years, and in the case of personal property which constitutes "tax-exempt use property," the recovery period will be 12 years and the straight-line method must be utilized for determining deductions in each case. "Tax-exempt use property" generally includes that percentage of depreciable property owned by a partnership, such as the Fund, which equals the percentage of the partnership interests owned by tax-exempt entities, unless all allocations of partnership items to the tax-exempt entities are "qualified allocations." I.R.C. § 168(h)(6). The allocations under the Operating Agreement will not likely constitute "qualified allocations," and, therefore, it is possible, although no opinion of Counsel is expressed, that real and personal property will be partially treated as "tax-exempt use property" to be depreciated for tax purposes using the straight-line method over 40-year and 12-year recovery periods, respectively, resulting in less favorable timing with respect to depreciation or amortization deductions of the Fund.

        It should also be noted that if the Fund were determined to be holding one or more Properties primarily for sale to customers in the ordinary course of business, the Fund might not be entitled to depreciation allowances with respect to such Properties, or such depreciation allowances could be substantially curtailed. See I.R.C. § 167(a).

        B.    Income Tax Treatment of Certain Payments Made by the Fund.    The income tax consequences to the Fund as a result of certain payments made by the Fund will be as follows:

            (i)  No opinion is expressed on the classification of various expenses as organizational, start-up or syndication expenses since such a determination is purely factual.

          No deduction will be allowed for the cost of organizing the Fund, but at the election of the Fund certain qualified "organizational expenses" may be amortized ratably over a period of not less than 60 months. I.R.C. § 709(b). Organizational expenses are generally defined as expenses which are incident to the creation of a partnership, are chargeable to a capital account and are of a character which, if expended incident to the creation of a partnership having an ascertainable life, would be amortized over such life.

          In addition, certain "start-up expenditures" may, at the election of the taxpayer, be amortized ratably over a period of not less than 60 months. I.R.C. § 195. Under Code Section 195, start-up expenditures which may qualify for this treatment include amounts which are paid or incurred in connection with investigating the creation or acquisition of a business, the actual creation of an active trade or business, or any activity engaged in for profit and the production of income before the active trade or business begins, in anticipation of such activity becoming an active trade or business, and which would otherwise be deductible in the year in which paid or incurred.

          The cost of syndicating the Fund, including costs and expenditures incurred in connection with promoting and marketing the Units such as sales commissions, professional fees and printing costs, are neither deductible nor amortizable.

           (ii)  The Fund intends to claim deductions for property management fees, leasing fees and real property sales commissions paid to the Managing Member or its Affiliates. Such fees will be deductible by the Fund only to the extent that such expenses are ordinary and necessary and reasonable in amount. I.R.C. § 162(a). Because this issue is dependent upon factual determinations, we are unable to render an opinion as to whether such fees will constitute ordinary and necessary business expenses deductible under Section 162 of the Code.

          (iii)  Any ongoing expenses of the Fund paid to the Managing Member, such as management fees, will be deductible by the Fund only to the extent that such expenses are ordinary and necessary and reasonable in amount and either are received by the Managing Member otherwise than in its capacity as a member under Section 707(a) of the Code or, if it constitutes a guaranteed payment to the Managing Member, under Section 707(c) of the Code. Because these issues are dependent upon factual determinations, we are unable to render an opinion as to whether such fees will be deductible by the Fund.

        In summary, since the appropriate classification of fees and expenses paid by the Fund into their proper categories and a determination of whether certain fees and expenses are ordinary and necessary and reasonable in amount depend upon facts relating to and existing at the time the services are to be rendered to the Fund, we are unable to render an opinion as to the probable outcome if the IRS were to challenge the deductibility (or the timing of deduction or amortization) of those fees and expenses.

        C.    Investment by Qualified Plans and Other Tax-Exempt Entities.    The IRS may take the position that income derived from the ownership of Units should be subject to federal income tax as "unrelated business taxable income" ("UBTI"), which is defined generally as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. I.R.C. § 512(a). Because the classification of the fund income as UBTI to tax-exempt investors is largely dependent upon the particular tax-exempt investors' method of financing their investment, we are unable to express any opinion thereon.

        While the types of income and gain which are anticipated to be realized by the Fund would not generally constitute UBTI within the meaning of Section 512(a) of the Code unless the rental income generated by the Fund is not qualified rental income for purposes of the exclusion under Section 513(b)(3) of the Code (i.e., rent where a significant portion of such rent is attributable to personal property, where the amount of the rent is determined based, in whole or in part, on the income or profits of the lessee, or where significant services are rendered under the lease), all or a portion of such income may constitute UBTI if Unitholders borrow to acquire their Units or the Fund were to own property which is subject to "acquisition indebtedness." I.R.C. § 512(b)(4). Acquisition indebtedness is defined as the unpaid amount of: (i) indebtedness incurred in acquiring or improving property; (ii) indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and (iii) indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement. I.R.C. § 514(c)(1). The Fund's acquisitions of Properties will be made on an all cash basis and the Operating Agreement prohibits the Fund from borrowing funds in order to finance acquisitions of and improvements to Properties.

        If all or any portion of the Fund's income were to be characterized as UBTI by reason of the "acquisition indebtedness" rules (discussed above), the "dealer" status rules (discussed at paragraph E below) or otherwise, a tax-exempt entity holding Units would be required to report a portion of its pro-rata share of the Fund's taxable income as UBTI. I.R.C. § 514(a)(1). Moreover, a "charitable remainder trust" qualifying for exemption from income taxation under Section 664 of the Code would lose such exemption with respect to all of its income for a tax year in which UBTI is derived from its ownership of Units and it would be required to file an income tax return on Form 1041. A tax-exempt entity (other than a charitable remainder trust) is required to file an Exempt Organization Business Income Tax Return (Form 990-T) when its gross UBTI from all sources exceeds $1,000 in any year, and it is generally taxable on UBTI in excess of $1,000 in each year.

        D.    Sales of Fund Property.    The Managing Member anticipates that most and perhaps all of the assets to be acquired and held by the Fund will constitute "Section 1231 property," defined as real property and depreciable assets used in a trade or business and held for more than one year. I.R.C. § 1231(a). Because the ability of such property to qualify as Section 1231 property can only be determined at the time of sale after an analysis of all relevant facts and circumstances, no opinion is expressed on this issue. To the extent that Fund assets constitute Section 1231 property, a Unitholder's share of the gains or losses resulting from the sale of the Fund's assets would be combined with any other Section 1231 gains or losses realized by the Unitholder in that year from sources other than the Fund, and the net Section 1231 gain or loss would be treated as long-term capital gain (subject to depreciation or cost recovery allowance recapture, if any) or ordinary loss, as the case may be. Net Section 1231 gains must be treated as ordinary income, however, in certain situations, but only to the extent of the aggregate amount of net Section 1231 ordinary losses claimed for the five most recent taxable years (to the extent such losses have not previously been "recaptured" pursuant to this rule). I.R.C. § 1231(c).

        Gain will be recognized by the Fund to the extent that the amount realized from any sale of Fund Property exceeds the adjusted basis of such Property. I.R.C. § 1001(a). The adjusted basis of Fund Property will in general be its original cost less depreciation and cost recovery allowances allowed to the Fund with respect to such Property. I.R.C. § 1011. Loss will be recognized to the extent that the adjusted basis of such Property exceeds the amount realized. The amount realized from a sale or other disposition of Property includes the sum of cash and property received plus the amount of any liabilities assumed by the purchaser or to which the Property remains subject. I.R.C. § 1001(b).

        Any excess of gains over losses realized by the Fund on sales of capital assets (generally all property other than property held primarily for sale in the ordinary course of a trade or business or Section 1231 property) held for more than one year will be long-term capital gain. I.R.C. § 1201. Any excess of losses over gains by the Fund on the sales of any such capital assets held for more than one year will be net long-term capital loss. General ordinary and long-term capital gain tax rates and special real property depreciation recapture rates are discussed below at paragraph G.

        E.    Property Held Primarily for Sale.    The Fund has been organized for the purpose of acquiring and developing real estate for investment and rental purposes; however, if the Fund were at any time deemed for tax purposes to be a "dealer," i.e., a seller of real estate held primarily for sale to customers in the ordinary course of a trade or business, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to Unitholders which are exempt organizations. I.R.C. §§ 1221(1) and 512(b)(5)(B).

        Whether property is held primarily for sale to customers in the ordinary course of a trade or business must be determined from all the facts and circumstances surrounding the particular property and sale in question. In this regard, the Managing Member has represented that the Fund intends to acquire existing multi-tenant industrial real estate for investment and rental purposes only and to engage in the business of owning and operating such properties. Further, the Fund will make sales thereof only as, in the opinion of the Managing Member, are consistent with the Fund's investment objectives. The IRS may take the position, however, that the gain realized on the sale of a Fund Property should be characterized as ordinary income (and UBTI) because the Fund is a dealer in such Properties. Because the resolution of this issue is dependent upon facts which will not be known until the time a Property is sold or held for sale, and due to the lack of judicial authority in this area, we are unable to render an opinion as to whether the Fund will be considered to hold any or all of its Properties primarily for sale to customers in the ordinary course of a trade or business.

        F.    Sales of Units.    The gain or loss realized on any sale of Units by a Unitholder (who is not a "dealer" with respect to such Units) who has held the Units for more than one year will be long-term capital gain or loss, except for that portion of any gain attributable to such Unitholder's share of the Fund's "unrealized receivables" and "inventory items," which portion would be taxed as ordinary income. I.R.C. §§ 741, 751. Potential cost recovery allowance recapture on personal property (not real property) associated with Fund Properties will be treated as "unrealized receivables" for this purpose. I.R.C. § 751(c). A portion of the gain attributable to prior real estate depreciation may be subject to special capital gain rates as discussed in Paragraph G below. In addition, recently finalized regulations provide that the holding period of a partnership interest will be divided if a partner acquires portions of an interest at different times. The Fund generally must report to the IRS the sale or exchange of any Units where any portion of the consideration received in exchange for such Unit is attributable to "unrealized receivables" of the Fund. I.R.C. § 6050K. Treas. Reg. § 1.1223-3.

        Gain or loss on any such sale will be measured by the difference between the gross sale price and the Unitholder's adjusted tax basis in his Units. I.R.C. § 1001(a). In computing the gross proceeds received from the sale or other disposition of his Units, a Unitholder must include among other items his share of the Fund's nonrecourse indebtedness allocable to him, if any. Treas. Reg. § 1.752-3. Any negative Capital Account balance existing at the time of a sale of Units would be recaptured, possibly resulting in taxable income in excess of cash proceeds from sale. No opinion is expressed on this issue, since relevant facts cannot be determined until a sale takes place.

        G.    Capital Gains and Losses.    The characterization of income or gain recognized by a Unitholder upon a sale of Properties by the Fund or a sale of a Unit by a Unitholder as capital or ordinary income is relevant in determining the rate at which such income is taxed and the extent to which a Unitholder may deduct capital losses. Ordinary income is taxed to individuals at a maximum federal marginal rate of 35% (until 12/31/2010), while long-term capital gains of individuals (on most capital assets held for more than one year) are taxed at a maximum marginal rate of 15% (until 12/31/2008). To the extent that any gain from the sale of real property by the Fund represents the recapture of prior straight-line depreciation deductions by the Fund, the capital gain attributable to depreciation from real estate held for more than one year will be subjected to a maximum capital gains tax rate of 25%, rather than the general 15% maximum long-term capital gain rate otherwise applicable. These long-term capital gain rates also apply for purposes of computing a Unitholder's alternative minimum tax. Unitholders are also cautioned that the sale of a Unit may require the Unitholder to "look through" the Units sold, with a portion of such sale possibly taxable as ordinary income under Code Section 751 (see "Sale of Units" in paragraph F above), and a portion of any long-term capital gain generated on the sale of a Unit subjected to the higher 25% maximum long-term capital gain rate applicable to straight-line real estate depreciation recapture. The position of the IRS on whether such a "look-through" rule applies for real estate depreciation recapture was recently clarified when the Treasury Department issued final regulations providing that a partner selling a partnership interest will be required to recognize gain at the higher 25% rate to the extent the partner would have been allocated such recapture gain if the partnership had sold all of its Section 1250 property in a fully taxable transaction. Treas. Reg. 1.1(h)-1. Capital losses generally may be used by individuals to offset capital gains and, in addition, a maximum of $3,000 of ordinary income annually. The capital losses not utilized by individuals in any year may be carried forward indefinitely to succeeding years. No opinion is expressed on this issue since the relevant facts cannot be determined until the Fund sells properties or a Unitholder sells Units.

        H.    Disclosure of Reportable Transactions Under Section 6011.    Section 6011 of the Code requires that a taxpayer that participates in certain types of transactions attach a disclosure statement to its tax return for each taxable year in which its income tax liability is affected by its participation in the transaction. Six types of transactions trigger the disclosure rules of Section 6011 and the regulations thereunder ("reportable transactions") including transactions marketed under conditions of confidentiality, transactions that generate a tax loss exceeding certain amounts set forth in the regulations, and transactions that result in a book-tax difference exceeding $10 million.

        An investment in the Fund generally should not trigger the disclosure rules of Section 6011 of the Code and the regulations thereunder; however, because in certain circumstances, an investment in the Fund may generate a book-tax difference subject to the disclosure requirements of Section 6011 of the Code, no opinion is expressed on this issue. We suggest that each Unitholder consult with his or her own tax advisors regarding whether an investment in the Fund is a reportable transaction that triggers the disclosure rules of Section 6011 of the Code.

        I.    Dissolution and Liquidation of the Fund.    The dissolution and liquidation of the Fund will involve the Distribution to the Unitholders of the cash remaining after the sale of its assets, if any, and after payment of all the Fund's debts and liabilities. If a Unitholder receives cash in excess of the basis of his Units, such excess will be taxable as a gain. I.R.C. § 731(a)(1). If a Unitholder were to receive only cash upon dissolution and liquidation, he would recognize a loss to the extent, if any, that the adjusted basis of his Units exceeded the amount of cash received. I.R.C. § 731(a)(2). There are a number of exceptions to such general rules, however, including but not limited to, (i) the effect of a special basis election under Section 732(d) of the Code for a Unitholder who may have acquired his

Fund interest within the two years prior to the dissolution, and (ii) the effect of distributing one kind of property to some Unitholders and a different kind of property to others under Section 751(b) of the Code. No opinion is expressed on this issue since the relevant facts cannot be determined until the fund is dissolved and liquidated.

        J.    Foreign Investors.    Non-resident aliens, foreign corporations, foreign partnerships, foreign trusts and foreign estates (collectively referred to as "foreign investors") who are partners in a partnership engaged in a trade or business in the United States will be considered to be engaged in such trade or business, even if such foreign investors are only limited partners or members in a limited liability company. A foreign investor engaged in a U.S. trade or business who has income that is "effectively connected" with that trade or business will be subject to regular U.S. income taxes. I.R.C. § 871(b).

        The anticipated activities of the Fund will likely constitute a U.S. trade or business and a "permanent establishment" within the meaning of the Code and tax treaties entered into with foreign jurisdictions ("Tax Treaties") and the income from such investments (i.e., rents) will likely be deemed to be effectively connected with that trade or business. Therefore, a foreign investor who becomes a Unitholder in the Fund will be required to file a U.S. income tax return on which such investor must report his distributive share of the Fund's items of income, gain, loss, deduction and credit, and pay U.S. income taxes at regular U.S. income tax rates on his share of any allocable income or gain. In addition, Section 1446 of the Code (to the extent Section 1445 of the Code, discussed below, does not apply) provides for U.S. withholding taxes to be withheld on the effectively connected taxable income allocated to such foreign investors.

        Since a foreign investor who becomes a Unitholder in the Fund will likely be considered to be engaged in a U.S. trade or business and to have a permanent establishment in the United States, certain types of U.S. related income from other business transactions of the foreign investor could also be attributed to that trade or business or permanent establishment under the Code or a Tax Treaty (e.g., rents from other U.S. real estate owned by such investor). Furthermore, a foreign investor may be subject to tax on his distributive share of the Fund's income and gain in his country of nationality, residence or elsewhere. The method of taxation in such jurisdictions, if any, may vary considerably from the U.S. tax system with respect to characterization of the Fund and its income.

        It should also be noted that a foreign investor's allocable share of escrow earnings and interest income from funds placed in temporary investments pending acquisition of income-producing equity investments will likely not be considered to be income effectively connected with a U.S. trade or business, and the foreign investor will not be deemed to be otherwise engaging in a U.S. trade or business with respect to those investments. Accordingly, the Fund will generally be obligated to withhold U.S. tax in the amount of 30% (or lower Tax Treaty rate) of such investor's allocable share of the income derived from these investments, unless a statutory exemption applies to the particular type of income. I.R.C. § 1441(a).

        A foreign investor will also be subject to U.S. income tax on gain realized from the sale of a United States real property interest and also, for this purpose, the sale of a Unit. I.R.C. § 897. Further, under Section 1445 of the Code, a partnership is required to withhold tax equal to 35% (or, to the extent provided in Regulations, 20%) of the foreign investor's allocable share of the gain realized from the sale of partnership real property (regardless of whether an actual distribution is made to such investor). I.R.C. § 1445(e)(1). The amount required to be withheld by a purchaser of Units from a foreign investor is generally equal to 10% of the amount realized on the disposition of the Units. I.R.C. § 1445(e)(5).

        It is impossible for us to predict the impact of the above-described general principles on specific foreign investors, or how the provisions of any Tax Treaty between the United States and the foreign investor's country of nationality or residence may affect these results. Accordingly, we offer no opinion as to the income tax consequences to a foreign investor investing as a Unitholder in the Fund.

        K.    State and Local Taxes.    The Fund will conduct its activities and own Properties in different taxing jurisdictions. Accordingly, it is likely that an investment in the Fund will impose upon a Unitholder the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. In addition, many states require partnerships or entities taxable as partnerships, like the Fund, to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in such states. Some states or localities may also impose income, franchise, gross receipts or similar taxes on the Fund as an entity, whether or not they respect its federal tax classification status.

        The Prospectus makes no attempt to summarize the state and local tax consequences to a Unitholder in those states in which the Fund may own Properties or carry on activities, and it is impractical for us to opine on all state laws or to predict the states in which the Fund may own Properties. However, the issues which a Unitholder should consider include: (i) whether the state in which he resides will impose a tax upon his share of the taxable income of the Fund; (ii) whether an income tax or other return must be filed in those states where the Fund will acquire Properties; (iii) whether he will be subject to state income tax withholding in states where the Fund will acquire properties; (iv) whether a state where the Fund owns properties will levy an income, franchise, gross receipts or similar Fund-level tax on the Fund, irrespective of its classification as a "partnership" for federal income tax purposes; and (v) whether his state of residence will offer a tax credit for taxes paid by the Unitholder or the Fund to those other states.

        L.    General Considerations.

          (i)    Fund Items.    The income tax treatment of all Fund items will be determined at the Fund level. I.R.C. § 6221. In this regard, the Managing Member will take primary responsibility for contesting federal income tax adjustments proposed by the IRS, to extend the statute of limitations as to all Unitholders and, in certain circumstances, to bind the Unitholders to such adjustments. For partnerships such as the Fund, where the total number of partners is more than 100, the IRS is not required to furnish notice of the commencement of any administrative proceeding or the final disposition of any such proceeding to any partner having less than a 1% interest in the profits of the partnership. I.R.C. § 6223(b). You should also be aware that Congress added Code Sections 771 to 777 to the Code in 1997 to provide special reporting rules and certain administrative relief for qualifying "electing large partnerships." Section 2.5 of the Operating Agreement authorizes the Managing Member to utilize these provisions if it is determined such an election is appropriate. No opinion is expressed on this issue since the relevant facts would not be known until an examination of the fund is initiated.

          (ii)    Accuracy-Related Penalties.    Under Section 6662 of the Code, a penalty equal to 20% of any underpayment of tax due to (i) negligence or disregard of rules or regulations, (ii) any substantial valuation misstatement, or (iii) any "substantial understatement of income tax" can be imposed on a taxpayer. In general, a "substantial understatement of income tax" will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10% of the actual income tax liability or $5,000 ($10,000 in the case of a corporation other than a subchapter S corporation or a personal holding company). I.R.C. § 6662(d)(1). Unless the understatement is attributable to a "tax shelter," the amount of an understatement is reduced by any portion of such understatement which is attributable to the income tax treatment of (a) any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on his return or (b) any item with respect to which the taxpayer has a "reasonable basis" for such position and adequately discloses on his return the relevant facts affecting the item's income tax treatment. I.R.C. § 6662(d)(2). In the case of a "tax shelter," which is defined in Section 6662(d)(2)(C)(iii) of the Code as a partnership or other entity, plan or arrangement, a significant purpose of which is the avoidance or evasion of federal income tax, this reduction in the understatement only will apply in cases where, in addition to having "substantial authority" for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment. I.R.C. § 6662(d)(2)(C)(i).

          Although the Fund is not intended to be a so-called "tax shelter," it is possible that it may be considered a tax shelter for purposes of Section 6662 of the Code and that certain Fund tax items could be considered tax shelter items within the meaning of Section 6662. Based on the investment objectives of the Fund, the Managing Member believes that there are substantial grounds for a determination that the Fund does not constitute a tax shelter; however, because the issue is dependent upon facts relating to future Fund operations, the acquisition and disposition of Fund Properties and other factual determinations which are not known at this time, we are unable to render an opinion as to whether an investment in the Fund will be considered a tax shelter for purposes of determining certain potential exemptions from the application of the accuracy-related penalties under Section 6662 of the Code. Moreover, no opinion can be expressed as to the application of any penalty provisions of the Code due to a lack of relevant facts at this time. Please be aware that all of the accuracy-related penalties described above may be abated where a taxpayer had "reasonable cause" for its position and acted in good faith. I.R.C. § 6664(c).

          (iii)    Tax Shelter Investor Lists.    Section 6112 of the Code requires that a list identifying each person who has invested in a potentially abusive tax shelter be maintained by the tax shelter organizer. The list must include the name, address and taxpayer identification number of each investor, as well as certain other information. The organizer is also required to make the list available for inspection upon request by the IRS. The term "potentially abusive tax shelter" is defined for this purpose as (i) any tax shelter with respect to which registration is required, as described above in Section 5, and (ii) any other entity, plan or arrangement that is treated by applicable Regulations as a tax shelter for purposes of the list requirements. The Regulations under Section 6112 clarify that an entity which is a tax shelter under Section 6111, but which is not required to register as such because it qualifies as a "projected income investment," continues to be subject to the list requirements of Section 6112. Although the Managing Member does not believe that the Fund constitutes a potentially abusive tax shelter, the Managing Member does intend to maintain a list of the Unitholders as required by Section 6112 of the Code. Because the actual maintenance of such a list is a factual determination, no opinion of counsel is expressed with respect to this issue.

AGGREGATE OPINION

        Subject to the assumptions and limitations set forth herein, it is our opinion that it is more likely than not that, in the aggregate, substantially more than one-half of the material tax benefits contemplated by the Prospectus for which an opinion can be given at this time, in terms of their financial impact on a typical Unitholder, will be realized by a Unitholder in the Fund. We advise you further that the section of the Prospectus entitled "Federal Income Tax Considerations" accurately reflects our opinion with respect to those matters therein as to which an opinion is specifically attributed to us.

        Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the references to this Firm under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus.

Very truly yours,

/s/ PRESTON GATES AND ELLIS LLP

EXHIBIT "C"
CORNERSTONE REALTY FUND, LLC subscription agreement

INVESTMENT 1		☐ Initial Purchase ☐ Additional Purchase Minimum Purchase—5 Units (2 Units if IRA or other Qualified Plan)					U.S. CITIZEN ☐ YES ☐ NO
Amount Enclosed $ (must be in increments of $500)

TYPE OF		☐	Individual	☐	Joint Tenants*	☐ Roth IRA** ☐	Pension Plan**	☐	LLC**
OWNERSHIP		☐	Community Property*	☐	Trust**	☐ Keogh (H.R. 10)** ☐	Profit Sharing Plan**	☐	Partnership**
check one		☐	Tenants in Common*	☐	IRA**	☐ Other (explain)

2		*Two names and signatures required. **Complete Sections 3 and 4.

INVESTOR
REGISTRATION		Name (print or type)				Social Security #	Primary State of Residence
AND
REPORT
INFORMATION		Name (print or type)				Social Security #	Primary State of Residence
3

		Mailing Address				City, State, Zip Code

		Phone #:				Business Home

☐ Please mail me the reports described in Section 2.4 of the Operating Agreement.
☐ Do NOT mail reports to me. I prefer to access reports from the Fund's website at www.cornerstonerealtyfund.com

TRUST OR CUSTODIAL REGISTRATION 4		Exact Name of Trust and Trustee, Custodian, Trust Officer or Administrator Address
		City, State, Zip Code				Tax Id #

REPRESENTATION 5		In order to induce the Managing Member to accept this subscription, the undersigned hereby represents and warrants to the Fund and its Managing Member that:

initial	(a)	I have received a copy of the Prospectus.
initial	(b)	I meet the applicable suitability standards and/or financial requirements set forth in the Prospectus under "Who May Invest" or in a supplement to the Prospectus as they pertain to the state of my primary residence and domicile. If I am a resident of California, Indiana, Maine, North Carolina, Oregon, Virginia or Washington, I also meet the financial requirements set forth on the reverse side.

initial	(c)	I am purchasing the Units for my own account or for the account or benefit of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.
initial	(d)	I am aware that there will be no public market for Units, and accordingly, it may be impossible for me to readily liquidate this investment in the Fund.
initial	(e)	I am purchasing the Units with the expectation of deriving an economic profit from the Fund without regard to any tax benefits of an investment in the Fund.
initial	(f)	I am aware that (i) the Operating Agreement contains restrictions applicable to transfers of the Units; and (ii) if I am a California resident or any person to whom I may subsequently propose to assign or transfer any units is a California resident, I may not consummate a sale or transfer of my units, or any interest therein or receive any consideration prior therefore, without the written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my units, or any document evidencing my units, will bear a legend reflecting the substance of the foregoing understanding.

SIGNATURES 6		The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered in Sections 3 and/or 4 above.
Executed this	day of	at	City	,	State
	Signature (Investor, Trustee, Custodian, Administrator)	Signature (Investor, Trustee, Custodian, Administrator)

The undersigned Representative hereby certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and any other information known by the Representative, that investment in these limited liability company Units is suitable for the above investor. Additionally, it is hereby certified that the investor has been apprised of the probable illiquidity of this investment and the unlikelihood of a public trading market developing for the Units. I have previously sold Units of Cornerstone Realty Fund, LLC ☐ Yes ☐ No

BROKER/DEALER
AND REGISTERED	Broker/Dealer Firm	Registered Representative Name (print or type)
REPRESENTATIVE
7
	Main Office Address	Registered Representative Branch Office Address

	City, State Zip	City, State Zip

	Dealer Code	Telephone Number

	Broker/Dealer Authorized Signature	Registered Representative Signature Date

PAYMENT
AND MAILING 8	MAKE CHECK PAYABLE TO CORNERSTONE REALTY FUND, LLC
AND MAIL WITH 2 WHITE PAGES AND THE BLUE PAGE OF THIS FORM TO:
Pacific Cornerstone Capital, Inc.
4590 MacArthur Blvd., Suite 610
Newport Beach, CA 92660

ACCEPTANCE 9	Managing Member Authorized Signature Date
Subscription Agreement for members of Cornerstone Realty Fund, LLC continued on reverse side of this signature page.
WHITE • Managing Member/BLUE • Transfer Agent (submit WHITE and BLUE pages with check)/CANARY • Broker Dealer/PINK • Investor

SUBSCRIPTION AGREEMENT

        Cornerstone Realty Fund, LLC, a California limited liability company:

        The undersigned desires to become a Member in Cornerstone Realty Fund, LLC, a California limited liability company (the "Fund") and to purchase the number of units of limited liability company interest ("Units") appearing on the signature page of this Subscription Agreement in accordance with the terms and conditions of the Operating Agreement (the "Agreement") in substantially the form attached as Exhibit "A" to the Prospectus of the Fund. In connection therewith, the undersigned hereby represents, warrants and agrees as follows:

        1.    Subscription.    The undersigned agrees to purchase the number of Units set forth in Section 1 of the Subscription Agreement, and hereby tenders the amount required to purchase such Units ($500 per Unit, minimum subscription five (5) Units, two (2) Units for Qualified Plans). I am aware that this subscription may be rejected in whole or in part by the Managing Member in its sole and absolute discretion.

        2.    Adoption.    The undersigned hereby specifically adopts and agrees to be bound by each and every provision of the Agreement, including the power of attorney granted to the Managing Member in Section 12.6.

        3.    Special Power of Attorney.    Each Member constitutes and appoints the Managing Member of the Fund with full power of substitution, its true and lawful attorney to make, execute, and acknowledge and file in its name, place and stead:

  a)
  The Agreement;

  b)
  Any certificate or other instrument, including registrations or filings concerning the use of fictitious names and necessary or appropriate filings under the federal and state securities laws;

  c)
  Documents required to dissolve and terminate the Fund;

  d)
  Amendments and modifications to the Articles of Organization or any of the instruments described above;

  e)
  Amendments and modifications to the Agreement which have been approved pursuant to the terms hereof; and

  f)
  All loan and security agreements, notes, instruments and other similar documents which are necessary or desirable for the Fund to conduct its business as contemplated by the Agreement.

        This power of attorney is coupled with an interest and is irrevocable.

        The foregoing grant of authority (i) is a special power of attorney coupled with an interest, (ii) is irrevocable and shall survive his health or disability, and (iii) may be exercised by such attorney-in-fact by listing his name along with the names of all other persons for whom such attorney-in-fact is acting, and executing the Agreement and such other certificates, instruments and documents with the single signature of such attorney-in-fact is acting, and for all of the persons whose names are so listed.

        The undersigned shall mean the person or entity whose signature appears in Section 6 on the reverse side of this form.

        4.    Certification of Taxpayer Identification Number.    Under the penalties of perjury, the undersigned certifies that (1) the number provided herein is his correct Taxpayer Identification Number; and (2) he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding. (If the undersigned has been notified that he is currently subject to backup withholding, he has stricken the language under clause (2) above before signing).

        By executing this subscription agreement, the undersigned is not waiving any rights under federal or state securities laws.

For California Residents

        This offering was approved in California on the basis of a limited offering qualification where offers and sales may be made to prospective investors based on their meeting the suitability standards set forth below. The fund was not required to demonstrate compliance with some or all of the merit regulations of the Department of Corporation as found in Title 10, CA Code of Regulations, Rule 260.140 et seq.

        The exceptions for secondary trading available under Corporations Code § 25104(h) have been withheld, but there may be other exceptions to cover private sales of the units by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.

For California, Indiana and Virginia Residents

        Units will be sold only to residents of the States of California, Indiana and Virginia representing that they meet one of the following suitability standards:. (1) a net worth of at least $500,000 exclusive of their home, home furnishings and personal automobiles; or (2) a net worth of at least $250,000, exclusive of their home, home furnishings and personal automobiles, and annual gross income of $65,000 or more; or (3) net worth of at least $1,000,000; or (4) annual gross income of $200,000 or more.

For Maine and Washington Residents

        Units will be sold only to residents of the States of Maine and Washington representing that they meet one of the following suitability standards: (1) a net worth of at least $225,000, exclusive of their home, home furnishing and personal automobiles; or (2) a net worth of at least $70,000, exclusive of their home, home furnishings and personal automobiles, and annual gross income of $50,000 or more.

For North Carolina Residents

        Units will be sold only to residents of the State of North Carolina representing that they meet one of the following suitability standards: (1) a net worth of at least $250,000, exclusive of their home, home furnishing and personal automobiles; or (2) a net worth of at least $60,000, exclusive of their home, home furnishings and personal automobiles, and had annual taxable income of $60,000 or more during the last tax year or estimates having annual taxable income of $60,000 or more during the current tax year without regard to the investment in the units.

For Oregon Residents

        Units will be sold only to residents of the State of Oregon representing that they meet one of the following suitability standards:. (1) a net worth of at least $250,000, exclusive of their home, home furnishings and automobiles; or (2) a net worth of at least $60,000 exclusive of their home, home furnishings and automobiles, plus annual net income of $60,000 during the past tax year.

        NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IF SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE FUND OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

        THIS PROSPECTUS OMITS CERTAIN INFORMATION CONTAINED IN THE REGISTRATION STATEMENT ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION SO OMITTED MAY BE OBTAINED FROM THE PRINCIPAL OFFICE OF THE COMMISSION IN WASHINGTON, D.C. UPON PAYMENT OF THE FEE PRESCRIBED BY THE COMMISSION, OR EXAMINED THERE WITHOUT CHARGE.

Prospectus Summary	1
About Forward-Looking Statements	6
Risk Factors	7
Who May Invest	11
Estimated Use Of Proceeds	13
Selected Financial Data	14
Management's Discussion Of Financial Condition and Results of Operation	15
Management Compensation	19
Fiduciary Responsibilities Of The Managing Member	22
Management	23
Prior Performance	28
Conflicts Of Interest	29
Investment Objectives And Policies	32
Business	35
Summary Of The Operating Agreement	44
Federal Income Tax Considerations	48
ERISA Considerations	62
The Offering	64
How To Subscribe	68
Your Representations And Warranties In The Subscription Agreement	69
Supplemental Sales Material	69
Legal Matters	70
Experts	70
Available Information	70
Additional Information	71
Index To Financial Statements	F-1
Prior Performance Tables	P-1

        UNTIL TERMINATION OF THIS OFFERING, AND IN ANY EVENT UNTIL NINETY (90) DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

$37,000,000

CORNERSTONE REALTY FUND, LLC

A California Limited Liability Company

74,000 units of
membership interest

PROSPECTUS

November 1, 2004

CORNERSTONE REALTY FUND, LLC

SUPPLEMENT NO. 1
DATED JANUARY 28, 2005
TO THE PROSPECTUS DATED NOVEMBER 1, 2004
OF CORNERSTONE REALTY FUND, LLC

        This Supplement No. 1 supplements, modifies or supersedes certain information contained in the prospectus of Cornerstone Realty Fund, LLC, dated November 1, 2004, and must be read in conjunction with such prospectus.

        The purpose of this Supplement No. 1 is to:

    update the status of the offering;

    describe a property we have acquired;

    revise the "Management's Discussion of Financial Condition and Results of Operations" section of the prospectus.

STATUS OF THE OFFERING

        During the period from August 7, 2001 to December 31, 2004, the fund has raised $29,548,500 in gross offering proceeds (59,097 units). The offering will end on or before September 23, 2005.

REAL PROPERTY INVESTMENTS

        The following section regarding a property that acquired is inserted at the end of the "Real Property Investments" section of our prospectus.

Zenith Business Centre, Glenview, Illinois

        On January 25, 2005, we purchased an existing multi-tenant industrial park known as Zenith Drive Centre from an independent third party. Zenith Drive Centre is a single-story, three building property built in 1978 of approximately 38,088 square feet of leasable space on approximately 2.54 acres of land. The acquisition price was $5,200,000 plus approximately $52,000 of closing costs (which are not fully determined at this time), which equates to approximately $138 per square foot of leasable space. The property is currently 99% leased to thirty tenants whose spaces range in size from approximately 100 square feet to over 6,000 square feet. Currently, there is one 350 square foot vacant space. We purchased this property for all cash, without debt financing.

        The property's historical occupancy rates are as follows:

Year Ending December 31	Average Annual Occupancy (%)
2001	95%
2002	97%
2003	98%
2004	100%

        Two tenants occupy 10% or more of the rentable square footage. One tenant occupies approximately 16% and one other tenant occupies 12% of the rentable square footage. The following

1

table sets forth certain information with respect to the leases of these two tenants at the date of acquisition:

Total Square Feet Leased	Expiration Date	Renewal Options	Current Annual Rent ($)	Base rent per sq. ft. per annum ($)
6,000	Sept. 30, 2005	1-year	82,032.00	13.67
4,500	Aug. 31, 2005	1-year	58,536.00	13.00

        The industrial park's tenants operate varying business, including light manufacturing and distribution, light assembly, warehousing and service office that encompasses a wide variety of businesses.

        The following table sets forth lease expiration information for the next ten years:

Year Ending Dec. 31	No. of Leases Expiring	Approx. Amount of Expiring Leases (Sq. Feet)	Base Rent Of Expiring Leases (Annual $)	Percent of Total Leasable Area Expiring (%)	Percent of Total Annual Base Rent Expiring (%)
					(1)
2005	23	33,989	509,835	89.43%	82.95%
2006	7	4,019	64,874	10.57%	10.55%
2007	0	0	0	0.00%	0.00%
2008	0	0	0	0.00%	0.00%
2009	0	0	0	0.00%	0.00%
2010	0	0	0	0.00%	0.00%
2011	0	0	0	0.00%	0.00%
2012	0	0	0	0.00%	0.00%
2013	1(2)	See Footnote	0	0.00%	6.50%
2014	0	0	0	0.00%	0.00%
2015+	(3)	See Footnote

(1)
A majority of the leases expire within the next twelve months; however, most tenants' average tenure at the property exceeds 5 years and typically renew on a 1-year basis. Existing leases at the property generally include annual rental increases ranging between 3% and 7%.

(2)
Clear Channel Communications leases a portion of the land parcel for the purpose of maintaining and displaying a billboard sign. Annual rent is $40,000 paid annually in advance.

(3)
Cingular Wireless leases a portion of the land parcel for the purpose of maintaining and operating a cell-site. This lease expires in 2028. Monthly rent is currently $1,760 per month.

        For federal income tax purposes, the depreciable basis of the property is estimated at approximately $4,300,000, which is subject to final adjustment. The depreciation expense will be calculated using the straight-line method, based upon an estimated useful life of 39 years for the building improvement costs and the related lease term for the tenant improvements. Leasing commissions will be amortized over the initial term of the related leases.

2

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The information contained on page 17 of our prospectus in the section entitled "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" is amended to insert the following at the end of the section:

  Recent Developments

        The fund purchased its fourth multi-tenant industrial/office business park on January 25, 2005. The property, known as Zenith Drive Centre, has three one-story buildings totaling 38,008 square feet on 2.54 acres. The property is currently 99% leased to thirty tenants with one 350 square foot space vacant. In addition to the revenue from the building tenants, the property enjoys long-term rental income from major telecommunications and media companies from a cell site and billboard located on the property.

        The price was $5,200,000. In addition, due diligence and closing costs will approximate $52,000. We also project to spend approximately $370,000 for capital improvements ($84,000), tenant improvements ($130,000) and leasing commissions ($156,000) over the estimated 6-year holding period. The total projected capital outlay for this property is $5,622,000. The current estimated cost to replace the land, buildings and improvements is approximately $5,060,000. This estimated replacement cost equates to approximately $133 per square foot. Considering the value of the cell site and billboard revenue streams, the purchase price of the land and buildings was less than replacement cost.

        In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, the fund's management considered a variety of factors including overall valuation of net rental income, review of an independent appraisal, location, demographics, physical condition, tenant mix, quality of tenants, length of leases, price per square foot, occupancy, and comparable value to other properties in the local market.

        The property has several desirable characteristics. The Chicago metro area market is the second largest and one of the most active industrial markets in the United States. The property is located in Northeast Cook County, which has the 6th highest average asking lease rates of the 17 Chicago industrial submarkets and a 9.5% vacancy rate at the end of the third quarter of 2004. Currently there are no new competing industrial properties under construction in the immediate area of the property. The property is located in the city of Glenview, Illinois which boasts a 98.5% employment rate and a median family income of $113,965.

        The property is located in a historically strong leasing market with a 9.5% vacancy rate at the end of the third quarter of 2004. The buildings are efficiently designed and there is good tenant diversification, suites range from 100 to 6,000 square feet of the net rentable area. The project provides easy access to the area's major transportation corridors, adjacent to interstate 294 and 7 miles north of O'Hare International Airport in the Chicago submarket referred to as Northeast Cook County. This submarket is situated in a mature region with a total base of approximately 61 million square feet of industrial/office buildings and with a shortage of land available to develop new competitive projects. A majority of the leases expire within the next 12 months; however, most tenants' average tenure at the property exceeds 5 years and typically renew on a 1-year basis. This gives the fund the opportunity to increase rental rates to market over a relatively short time frame, although there is no assurance that this will be accomplished. The fund's strategy for the property is to increase rental rates as tenant leases expire, make necessary capital upgrades, and continue to maintain the physical appearance of this property.

3

CORNERSTONE REALTY FUND, LLC

SUPPLEMENT NO. 2
DATED FEBRUARY 11, 2005
TO THE PROSPECTUS DATED NOVEMBER 1, 2004
OF CORNERSTONE REALTY FUND, LLC

        This Supplement No. 2 supplements, modifies or supersedes certain information contained in the prospectus of Cornerstone Realty Fund, LLC, dated November 1, 2004, and must be read in conjunction with such prospectus and Supplement No. 1 dated January 28, 2005.

        The purpose of this Supplement No. 2 is to include the financial statements and pro forma financial information relating to the acquisition of the Zenith Drive Center located in Glenview, Illinois as described in Supplement No. 1.

        We are not aware of any material factors relating to Zenith Drive Center other than those discussed in Supplement No. 1 that would cause the historical financial information presented in this Supplement to be not necessarily indicative of future results.

        The following section regarding Zenith Drive Center is inserted at the end of the "Index to Financial Statements" on page F-1 of our prospectus.

Zenith Drive Center
Report of Independent Registered Public Accounting Firm	F-41
Statements of Revenue and Certain Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)	F-42
Notes to Statements of Revenue and Certain Expenses	F-43
Cornerstone Realty Fund, LLC
Summary of Unaudited Pro Forma Financial Information	F-45
Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2004	F-46
Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2003	F-47
Unaudited Pro Forma Condensed Statement of Operations for the Nine Months Ended September 30, 2004	F-48

        The following financial statements and pro forma financial information relating to the acquisition of the Zenith Drive Center located in Glenview, Illinois are inserted following page F-40 of our prospectus:

1

Report of Independent Registered Public Accounting Firm

To the Members
Cornerstone Realty Fund, LLC

        We have audited the accompanying statement of revenue and certain expenses of Zenith Drive Center for the year ended December 31, 2003. This statement of revenue and certain expenses is the responsibility of the management of Zenith Drive Center. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. Zenith Drive Center is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Zenith Drive Center's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K/A of Cornerstone Realty Fund, LLC) as described in Note 1 and is not intended to be a complete presentation of the revenue and expenses of the property.

        In our opinion, the statement of revenue and certain expenses of Zenith Drive Center presents fairly, in all material respects, the revenue and certain expenses described in Note 1 of Zenith Drive Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

                      /s/ BDO SEIDMAN, LLP

Costa Mesa, California
January 4, 2005

ZENITH DRIVE CENTER

STATEMENTS OF REVENUE AND CERTAIN EXPENSES

	Year ended December 31, 2003	Nine months ended September 30, 2004 (Unaudited)
Revenue
Rental revenue	$557,775	$432,973
Tenant reimbursements	44,534	29,408
Other	2,850	1,400

Total revenue	605,159	463,781

Certain Expenses
Property operating and maintenance	85,893	68,023
Property taxes	104,256	79,368
Insurance	9,027	7,299

Total certain expenses	199,176	154,690

Excess of revenue over certain expenses	$405,983	$309,091

See accompanying notes to statements of revenue and certain expenses.

ZENITH DRIVE CENTER

NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1.     Organization and Summary of Significant Accounting Policies

Organization

        The accompanying statement of revenue and certain expenses includes the operations of Zenith Drive Center (the "Property") located in Glenview, Illinois, which was acquired by Cornerstone Realty Fund, LLC (the "Fund"), from a nonaffiliated third party. The Property was acquired on January 25, 2005 for $5,200,000 and has 38,008 leasable square feet (unaudited).

Basis of Presentation

        The accompanying statements of revenue and certain expenses have been prepared in accordance with the requirements of the Securities and Exchange Commission Regulation S-X, Rule 3-14. Accordingly, the statements exclude items not comparable to the proposed future operations of the Property such as mortgage interest, leasehold rental, depreciation, corporate expenses, and federal and state income taxes.

        The accompanying statements are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Fund in the future operations of the Property have been excluded. The statement for the nine months ended September 30, 2004 is unaudited and reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the operating results for the interim period presented. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2004.

Revenue Recognition

        Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectibility.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

2.     Industrial Property

        The future minimum lease payments to be received under existing operating leases as of December 31, 2003, are as follows:

2004	$369,362
2005	119,653
2006	91,194
2007	71,275
2008	55,570
Thereafter	184,500

$891,554

        Industrial space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

        The leases include scheduled base rent increases over their respective terms; the difference between base rental income on a straight-line basis and amounts currently due pursuant to the lease agreements was not significant.

        One tenant represents approximately 14% of the rental income of the Property for the each of the periods presented.

CORNERSTONE REALTY FUND, LLC

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following Unaudited Pro Forma Condensed Statements of Operations of Cornerstone Realty Fund, LLC (the "Fund") for the year ended December 31, 2003 and for the nine months ended September 30, 2004 have been prepared as if the acquisition of Zenith Drive Center had occurred as of January 1, 2003 and Unaudited Condensed Balance Sheet of the Fund as of September 30, 2004 has been prepared as if the acquisition of Zenith Drive Center had occurred on September 30, 2004.

        Such Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Fund for the year ended December 31, 2003 included in the Fund's Annual Report on Form 10-K for the year ended December 31, 2003; (ii) the Unaudited Financial Statements of the Fund as of and for the nine months ended September 30, 2004 included in the Fund's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004; and (iii) the Historical Statements of Revenue and Certain Expenses of Zenith Drive Center for the year ended December 31, 2003 and for the nine months ended September 30, 2004 (unaudited) filed herewith.

        The Unaudited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the financial position or results of operations of the Fund that would have occurred if the acquisition of Zenith Drive Center had been completed on the date indicated, nor does it purport to be indicative of future financial position or results of operations. In the opinion of the Fund's managing member, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

UNAUDITED PROFORMA CONDENSED BALANCE SHEET

ASSETS
	September 30, 2004(A)	Recent Acquisition(B)	Pro forma September 30, 2004
	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$7,873,682	$(5,001,164)	$2,872,518
Investments in real estate
Land	4,539,400	900,000	5,439,400
Buildings and improvements, less accumulated depreciation of $277,734	7,636,970	4,300,000	11,936,970
Intangible asset—in place leases, less accumulated amortization of $95,957	71,457	—	71,457

	12,247,827	5,200,000	17,447,827

Other assets
Tenant and other receivables	69,321	—	69,321
Prepaid insurance	8,817	—	8,817
Leasing commissions, less accumulated amortization of $9,580	39,338	—	39,338

Total assets	$20,238,985	$198,836	$20,437,821

LIABILITIES AND MEMBERS' CAPITAL

Liabilities
Accounts payable and accrued Liabilities	$53,139	$20,409	$73,548
Real estate taxes payable	140,030	118,151	258,181
Tenant security deposits	141,264	60,276	201,540

Total liabilities	334,433	198,836	533,269
Members' capital (100,000 units authorized, 48,728 units issued and outstanding in 2004 and 33,012 units issued and outstanding in 2003)	19,904,552	—	19,904,552

	$20,238,985	$198,836	$20,437,821

(A)
Derived from the unaudited financial statements as of September 30, 2004.

(B)
Represents adjustment for the acquisition of the Zenith Drive Center, based on historical operating results. Depreciation is based on a preliminary allocation of the purchase price to land ($900,000) and buildings ($4,300,000) with buildings depreciated on a straight-line method over a 39-year period. The Company has not currently completed its purchase accounting in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations ("FAS 141"). Under FAS 141, the purchase price is allocated to a property's tangible (primarily land and building) and intangible (primarily in-place leases) assets at its estimated fair value. Specifically, the Company is in the process of determining the value, if any, attributable to the in-place leases of the Zenith Drive Center at the acquisition date. The finalization of the purchase accounting under FAS 141 could have the impact of decreasing the allocation to tangible assets as presented above for an allocation to intangible assets which are amortized over a shorter period (typically the remaining life of the applicable in-place leases) than buildings.

CORNERSTONE REALTY FUND, LLC

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

(Unaudited)

	Cornerstone Realty Fund, LLC Historical(A)	Recent Acquisition(B)	Cornerstone Realty Fund, LLC Pro Forma
Revenues
Rental revenue	$750,727	$557,775	$1,308,502
Tenant reimbursements	136,963	44,534	181,497

	887,690	602,309	1,489,999

Expenses
Property operating and maintenance	(135,491)	(94,920)	(230,411)
Property taxes	(162,592)	(104,256)	(266,848)
General and administrative expenses	(174,875)	—	(174,875)
Interest expense on advances payable to managing member	(3,993)	—	(3,993)
Depreciation and Amortization	(115,063)	(110,256)	(225,319)

	(592,014)	(309,432)	(901,446)

Interest, dividends and other	25,542	2,850	28,392

Net income	$321,218	$295,727	$616,945

Net income allocable to managing member	$32,122		$61,695

Net income allocable to unitholders	$289,096		$555,250

Per share amounts:
Basic and diluted income allocable to unitholders	$11.92		$22.89

Basic and diluted weighted average units outstanding	24,256		24,256

(A)
Represents the historical results of operations of the Fund for the year ended December 31, 2003. Certain reclassifications have been made to the historical statement of operations of the Fund to conform to the pro forma financial information presentation.

(B)
Represents adjustment for the acquisition of the Zenith Drive Center, based on historical operating results. Depreciation is based on a preliminary allocation of the purchase price to land ($900,000) and buildings ($4,300,000) with buildings depreciated on a straight-line method over a 39-year period. The Company has not currently completed its purchase accounting in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations ("FAS 141"). Under FAS 141, the purchase price is allocated to a property's tangible (primarily land and building) and intangible (primarily in-place leases) assets at its estimated fair value. Specifically, the Company is in the process of determining the value, if any, attributable to the in-place leases of the Zenith Drive Center at the acquisition date. The finalization of the purchase accounting under FAS 141 could have the impact of decreasing the allocation to tangible assets as presented above for an allocation to intangible assets which are amortized over a shorter period (typically the remaining life of the applicable in-place leases) than buildings.

CORNERSTONE REALTY FUND, LLC

UNADITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2004

(Unaudited)

	Cornerstone Realty Fund, LLC Historical(A)	Recent Acquisition(B)	Cornerstone Realty Fund, LLC Pro Forma
Revenues
Rental revenue	$904,360	$432,973	$1,337,333
Amortization of in-place leases	(95,957)	—	(95,957)
Tenant reimbursements	169,623	29,408	199,031

	978,026	462,381	1,440,407

Expenses
Property operating and maintenance	(206,685)	(75,322)	(282,007)
Property taxes	(150,907)	(79,368)	(230,275)
General and administrative expenses	(141,971)	—	(141,971)
Interest expense on advances payable to managing member	—	—	—
Depreciation and Amortization	(156,788)	(82,892)	(239,680)

	(656,351)	(237,582)	(893,933)

Interest, dividends and other	10,174	1,400	11,574

Net income	$331,849	$226,199	$558,048

Net income allocable to managing member	$33,185		$55,805

Net income allocable to unitholders	$298,664		$502,243

Per share amounts:
Basic and diluted income allocable to unitholders	$7.37		$12.39

Basic and diluted weighted average units outstanding	40,532		40,532

(A)
Represents the historical results of operations of the Fund for the nine months ended September 30, 2004. Certain reclassifications have been made to the historical statement of operations of the Fund to conform to the pro forma financial information presentation.

(B)
Represents adjustment for the acquisition of the Zenith Drive Center, based on historical operating results. Depreciation is based on a preliminary allocation of the purchase price to land ($900,000) and buildings ($4,300,000) with buildings depreciated on a straight-line method over a 39-year period. The Company has not currently completed its purchase accounting in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations ("FAS 141"). Under FAS 141, the purchase price is allocated to a property's tangible (primarily land and building) and intangible (primarily in-place leases) assets at its estimated fair value. Specifically, the Company is in the process of determining the value, if any, attributable to the in-place leases of the Zenith Drive Center at the acquisition date. The finalization of the purchase accounting under FAS 141 could have the impact of decreasing the allocation to tangible assets as presented above for an allocation to intangible assets which are amortized over a shorter period (typically the remaining life of the applicable in-place leases) than buildings.

CORNERSTONE REALTY FUND, LLC

SUPPLEMENT NO. 3
DATED APRIL 22, 2005
TO THE PROSPECTUS DATED NOVEMBER 1, 2004
OF CORNERSTONE REALTY FUND, LLC

        This Supplement No. 3 supplements, modifies or supersedes, and should be read in conjunction with, certain information contained in the prospectus of Cornerstone Realty Fund, LLC, dated November 1, 2004, as supplemented by Supplement No. 1, dated January 28, 2005, and Supplement No. 2, dated February 11, 2005. The purpose of this Supplement No. 3 is to update the financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The information contained on page 17 of our prospectus in the section entitled "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" is revised as of the date of this supplement by the deletion of that entire section and the insertion of the information below. The following discussion and analysis should also be read in conjunction with our accompanying financial statements and notes thereto.

        The following "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with the Fund's audited financial statements and notes thereto as well as the Section "Description of Properties" contained elsewhere in this report. Certain statements in this section and elsewhere contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to risks and other factors that may cause the Fund's future results of operations to be materially different than those expressed or implied herein. Some of these risks and other factors include, but are not limited to: (i) no assurance that Fund properties will continue to experience minimal or no vacancy; (ii) tenants may not be able to meet their financial obligations; (iii) rental revenues from the properties may not be sufficient to meet the Fund's cash requirements for operations, capital requirements and distributions; (iv) suitable investment properties may not continue to be available; and (v) adverse changes to the general economy may disrupt operations.

Critical Accounting Policies

        The Fund's financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

  Revenue Recognition

        Rental revenues are recorded on an accrual basis as they are earned over the lives of the respective tenant leases on a straight-line basis. Included in this calculation are contractual rent increases and amounts paid to tenants as tenant improvement allowances. Rental receivables are periodically evaluated for collectibility.

1

  Investments in Real Estate

        The Fund evaluates the carrying value for investments in real estate in accordance with Financial Accounting Standards Board ("FASB") Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"). FAS 144 requires that when events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable, companies should evaluate the need for an impairment write-down. When an impairment write-down is required, the related assets are adjusted to their estimated fair value.

        In June 2001 the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 and No. 142 require the Fund to record at acquisition an intangible asset or liability for the value attributable to in-place leases. The requirements are applicable to all acquisitions subsequent to July 1, 2001. At December 31, 2004, the unamortized balance of this intangible asset was $48,503.

  Off-balance Sheet Financings and Liabilities

        Other than lease commitments and legal contingencies incurred in the normal course of business, the Fund does not have any off-balance sheet financing arrangements or liabilities. The Fund does not have any majority-owned subsidiaries or any interests in, or relationships with, any special-purpose entities.

Impact of New Accounting Pronouncements

        In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), "Share-Based Payment" ("SFAS No. 123(R)"). This statement replaces SFAS No 123, "Accounting for Stock-Based Compensation" and supersedes APB No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires all stock-based compensation to be recognized as an expense in the financial statements and that such cost be measured according to the fair value of stock options. SFAS 123(R) will be effective for quarterly periods beginning after June 15, 2005. While the Company currently provides the pro forma disclosures required by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure," on a quarterly basis (see "Note 2—Stock-Based Compensation"), it is currently evaluating the impact this statement will have on its consolidated financial statements.

Results of Operations

  Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

        As of December 31, 2004, the Fund owned three multi-tenant business park properties in two different major metropolitan areas. The properties were purchased from the proceeds from the sale of membership units, without debt financing. The Fund purchased the properties in the latter parts of September 2002, December 2002 and December 2003, respectively. As a result of the dates of purchase, Fund operations for 2003 reflect the net income from two properties and 20 days for the third property. For 2004, Fund operations reflect a full year of operations for all three properties.

        The Fund's net income for 2004 was $365,574 compared to $321,218 for 2003. The primary reason for this difference is the investment of the Fund's assets at the end of 2003 Arrow Business Center which generated a full year of rental revenue in the 2004.

        With a full year of operations from Arrow Business Center, rental revenues and tenant reimbursements increased from a combined $887,690 in 2003 to $1,285,180 in 2004. Interest income from money market investments increased from $25,542 in 2003 to $39,095 in 2004 due to the additional cash balances invested in interest bearing money market accounts.

2

        With the significantly greater level of real estate operations in 2004, related property operating expenses, including property taxes and depreciation, increased from $413,146 in 2003 to $720,186 in 2004.

        The Fund's general and administrative expenses increased from $174,875 in 2003 to $238,515 in 2004, primarily due to additional legal and accounting fees related to the restatement of prior year financial statements. Additional general and administrative expenses are expected to continue until the capitalization and organization of the Fund is complete. Interest expense on costs incurred by the Managing Member reflect the reduction of the amount the Fund owed to the Managing Member in 2004.

  Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

        As of December 31, 2003, the Fund has purchased three multi-tenant industrial business park properties in two different major metropolitan areas. The properties were purchased from the proceeds from the sale of membership units, without debt financing. The properties were purchased in the latter parts of September 2002, December 2002 and December 2003, respectively. As a result of the dates if purchase, Fund operations for 2002 reflect the net income from only one property for the last quarter of 2002. For 2003, Fund operations reflect a full year of operation for the two properties purchased in 2002 and a partial month of operations for the property purchased in December 2003.

        The Fund's net income for 2003 was $321,218 compared to a net loss of $(93,796) for 2002. The primary reason for this $415,014 difference is the investment Fund's assets at the end of 2002 in two existing multi-tenant industrial properties generating a full year of rental revenue from these properties in the 2003 results. In 2002, only a quarter of operations from the Sky Harbor Business Park was reflected in the operating results.

        With greater deployments of the Fund's assets in real estate, rental revenues and tenant reimbursements increased from a combined $131,335 in 2002 to $887,690 in 2003. Correspondingly, interest income from money market investments declined from $51,777 in 2002 to $25,542 in 2003.

        With the significantly greater level of real estate operations in 2003, related property operating expenses, including property taxes and depreciation, increased from $46,567 in 2002 to $413,146 in 2003.

        The Fund's general and administrative expenses declined from $221,983 in 2002 to $174,875 in 2003, primarily due to lower legal and accounting fees as operations moved further from the initial organization and start-up phase. Additional general and administrative expenses are expected to continue until the capitalization and organization of the Fund is complete. Interest expense on costs incurred by the Managing Member reflect the reduction of the amount of the Fund owed to the Managing Member in 2003.

        In 2003 and 2002, the Managing Member funded distributions to the Fund's unitholders totaling $174,103 and $200,357, respectively. The statements of members' capital have been adjusted to reflect such payments as in substance capital contributions to the Fund by the Managing Member and distributions to the unitholders. Additionally, amounts for interest income previously reported as revenues have been reclassified as other income and expense.

Liquidity and Capital Resources

        As of March 15, 2005, the Fund has received $33,564,500 of gross proceeds from the sale of membership units, and $685,419 as a capital contribution from the Managing Member. The Fund has $10,358,900 in cash and cash equivalents as of March 15, 2005.

3

        The Fund intends to continue offering membership units for sale and use the net proceeds from the sale of units for the acquisition of additional multi-tenant business park properties, capital improvements to the properties, and for operating expenses and reserves.

        The Fund expects to meet its short-term liquidity requirements from net cash generated by operations, which we believe will be adequate to meet operating costs of the properties and the Fund, and allow for cash distributions to the unitholders.

        The Fund's offering and organizational activities have been financed by the Managing Member. A portion of those costs have been reimbursed to the Managing Member at the rate of 4% of gross proceeds of the Fund's unit sales pursuant to the prospectus for the offering. The Fund will continue to incur organizational and offering expenses and the Managing Member, although not obligated, intends to continue providing advances for offering and organizational expenses until the sale of membership units is completed. The Managing Member must raise funds through the sale of its own debt or equity securities to obtain the cash necessary to provide these advances. There can be no assurance as to the amount or timing of the Managing Member's receipt of funds. The Fund will not reimburse the Managing Member for any amounts advanced by it for offering and organizational expenses which exceed the amounts and percentages set forth in the prospectus for the offering. Any such expenses incurred by the Managing Member on behalf of the Fund that are not reimbursed by the Fund will be reflected as a capital contribution to the Fund by the Managing Member with an offsetting expense recognized in the Fund's statement of operations.

        In addition, the Managing Member has funded $174,103 and $200,357 for the years ended December 31, 2003 and 2002, respectively, to the Fund's unitholders related to a 5% annual return on their capital contribution. Subsequent to December 31, 2004, the Managing Member contributed $200,980 to the Fund as a subsidy for the quarterly distribution to unitholders on February 15, 2005. Such amounts will not be reimbursed to the Managing Member by the Fund and have been reflected in the total capital contribution of the Managing Member disclosed above.

Contractual Obligations

        As of December 31, 2004, the Fund had no significant contractual obligations or commercial commitments. The Fund entered a contract to purchase the Zenith property prior to December 31, 2004. The contract included contingent conditions at December 31, 2004. The contingencies were cleared and satisfied on or before January 25, 2005 and the property was purchased on that date for $5,200,000. Additionally, the Fund's Managing Member has incurred $443,690 of reimburseable offering costs in order to fund specific incremental costs in connection with the offering of membership units.

4

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

5

Report of Independent Registered Public Accounting Firm

To the Members
Cornerstone Realty Fund, LLC

We have audited the accompanying balance sheet of Cornerstone Realty Fund, LLC, (the "Fund") a California limited liability company, as of December 31, 2004, and the related statements of operations, members' capital and cash flows for the year then ended. In connection with our audit of the financial statements, we also have audited the 2004 supplementary information included in Schedule III. These financial statements and financial statement schedule are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Realty Fund, LLC as of December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ BDO SEIDMAN, LLP

Costa Mesa, California March 4, 2005

6

Report of Independent Registered Public Accounting Firm

To the Members
Cornerstone Realty Fund, LLC

We have audited the accompanying balance sheet of Cornerstone Realty Fund, LLC, a California limited liability company, as of December 31, 2003, and the related statements of operations, members' capital and cash flows for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Realty Fund, LLC as of December 31, 2003, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Irvine, California March 16, 2004

7

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

BALANCE SHEETS

	December 31,
	2004	2003
ASSETS
Assets
Cash and cash equivalents	$11,793,822	$1,464,206
Investments in real estate
Land	4,539,400	4,539,400
Buildings and improvements, less accumulated Depreciation of $342,697 in 2004 and $128,674 in 2003	7,628,745	7,605,000
Intangible asset—in-place leases	48,503	167,414

	12,216,648	12,311,814
Other assets
Escrow deposit and other costs	275,052	—
Tenant and other receivables	31,876	27,297
Receivable from Managing Member	—	59,839
Prepaid insurance	30,737	—
Leasing commissions, less accumulated amortization of $15,282 in 2004 and $1,974 in 2003	47,477	6,912
Office equipment, less accumulated depreciation of $2,854 in 2004 and $2,732 in 2003	—	122

Total assets	$24,395,612	$13,870,190

LIABILITIES AND MEMBERS' CAPITAL
Liabilities
Accounts payable and accrued liabilities	$84,613	$89,173
Real estate taxes payable	88,922	115,325
Tenant security deposits	135,294	145,629

Total liabilities	308,829	350,127
Members' capital (100,000 units authorized, 59,097 units issued and outstanding in 2004 and 33,012 units issued and outstanding in 2003)	24,086,783	13,520,063

Total liabilities and members' capital	$24,395,612	$13,870,190

The accompanying notes are an integral part of these financial statements.

8

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2004	2003	2002
Revenues
Rental revenues	$1,080,123	$750,727	$121,492
Tenant reimbursements	205,057	136,963	9,843

	1,285,180	887,690	131,335

Expenses
Property operating and maintenance	282,890	135,491	16,104
Property taxes	209,842	162,592	14,130
General and administrative expenses	238,515	174,875	221,983
Interest expense on reimbursable costs incurred by Managing Member	—	3,993	8,358
Depreciation and amortization	227,454	115,063	16,333

	958,701	592,014	276.908

Interest, dividends and other income	39,095	25,542	51,777

Net income (loss)	$365,574	$321,218	$(93,796)

Net income (loss) allocable to managing member	$36,557	$32,122	$(9,380)

Net income (loss) allocable to unitholders	$329,017	$289,096	$(84,416)

Per share amounts:
Basic and diluted income (loss) allocable to unitholders	$7.50	$11.92	$(7.27)

Basic and diluted weighted average units outstanding	43,857	24,256	11,615

The accompanying notes are an integral part of these financial statements.

9

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

STATEMENTS OF MEMBERS' CAPITAL

Balance, December 31, 2001	$2,176,703
Net proceeds from offering	5,313,958
In substance capital contribution of Managing Member	200,237
Deferred offering costs paid to Managing Member	(237,500)
Distributions to unitholders	(200,237)
Net loss	(93,796)

Balance, December 31, 2002	7,159,365
Net proceeds from offering	6,692,090
In substance capital contribution of Managing Member	174,103
Deferred offering costs paid to Managing Member	(299,020)
Distributions to unitholders	(527,693)
Net income	321,218

Balance, December 31, 2003	13,520,063
Net proceeds from offering	11,668,875
Deferred offering costs paid to Managing Member	(520,180)
Distributions to unitholders	(947,549)
Net income	365,574

Balance, December 31, 2004	$24,086,783

The accompanying notes are an integral part of these financial statements.

10

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2004	2003	2002
OPERATING ACTIVITIES
Net income (loss)	$365,574	$321,218	$(93,796)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	227,453	115,063	16,333
Amortization of in-place lease value	118,911	—	—
Changes in operating assets and liabilities:
Other assets	(364,241)	(8,476)	(27,707)
Accounts payable and accrued liabilities	(4,560)	(11,865)	45,479
Real estate taxes payable	(26,403)	1,668	113,657
Tenant security deposits	(10,335)	63,007	82,622

Net cash provided by operating activities	306,399	480,615	136,588

INVESTING ACTIVITIES
Investments in real estate	(237,768)	(5,984,796)	(6,455,692)

FINANCING ACTIVITIES
Advances from Managing Member	59,839	—	57,041
Advances to Managing Member	—	(22,981)	(33,433)
Repayment of Managing Member advances	—	(111,059)	(211,088)
Net proceeds from offering	11,668,875	6,692,090	5,313,958
Deferred offering costs paid to Managing Member	(520,180)	(299,020)	(237,500)
Distributions to unitholders	(947,549)	(353,590)	—

Net cash provided by financing activities	10,260,985	5,905,440	4,888,978

Net increase (decrease) in cash	10,329,616	401,259	(1,430,126)
Cash and cash equivalents—beginning of year	1,464,206	1,062,947	2,493,073

Cash and cash equivalents—end of year	$11,793,822	$1,464,206	$1,062,947

The accompanying notes are an integral part of these financial statements.

11

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

NOTES TO FINANCIAL STATEMENTS

1.     Organization and Business

        Cornerstone Realty Fund, LLC, a California limited liability company (the "Fund") (formerly Cornerstone Multi-Tenant Industrial Business Parks Fund, LLC and Cornerstone Industrial Properties Income and Growth Fund I, LLC), was formed on October 28, 1998. The members of the Fund are Cornerstone Industrial Properties, LLC, a California limited liability company, as the Managing Member ("Managing Member"), Terry G. Roussel, an individual, and other various unitholders as described below. The purpose of the Fund is to acquire, operate and sell multi-tenant industrial properties. The Fund currently is issuing and selling in a public offering equity interests ("units") in the Fund, and is admitting the new unitholders as members of the Fund.

        Each member's liability is limited pursuant to the provisions of the Beverly-Killea Limited Liability Company Act. The term of the Fund shall continue until December 31, 2010, unless terminated sooner pursuant to the operating agreement.

        The operating agreement, as amended and restated, provides, among other things, for the following:

          The Managing Member generally has complete and exclusive discretion in the management and control of the Fund; however, unitholders holding the majority of all outstanding and issued units have certain specified voting rights which include the removal and replacement of the Managing Member.

          Net Cash Flow from Operations, as defined, will be distributed 90% to the unitholders and 10% to the Managing Member until the unitholders have received either an 8% or 12% cumulative, non-compounded annual return on their Invested Capital Contributions, as defined. The 12% return applies to specified early investors for the twelve-month period subsequent to the date of their Invested Capital Contributions and is in lieu of the 8% return during that period.

          Net Sales Proceeds, as defined, will be distributed first, 100% to the unitholders in an amount equal to their Invested Capital Contributions; then, 90% to the unitholders and 10% to the Managing Member until the unitholders have received an amount equal to the unpaid balance of their aggregate cumulative, non-compounded annual return on their Invested Capital Contributions; and thereafter, 50% to the unitholders and 50% to the Managing Member.

          Net Income, as defined, is allocated first, 10% to the Managing Member and 90% to the unitholders until Net Income allocated equals cumulative Net Losses, as defined, previously allocated in such proportions; second, in proportion to and to the extent of Net Cash Flow from Operations and Net Sales Proceeds previously distributed to the members, exclusive of distributions representing a return of Invested Capital Contributions; and then 50% to the Managing Member and 50% to the unitholders.

          Net Loss is allocated first, 50% to the Managing Member and 50% to the unitholders, until Net Loss allocated equals cumulative Net Income previously allocated in such proportions; then remaining Net Loss is allocated 10% to the Managing Member and 90% to the unitholders.

          All allocations and distributions to the unitholders are to be pro rata in proportion to their share of the allocations and distributions.

12

2.     Reclassifications

        In 2003 and 2002, the Managing Member funded distributions to the Fund's unitholders totaling $174,103 and $200,357, respectively. The statements of members' capital and have been adjusted to reflect such payments as in substance capital contributions to the Fund by the Managing Member and distributions to the unitholders. Additionally, amounts for interest income previously reported as revenues have been reclassified as other income and expense.

3.     Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amount of revenue and expenses during the reporting periods. Actual results could differ materially from the estimates in the near term.

Cash and Cash Equivalents

        Cash and cash equivalents consist primarily of interest-bearing investments with original maturities of 90 days or less at the date of purchase. Included in cash and cash equivalents at December 31, 2004 is $135,294 related to tenant security deposits. The Company places its cash with major financial institutions. At times, cash balances may be in excess of amounts insured by Federal agencies. Approximately $11,500,000 in cash balances were in excess of Federal insurance limits as of December 31, 2004.

Investments in Real Estate

        Investments in real estate are stated at cost and include land, buildings and building improvements. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant replacements, betterments and tenant improvements which improve or extend the useful lives of the buildings are capitalized. Depreciation of the buildings and building improvements is computed on a straight-line basis over their estimated useful lives of 39 years. Tenant improvements are depreciated over the related lease term.

        The Fund evaluates the carrying value for investments in real estate in accordance with Financial Accounting Standards Board ("FASB") Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"). FAS 144 requires that when events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable, companies should evaluate the need for an impairment write-down. When an impairment write-down is required, the related assets are adjusted to their estimated fair value.

        In June 2001 the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 and No. 142 require the Fund to record at acquisition an intangible asset or liability for the value attributable to in-place leases. The requirements are applicable to all acquisitions subsequent to July 1, 2001. As of December 31, 2003, the Fund has recorded $167,414 as an intangible asset attributable to the value of the leases in place as of the date of acquisition. The unamoritzied portion of this asset was $48,503 at December 31, 2004.

Office Equipment and Leasing Commissions

        Office equipment is stated at cost and is depreciated on a straight-line basis over the estimated useful lives of the related assets, typically five years. Leasing commissions are stated at cost and

13

amortized on a straight-line basis over the related lease term. Future leasing commission amortization amounts for 2005 and 2006 are $46,055 and $6,924, respectively.

Revenue Recognition

        Rental revenues are recorded on an accrual basis as they are earned over the lives of the respective tenant leases on a straight-line basis. Included in this calculation are contractual rent increases and amounts paid to tenants as tenant improvement allowances. Rental receivables are periodically evaluated for collectibility.

Fair Value of Financial Instruments

        The Fund believes that the recorded values of all financial instruments approximate their current values.

Income Tax Matters

        It is the intent of the Fund and its members that the Fund be treated as a partnership for income tax purposes. As a limited liability company, the Fund is subject to certain minimal taxes and fees; however, income taxes on the income or losses realized by the Fund are generally the obligation of the members.

Concentration of Credit Risk

        The Fund maintains some of its cash in money market accounts which, at times, exceeds federally insured limits. No losses have been experienced related to such amounts.

Impact of New Accounting Pronouncements

        In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), "Share-Based Payment" ("SFAS No. 123(R)"). This statement replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires all stock-based compensation to be recognized as an expense in the financial statements and that such cost be measured according to the fair value of stock options. SFAS 123(R) will be effective for quarterly periods beginning after June 15, 2005. While the Company currently provides the pro forma disclosures required by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure," on a quarterly basis (see "Note 2—Stock-Based Compensation"), it is currently evaluating the impact this statement will have on its consolidated financial statements.

4.     Investments in Real Estate

        On September 27, 2002, the Fund acquired an existing multi-tenant business park known as Normandie Business Center, located in Torrance, California for an investment of $3,901,696. Normandie Business Center consists of two single-story buildings containing a total of 48,711 (unaudited) leasable square feet.

        On December 27, 2002, the Fund acquired an existing multi-tenant business park known as the Sky Harbor Business Park, located in Northbrook, Illinois for an investment of $2,553,996. Sky Harbor Business Park consists of a single-story building containing a total of 41,422 (unaudited) leasable square feet.

        On December 10, 2003, the Fund acquired an existing multi-tenant park known as Arrow Business Center located in Irwindale, California for an investment of $5,910,579. The property consists of three single-story buildings containing a total of 69,592 (unaudited) leasable square feet.

14

        The future minimum lease payments to be received under existing operating leases as of December 31, 2004 are as follows:

Years ending December 31,
2005	$778,640
2006	478,349
2007	237,181
2008	34,546
2009	19,485

$1,548,201

        Industrial space in the properties is generally leased to tenants under lease terms that provide for the tenants to pay increases in operating expenses in excess of specified amounts. The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

5.     Deferred Offering Costs Advanced by Managing Member

        Deferred offering costs incurred by the Managing Member for the years ended December 31, 2004 and 2003 are as follows:

Deferred Offering Costs
Balance, December 31, 2002	$463,614
Costs incurred	430,934
Costs paid	(299,020)

Balance, December 31, 2003	595,528
Costs incurred	368,342
Costs paid	(520,180)

Balance, December 31, 2004	$443,690

        Specific incremental costs in connection with the offering of membership units are incurred by the Managing Member. Reimbursement of such offering costs is limited to 4% of the gross proceeds of the related offerings. Offering costs incurred by the Managing Member in excess of the 4% limitation are deferred, and will be reimbursed from future offering proceeds. Any offering costs incurred by the Managing Member that are not reimbursed by the Fund will be reflected as a capital contribution to the Fund by the Managing Member, with an offsetting expense recognized in the Fund's statement of operations. At December 31, 2004, the Managing Member has incurred $443,690 of unrecovered offering costs.

6.     Related Party Transactions

        In order to fund its initial operating costs, the Fund received, from its Managing Member, cumulative unsecured advances and related interest totaling $476,227, which were fully repaid by December 31, 2003. No such amounts were outstanding at December 31, 2004.

        Through December 31, 2004, the Managing Member made capital contributions to the Fund in the amount of $484,439, which is inclusive of the in substance capital contribution discussed below.

15

        During the years ended December 31, 2003 and 2002, the Managing Member, at its sole discretion, funded $174,103 and $200,357, respectively to the Fund's unitholders related to a 5% annual return on their Invested Capital Contributions, which will not be reimbursed to the Managing Member by the Fund. These amounts totaling $374,460 have been credited to the Managing Member's Capital Account as an in substance capital contributions (Note 2) and charged to the distributions to unitholders. The Fund is not required to make distributions to its members, and accordingly, there is no guarantee that the Managing Member will subsidize such distributions in the future.

        The Managing Member and/or its affiliates are entitled to receive various fees, compensation and reimbursements as specified in the Fund's operating agreement, including commissions of 9% of the first $3,000,000 of gross proceeds from the offering of units and 7% thereafter, marketing fees of 2% of gross proceeds from the offering of units less $60,000, and expense allowances of 1.5% of gross proceeds from the offering of units.    During the years ended December 31, 2004 and 2003, the total fees, compensation and reimbursements were $1,373,278 and $784,927, respectively.

        The Fund is to reimburse the Managing Member for deferred offering costs incurred by its Managing Member in the amount of 4% of the gross proceeds from the offering of units. During the years ended December 31, 2004, 2003 and 2002, the Fund reimbursed $520,180, $299,020 and $237,500, respectively, of these costs to the Managing Member.

        During 2003 and 2002, the Fund paid the Managing Member $8,716 and $6,954, respectively, in property management fees. No property management fees were charged to the Fund in 2004 by the Managing Member.

7.     Quarterly Financial Data (unaudited)

	Three Months Ended
2004
	March 31,	June 30,	September 30,	December 31,
Revenues	$301,503	$338,545	$337,979	$307,153
Net income allocable to unitholders
as reported	78,160	56,627	163,876	N/A
as restated	78,160	55,052	142,211	53,594
Basic and diluted income allocable to unitholders per unit
as reported	2.25	1.40	3.55	N/A
as restated	2.25	1.36	3.08	0.99
Basic and diluted weighted average units outstanding	34,813	40,399	46,143	53,893
	Three Months Ended
2003
	March 31,	June 30,	September 30,	December 31,
Revenues	$224,171	$245,644	$205,004	$212,871
Net income allocable to unitholders	77,365	112,577	68,939	30,215
Basic and diluted income allocable to unitholders per unit	4.04	4.97	2.70	1.02
Basic and diluted weighted average units outstanding	19,135	22,650	25,521	29,717

8.     Subsequent Event

        On January 25, 2005, the Fund purchased an existing multi-tenant industrial park known as Zenith Drive Centre from an independent third party. Zenith Drive Centre is a single-story, three building property built in 1978 of approximately 38,088 (unaudited) square feet of leasable space on approximately 2.54 (unaudited) acres of land. The acquisition price was $5,200,000 plus approximately

16

$44,000 of closing costs which equates to approximately $138 per square foot of leasable space. We purchased this property for all cash, without debt financing. At December 31, 2004, the Fund had placed $250,000 in escrow related to this potential purchase.

        On February 15, 2005 the Managing Member contributed $200,980 of capital to subsidize the quarterly distribution to unitholders paid on that date. The Fund will not repay this contribution to the Managing Member.

        On March 16, 2005, the Fund entered into an agreement to purchase an existing multi-tenant industrial park. The property purchase did not close by the originally scheduled closing date. We have not presented information concerning this property because we have not determined that there is a reasonable probability that we will acquire this property.

17

CORNERSTONE REALTY FUND, LLC
(a California limited liability company)

Schedule III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2004

				Costs Capitalized Subsequent to Acquisition								Life on which Depreciation in Latest Income Statement is Computed
		Initial Cost to Fund				Gross Amount Invested
Description	Encumbrance	Land	Building and Improvements	Improvements	Carry Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction	Date Acquired
Normandie Business Center Torrance, CA	—	$1,783,075	$2,118,621	$79,794	—	$1,783,075	$2,198,415	$3,981,490	$132,718	1988	9/27/2002	39 years
Sky Harbor Business Park Chicago, IL	—	418,855	2,135,141	49,288	—	418,855	2,184,429	2,603,284	120,508	1976	12/27/2002	39 years
Arrow Business Center Irwindale,CA	—	2,337,470	3,405,695	182,903	—	2,337,470	3,588,598	5,926,068	89,471	1987	12/10/2003	39 years

Totals	—	$4,539,400	$7,659,457	$311,985	—	$4,539,400	$7,971,442	$12,510,842	$342,697

	Cost	Accumulated Depreciation
Balance at December 31, 2001	$—	$—
2002 Additions	$6,455,692	$15,868

Balance at December 31, 2002	$6,455,692	$15,868
2003 Additions	$5,817,382	$112,806

Balance at December 31, 2003	$12,273,074	$128,674
2004 Additions	$237,768	$214,023

Balance at December 31, 2004	$12,510,842	$342,697

18

        The report of BDO Seidman, LLP on page F-30 of our prospectus is hereby replaced by the following report.

Report of Independent Auditors

To the Members
Cornerstone Industrial Properties, LLC

        We have audited the accompanying consolidated balance sheets of Cornerstone Industrial Properties, LLC, a California limited liability company, as of August 31, 2004 and December 31, 2003. These consolidated balance sheets are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated balance sheets based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the consolidated financial position of Cornerstone Industrial Properties, LLC as of August 31, 2004 and December 31, 2003, in conformity with accounting principles generally accepted in the United States.

        The Company has limited capitalization at August 31, 2004, and has incurred substantial losses since its inception. To fund its operations, the Company is dependent on its ability to raise capital through the sale of additional securities of the Company and the real estate funds sponsored by the Company. These matters are discussed further at Note 2 to the accompanying consolidated balance sheets.

/s/ BDO SEIDMAN, LLP

Costa Mesa, California
September 17, 2004, except for Note 2
as to which the date is October 14, 2004

19

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

        Previously provided.

Item 32.    Sales to Special Parties.

        Not applicable.

Item 33.    Recent Sales of Unregistered Securities.

        Not applicable.

Item 34.    Indemnification of Directors and Officers.

        Indemnification of the managing member, including its partners, employees, agents, affiliates, subsidiaries and assigns is provided for in Article X of the operating agreement, which Article is incorporated herein by reference. (See "Fiduciary Responsibility of the managing member".)

Item 35.    Treatment of Proceeds from Stock Being Registered.

        Not applicable.

Item 36.    Financial Statements and Exhibits.

(a)
Financial Statements.

        The financial statements required by Regulation S-X are filed as a part of the Registration Statement and are included in the prospectus commencing on page F-1.

(b)
Exhibits:

Item No.	Description	Method of Filing
1.1	Form of Dealer Manager Agreement.	Incorporated by reference to Form S-11 Registration Statement (File No. 333-107750) filed on August 8, 2003, Exhibit 1.1.
1.2	Form of Participating Broker Agreement.	Incorporated by reference to Form S-11 Registration Statement (File No. 333-107750) filed on August 8, 2003, Exhibit 1.2.
3.1	Articles of Organization of the Fund	Incorporated by reference to Form S-11 Registration Statement (File No. 333-76609) filed on April 20, 1999, Exhibit 3.1.
3.2	Operating Agreement	Iincluded in the prospectus as Exhibit "A" and incorporated herein by reference.
3.3	Amendment to Articles of Organization of the Fund filed August 18, 1999	Incorporated by reference to Pre-Effective Amendment No. 1 to Form S-11 Registration Statement (File No. 333-76609) filed on February 4, 2000, Exhibit 3.3.
3.4	Amendment to Articles of Organization of the Fund filed January 26, 2000	Incorporated by reference to Pre-Effective Amendment No. 1 to Form S-11 Registration Statement (File No. 333-76609) filed on February 4, 2000, Exhibit 3.4.
4.1	Form of Subscription Agreement and Power of Attorney whereby a purchaser agrees to purchase units and adopts the provisions of the operating agreement	Included in the prospectus as Exhibit "C".
5.1	Opinion of Counsel with respect to the legality of the securities being registered, including consent to the use of such opinion in the Registration Statement	Incorporated by reference to Form S-11 Registration Statement (File No. 333-107750) filed on August 8, 2003, Exhibit 5.1.
8.1	Opinion of Counsel with respect to Federal income tax matters, including consent to the use of such opinion in the Registration Statement	Included in the prospectus as Exhibit "B".
23.1	Consent of BDO Seidman, LLP	Filed herewith.
23.2	Consent of Ernst & Young LLP	Filed herewith.
23.3	Consent of Preston Gates & Ellis LLP	Included in Exhibit 5.1.

UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect on the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)   That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   To send to each member at least on an annual basis a detailed statement of any transactions with the managing member or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the managing member or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

        (5)   To provide to the unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the fund;

        (6)   To file a sticker supplement pursuant to Rule 424(c) under the Act during the offering period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing unitholders; each sticker supplement will disclose all compensation and fees received by the managing member and its affiliates in connection with any such acquisition, the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period; and

        (7)   To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the unitholders at least once each quarter after the distribution period of the offering has ended.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registration pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on April 22, 2005.

CORNERSTONE REALTY FUND, LLC

By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC Its Managing Member

	By:	CORNERSTONE VENTURES, INC. Its Manager

		By:	/s/ TERRY G. ROUSSEL Terry G. Roussel, President (Principal Executive Officer)

		By:	/s/ GARY W. NIELSON Gary W. Nielson, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed below by the following as of April 22, 2005.

Signature	Title

/s/ TIMOTHY C. COLLINS Timothy C. Collins	Director of Cornerstone Ventures, Inc.
Joseph H. Holland	Director of Cornerstone Ventures, Inc.
William H. McFarland	Director of Cornerstone Ventures, Inc.
Robert C. Peterson	Director of Cornerstone Ventures, Inc.
/s/ ALFRED J. PIZZURRO Alfred J. Pizzurro	Director of Cornerstone Ventures, Inc.
/s/ TERRY G. ROUSSEL Terry G. Roussel	Director of Cornerstone Ventures, Inc.
/s/ ROBERT E. WITT Robert E. Witt	Director of Cornerstone Ventures, Inc.

QuickLinks

PROSPECTUS SUMMARY
ABOUT FORWARD-LOOKING STATEMENTS
RISK FACTORS
WHO MAY INVEST
ESTIMATED USE OF PROCEEDS
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
MANAGEMENT COMPENSATION
FIDUCIARY RESPONSIBILITIES OF THE MANAGING MEMBER
MANAGEMENT
PRIOR PERFORMANCE
CONFLICTS OF INTEREST
INVESTMENT OBJECTIVES AND POLICIES
BUSINESS
SUMMARY OF THE OPERATING AGREEMENT
FEDERAL INCOME TAX CONSIDERATIONS
ERISA CONSIDERATIONS
THE OFFERING
HOW TO SUBSCRIBE
YOUR REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT
SUPPLEMENTAL SALES MATERIAL
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
ADDITIONAL INFORMATION

CORNERSTONE REALTY FUND, LLC (a California limited liability company) CONDENSED BALANCE SHEETS
CORNERSTONE REALTY FUND, LLC (a California limited liability company) CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
CORNERSTONE REALTY FUND, LLC (a California limited liability company) CONDENSED STATEMENT OF MEMBERS' CAPITAL (Unaudited)
CORNERSTONE REALTY FUND, LLC (a California limited liability company) CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
CORNERSTONE REALTY FUND, LLC (a California Limited Liability Company) NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)
CORNERSTONE REALTY FUND, LLC (a California limited liability company) BALANCE SHEETS
CORNERSTONE REALTY FUND, LLC (a California limited liability company) STATEMENTS OF OPERATIONS
CORNERSTONE REALTY FUND, LLC (a California limited liability company) STATEMENTS OF MEMBERS' CAPITAL (DEFICIT)
CORNERSTONE REALTY FUND, LLC (a California limited liability company) STATEMENTS OF CASH FLOWS
CORNERSTONE REALTY FUND, LLC (a California limited liability company) NOTES TO FINANCIAL STATEMENTS
CORNERSTONE REALTY FUND, LLC (a California limited liability company) Schedule III REAL ESTATE AND ACCUMULATED DEPRECIATION December 31, 2003
ARROW BUSINESS CENTER STATEMENT OF REVENUE AND CERTAIN EXPENSES For the Year Ended December 31, 2002
ARROW BUSINESS CENTER NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES DECEMBER 31, 2002
CORNERSTONE REALTY FUND, LLC UNAUDITED PRO FORMA FINANCIAL INFORMATION
CORNERSTONE REALTY FUND, LLC PRO FORMA CONDENSED STATEMENT OF OPERATIONS For the Year Ended December 31, 2002 (Unaudited)
CORNERSTONE REALTY FUND, LLC PRO FORMA CONDENSED STATEMENT OF OPERATIONS For the Year Ended December 31, 2003 (Unaudited)
Report of Independent Auditors
CORNERSTONE INDUSTRIAL PROPERTIES, LLC (a California Limited Liability Company) CONSOLIDATED BALANCE SHEETS
CORNERSTONE INDUSTRIAL PROPERTIES, LLC (a California Limited Liability Company) NOTES TO CONSOLIDATED BALANCE SHEETS
PRIOR PERFORMANCE TABLES
TABLE I EXPERIENCE IN RAISING AND INVESTING FUNDS JANUARY 1, 2001 THROUGH DECEMBER 31, 2003
TABLE II COMPENSATION TO SPONSOR JANUARY 1, 2001 THROUGH DECEMBER 31, 2003
TABLE III WHITE STAR PARTNERS—PHASE I BASIS OF ACCOUNTING—GAAP OPERATING RESULTS OF PRIOR PROGRAMS (unaudited)
TABLE III WHITE STAR PARTNERS—PHASE II BASIS OF ACCOUNTING—GAAP OPERATING RESULTS OF PRIOR PROGRAMS (unaudited)
TABLE IV RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD JANUARY 1, 1999—DECEMBER 31, 2003
TABLE IV RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD JANUARY 1, 1999—DECEMBER 31, 2003 (unaudited)
TABLE IV RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD JANUARY 1, 1999—DECEMBER 31, 2003 (unaudited)
TABLE V SALES OR DISPOSALS OF PROPERTIES JANUARY 1, 2001 THROUGH DECEMBER 31, 2003 (unaudited)
RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD JANUARY 1, 1999 THROUGH DECEMBER 31, 2003
TABLE VI ACQUISITIONS OF PROPERTIES BY PROGRAMS FOR THE PERIOD JANUARY 1, 2001 THROUGH DECEMBER 31, 2003
EXHIBIT "A" CORNERSTONE REALTY FUND, LLC A CALIFORNIA LIMITED LIABILITY COMPANY OPERATING AGREEMENT (AMENDED AND RESTATED)

OPERATING AGREEMENT (AMENDED and RESTATED) FOR CORNERSTONE REALTY FUND, LLC A California Limited Liability Company
EXHIBIT "C" CORNERSTONE REALTY FUND, LLC subscription agreement
SUBSCRIPTION AGREEMENT

CORNERSTONE REALTY FUND, LLC SUPPLEMENT NO. 1 DATED JANUARY 28, 2005 TO THE PROSPECTUS DATED NOVEMBER 1, 2004 OF CORNERSTONE REALTY FUND, LLC
STATUS OF THE OFFERING
REAL PROPERTY INVESTMENTS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
CORNERSTONE REALTY FUND, LLC SUPPLEMENT NO. 2 DATED FEBRUARY 11, 2005 TO THE PROSPECTUS DATED NOVEMBER 1, 2004 OF CORNERSTONE REALTY FUND, LLC

Report of Independent Registered Public Accounting Firm
ZENITH DRIVE CENTER STATEMENTS OF REVENUE AND CERTAIN EXPENSES
ZENITH DRIVE CENTER NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES
CORNERSTONE REALTY FUND, LLC UNAUDITED PRO FORMA FINANCIAL INFORMATION
CORNERSTONE REALTY FUND, LLC (a California limited liability company) UNAUDITED PROFORMA CONDENSED BALANCE SHEET
CORNERSTONE REALTY FUND, LLC UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS For the Year Ended December 31, 2003 (Unaudited)
CORNERSTONE REALTY FUND, LLC UNADITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS For the Nine Months Ended September 30, 2004 (Unaudited)
CORNERSTONE REALTY FUND, LLC SUPPLEMENT NO. 3 DATED APRIL 22, 2005 TO THE PROSPECTUS DATED NOVEMBER 1, 2004 OF CORNERSTONE REALTY FUND, LLC
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Report of Independent Registered Public Accounting Firm
Report of Independent Registered Public Accounting Firm
CORNERSTONE REALTY FUND, LLC (a California limited liability company) BALANCE SHEETS
CORNERSTONE REALTY FUND, LLC (a California limited liability company) STATEMENTS OF OPERATIONS
CORNERSTONE REALTY FUND, LLC (a California limited liability company) STATEMENTS OF MEMBERS' CAPITAL
CORNERSTONE REALTY FUND, LLC (a California limited liability company) STATEMENTS OF CASH FLOWS
CORNERSTONE REALTY FUND, LLC (a California limited liability company) NOTES TO FINANCIAL STATEMENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 31. Other Expenses of Issuance and Distribution.
  Item 32. Sales to Special Parties.
  Item 33. Recent Sales of Unregistered Securities.
  Item 34. Indemnification of Directors and Officers.
  Item 35. Treatment of Proceeds from Stock Being Registered.
  Item 36. Financial Statements and Exhibits.
UNDERTAKINGS
SIGNATURES